As filed with the Securities and Exchange Commission on January 30, 2008
                                                     Registration No. 333-[___].

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)

      North Carolina                  6022                      56-2028446
     (State or other                (Primary                 (I.R.S. Employer
     jurisdiction of                Standard                  Identification
     incorporation or              Industrial                     Number)
      organization)              Classification
                                  Code Number)

                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                                 (919) 963-2177

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Ayden R. Lee, Jr.
                 Chairman, President and Chief Executive Officer
                             Four Oaks Fincorp, Inc.
                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                                 (919) 963-2177

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

    Margaret N. Rosenfeld, Esq.                    E. Knox Proctor V, Esq.
 Smith, Anderson, Blount, Dorsett,                   Ward and Smith, P.A.
    Mitchell & Jernigan, L.L.P.                       1001 College Court
    2500 Wachovia Capitol Center                New Bern, North Carolina 28562
   Raleigh, North Carolina 27601                        (252) 672-5427
           (919) 821-1220

      Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

                                                Proposed       Proposed
                                                 maximum         maximum
                                   Amount     offering price    aggregate     Amount of
    Title of each class of         to be      per share or      offering     registration
 securities to be registered   registered(1)       unit          price(2)       fee(3)
Common stock, $1.00 par value
           per share              708,461          N/A        $4,715,966.02    $185.34

(1) Represents the estimated maximum number of shares of common stock issuable by Four Oaks Fincorp, Inc. upon the consummation of the merger of LongLeaf Community Bank with and into Four Oaks Bank & Trust Company, a wholly-owned subsidiary of Four Oaks Fincorp, Inc., which has been determined in accordance with the terms of the merger agreement governing the transaction. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(f) under the Securities Act, based upon the book value of the common stock of LongLeaf Community Bank on January 22, 2008 and the estimated maximum number of shares of LongLeaf Community Bank common stock to be cancelled in the merger (876,811 shares) less the estimated minimum amount of cash to be paid by Four Oaks Fincorp, Inc. to LongLeaf Community Bank shareholders in connection with the merger ($3,894,318).
(3) Calculated by multiplying (i) the proposed maximum aggregate offering price of $4,715,966.02 by (ii) 0.0000393.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     Subject to completion January 30, 2008

        FOUR OAKS FINCORP, INC.                  LONGLEAF COMMUNITY BANK
       PROSPECTUS - COMMON STOCK         PROXY STATEMENT FOR SPECIAL MEETING OF
                                                      SHAREHOLDERS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

      The boards of directors of Four Oaks Fincorp, Inc., or Four Oaks, and LongLeaf Community Bank, or LongLeaf, have approved Four Oaks' acquisition of LongLeaf in a merger transaction in which LongLeaf will merge with and into Four Oaks Bank & Trust Company, a wholly-owned subsidiary of Four Oaks, or the Bank, with the Bank being the surviving corporation. In the merger, each LongLeaf shareholder may elect to receive one of the following forms of consideration for his or her LongLeaf common stock, subject to the allocation procedures described in this proxy statement/prospectus:

       o $16.50 in cash per share of LongLeaf common stock;
       o Four Oaks common stock based on a formula in which 1.0 share of Four Oaks common stock is multiplied by an exchange ratio (such exchange ratio equal to $16.50 divided by the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTC Bulletin Board, or the OTCBB, during the 20 consecutive trading days ending three business days prior to the closing date of the merger) to determine the number of shares to be received in exchange for each share of LongLeaf common stock; or
      o A combination of both.

      Elections will be limited by the requirement that between 50% and 70% of the total merger consideration be in the form of Four Oaks common stock. Therefore, the allocation of cash and Four Oaks common stock that LongLeaf shareholders will receive depends on the elections of other LongLeaf shareholders. Since the market price of Four Oaks common stock probably will fluctuate between the date of this proxy statement/prospectus and the date that the merger is completed, we cannot predict the number of shares of Four Oaks common stock that a LongLeaf shareholder would receive upon election of the all stock or mixed consideration alternatives.

      Shares of Four Oaks common stock currently trade on the OTCBB under the symbol "FOFN." As of January 22, 2008, the last reported sale price of Four Oaks common stock as reported on the OTCBB was $16.00 per share. Shares of LongLeaf are not listed, traded or quoted on any securities exchange, the OTCBB or the Pink Sheets and have no established trading market. Trades of LongLeaf's common stock occur through privately negotiated transactions between buyers and sellers. The last known sale price for a share of LongLeaf common stock of which management is aware was $15.50 on January 16, 2008.

      Before this transaction can be completed, the shareholders of LongLeaf must vote to approve it. LongLeaf will hold a special meeting of its shareholders on [ ], 2008 to consider and vote on this merger proposal and other matters. Your vote is important. You have "dissenters' rights."

      This document contains important information about the merger, the procedures for electing to receive cash, stock or a combination of both and other matters. You should review this entire document and the documents incorporated by reference carefully.

      The board of directors of LongLeaf recommends that you vote "FOR" approval of the merger.

      THE MERGER OF FOUR OAKS AND LONGLEAF INVOLVES SOME RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 9.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OF FOUR OAKS TO BE ISSUED TO HOLDERS OF LONGLEAF COMMON STOCK IN THE MERGER WILL REPRESENT EQUITY INTERESTS IN FOUR OAKS. THE SHARES ARE NOT BANK DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENTAL AGENCY OR PENSION, AND WILL BE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

         The date of this proxy statement/prospectus is [ ], 2008 and it is first being mailed to LongLeaf shareholders on or about [ ], 2008.

      This proxy statement/prospectus incorporates important business and financial information about Four Oaks that is not included in or delivered with this document. You should refer to "Additional Information" on page 104 for a description of the documents incorporated by reference in this proxy statement/prospectus. You can obtain documents related to Four Oaks that are incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov. You may also obtain copies of these documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates, without charge by requesting them in writing or by telephone from Four Oaks at the following address:

                                  Nancy S. Wise
                             Chief Financial Officer
                             Four Oaks Fincorp, Inc.
                               6114 U.S. 301 South
                         Four Oaks, North Carolina 27524
                            Telephone: (919) 963-2177

 TO OBTAIN TIMELY DELIVERY OF FOUR OAKS DOCUMENTS, YOU MUST MAKE YOUR REQUEST BY
[                      ], 2008.

      A copy of LongLeaf's 2006 Annual Report on Form 10-KSB, as filed with the FDIC, and/or a copy of LongLeaf's 2006 Annual Disclosure Statement required by the FDIC's regulations will be sent without charge to any LongLeaf shareholder upon his or her written request. Requests should be sent to the following address:

                                 John W. Bullard
                      President and Chief Executive Officer
                             LongLeaf Community Bank
                              Post Office Box 1208
                        Rockingham, North Carolina 28380

      You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus to vote at the LongLeaf special meeting of shareholders. Four Oaks and LongLeaf have not authorized anyone to give you different information. You should not assume that the information in this proxy statement/prospectus, or in any documents delivered with this proxy statement/prospectus, or any supplement, is accurate as of any date other than the date on the front of such documents, and neither the mailing of the proxy statement/prospectus to you nor the issuance of shares of Four Oaks common stock in connection with the merger shall create any implication to the contrary.

                             LONGLEAF COMMUNITY BANK
            1401 Fayetteville Road, Rockingham, North Carolina 28379

        NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2008

      LongLeaf Community Bank, or LongLeaf, will hold a special meeting of shareholders in the Community Room at the main office of LongLeaf located at 1401 Fayetteville Road, Rockingham, North Carolina 28379, at [ ]:00 [ ].m. local time on [ ], 2008 to consider and vote on the following proposals:

      1. To approve the merger agreement, dated as of December 10, 2007, by and among Four Oaks Fincorp, Inc., or Four Oaks, Four Oaks Bank & Trust Company, a wholly-owned subsidiary of Four Oaks, or the Bank, and LongLeaf (a copy of which is attached as Appendix A to the proxy statement/prospectus accompanying this notice), and the transactions contemplated by the merger agreement, pursuant to which Four Oaks will acquire LongLeaf through the merger of LongLeaf into the Bank, with the Bank being the surviving corporation. In the merger, each LongLeaf shareholder may elect to receive one of the following forms of consideration for his or her LongLeaf common stock, subject to the allocation procedures described in the accompanying proxy statement/prospectus:

      o  $16.50 in cash per share of LongLeaf common stock;

      o Four Oaks common stock based on a formula in which 1.0 share of Four Oaks common stock is multiplied by an exchange ratio (such exchange ratio equal to $16.50 divided by the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTC Bulletin Board during the 20 consecutive trading days ending three business days prior to the closing date of the merger) to determine the number of shares to be received in exchange for each share of LongLeaf common stock; or

      o A combination of both.

      2. To authorize LongLeaf's management to adjourn the special meeting one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement.

      3. To consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting.

      The merger is more fully described in the accompanying proxy statement/prospectus.

      At the special meeting, you may cast one vote for each share of LongLeaf common stock you held on [ ], 2008, which is to be the record date of the meeting. The approval of the merger by two-thirds of the shares of LongLeaf common stock outstanding on [ ], 2008 is a condition to the consummation of the merger.

      Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted in favor of the merger agreement and the transactions contemplated by the merger agreement and for adjournment of the special meeting, if necessary, to allow additional time for LongLeaf to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. By signing the proxy, you also authorize the proxy holders to vote in accordance with their best judgment and in their discretion on other business as may be properly presented for action at the meeting.

      Your vote is very important. The board of directors of LongLeaf has approved the merger and strongly encourages you to vote in favor of the merger agreement and the transactions contemplated by the merger agreement and for adjournment of the special meeting, if necessary, to allow additional time for LongLeaf to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. Please do not send any stock certificates until you receive separate instructions from us.

    LongLeaf shareholders will have the right to dissent and demand full payment of the fair value, as determined under statutory procedures, of their shares. Your right to dissent is conditioned on your strict compliance with Article 13 of the North Carolina Business Corporation Act. The full text of Article 13 is attached as Appendix B to the accompanying proxy statement/prospectus and a summary of the provisions can be found under the caption "Rights of Dissenting LongLeaf Shareholders."


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John W. Bullard
                                          President and Chief Executive Officer
                                          Rockingham, North Carolina, [ ], 2008

                                TABLE OF CONTENTS

SUMMARY                                                                                                   1
RISK FACTORS                                                                                              9
FORWARD-LOOKING STATEMENTS                                                                               16
SELECTED FINANCIAL DATA                                                                                  17
COMPARATIVE MARKET PRICES AND DIVIDENDS                                                                  26
SHAREHOLDER MEETING                                                                                      29
  Date, Place, Time and Purpose                                                                          29
  Record Date, Voting Rights, Required Vote and Revocability of Proxies                                  29
  Solicitation Expenses                                                                                  31
  Dissenters' Rights                                                                                     31
  Recommendation by LongLeaf's Board of Directors                                                        32
THE MERGER--PROPOSAL FOR SHAREHOLDERS OF LONGLEAF                                                        32
  General                                                                                                32
  Merger Consideration; Cash, Stock or Mixed Election                                                    32
  Treatment of Stock Options                                                                             36
  Election Procedures; Surrender and Exchange of Stock Certificates                                      37
  Background of and Reasons for the Merger                                                               38
  Opinion of LongLeaf's Financial Advisor                                                                42
  Opinion of Four Oaks' Financial Advisor                                                                50
  Management and Operations After the Merger                                                             55
  Interests of Certain Persons in the Merger                                                             56
  Material U.S. Federal Income Tax Consequences                                                          60
  Accounting Treatment                                                                                   61
  Resales of Four Oaks Common Stock                                                                      61
THE MERGER AGREEMENT                                                                                     61
  Structure of the Merger                                                                                61
  Effective Time of the Merger                                                                           62
  Conditions to Closing the Merger                                                                       62
  Representations and Warranties                                                                         63
  Regulatory Approval                                                                                    64
  Waiver and Amendment; Termination                                                                      64
  Non-Solicitation                                                                                       66
  LongLeaf Covenants                                                                                     67
  Expenses and Fees                                                                                      69
RIGHTS OF DISSENTING LONGLEAF SHAREHOLDERS                                                               69
DESCRIPTION OF FOUR OAKS STOCK AND COMPARISON OF THE RIGHTS OF SHAREHOLDERS                              71
ADJOURNMENT OF SPECIAL MEETING--PROPOSAL FOR SHAREHOLDERS OF LONGLEAF                                    75
ABOUT FOUR OAKS                                                                                          76
ABOUT LONGLEAF                                                                                           78
LONGLEAF'S Management's Discussion and Analysis OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS         92
OTHER MATTERS                                                                                           102
FUTURE SHAREHOLDER PROPOSALS                                                                            102
EXPERTS                                                                                                 104
LEGAL MATTERS                                                                                           104
ADDITIONAL INFORMATION                                                                                  104
FINANCIAL STATEMENTS OF LONGLEAF COMMUNITY BANK                                                         F-1
RESTATED CONSOLIDATED FINANCIAL STATEMENTS OF FOUR OAKS FINCORP, INC.                                  F-30


APPENDIX A - MERGER AGREEMENT
APPENDIX B - ARTICLE 13 OF THE NORTH CAROLINA BUSINESS CORPORATION ACT APPENDIX C - OPINION OF HOWE BARNES HOEFER & ARNETT, INC.
APPENDIX D - OPINION OF EQUITY RESEARCH SERVICES, INC.

                                     SUMMARY

      This summary highlights selected information in this proxy statement/prospectus and may not contain all the information that is important to you. To understand the proposed merger fully and for a more complete description of the legal terms of the proposed merger, you should carefully read this entire document, the documents delivered with it and the documents to which we have referred you in "Additional Information" on page 104. The merger agreement is attached as Appendix A to this proxy statement/prospectus. For your reference, we have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary. In this proxy statement/prospectus, the term "Four Oaks" refers to Four Oaks Fincorp, Inc., the term "the Bank" refers to Four Oaks Bank & Trust Company and the term "LongLeaf" refers to LongLeaf Community Bank. Unless otherwise noted, the terms "we," "us" and "our" refer to LongLeaf.


                              PARTIES TO THE MERGER

Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, its wholly-owned subsidiary (page 76)
6114 U.S. 301 South
Four Oaks, North Carolina 27524
Telephone: (919) 963-2177

      Four Oaks is a financial holding company incorporated under the laws of the State of North Carolina on February 5, 1997. Its primary function is to serve as the holding company for its wholly-owned subsidiary, the Bank, which was incorporated in North Carolina in 1912. Four Oaks also has an interest in Four Oaks Statutory Trust I, a wholly-owned Delaware statutory business trust, or the Trust, formed for the sole purpose of issuing trust preferred securities. The Bank is a community-focused bank engaging in the general commercial banking business in Johnston, Wake, Sampson, Lee, Duplin and Harnett counties of North Carolina. The Bank provides a full range of banking and financial services. Four Oaks maintains a website at www.fouroaksbank.com.

      As of September 30, 2007, Four Oaks had consolidated assets of $683.1 million, consolidated net loans of $500.8 million, consolidated investment securities of $127.5 million, consolidated deposits of $514.3 million and consolidated shareholders' equity of $53.8 million.

      Shares of Four Oaks common stock currently trade on the OTC Bulletin Board, or OTCBB, under the symbol "FOFN." As of December 7, 2007 (the last trading day before the merger was publicly announced) and January 22, 2008, the last reported sale prices per share of Four Oaks common stock as reported on the OTCBB were $16.45 and $16.00, respectively.

LongLeaf Community Bank (page 78)
1401 Fayetteville Road
Rockingham, North Carolina 28379
Telephone: (910) 895-1208

      LongLeaf is a North Carolina-chartered bank that began banking operations on August 4, 2003. LongLeaf's headquarters and main banking office is located in Rockingham, North Carolina, and it engages in a general, community-oriented commercial and consumer banking business. During 2006, LongLeaf opened a second full-service banking office located in Southern Pines, North Carolina. LongLeaf's deposits are insured by the Federal Deposit Insurance Corporation, or the FDIC, to the maximum amount permitted by law. Its Internet website address is www.LongLeafbank.com.

      As of September 30, 2007, LongLeaf had assets of $57.6 million, net loans of $42.8 million, investment securities of $4.9 million, deposits of $46.9 million and shareholders' equity of $8.0 million.

      Shares of LongLeaf are not listed, traded or quoted on any securities exchange, the OTCBB or the Pink Sheets and have no established trading market. Trades of LongLeaf's common stock occur through privately negotiated transactions between buyers and sellers. As of December 7, 2007 (the last trading day before the merger was publicly announced) and January 22, 2008, the last known sale prices per share of LongLeaf common stock of which management is aware were $15.50 and $15.50, respectively.

                                   THE MERGER

Reasons for the Merger (page 40)

     The boards of directors of Four Oaks, the Bank and LongLeaf believe that, among other things, the merger will provide the resulting company with expanded opportunities for profitable growth. In addition, the boards believe that by combining resources, the resulting company will have an improved ability to compete in the changing and competitive financial services industry.

Overview of the Merger (page 32)

      Four Oaks and LongLeaf have agreed to combine their businesses under the terms of a merger agreement between Four Oaks, the Bank and LongLeaf that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to and incorporated by reference in this proxy statement/prospectus as Appendix A. Pursuant to the merger agreement, upon completion of the merger, LongLeaf will merge into the Bank, with the Bank being the surviving corporation.

What LongLeaf Shareholders Will Receive in the Merger (page 32)

      At the effective time of the merger, each outstanding share of LongLeaf common stock will automatically be converted into the right to receive either
(i) $16.50 in cash, (ii) 1.0 share of Four Oaks common stock multiplied by the "exchange ratio" or (iii) 0.60 shares of Four Oaks common stock multiplied by the exchange ratio plus an amount equal to $6.60 in cash, all on and subject to the terms and conditions contained in the merger agreement. Although you will be able to elect to receive either cash, Four Oaks common stock or the combination of cash and Four Oaks common stock described above in exchange for your shares of LongLeaf common stock, elections will be limited by the requirement that between 50% and 70% of the total merger consideration be in the form of Four Oaks common stock. As a result, the form and mix of consideration you receive will depend in part on the elections of other LongLeaf shareholders.

      Fractional shares will not be issued. The number of shares of Four Oaks common stock that a LongLeaf shareholder is entitled to receive will be rounded to the nearest whole share with fractions of 0.5 or more rounded up to the nearest whole share and fractions of less than 0.5 eliminated.

      As described above, the value of the consideration LongLeaf shareholders may elect to receive in exchange for their shares of LongLeaf common stock is dependent on the "exchange ratio," which is an amount equal to $16.50 divided by the "average closing price" of Four Oaks common stock, rounded to the seventh decimal place. The "average closing price" is the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to the closing date of the merger, subject to certain limitations described below. As a result, the number of shares of Four Oaks common stock that a LongLeaf shareholder may receive upon election may fluctuate depending on the average closing price of Four Oaks common stock. For example, on [ ], 2008, Four Oaks common stock closed at $[ ] per share. If $[ ] were the average closing price, then the exchange ratio would be [ ] and, as a result, LongLeaf shareholders who elect to receive all stock would receive [ ] shares of Four Oaks common stock for each share of LongLeaf common stock they hold, and LongLeaf shareholders who elect to receive a combination of cash and stock would receive $6.60 in cash and [ ] shares of Four Oaks common stock for each share of LongLeaf common stock they hold. The market price of Four Oaks common stock, which is used to calculate the average closing price, may fluctuate between [ ], 2008 and the date that the merger is completed. As a result, we cannot predict the number of shares of Four Oaks common stock that a LongLeaf shareholder would receive for one share of LongLeaf common stock upon election of the all stock or mixed consideration alternatives. Further, the market price of Four Oaks common stock may fluctuate between the date that the merger is completed and the date when LongLeaf shareholders actually receive their shares of Four Oaks common stock. Such fluctuation would change the value of the shares of Four Oaks common stock that LongLeaf shareholders ultimately receive in the merger. The cash received by LongLeaf shareholders in the merger will not be affected by the average closing price of Four Oaks common stock. LongLeaf shareholders should read the section entitled "The Merger--Proposal for Shareholders of LongLeaf--Merger Consideration; Cash, Stock or Mixed Election," which shows additional examples of the consideration a LongLeaf shareholder could receive in the merger.

      In addition, the average closing price is limited to a maximum of $19.3397452 and to a minimum of $14.2945943, representing values 15% above and below the average closing price as calculated on the date the merger agreement was executed. In other words, if the average closing price is greater than $19.3397452, the average closing price will be deemed to be $19.3397452 for purposes of determining the exchange ratio. If the average closing price falls below $14.2945943, the average closing price will be $14.2945943 for purposes of determining the exchange ratio.

      If, (i) on the date ten days prior to the anticipated closing date of the merger, the volume weighted average of the daily closing sales price per share of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to such date (referred to in this proxy statement/prospectus as the determination date average closing price) is less than $12.6128773 and (ii) Four Oaks and the Bank do not agree to adjust the exchange ratio to $14.5588235 divided by the determination date average closing price, then LongLeaf will have a right to terminate the Agreement. Please see "The Merger Agreement--Waiver and Amendment; Termination--Termination" for more information about LongLeaf's right to terminate the transaction in these circumstances.

      Please see pages 32-38 of this proxy statement/prospectus for a full description of the all cash, all stock and mixed consideration options and shareholder election procedures.

Effect of the Merger on LongLeaf Stock Options (page 36)

      In connection with the merger, Four Oaks has agreed to assume all outstanding and unexercised options to purchase LongLeaf common stock. As of the effective time of the merger, each assumed option will become fully vested and exercisable solely for the number of shares of Four Oaks common stock equal to the number of shares of LongLeaf common stock subject to the option immediately prior to the merger (whether or not vested) multiplied by the exchange ratio (rounded down to the nearest whole share). The assumed options will have the same expiration provisions as the original LongLeaf options, except under certain circumstances described in "The Merger--Proposal for Shareholders of LongLeaf--Treatment of Stock Options." The exercise price per share for each assumed LongLeaf option will be equal to the exercise price per share of the original LongLeaf option divided by the exchange ratio (rounded up to the nearest whole cent).

How LongLeaf Shareholders Can Elect Stock, Cash or Both (page 37)

      Holders of shares of LongLeaf common stock may indicate a preference to receive Four Oaks common stock, cash or a mixed consideration in the merger by completing the election form sent to them upon completion of the merger. The election form will provide that a LongLeaf shareholder will receive the mixed consideration of stock and cash unless the shareholder elects to receive all stock or all cash. If a shareholder does not make his or her election within a time period specified on the election form (which in any event will not be less than 20 business days after the form is mailed to LongLeaf shareholders), Four Oaks will allocate to such shareholder the mixed consideration of stock and cash. Because elections will be limited by the requirement that between 50% and 70% of the total merger consideration be in the form of stock, the amount of Four Oaks common stock and cash to be received as consideration will depend in part on the elections of LongLeaf shareholders and may be subject to allocation among LongLeaf shareholders. See "The Merger--Proposal for Shareholders of LongLeaf--Merger Consideration; Cash, Stock or Mixed Election" on page 32.

      Neither LongLeaf's board of directors nor its financial advisor makes any recommendation as to whether you should choose all cash, all Four Oaks common stock or the mixed consideration. Each holder of LongLeaf common stock at the time of the completion of the merger should consult with his or her own financial advisors and must make his or her own decision.

Exchange of Stock Certificates for Consideration (page 37)

      As soon as reasonably practicable after the merger is completed, LongLeaf shareholders will receive transmittal materials from Four Oaks' exchange agent with instructions on how to surrender their LongLeaf stock certificates in exchange for the merger consideration. LongLeaf shareholders should carefully review and complete the transmittal materials and return them as instructed, together with their stock certificates for LongLeaf common stock. LongLeaf shareholders should not send their stock certificates to LongLeaf, Four Oaks or Four Oaks' exchange agent until they receive these written instructions. Shares of LongLeaf common stock held in book-entry form or in a brokerage account will be exchanged for the merger consideration without the submission of any LongLeaf stock certificate.

Opinion of LongLeaf's Financial Advisor (page 42)

      In connection with the merger, the board of directors of LongLeaf considered the opinion of its financial advisor, Howe Barnes Hoefer & Arnett, Inc., or Howe Barnes. Howe Barnes rendered a written opinion to the board of directors of LongLeaf that, as of December 7, 2007, and based upon and subject to the factors and assumptions set forth in the opinion, the aggregate merger consideration to be paid by Four Oaks and the Bank was fair from a financial point of view to the holders of shares of LongLeaf common stock. Howe Barnes also issued an updated opinion letter as of [ ], 2008. The opinion dated as of December 7, 2007 is attached as Appendix C to this proxy statement/prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Howe Barnes in providing its opinion. Please read this opinion carefully and in its entirety.

      This opinion is directed to the board of directors of LongLeaf and does not constitute a recommendation to any LongLeaf shareholder as to how that shareholder should vote on, or take any other action with respect to, the merger.

Opinion of Four Oaks' Financial Advisor (page 50)

      In connection with the merger, the board of directors of Four Oaks considered the opinion of its financial advisor, Equity Research Services, Inc., or ERS. ERS rendered a written opinion to the board of directors of Four Oaks that, as of December 7, 2007, and based upon and subject to the factors and assumptions set forth in the opinion, the aggregate merger consideration to be paid by Four Oaks was fair from a financial point of view to the shareholders of Four Oaks. ERS also issued an updated opinion letter as of [ ], 2008. The opinion dated as of December 7, 2007 is attached as Appendix D to this proxy statement/prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by ERS in providing its opinion. Please read this opinion carefully and in its entirety.

      This opinion is directed to the board of directors of Four Oaks and does not constitute a recommendation to any LongLeaf shareholder as to how that shareholder should vote on, or take any other action with respect to, the merger.

Material U.S. Federal Income Tax Consequences (page 60)

      It is anticipated that the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and that, for federal income tax purposes, LongLeaf shareholders who exchange their shares solely for Four Oaks common stock generally will not recognize gain or loss upon the exchange. LongLeaf shareholders who exchange their shares for Four Oaks common stock and cash will recognize gain upon the receipt of any cash paid as part of the merger consideration. LongLeaf shareholders who exchange their shares solely for cash will recognize gain or loss on the exchange. The actual federal income tax consequences to a LongLeaf shareholder who elects to receive cash, Four Oaks common stock or a combination of cash and stock will not be ascertainable at the time he or she makes the election because it will not be known at that time if, or to what extent, the allocation procedures will apply. See "The Merger--Proposal for Shareholders of LongLeaf--Material U.S. Federal Income Tax Consequences."

      Because certain tax consequences of the merger may vary depending on the particular circumstances of each shareholder, whether the shareholder receives cash or stock, and other factors, each shareholder of LongLeaf should consult his or her own tax advisor to determine the tax consequences of the merger under federal, state, local and foreign tax laws.

Accounting Treatment (page 61)

      The merger will be accounted for by Four Oaks as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Four Oaks will record, at fair value, the acquired assets and assumed liabilities of LongLeaf. The amount by which the purchase price paid by Four Oaks exceeds the fair value of the net tangible and identifiable intangible assets acquired by Four Oaks through the merger will be recorded as goodwill.

Share Ownership of Management and Certain Shareholders (page 56)

      On the record date for the LongLeaf special meeting, LongLeaf directors and executive officers, their immediate family members and entities they controlled or owned shared voting power over [ ] shares of LongLeaf common stock, or approximately [ ]% of the outstanding shares of LongLeaf common stock, which constitutes approximately [ ]% of the vote required to approve the merger.

      LongLeaf's directors and two of its executive officers, and LongLeaf shareholders Rich Scot Investments, LLC and J. Neal Cadieu, have agreed to vote their shares of LongLeaf common stock in favor of the merger agreement at the LongLeaf special meeting. On the record date for the special meeting, the shares held by these shareholders represented [ ]% of the outstanding shares of LongLeaf common stock, which constitutes approximately [ ]% of the vote required to approve the merger. See "The Merger--Proposal for Shareholders of LongLeaf--Interests of Certain Persons in the Merger."

Interests of Certain Persons in the Merger (page 56)

      In considering the LongLeaf board's recommendation to vote for the merger, shareholders should be aware that some directors and executive officers of LongLeaf have interests in the merger that may be different from, or in addition to, those of LongLeaf shareholders generally. These interests generally include, among other things, the potential for such persons to occupy positions as officers or directors of Four Oaks or the Bank or as a member of the Bank's advisory board after the merger, potential benefits under employment or severance arrangements as a result of the merger, and the right of past and present officers and directors of LongLeaf to continued insurance coverage provided by Four Oaks after the merger.

                    LONGLEAF SPECIAL MEETING OF SHAREHOLDERS

Date, Time, Place and Quorum (page 29)

      The special meeting of LongLeaf shareholders will be held in the Community Room at the main office of LongLeaf located at 1401 Fayetteville Road, Rockingham, North Carolina 28379 at [ ]:00 [ ].m., local time, on [ ], 2008.

      LongLeaf shareholders will be asked to: (i) approve the merger agreement and the transactions contemplated by the merger agreement (see "The Merger--Proposal for Shareholders of LongLeaf"); (ii) authorize LongLeaf's management to adjourn the meeting one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement (see "Adjournment of Special Meeting--Proposal for Shareholders of LongLeaf"); and (iii) consider and vote upon any other matters properly presented for action at the special meeting or any adjournment or postponement of the special meeting. LongLeaf's board of directors is not aware of any other business to be considered at the special meeting.

      A quorum of LongLeaf shareholders must be present at the special meeting in order to conduct business. A quorum is established when the holders of a majority of the shares of common stock entitled to vote on a matter is represented at the meeting, either in person or by proxy.

Required Shareholder Vote (page 31)

      The approval of the merger agreement and the transactions contemplated by the merger agreement will require the affirmative vote of the holders of two-thirds of the outstanding shares of LongLeaf common stock. The special meeting may be adjourned to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement if the votes cast at the special meeting, in person or by proxy, favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exists.

Voting Rights (page 29)

      If you are a LongLeaf shareholder as of the close of business on [ ], 2008, the record date for the special meeting, you are entitled to vote at the special meeting of shareholders. On such record date, [ ] shares of LongLeaf common stock were outstanding. If you are a LongLeaf shareholder, you will be entitled to one vote for each share of LongLeaf common stock owned as of the record date. You may vote either by attending the meeting and voting your shares or by completing the enclosed proxy card and mailing it to LongLeaf in the enclosed envelope.

Dissenters' Rights (page 69)

      North Carolina law permits LongLeaf shareholders to dissent from the approval of the merger proposal and to have the fair value, as determined under statutory procedures, of their shares of LongLeaf common stock paid to them in cash instead of accepting the consideration offered in the merger. To do this, LongLeaf shareholders must follow specific procedures, including filing a written notice with LongLeaf prior to the shareholder vote on the merger proposal. If you follow the required procedures, your only right will be to receive the fair value of your common stock in cash. These procedures are described in detail under the caption "Rights of Dissenting LongLeaf Shareholders" and copies of the applicable North Carolina statutes are attached to this proxy statement/prospectus as Appendix B. LongLeaf shareholders who intend to exercise dissenters' rights should read the appropriate statutes carefully and consult with their own legal counsel. LongLeaf shareholders also should remember that if they return signed proxy cards but fail to provide instructions as to how their shares of LongLeaf common stock are to be voted, they will be considered to have voted for the merger proposal and will not be able to assert dissenters' rights. Also, LongLeaf shareholders who exercise dissenters' rights may have taxable income as a result, so shareholders who intend to dissent also should consult with their own tax advisors. (See "Rights of Dissenting LongLeaf Shareholders" and "The Merger--Proposal for Shareholders of LongLeaf--Material U.S. Federal Income Tax Consequences.")

Recommendation to Shareholders (page 32)

      The board of directors of LongLeaf has approved the merger agreement and the transactions contemplated by the merger agreement. The LongLeaf board believes that the proposed merger is fair to LongLeaf shareholders and is in their best interests. The board recommends that shareholders vote "FOR" approval of the merger agreement and the transactions contemplated by the merger agreement. In addition, the board of directors recommends that shareholders vote "FOR" authorization to adjourn the special meeting one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement.

                              THE MERGER AGREEMENT

Effective Time (page 62)

      The merger will become effective on the date and at the time of the filing of articles of merger with the Secretary of State of the State of North Carolina. The merger agreement requires LongLeaf and Four Oaks to use their reasonable best efforts to cause the effective time to occur within 30 days following the satisfaction or waiver of all closing conditions. LongLeaf and Four Oaks anticipate that the merger will become effective in the first or second quarter of 2008. LongLeaf and Four Oaks cannot make any assurances whether or when the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the merger will be satisfied.

Regulatory Approval and Other Conditions (pages 62-64)

      Before the merger may be completed, notice to and approval from the Board of Governors of the Federal Reserve System and the North Carolina Banking Commission are required. Four Oaks and LongLeaf have filed an application and notification with the Federal Reserve System and the North Carolina Banking Commission for approval of the merger. We expect to obtain this and all other required approvals, but make no assurances that such regulatory approvals will be obtained or as to the timing of receiving such approvals.

      In addition to the required regulatory approvals, the merger can be completed only if certain other conditions are met or waived, including without limitation the following:

     o approval of the merger agreement and the transactions contemplated by the merger agreement by LongLeaf shareholders;

     o receipt of satisfactory accountants' opinions that the merger will qualify as a tax-free reorganization;

     o material compliance by the parties with the covenants in the merger agreement; and

     o the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, covering the shares of Four Oaks common stock to be issued to LongLeaf shareholders in connection with the merger.

      The merger agreement, attached to this proxy statement/prospectus as Appendix A, describes in greater detail these and other conditions that must be met before the merger may be completed.

Termination (page 65)

      At any time before the merger is completed, LongLeaf, Four Oaks and the Bank may mutually agree to terminate the merger agreement and not proceed with the merger. Any of the parties may unilaterally terminate the merger agreement if a condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived. In addition, either Four Oaks and the Bank, on the one hand, or LongLeaf, on the other hand, may terminate the merger agreement if:

     o any law or regulation makes consummation of the merger agreement illegal or otherwise prohibited or there is a final decision or award, decree, injunction, judgment, order, ruling or writ enjoining LongLeaf or its shareholders, on the one hand, or the Bank, Four Oaks or Four Oaks' shareholders, on the other hand, from consummating the merger agreement;

     o all conditions to effect the transactions contemplated by the merger have not been fulfilled or waived by September 30, 2008, and the party or parties seeking termination is or are in material compliance with all obligations under the merger agreement; or

     o the other party or parties commit an uncured material breach of any covenant or agreement contained in the merger agreement or breach any representation or warranty in the merger agreement or its or their disclosure schedule that, individually or in the aggregate, could reasonably be expected to result in a continuing material adverse effect.

      LongLeaf may unilaterally terminate the merger agreement if its board of directors decides to effect a "LongLeaf fiduciary duty termination" (defined below under "The Merger Agreement--Non-Solicitation") and LongLeaf pays the Bank the termination fee described below.

      In addition, if, on the date ten days prior to the anticipated closing date of the merger (as mutually agreed by the parties), the volume weighted average of the daily closing sales price per share of Four Oaks' common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to such date (referred to as the determination date average closing price) is less than $12.6128773, then LongLeaf's board of directors has a period of three days in which it may, upon approval by a vote of a majority of all of its members, provide Four Oaks and the Bank written notice that it intends to terminate the merger agreement unless the exchange ratio is set at $14.5588235 divided by the determination date average closing price, rounded to the seventh decimal place. If Four Oaks and the Bank provide written notice within three days after receiving LongLeaf's notice that they agree to adjust the exchange ratio as described above, then the exchange ratio will be adjusted and the merger agreement will not be terminated. If Four Oaks and the Bank fail to notify LongLeaf that they agree to adjust the exchange ratio, then LongLeaf will have an additional three days in which it may notify Four Oaks and the Bank that LongLeaf's board of directors has determined, by a vote of a majority of all of its members, not to terminate the merger agreement.

Termination Fee (page 65)

      The merger agreement requires LongLeaf to pay the Bank a termination fee of $350,000 prior to termination of the merger agreement by LongLeaf if the LongLeaf board of directors decides to effect a "LongLeaf fiduciary duty termination" (defined below under "The Merger Agreement--Non-Solicitation"). Further, if transactions substantially similar to the transactions contemplated in an "acquisition proposal" (defined below under "The Merger Agreement--Non-Solicitation") are consummated within 12 months after LongLeaf effects a LongLeaf fiduciary duty termination, then LongLeaf must pay the Bank an additional termination fee of $350,000 immediately prior to the consummation of such transactions.

Non-Solicitation (page 66)

      Unless the merger agreement is terminated, LongLeaf has agreed that neither it nor any of its officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives will solicit, initiate or encourage any "acquisition proposal" (defined below under "The Merger Agreement--Non-Solicitation") or, subject to certain limited exceptions, participate in any discussions or negotiations with or encourage any effort or attempt by a third party or take any other action to facilitate an acquisition proposal.

                                  RISK FACTORS

      If the merger is consummated, you may elect to receive cash and/or shares of Four Oaks common stock in exchange for your shares of LongLeaf common stock. Prior to deciding whether or not to approve the merger and which type of consideration to elect, you should be aware of and consider the following risks and uncertainties that are applicable to the merger. These risks and uncertainties should be considered in addition to the other information contained or incorporated by reference in this proxy statement/prospectus, including the matters addressed under the caption "Forward-Looking Statements." For purposes of this "Risk Factors" section only, the terms "we," "us" and "our" refer to Four Oaks and the Bank together.

Risks Associated with the Merger

You may receive a form of consideration different from what you elect.

      If you are a LongLeaf shareholder, you will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock for your shares of LongLeaf common stock. However, your right to receive stock or cash for your shares is limited because of allocation procedures set forth in the merger agreement that are intended to ensure that between 50% and 70% of the aggregate merger consideration is paid in Four Oaks common stock and that between 30% and 50% of the aggregate merger consideration is paid in cash. If you elect to receive all cash in the merger and the total amount of cash that LongLeaf shareholders elect to receive in the merger exceeds the amount of cash that Four Oaks has agreed to pay in the merger, you may receive some shares of Four Oaks common stock in addition to cash. If you elect to receive all stock in the merger and the total number of shares of Four Oaks common stock that LongLeaf shareholders elect to receive in the merger exceeds the amount of common stock that Four Oaks has agreed to issue in the merger, you may receive some cash in addition to shares of Four Oaks common stock. If you elect to receive a combination of cash and stock in the merger, the proportion of cash and stock you receive may be adjusted if LongLeaf shareholders elect to receive more stock than Four Oaks has agreed to issue or more cash than Four Oaks has agreed to pay in the merger. Therefore, you may not receive exactly the form or mix of consideration that you elect. A detailed discussion of the consideration provisions of the merger agreement is set forth under "The Merger--Proposal for Shareholders of LongLeaf--Merger Consideration; Cash, Stock or Mixed Election."

Market fluctuations may adversely affect the merger consideration you receive and could result in termination of the merger agreement.

      Upon the closing of the merger, each of your shares of LongLeaf common stock will automatically be converted into the right to receive either (i) cash,
(ii) shares of Four Oaks common stock or (iii) a mix of cash and Four Oaks common stock. The number of shares of Four Oaks common stock to be exchanged for each share of LongLeaf common stock will be based on the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to the closing date of the merger. Changes in the price of Four Oaks common stock between the date of this proxy statement/prospectus and the date of the completion of the merger may affect the number of shares of Four Oaks common stock that you will receive in the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Four Oaks' business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of the parties to the merger. In addition, there will be a time period between the completion of the merger and the time when LongLeaf shareholders receiving stock consideration actually receive their shares of Four Oaks common stock. Until the shares of Four Oaks common stock are received, LongLeaf shareholders will not be able to sell those shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of Four Oaks common stock during this period.

      In addition, the merger agreement provides that LongLeaf may have a right to terminate the merger agreement if the average closing price of Four Oaks' common stock drops below a certain level as of a certain date. If (i) on the date ten days prior to the anticipated closing date of the merger, the volume weighted average of the daily closing sales price per share of Four Oaks' common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to such date (referred to as the determination date average closing price) is less than $12.6128773 and (ii) Four Oaks and the Bank do not agree to adjust the exchange ratio to $14.5588235 divided by the determination date average closing price, then LongLeaf will have a right to terminate the Agreement. Please see "The Merger Agreement--Waiver and Amendment; Termination--Termination" for more information about LongLeaf's right to terminate the transaction in these circumstances.

Four Oaks is not obligated to pay cash dividends on its common stock.

      Four Oaks is a holding company and, currently, its sole source of funds for paying dividends to its shareholders is dividends it receives from the Bank. The Bank has paid quarterly cash dividends to its shareholders since 1936, and Four Oaks has paid cash dividends to its shareholders since its incorporation in 1997. However, Four Oaks is not obligated to pay dividends in any particular amounts or at any particular times. Its decision to pay dividends in the future will depend on a number of factors, including its capital and the availability of funds from which dividends may be paid. (See "Comparative Market Prices and Dividends" and "Description of Four Oaks Stock and Comparison of the Rights of Shareholders--Dividends.")

The trading volume in Four Oaks common stock has been low, and the sale of a substantial number of shares in the public market could depress the price of the stock and make it difficult for you to sell your shares.

      Four Oaks common stock is listed on the OTCBB. The average daily reported trading volume in the stock for the 12 months ended January 22, 2008 was 1,214 shares. The market price of thinly traded stock can be more volatile than the price of stock for which the trading market is active. It also can be more difficult, or take longer, for a shareholder to sell thinly traded stock. Four Oaks cannot predict the extent to which the public market for its common stock will be or become active. Future sales of substantial amounts of Four Oaks common stock in the market, or the availability of a substantial number of shares of Four Oaks common stock for sale in the market, could cause the price of the common stock you receive in the merger to decline.

Four Oaks may not be able to successfully integrate LongLeaf or to realize the anticipated benefits of the merger.

      Four Oaks' ability to achieve fully the expected benefits of the merger depends on its successful integration of LongLeaf. A successful integration of the operations of LongLeaf will depend substantially on Four Oaks' ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Four Oaks may not be able to integrate the operations of LongLeaf without encountering difficulties, such as:

     o    loss of key employees and customers;

     o    disruption of operations and business;

     o    inability to maintain and increase competitive presence;

     o    deposit attrition, customer loss and revenue loss;

     o possible inconsistencies in standards, control procedures and policies;

     o unexpected problems with costs, operations, personnel, technology and credit; and/or

     o problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

      Further, although meaningful cost savings are anticipated as a result of the merger, such expected cost savings may not be realized. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

Future results of the combined company may be materially different from those reflected in the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus.

      The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus only show a combination of Four Oaks' and LongLeaf's historical results, and they do not necessarily indicate the future financial condition or operating results of the combined company. Four Oaks estimates that the combined company will record an aggregate of approximately $1.3 million, net of income tax effect, in merger-related charges and purchase accounting adjustments. The actual charges may be higher or lower than estimated, depending upon how costly or difficult it is to integrate the two companies. These charges will decrease the capital of the combined company available for future profitable, income-earning investments.

The merger likely will dilute Four Oaks' earnings per share for the period during which it is completed, and it could dilute earnings per share more than expected and in future periods.

      The issuance of shares of Four Oaks common stock in the merger is expected to dilute Four Oaks' earnings per share during the period in which the merger is completed. In periods following completion of the merger, and based on information currently available to it, Four Oaks expects that the merger will be accretive to its earnings per share. However, the extent and duration of the dilution Four Oaks will incur will depend on the amount of cost savings it achieves when the companies are combined, the amount of merger-related expenses it incurs that are charged against its earnings and the timing of those cost savings and expenses. The actual amount and timing of cost savings and expenses will not be known until the merger is completed. If cost savings are lower or expenses charged against earnings are higher than Four Oaks expects, the amount of dilution could be greater than currently anticipated. Also, if cost savings are not recognized as quickly as expected, Four Oaks' earnings per share could be diluted in future periods. Earnings per share dilution resulting from the merger could have an adverse effect on the market price of Four Oaks common stock.

The merger cannot be completed unless regulatory approvals are received and conditions of those approvals are met.

      The merger cannot be completed without the approval of the Board of Governors of the Federal Reserve System and the North Carolina Banking Commission. Four Oaks may not receive all regulatory approvals required in order to complete the merger. In addition, some of the governmental authorities from which those approvals must be obtained may impose conditions on the completion of the merger or require changes in the terms of the merger agreement. These conditions or changes could have the effect of delaying completion of the merger or imposing additional costs or limiting the possible revenues of the combined company.

The tax consequences of the merger for LongLeaf shareholders will depend on the merger consideration received.

      The tax consequences of the merger to LongLeaf shareholders will depend on the merger consideration received by them. The parties have structured the merger to qualify as a tax-free reorganization under Section 368(a) of the Code. Accordingly, LongLeaf shareholders will not recognize any gain or loss on the conversion of shares of their LongLeaf common stock solely into shares of Four Oaks common stock. However, shareholders who receive cash in exchange for shares of LongLeaf common stock may owe taxes on any gain realized in the exchange.

      Although the Internal Revenue Service has not provided a ruling on the matter, the parties to the merger agreement will obtain an opinion that, subject to certain assumptions deemed reasonable by the firm rendering the opinion, the merger will qualify as a tax-free reorganization. The opinion neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, (a) the exchange would be fully taxable to the holders of LongLeaf's common stock and (b) LongLeaf would incur income taxes as if it sold its assets for their fair market values. For a detailed discussion of the tax consequences of the merger to LongLeaf shareholders, see "The Merger--Proposal for Shareholders of LongLeaf--Material U.S. Federal Income Tax Consequences."

Directors and officers of LongLeaf have potential conflicts of interest in the merger.

      You should be aware that some directors and officers of LongLeaf have interests in the merger that are different from, or in addition to, the interests of LongLeaf shareholders generally. For example, certain executive officers will enter into agreements that provide for either severance payments or continued employment or consulting services following the merger. These agreements may create potential conflicts of interest. In addition, John W. Bullard, LongLeaf's President and Chief Executive Officer and a director, is expected to be appointed to the boards of directors of Four Oaks and the Bank. LongLeaf's other current directors will be offered paid positions on an advisory board to be created by the Bank after the completion of the merger. These and certain other additional interests of LongLeaf's directors and officers may cause some of these persons to view the proposed transaction differently than you view it.

The opinion obtained by LongLeaf from its financial advisor will not reflect changes in circumstances prior to the merger.

      On December 7, 2007, Howe Barnes delivered to the LongLeaf board of directors its written opinion that the aggregate merger consideration to be paid by Four Oaks and the Bank was fair from a financial point of view to the shareholders of LongLeaf as of that date. A copy of this opinion is attached to this proxy statement/prospectus as Appendix C. The opinion does not reflect changes that may occur or may have occurred after the date of such opinion to the operations and prospects of Four Oaks or LongLeaf, general market and economic conditions and other factors. As a result, LongLeaf shareholders should be aware that the opinion of Howe Barnes attached to this proxy statement/prospectus does not address the fairness of the aggregate merger consideration at any time other than as of December 7, 2007. LongLeaf has received an updated opinion from Howe Barnes dated [ ], 2008.

Risks Associated with Four Oaks

Our results are impacted by the economic conditions of our principal operating regions.

     The majority of our customers are individuals and small to medium-size businesses located in North Carolina's Johnston, Wake, Duplin, Sampson, Lee and Harnett counties and surrounding areas. As a result of this geographic concentration, our results may correlate to the economic conditions in these areas. Declines in these markets' economic conditions may adversely affect the quality of our loan portfolio and the demand for our products and services, and accordingly, our results of operations.

We are exposed to risks in connection with the loans we make.

     A significant source of risk for us arises from the possibility that loan losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Our policy dictates that we maintain an allowance for loan losses. The amount of the allowance is based on management's evaluation of our loan portfolio, the financial condition of the borrowers, current economic conditions, past and expected loan loss experience and other factors management deems appropriate. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect our results of operations.

We compete with larger companies for business.

     Commercial banking in North Carolina is extremely competitive due in large part to statewide branching. The bank competes in the North Carolina market area with some of the largest banking organizations in the state and the country and other financial institutions, such as federally and state-chartered savings and loan institutions and credit unions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. Many of these competitors have broader geographic markets, higher lending limits, more services and more media advertising. We may not be able to compete effectively in our markets, and our results of operations could be adversely affected by the nature or pace of change in competition.

We are exposed to certain market risks.

      Like most financial institutions, our most significant market risk exposure is the risk of economic loss resulting from adverse changes in market price and interest rates. Our market risk stems primarily from interest rate risk inherent in our lending and deposit-taking activities. Our policy allows that we may maintain derivative financial instruments, such as interest rate swap agreements, to manage such risk.

     To manage the risk of potentially decreasing interest rates for our variable rate loan portfolio, from time to time we may use an interest rate swap agreement whereby we contract to receive fixed rate payments and in turn, we agree to make variable interest payments for a defined time period. In addition, we use fixed rate time deposits, such as certificates of deposits, for use in our lending and investment activities. If interest rates decline, we face the risk of being committed to pay a fixed rate that is higher than the fair value rate of such deposits. To manage this risk, we use interest rate swaps whereby we contract to make a series of floating rate payments in exchange for receiving a series of fixed rate payments.

     Because the value of derivative contracts is tied to an independent instrument, index or reference rate, the contracts are written in abstract amounts that only provide the basis for calculating payments between counterparties, i.e., notional amounts. Credit risk arises when amounts receivable from the counterparty exceed amounts payable, or when the counterparty fails to pay. The counterparties to these contracts are primarily large commercial banks and investment banks. We control our risk of loss on derivative contracts by subjecting each contracting counterparty to credit reviews and approvals similar to those used in making loans and other extensions of credit, and we continuously monitor these agreements. Other risks include the effect on fixed rate positions during periods of changing interest rates, e.g., when interest rates fall, the notional amounts decrease more rapidly, whereas when interest rates rise, the notional amounts decrease more slowly.

Our success depends, in part, on our ability to stay abreast of technological advances.

     The banking industry undergoes technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations. Many of our competitors, however, have substantially greater resources to invest in technological improvements.

Compliance with changing laws, regulations and standards may result in additional risks and expenses.

     We are subject to changing laws, regulations and standards, including the Bank Holding Company Act of 1956, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the USA Patriot Act of 2001, the Community Reinvestment Act of 1997, the North Carolina Business Corporation Act, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and FDIC and Securities and Exchange Commission, or SEC, regulations to name a few.

      Sarbanes-Oxley and new SEC regulations, in particular, are creating uncertainty for companies such as ours because they are subject to varying interpretations in many cases. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased expenses and a diversion of management time and attention. Specifically, our efforts to comply with Section 404 of Sarbanes-Oxley and the related regulations regarding management's required assessment of our internal control over financial reporting and our external auditors' audit of that assessment has required the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources. Further, the members of our board of directors, members of the audit or compensation committees, our chief executive officer, our chief financial officer and certain other of our executive officers could face an increased risk of personal liability in connection with the performance of their duties. In addition, it may become more difficult and more expensive to obtain director and officer liability insurance. As a result, our ability to attract and retain executive officers and qualified board and committee members could be more difficult.

Government regulations may prevent or impair our ability to pay dividends, engage in acquisitions or operate in other ways.

     Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. We are subject to supervision and a periodic examination by the Federal Reserve Bank and the North Carolina State Banking Commission. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to our investors by restricting certain of our activities, such as:

     o    payment of dividends to our shareholders;

     o    possible mergers with or acquisitions of or by other institutions;

     o    our desired investments;

     o    loans and interest rates on loans;

     o    payment of interest rates on deposits;

     o    possible expansion of branch offices; and/or

     o    our ability to make other financial services available.

      We also are subject to capitalization guidelines set forth in federal regulations and could be subject to enforcement actions to the extent that we are found by regulatory examiners to be undercapitalized. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our future business and earnings prospects. The cost of compliance with regulatory requirements, including those imposed by the SEC, may adversely affect our ability to operate profitably.

We depend heavily on our key management personnel.

     Our success depends in part on our ability to retain key executives and to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry and we may not be successful in attracting or retaining the personnel we require. We expect to compete effectively in this area by offering competitive financial packages that include incentive-based compensation.

We have a high concentration of loans secured by real estate.

     A significant portion of our loan portfolio is dependent on real estate. In addition to the financial strength and cash flow characteristics of the borrower in each case, often loans are secured with real estate collateral. At September 30, 2007, approximately 87.6% of our loans have real estate as a primary or secondary component of collateral. The real estate in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. An adverse change in the economy affecting values of real estate generally or in our primary markets specifically could significantly impair the value of collateral and ability to sell the collateral upon foreclosure. Furthermore, it is likely that, in a decreasing real estate market, we would be required to increase our allowance for loan losses. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values or to increase our allowance for loan losses, our profitability and financial condition could be adversely impacted.

Our allowance for probable loan losses may be insufficient.

     We maintain an allowance for probable loan losses, which is a reserve established through a provision for probable loan losses charged to expense. This allowance represents management's best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The level of the allowance reflects management's continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political and regulatory conditions; and unidentified losses inherent in the current loan portfolio. The determination of the appropriate level of the allowance for probable loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates and assumptions regarding current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside our control, may require an increase in the allowance for probable loan losses. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for probable loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for probable loan losses, we will need additional provisions to increase the allowance for probable loan losses. Any increases in the allowance for probable loan losses will result in a decrease in net income and, possibly, capital, and may have a material adverse effect on our financial condition and results of operations.

We are subject to environmental liability risk associated with lending activities.

      A significant portion of our loan portfolio is secured by real property. During the ordinary course of business, we may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property's value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Although we have policies and procedures to perform an environmental review before initiating any foreclosure action on nonresidential real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.

Our controls and procedures may fail or be circumvented.

     Management regularly reviews and updates our internal controls, disclosure controls and procedures and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

The holders of our subordinated debentures have rights that are senior to those of our shareholders.

     We have issued $12.0 million of subordinated debentures in connection with a trust preferred securities issuance by our subsidiary, the Trust. We conditionally guarantee payments of the principal and interest on the trust preferred securities. Our subordinated debentures are senior to our shares of common stock. As a result, we must make payments on the subordinated debentures (and the related trust preferred securities) before any dividends can be paid on our common stock and, in the event of bankruptcy, dissolution or liquidation, the holders of the debentures must be satisfied before any distributions can be made to the holders of common stock.

Our information systems may experience an interruption or breach in security.

      We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that we can prevent any such failures, interruptions or security breaches or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

An investment in our common stock is not an insured deposit.

      Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this "Risk Factors" section and elsewhere in this proxy statement/prospectus and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Consumers may decide not to use banks to complete their financial transactions.

     Technology and other changes are allowing parties to complete financial transactions that historically have involved banks through alternative methods. For example, consumers can now maintain funds that historically would have been held as bank deposits in brokerage accounts or mutual funds. Consumers can also complete transactions such as paying bills and/or transferring funds directly without the assistance of banks. The process of eliminating banks as intermediaries could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits. The loss of these revenue streams and the lower cost deposits as a source of funds could have a material adverse effect on our financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

      This proxy statement/prospectus contains or incorporates by reference "forward-looking statements" about Four Oaks, the Bank and LongLeaf and may include statements for the period following the completion of the merger. "Forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are statements that represent their judgment concerning the future and are subject to risks and uncertainties that could cause their actual operating results and financial position to differ materially from the forward-looking statements. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "believe" or "continue," or the negative thereof or other variations thereof or comparable terminology.

      The ability of Four Oaks, the Bank and LongLeaf to predict results or the actual effects of the combined company's plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

     o difficulties in obtaining required shareholder and regulatory approvals for the merger;

     o the level and timeliness of realization, if any, of expected cost savings from the merger;

     o difficulties related to the consummation of the merger and the integration of the businesses of Four Oaks and LongLeaf;

     o the risk that the merger agreement could be terminated under circumstances that would require LongLeaf to pay a termination fee of $350,000 to the Bank prior to terminating the merger agreement and an additional $350,000 if certain transactions are consummated within 12 months after such termination;

     o a materially adverse change in the financial condition of Four Oaks or LongLeaf;

     o greater than expected deposit attrition, customer loss or revenue loss following the merger;

     o loan losses that exceed the level of allowance for loan losses of the combined company;

     o    lower than expected revenue following the merger;

     o    management of the combined company's growth;

     o    the risks associated with possible or completed acquisitions;

     o    increases in competitive pressure in the banking industry;

     o    changes in the interest rate environment that reduce margins;

     o    changes in deposit flows, loan demand or real estate values;

     o    changes in accounting principles, policies or guidelines;

     o    legislative or regulatory changes;

     o general economic conditions, either nationally or in North Carolina, that are less favorable than expected resulting in, among other things, a deterioration of the quality of the combined company's loan portfolio and the demand for its products and services;

     o    dependence on key personnel;

     o    changes in business conditions and inflation;

     o    changes in the securities markets;

     o    the low trading volume of Four Oaks' common stock; and

     o the other risk factors described on pages 9-16 of this proxy statement/prospectus.

      Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. LongLeaf shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference.

      All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Four Oaks or LongLeaf or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Four Oaks and LongLeaf undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                             SELECTED FINANCIAL DATA

Selected Historical Financial Data

      The following tables present selected historical financial data for Four Oaks for each of the years in the five-year period ended December 31, 2006 and for the nine-month periods ended September 30, 2007 and 2006. In addition, the tables present selected historical financial data for LongLeaf for each of the years in the period between LongLeaf's incorporation in 2003 and December 31, 2006, and for the nine-month periods ended September 30, 2007 and 2006.

      Four Oaks selected historical financial data. The information for Four Oaks is based on the consolidated financial statements contained in reports Four Oaks has filed with the SEC, certain of which documents have been incorporated by reference in this proxy statement/prospectus. See "Additional Information" on page 104. You should read the following tables in conjunction with the consolidated financial statements of Four Oaks described above (and the notes to them), recognizing that historical results are not necessarily indicative of results to be expected for any future period.

                 Selected Historical Condensed Financial Data of Four Oaks

                                                 As of and for the
                                                 nine months ended      As of and for the year ended
                                                   September 30,           December 31,
                                              -----------------------------------------------------------------------------
                                                  2007        2006       2006       2005        2004      2003      2002
                                              -----------------------------------------------------------------------------
                                                  (Dollars in thousands, except per share amounts)
Selected balance sheet data:
 Gross loans                                  $    507,012  $ 445,330 $ 461,763  $   397,094 $ 312,815 $ 272,623 $ 229,570
 Securities                                        127,476    106,079   101,393       80,209    52,432    38,203    56,789
 Total assets                                      683,059    598,137   608,137      522,872   398,500   341,721   318,289
 Deposits                                          514,306    468,789   466,868      398,341   315,307   272,918   250,573
 Shareholders' equity                               53,832     47,339    49,323       41,612    37,295    32,880    31,193
 Selected results of operations:
 Net interest income                          $     17,536  $  16,955 $  22,739  $    19,421 $  15,937 $  13,021 $  12,145
 Provision for loan losses                             774        686       873        1,403     1,596     1,373     1,248
 Non-interest income                                 3,035      3,442     4,275        3,077     3,849     3,470     2,810
 Non-interest expense                               13,175     11,215    15,497       13,354    11,507    10,588     9,485
 Income taxes                                        2,311      2,974     3,627        2,738     2,308     1,612     1,306
 Net income                                          4,311      5,522     7,017        5,003     4,375     2,918     2,916
 Net income available to common shareholders         4,311      5,522     7,017        5,003     4,375     2,918     2,916
Per share:
Net income
 Basic                                        $       0.70  $    0.91 $    1.15  $      0.84 $    0.75 $    0.51 $    0.51
 Diluted                                              0.70       0.90      1.14         0.83      0.75      0.50      0.51
 Book value per common share(1)                       8.70       7.76      8.04         6.91      6.31      5.72      5.42
 Tangible book value per common share(1)(2)           8.70       7.75      8.03         6.90      6.30      5.70      5.40
 Cash dividend declared per share                     0.21       0.18      0.24         0.22      0.19      0.16      0.15
Selected ratios:
Return on average assets(3)                           0.89%      1.35%     1.25%        1.11%     1.16%     0.90%     0.95%
Return on average shareholders' equity(3)            11.17%     16.51%    15.41%       12.63%    12.45%     9.02%     9.74%
Average shareholders' equity to average total
 assets                                               7.99%      8.16%     8.12%        8.81%     9.33%     9.97%     9.71%

(1) Computed based on historical common shares outstanding, as adjusted for common stock splits.
(2) Computed based on total equity less intangibles of $29,000 at December 31, 2006 and September 30, 2007, and $43,000, $68,000, $83,000 and $97,000 at
     December 31, 2005, 2004, 2003 and 2002, respectively.
(3) Ratios for the nine-month periods ended September 30, 2007 and 2006 are annualized.

      LongLeaf selected historical financial data. The information for LongLeaf is derived in part from and should be read in conjunction with the financial statements (and the notes to them) of LongLeaf presented elsewhere in this proxy statement/prospectus. The information for the year ended December 31, 2003 is derived in part from financial statements that are not included or incorporated in this document. Historical results are not necessarily indicative of results to be expected for any future period.

                  Selected Historical Condensed Financial Data of LongLeaf

                                                          As of and for the
                                                          nine months ended      As of and for the year ended
                                                            September 30,           December 31,
                                                      ------------------------------------------------------------------
                                                           2007        2006        2006       2005      2004     2003
                                                      ------------------------------------------------------------------
                                                          (Dollars in thousands, except per share amounts)
Selected balance sheet data:
 Gross loans                                           $    43,297 $     36,861 $    36,092 $   36,972 $ 28,545 $  8,543
 Securities                                                  4,925        4,412       5,347      1,273      411    1,978
 Total assets                                               57,634       49,684      51,168     50,312   32,662   13,124
 Deposits                                                   46,874       40,092      41,600     41,265   23,535    5,755
 Shareholders' equity                                        7,951        8,018       8,125      7,294    7,206    7,347
 Selected results of operations:
 Net interest income                                   $     1,309 $      1,348 $     1,764 $    1,590 $    939 $    173
 Provision for loan losses                                      99            -       (132)        269      291       53
 Non-interest income                                           453          331         440        365      216       24
 Non-interest expense                                        1,844        1,629       2,237      1,597    1,016      366
 Income taxes                                                    -            -           -          -        -        -
 Net income (loss)                                           (181)           50          99         89    (152)    (222)
 Net income available to common shareholders                 (181)           50          99         89    (152)    (222)
Per share:
Net income
 Basic                                                 $    (0.23) $       0.07 $      0.13 $     0.12 $ (0.21) $ (0.31)
 Diluted                                                    (0.23)         0.07        0.13       0.12   (0.21)   (0.31)
 Book value per common share                                 10.11        10.21       10.33      10.01     9.90    10.11
 Tangible book value per common share(1)                     10.11        10.21       10.33      10.01     9.90    10.11
 Cash dividend declared per share                                -            -           -          -        -        -
Selected ratios:
Return on average assets(2)                                 -0.46%        0.14%       0.20%      0.21%   -0.67%    5.20%
Return on average shareholders' equity(2)                   -2.98%        0.88%       1.28%      1.23%   -2.10%    7.46%
Average shareholders' equity to average total assets        15.41%       15.42%      15.59%     17.44%   32.08%   69.69%

(1)  LongLeaf has no intangible assets.
(2) Ratios for the nine-month periods ended September 30, 2007 and 2006 and the partial year ended December 31, 2003 are annualized.

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

      The following unaudited pro forma condensed combined consolidated financial information is based on the historical financial statements of Four Oaks and LongLeaf and has been prepared to illustrate the effects of the Four Oaks acquisition of LongLeaf announced on December 10, 2007. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2007 and the unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to this merger transaction, accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America, or GAAP.

      The unaudited pro forma condensed combined consolidated income statement for the nine months ended September 30, 2007 has been derived from the unaudited interim financial statements for Four Oaks and LongLeaf. The unaudited pro forma condensed combined consolidated income statement for the year ended December 31, 2006 is based on the audited financial statements of Four Oaks and LongLeaf. These unaudited pro forma condensed combined consolidated income statements give effect to the transaction as if it had been consummated at the beginning of each period.

      The unaudited pro forma condensed combined consolidated financial statements should be considered together with the historical financial statements of Four Oaks and LongLeaf, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transaction been consummated during the periods or as of the date for which the pro forma information is presented.

      This information should be read in conjunction with the historical financial information of LongLeaf, which is presented elsewhere in this proxy statement/prospectus, and the historical financial information of Four Oaks, which is incorporated by reference in this proxy statement/prospectus. See "Additional Information" on page 104.

      Four Oaks anticipates that the merger will provide the combined company with some future financial benefits that include reduced operating expenses. However, Four Oaks does not reflect any of the anticipated cost savings in the pro forma financial information. Therefore, the pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma financial information does not attempt to show how the combined company would have actually performed had the companies been combined throughout the periods presented. Four Oaks has included in the unaudited pro forma condensed combined financial statements all the adjustments necessary for a fair statement of results of the historical periods.

                             FOUR OAKS FINCORP, INC.
        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                              At September 30, 2007


                                                         Four Oaks Fincorp,      LongLeaf         Pro Forma         Pro Forma
                                                                 Inc.          Community Bank     Acquisition        Combined
                                                                                                  Adjustments
                                                        ----------------------- ---------------- -----------    -----------------
                                                                     (In thousands, except share and per share data)
ASSETS
Cash and due from banks                                    $            17,627   $         638   $  (5,721)  (B)   $       12,544
Interest earning deposits and federal funds sold                         1,565           4,548            -                 6,113
Certificates of deposit with banks                                           -              99                                 99
Investment securities available for sale                               127,476           4,925            -               132,401
Loans                                                                  507,012          43,297          400  (D)          550,709
Allowance for loan losses                                              (6,185)           (509)            -               (6,694)
                                                        ----------------------- ---------------- ----------      ----------------
Loans, net                                                             500,827          42,788          400               544,015
Accrued interest receivable                                              4,422             231                              4,653
Bank premises and equipment, net                                        12,735           3,873            -                16,608
FHLB Stock                                                               4,693             214                              4,907
Investment in life insurance                                             8,425               -                              8,425
Core deposit intangible                                                     29               -          410  (D)              439
Goodwill                                                                     -               -        5,698  (E)            5,698
Other assets                                                             5,260             318          444 (B,D)           6,022
                                                        ----------------------- ---------------- ----------      ----------------
                                           TOTAL ASSETS    $           683,059   $      57,634   $    1,231        $      741,924
                                                        ======================= ================ ==========      ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                   $           514,306   $      46,874   $    (489)  (D)   $      560,691
Borrowings                                                              95,945           2,721            -                98,666
Subordinated debentures                                                 12,372               -                             12,372
Accrued interest payable                                                 3,736              44                              3,780
Other liabilities                                                        2,868              44            -                 2,912
                                                        ---------------------------------------------------      ----------------
                                      TOTAL LIABILITIES                629,227          49,683        (489)               678,421
                                                        ---------------------------------------------------      ----------------

SHAREHOLDERS' EQUITY
Common stock                                                             6,186           3,934      (3,366) (A,C)           6,754
Additional paid-in-capital                                              10,326           4,380        4,723 (A,C)          19,429
Retained earnings                                                       37,095           (367)          367  (C)           37,095
Accumulated other comprehensive income                                     225               4          (4)  (C)            (831)
                                                        ---------------------------------------------------      ----------------
                             TOTAL SHAREHOLDERS' EQUITY                 53,832           7,951        1,720                63,503
                                                        ---------------------------------------------------      ----------------

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $           683,059   $      57,634   $    1,231        $      741,924
                                                        ===================================================      ================

Number of shares outstanding                                         6,185,794         786,711    (218,804)             6,753,701
Total book value per common share                          $              8.70   $       10.11                     $         9.40
Tangible book value per share                              $              8.70   $       10.11                     $         8.49

                             FOUR OAKS FINCORP, INC.
     Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
                  For the Nine Months Ended September 30, 2007

                                                                 Four Oaks          LongLeaf         Pro Forma        Pro Forma
                                                                Fincorp, Inc.     Community Bank     Acquisition       Combined
                                                                                                     Adjustments
                                                             ------------------ ---------------- ---------------------------------
                                                                        (In thousands, except share and per share data)

Interest income                                               $          35,032   $        2,743   $      (272) (G) $       37,503
Interest expense                                                         17,496            1,434            122(H)          19,052
                                                             ------------------ ---------------- --------------    ---------------
Net interest income                                                      17,536            1,309          (394)             18,451

Provision for loan losses                                                   774               99              -                873
                                                             ------------------ ---------------- --------------    ---------------
Net interest income after provision for loan losses                      16,762            1,210          (394)             17,578
                                                             ------------------ ---------------- --------------    ---------------

Non-interest income                                                       3,035              453              -              3,488
                                                             ------------------ ---------------- --------------    ---------------

Non-interest expense                                                     13,175            1,844              -             15,019
Amortization of intangibles                                                   -                -             31(F)              31
                                                             ------------------ ---------------- --------------    ---------------
Total non-interest expense                                               13,175            1,844             31             15,050
                                                             ------------------ ---------------- --------------    ---------------

Income before income taxes                                                6,622            (181)          (425)              6,016

Income taxes                                                              2,311                -          (164)(I)           2,147
                                                             ------------------ ---------------- --------------    ---------------

  Net income                                                  $           4,311   $        (181)   $      (261)     $        3,869
                                                             ================== ================ ==============    ===============

Net Income Per Common Share
Basic                                                         $            0.70   $       (0.23)                    $         0.57
Diluted                                                       $            0.70   $       (0.23)                    $         0.57

Weighted Average Shares Outstanding
Basic                                                                 6,165,315          786,711      (218,804)          6,733,222
Diluted                                                               6,193,961          786,711      (171,086)          6,809,586

                             FOUR OAKS FINCORP, INC.
     Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
                      For the Year Ended December 31, 2006

                                                       Four Oaks Fincorp,    LongLeaf         Pro Forma       Pro Forma
                                                              Inc.           Community        Acquisition       Combined
                                                                                Bank          Adjustments
                                                      ------------------- --------------- --------------------------------
                                                                (In thousands, except share and per share data)

Interest income                                          $         40,556   $       3,378   $      (362) (G) $      43,572
Interest expense                                                   17,817           1,614            163(H)         19,594
                                                      ------------------- --------------- --------------    --------------
Net interest income                                                22,739           1,764          (525)            23,978

Provision for loan losses                                             873           (132)              -               741
                                                      ------------------- --------------- --------------    --------------
Net interest income after provision for loan losses                21,866           1,896          (525)            23,237
                                                      ------------------- --------------- --------------    --------------

Non-interest income                                                 4,275             440              -             4,715
                                                      ------------------- --------------- --------------    --------------

Non-interest expense                                               15,497           2,237              -            17,734
Amortization of intangibles                                             -               -             41(F)             41
                                                      ------------------- --------------- --------------    --------------
Total non-interest expense                                         15,497           2,237             41            17,775
                                                      ------------------- --------------- --------------    --------------

Income before income taxes                                         10,644              99          (566)            10,177

Income taxes                                                        3,627               -          (218)(I)          3,409
                                                      ------------------- --------------- --------------    --------------

  Net income                                             $          7,017   $          99   $      (348)     $       6,768
                                                      =================== =============== ==============    ==============

Net Income Per Common Share
Basic                                                    $           1.15   $        0.13                    $        1.02
Diluted                                                  $           1.14   $        0.13                    $        1.01

Weighted Average Shares Outstanding
Basic                                                           6,080,778         762,893      (212,180)         6,631,491
Diluted                                                         6,137,222         763,072      (168,160)         6,732,134

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
Information

Note 1 - Basis of Presentation and Acquisition

      As announced on December 10, 2007, Four Oaks and LongLeaf have entered into a definitive merger agreement with terms that provide for the exchange of LongLeaf common stock for the right to receive either (i) $16.50 in cash, (ii)
1.0 share of Four Oaks common stock multiplied by an "exchange ratio" based on the "average closing price" of Four Oaks' common stock (as described elsewhere in this proxy statement/prospectus) or (iii) 0.60 shares of Four Oaks common stock multiplied by the "exchange ratio" plus an amount equal to $6.60 in cash all on and subject to the terms and conditions contained in the merger agreement. Based on an assumed share price for Four Oaks common stock of $16.00, and assuming that shares of Four Oaks common stock are issued to acquire 70% of the outstanding shares of LongLeaf common stock, the estimated value of the total stock consideration is $9,087,000 at September 30, 2007, while the total cash payment is estimated to be $3,894,000. Outstanding LongLeaf stock options, which will be assumed in the merger by Four Oaks, have an estimated fair value at September 30, 2007 of $584,000.

      The unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition under the purchase method of accounting, and the unaudited condensed combined consolidated balance sheet assumes the transaction occurred on September 30, 2007, reflecting the purchase consideration noted above.

      Described below is the pro forma estimate of the total purchase price of the transaction as well as adjustments to allocate the purchase price based on preliminary estimates of fair values of the assets and liabilities of LongLeaf (in thousands). The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of LongLeaf's tangible, and identifiable intangible, assets and liabilities as of the completion date. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the net assets, commitments, executory contracts and other items of LongLeaf as compared to the information shown in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may affect the statement of income due to amortization of the adjusted assets or liabilities or adjustments in yield or both.

                                                                  (in thousands)
Estimated fair value of shares to be issued to
  LongLeaf shareholders                                                 $  9,087
Cash to be paid to LongLeaf shareholders                                   3,894
Estimated fair value of options to be exchanged for
  LongLeaf options                                                           584
Estimated transaction costs                                                  635
                                                                       ---------
       Total purchase price                                               14,200
                                                                       ---------

Net assets of LongLeaf based on historical carrying
  amounts at September 30, 2007                                            7,951
Increase (decrease) in net assets to reflect estimated
  fair value adjustments under the purchase method of
  accounting and merger related costs:
   Loans receivable, net                                                     400
   Deferred tax assets                                                       444
   Deposits                                                                  489
   Merger related costs                                                  (1,192)
                                                                       ---------
       Fair value of net assets acquired                                   8,092
                                                                       ---------

Total purchase price in excess of fair value of net assets
  acquired                                                                 6,108
Identifiable intangible assets:
  Core deposit                                                             (410)
                                                                       ---------

       Goodwill                                                         $  5,698
                                                                       =========

      Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

      The effects of the transaction, as reflected in the unaudited pro forma condensed combined consolidated balance sheet, will be accounted for by Four Oaks under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). In accordance with SFAS No. 142, intangible assets other than goodwill must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2 - Purchase Accounting and Pro Forma Acquisition Adjustments

      The purchase accounting and pro forma adjustments related to the unaudited pro forma condensed combined consolidated balance sheet and income statements are described below:

A. Acquisition of all of the 786,711 outstanding shares of LongLeaf common stock at a total cost, in thousands, of $12,981. Of this amount, $3,894 is paid in cash and the balance is paid through the issuance of 567,907 shares of Four Oaks $1.00 par value common stock.
B. To record cash paid for LongLeaf shares and for transaction costs. C. To eliminate LongLeaf equity accounts. D. To record fair value adjustments to LongLeaf assets acquired and liabilities assumed. E. To record goodwill.
F. To record amortization of the core deposit intangible using the straight-line method over a ten-year life.
G. To adjust interest income for (1) the effects of cash used in the acquisition based upon a 4.0% rate earned on overnight funds and (2) amortization of the fair value adjustment to loans over a three-year period.
H. To adjust interest expense for the effects of the fair value adjustment to deposits over a three-year period.
I. To adjust income tax expense at a rate of 38.6% applied to the foregoing adjustments to income before income taxes.

Unaudited Historical and Pro Forma Comparative Per Share Data

      The following table shows comparative per share data about Four Oaks' and LongLeaf's historical and pro forma net income, cash dividends and book value. The comparative per share data below provides information about the value of shares of Four Oaks and LongLeaf prior to the merger as opposed to the value of such shares after the merger and once the two companies are combined. You should not rely on the pro forma information as necessarily indicative of historical results Four Oaks and LongLeaf would have experienced had they been combined or of future results they will have after the merger. In addition, you should not rely on the nine-month information as indicative of results for the entire year.

      This information should be read in conjunction with the unaudited pro forma financial data (and the notes to them) and the historical financial statements (and the notes to them) of Four Oaks and LongLeaf, which have been presented elsewhere in this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus. See "--Selected Unaudited Pro Forma Financial Data" above, "Additional Information" below and the financial statements included in this proxy statement/prospectus.

      Pro forma assumptions include (i) that the exchange ratio of Four Oaks common stock for LongLeaf common stock is 1.03125 and (ii) the issuance of 567,907 shares of Four Oaks common stock. Assumptions also include no amortization or impairment of the goodwill resulting from the transaction in the amount of approximately $5.7 million.

                     Unaudited Historical and Pro Forma Per Share Data

                                                                   LongLeaf
                                                       Combined   Equivalent
                              LongLeaf    Four Oaks   Pro Forma    Pro Forma
                               Common      Common     Per Share    Per Share
                               Stock        Stock        Data      Data (1)
Nine-month period ended September 30,
2007:
Net income, basic              (0.23)       0.70         0.57        0.59
Net income, diluted            (0.23)       0.70         0.57        0.59
Dividends                        -          0.23         0.23        0.24
Book value at end of
period (2)
  Book value                   10.11        8.70         9.40        9.70
  Tangible book value          10.11        8.70         8.49        8.76

Year ended December 31,
2006:
Net income, basic               0.13        1.15         1.02        1.05
Net income, diluted             0.13        1.14         1.01        1.04
Dividends                        -          0.26         0.26        0.27
Book value at end of
period (2)
  Book value                   10.33        8.04         8.75        9.02
  Tangible book value          10.33        8.03         7.90        8.15
----------



(1) Because the number of shares of Four Oaks common stock to be issued in the merger will not be known until just before completion of the merger, LongLeaf equivalent pro forma per share data cannot be computed at this time. Equivalent pro forma per share data shown represents the pro forma amounts attributed to one share of LongLeaf common stock that has been exchanged. Equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by a hypothetical exchange ratio of 1.031250, which is based on a hypothetical average closing price of $16.00 for Four Oaks' common stock. The actual exchange ratio may differ depending on the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to the closing date of the merger.
(2) The pro forma combined book value per share is calculated as the Four Oaks/LongLeaf pro forma combined shareholders' equity divided by the sum of the shares of Four Oaks common stock outstanding and the number of shares of Four Oaks common stock assumed to be issued in conjunction with the acquisition of LongLeaf.


                     COMPARATIVE MARKET PRICES AND DIVIDENDS

      Shares of Four Oaks common stock are quoted on the OTCBB under the symbol "FOFN." Shares of LongLeaf common stock are not listed, traded or quoted on any securities exchange, the OTCBB or the Pink Sheets and have no established trading market. Trades of LongLeaf's common stock occur through private negotiations between buyers and sellers. Accordingly, management of LongLeaf does not have information with respect to the price at which the common stock has traded in all cases. On January 22, 2008, there were approximately 1,693 record holders of Four Oaks common stock and 738 record holders of LongLeaf common stock.

      The following table shows, for the periods indicated, the reported closing sale prices per share of Four Oaks common stock and the most recent price known to LongLeaf's management at which LongLeaf's common stock was sold in a private transaction on (i) December 7, 2007, the last trading day before the public announcement of the execution of the merger agreement, and (ii) [ ], the latest practicable date prior to the date of this proxy statement/prospectus. This table also shows in the column entitled "Equivalent Price Per LongLeaf Share" the closing price of a share of Four Oaks common stock on each of these dates multiplied by an exchange ratio of 1.03125. Because the exchange ratio depends on the average closing price, which is determined based on the price of Four Oaks common stock during a measurement period prior to the completion of the merger, the actual exchange ratio may be more or less than 1.03125.

      We make no assurance as to what the market price of the Four Oaks common stock will be when the merger is completed or any time after completion of the merger. The value referenced under "Equivalent Price Per LongLeaf Share" is provided only as an example of what the value would be of a share of LongLeaf common stock if the merger were consummated on [ ], three business days after [ ]. Because the market value of Four Oaks common stock will fluctuate after the date of this proxy statement/prospectus, we cannot assure you what value a share of Four Oaks common stock will have when received by a LongLeaf shareholder. LongLeaf shareholders should obtain current stock price information for Four Oaks and LongLeaf common stock.

                         LongLeaf          Four Oaks      Equivalent Price Per
       Date            Common Stock      Common Stock        LongLeaf Share
------------------- ------------------ ----------------- -----------------------
 December 7, 2007         $15.50            $16.45               $16.96
        ( )                ( )                ( )                  ( )

      The following table shows, for the periods indicated, the high and low bid prices for Four Oaks common stock as reported by the OTCBB, which are adjusted for stock dividends and stock splits, and the cash dividends declared per share of Four Oaks common stock, which are not adjusted for stock dividends and stock splits.


                                                                               Cash Dividends
                                                    High           Low       Per Share Declared
                                                -------------  ------------  ------------------
2005:
    First Quarter                                $      13.96   $     12.80   $            0.09
    Second Quarter                                      14.84         13.56                0.09
    Third Quarter                                       17.45         14.40                0.09
    Fourth Quarter                                      18.18         14.52                0.08

2006:
    First Quarter                                $      18.00   $     16.00   $            0.08
    Second Quarter                                      23.25         17.64                0.08
    Third Quarter                                       21.82         18.00                0.08
    Fourth Quarter                                      24.55         21.45                0.07

2007:
    First Quarter                                $      24.77   $     23.64   $            0.07
    Second Quarter                                      23.64         20.00                0.08
    Third Quarter                                       20.00         18.82                0.08
    Fourth Quarter                                      19.09         15.50                0.08

2008:
    First Quarter (through January 22, 2008)            17.00         15.60                0.00

      The Bank's ability to declare a dividend to Four Oaks and Four Oaks' ability to pay dividends to its shareholders are subject to the restrictions of the North Carolina Business Corporation Act. There also are state banking laws that require a surplus of at least 50% of paid-in capital stock be maintained in order for the Bank to declare a dividend to Four Oaks.

      The following table lists high and low trading prices of LongLeaf common stock in transactions known to LongLeaf's management during each calendar quarter since January 1, 2005. LongLeaf has not paid any cash dividends on its common stock since it opened for business.

                                                 High      Low
                                                 ----      ---

 2005:
     First Quarter                              $15.00   $ 15.00
     Second Quarter                              16.00     16.00
     Third Quarter                               16.00     15.00
     Fourth Quarter                              16.00     15.00

 2006:
     First Quarter                              $16.00   $ 16.00
     Second Quarter                              16.00     15.00
     Third Quarter                               16.00     14.00
     Fourth Quarter                              16.00     15.50

2007:
    First Quarter                              $ 16.25   $ 14.00
    Second Quarter                               16.25     16.00
    Third Quarter                                16.00     15.00
    Fourth Quarter                               16.00     14.00

2008:
    First Quarter (through January 22, 2008)     16.00     15.50

      The North Carolina Commissioner of Bank's approval of LongLeaf's organization during 2003 was conditioned on the requirement that, for a period of three years following the time it began banking operations, LongLeaf not pay any cash dividend without the Commissioner's prior approval. That restriction expired during 2006. However, without regard to the Commissioner's approval, under North Carolina law LongLeaf may only pay cash dividends from its undivided profits, and, on January 22, 2008, LongLeaf had an accumulated deficit of approximately $639,920. Therefore, LongLeaf currently has no funds legally available for the payment of dividends and will not be permitted to pay any cash dividends until that deficit has been recovered through future profits.

      If LongLeaf continues as an independent institution, any future declaration and payment of cash dividends will be subject to LongLeaf's board of directors' evaluation of its operating results, financial condition, future growth plans, general business and economic conditions and tax and other relevant considerations. Also, the payment of cash dividends in the future will be subject to certain other legal and regulatory limitations (including the requirement that LongLeaf's capital be maintained at certain minimum levels) and will be subject to ongoing review by its banking regulators. There is no assurance that, in the future, LongLeaf as an independent institution will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular times, or that it will pay dividends at all. LongLeaf expects that, if it continues as an independent institution, for the foreseeable future its profits will be retained as additional capital to support operations and growth and that it will not pay any cash dividends.

      Additional information regarding restrictions on LongLeaf's ability to pay dividends is contained in this proxy statement/prospectus under the caption "About LongLeaf--Supervision and Regulation of LongLeaf--Payment of Dividends."

                               SHAREHOLDER MEETING

Date, Place, Time and Purpose

      LongLeaf is furnishing this proxy statement/prospectus to the holders of LongLeaf common stock in connection with a proxy solicitation by its board of directors, which will use the proxies at a special meeting of LongLeaf shareholders to be held in the Community Room at the main office of LongLeaf located at 1401 Fayetteville Road, Rockingham, North Carolina, at [ ]:00 [].m., local time, on [ ], 2008.

      At this special meeting, holders of LongLeaf common stock will be asked to:

     o approve the merger agreement and the transactions contemplated by the merger agreement;

     o authorize LongLeaf's management to adjourn the special meeting one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement; and

     o consider and vote upon any other matters that properly come before this special meeting or any adjournment or postponement of such meeting. LongLeaf's board of directors is not aware of any other business to be considered at the special meeting.

Record Date, Voting Rights, Required Vote and Revocability of Proxies

      Record Date. The LongLeaf board of directors has fixed the close of business on [ ], 2008 as the record date for determining LongLeaf shareholders entitled to notice of, and to vote at, the special meeting of LongLeaf shareholders. Only holders of LongLeaf common stock of record at the close of business on [ ], 2008 have the right to receive notice of, and to vote at, the special meeting. On the record date, there were [ ] shares of LongLeaf common stock issued and outstanding held by approximately [ ] holders of record. At the special meeting, LongLeaf shareholders will have one vote for each share of LongLeaf common stock owned on the record date.

      Solicitation and Voting of Proxy Card. A proxy card is included with this proxy statement/prospectus that provides for you to appoint certain directors and officers to act as your proxies and vote your shares of LongLeaf common stock at the special meeting. Please sign and date your proxy card and return it in the enclosed envelope so that your shares will be represented at the special meeting.

      If you sign a proxy card and return it to LongLeaf so that it is received before the special meeting, the shares of LongLeaf common stock you hold of record will be voted by the LongLeaf proxies according to your instructions. If you sign and return a proxy card but you do not give any voting instructions, then your shares will be voted by the LongLeaf proxies "FOR" approval of the merger agreement and the transactions contemplated by the merger agreement and "FOR" authorization to adjourn the special meeting one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. LongLeaf's management is not aware of any other business that will be brought before the special meeting, but if any other matter is properly presented for action by LongLeaf's shareholders, your proxy card will authorize the LongLeaf proxies to vote your shares according to their best judgment. Your proxy card also will authorize the LongLeaf proxies to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including adjournments for any purpose other than to solicit additional votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. If you do not return a proxy card, the LongLeaf proxies will not have authority to vote on your behalf and shares of LongLeaf common stock you hold of record will not be represented or voted at the special meeting unless you attend the meeting in person.

      Quorum. A quorum of shareholders is required to hold the special meeting. A quorum will exist when the holders of a majority of the outstanding shares of LongLeaf common stock entitled to vote on a matter are present at the special meeting. To determine whether a quorum is present, LongLeaf will count all shares of LongLeaf common stock present at the special meeting either in person or by proxy, whether or not such shares are voted for any matter. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and any adjournments.

      Adjournment. Under North Carolina law, a shareholders' meeting may be adjourned and reconvened one or more times to a later date for any reason. If the new time and place at which the meeting will be reconvened are announced at the meeting before the adjournment, no further notice of the reconvened meeting is required to be given unless the adjournment is for more than 120 days. Even if a quorum is not present, shareholders who are represented at a meeting may approve an adjournment of the meeting.

      If a quorum is not present at the special meeting, or if there are insufficient shares of LongLeaf common stock represented at the special meeting being voted in the affirmative, or being voted at all, to approve the merger agreement and the transactions contemplated by the merger agreement, LongLeaf's management will likely propose to adjourn the meeting until a later date and time to allow additional time for it to solicit proxy cards needed to establish a quorum or additional votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. In that event, a proposal would be submitted to a vote by the shareholders represented at the special meeting to adjourn the meeting and reconvene it at a later date.

      LongLeaf shareholders who sign a proxy card and return it to LongLeaf will be authorizing the LongLeaf proxies to vote their shares according to the LongLeaf proxies' best judgment on matters incident to the conduct of the LongLeaf special meeting, including routine adjournments of the meeting. That authority will permit the LongLeaf proxies to vote shares in favor of an adjournment if a quorum is not present at the meeting, or if an adjournment is needed for most other purposes. However, that general authority will not permit the LongLeaf proxies to vote shares in favor of an adjournment for the purpose of soliciting additional votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. A separate proposal is included in the proxy card which accompanies this proxy statement/prospectus in which LongLeaf's shareholders are asked to give instructions to the LongLeaf proxies on how their shares should be voted in the event a proposal is submitted to adjourn the meeting to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement.

      If you vote in favor of the adjournment proposal, you will authorize the LongLeaf proxies to vote your shares in favor of one or more adjournments of the special meeting for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. The general authority given to the LongLeaf proxies in your proxy card to vote your shares on matters incident to the conduct of the special meeting will authorize them to vote your shares according to their best judgment on adjournments for any other reason.

      Voting Procedures. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstentions or "broker non-votes" will be counted for purposes of determining whether a quorum exists but will not be counted as votes cast. Therefore, an abstention or broker non-vote will have the same effect as a vote against approval of the merger proposal, but will have no impact on the proposal authorizing adjournment to solicit additional votes. Properly executed proxy cards received by LongLeaf before the vote at the special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxy cards. Any proxy card received with no instructions indicated will be voted for the proposal to approve the merger agreement and the transactions contemplated by the merger agreement and the proposal to authorize the adjournment of the special meeting, if necessary, to allow additional time for LongLeaf to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement, and the proxy holder will vote the shares represented by such proxy in accordance with the best judgment and in the discretion of such proxy holder as to any other matter that may come properly before the special meeting.

      Revocation of Proxies. A shareholder of LongLeaf who has given a proxy may revoke it at any time prior to its exercise at the special meeting by (1) giving written notice of revocation to the CEO or the Corporate Secretary of LongLeaf either prior to or at the special meeting, (2) properly submitting to LongLeaf a duly executed proxy card bearing a later date or (3) attending the LongLeaf special meeting and voting in person. Simply attending the meeting and not voting, however, will not revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to:
LongLeaf Community Bank, 1401 Fayetteville Road, Rockingham, North Carolina 28379, Attention: John W. Bullard. If your shares are held in street name and you want to change or revoke the voting instructions you have given to your broker or other nominee, you must follow your broker's or nominee's directions.

      Vote Required for Approval. Approval of the merger agreement and the transactions contemplated by the merger agreement will require the affirmative vote of the holders of two-thirds of the outstanding shares of LongLeaf common stock. The special meeting may be adjourned one or more times for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement, if the votes cast at the special meeting, in person or by proxy, favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exists.

      On the record date for the LongLeaf special meeting, LongLeaf's directors and executive officers, including their immediate family members and entities they controlled or owned, shared voting power over [ ] shares or approximately [ ] percent of the outstanding shares of LongLeaf common stock, which constitutes approximately [ ] percent of the vote required to approve the merger. On such record date, none of Four Oaks' executive officers or directors owned shares of LongLeaf common stock, and neither Four Oaks or its subsidiaries nor LongLeaf owned any shares of LongLeaf common stock other than in a fiduciary capacity for others.

      LongLeaf's directors and two of its executive officers, and LongLeaf shareholders Rich Scot Investments, LLC and J. Neal Cadieu, have agreed to vote their shares of LongLeaf common stock in favor of the merger proposal at the special meeting. On the record date for the special meeting, the shares held by these shareholders represented [ ]% of the outstanding shares of LongLeaf common stock, which constitutes approximately [ ]% of the vote required to approve the merger.

Solicitation Expenses

      The solicitation of proxies from LongLeaf is made on behalf of the LongLeaf board of directors. LongLeaf will pay all costs of the solicitation of shareholders, including mailing this proxy statement/prospectus to its shareholders, but Four Oaks will bear the cost of printing and filing this proxy statement/prospectus. Directors, officers, employees and agents of LongLeaf may solicit proxies by mail, in person or by telephone. They will receive no additional compensation for such services. LongLeaf has engaged Regan & Associates to assist it in the solicitation of votes for a fee of $2,000. LongLeaf may engage Regan & Associates to perform additional services as LongLeaf deems necessary. LongLeaf also may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons. LongLeaf will reimburse any such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the services provided.

      In connection with soliciting proxies for this special meeting, none of LongLeaf, Four Oaks or the Bank have authorized anyone to give LongLeaf shareholders any information, or make any representation, not contained in this proxy statement/prospectus. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by LongLeaf, Four Oaks or the Bank.

Dissenters' Rights

      North Carolina law permits LongLeaf shareholders to dissent from the approval of the merger proposal and to have the fair value, as determined under statutory procedures, of their shares of LongLeaf common stock paid to them in cash. To do this, LongLeaf shareholders must follow specific procedures, including filing a written notice with LongLeaf prior to the shareholder vote on the merger proposal. For a description of these procedures, see "Rights of Dissenting LongLeaf Shareholders." In addition, copies of the applicable North Carolina statutes are attached to this proxy statement/prospectus as Appendix B.

Recommendation by LongLeaf's Board of Directors

      The board of directors of LongLeaf has approved the merger agreement and the transactions contemplated by the merger agreement. The LongLeaf board believes that completion of the merger is in the best interests of LongLeaf and its shareholders. The LongLeaf board recommends that its shareholders vote "FOR" approval of the merger agreement and the transactions contemplated by the merger agreement. In addition, the board of directors of LongLeaf recommends that shareholders vote "FOR" the proposal to authorize the adjournment of the special meeting, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement.

                THE MERGER--PROPOSAL FOR SHAREHOLDERS OF LONGLEAF

      The following information describes material aspects of Four Oaks' proposed acquisition of LongLeaf in a merger transaction in which LongLeaf will merge with and into the Bank pursuant to the terms of the merger agreement. This description is qualified in its entirety by the appendices attached to this proxy statement/prospectus and which are incorporated into this document by reference. You are urged to read these appendices in their entirety.

General

      Upon completion of the merger, LongLeaf will be merged with and into the Bank, which is a wholly-owned subsidiary of Four Oaks. The Bank will be the surviving corporation.

      This section of this proxy statement/prospectus describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger.

Merger Consideration; Cash, Stock or Mixed Election

      Merger Consideration. As a shareholder of LongLeaf, you may elect to receive all cash, all Four Oaks common stock or a combination of cash and Four Oaks common stock for the shares of LongLeaf common stock you own. Subject to certain allocation provisions described below under "--Allocation Procedures":

     o if you elect to receive all cash, you will receive $16.50 for each share of LongLeaf common stock you own;

     o if you elect to receive only shares of Four Oaks common stock, you will receive 1.0 share of Four Oaks common stock multiplied by the exchange ratio for each share of LongLeaf common stock you own; and

     o if you elect to receive a combination of cash and shares, you will receive 0.60 shares of Four Oaks common stock multiplied by the exchange ratio plus an amount equal to $6.60 in cash for each share of LongLeaf common stock you own.

      As a result of the allocation provisions in the merger agreement, depending on the elections by all other LongLeaf shareholders, you may not receive exactly the form or mix of consideration that you elect. If you elect all cash, you may receive a portion of your merger consideration in Four Oaks common stock, and if you elect all stock, you may receive a portion of your merger consideration in cash. If you elect a combination of cash and shares, you may receive a proportion of cash and shares different from the proportion described above.

      The value of the consideration LongLeaf shareholders may elect to receive in exchange for their shares of LongLeaf common stock is dependent on (1) the "exchange ratio" and (2) the "average closing price."

"Exchange ratio" means an amount equal to $16.50 divided by the average closing price, rounded to the seventh decimal place.

      "Average closing price" means the volume weighted average of the daily closing sales price of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to the closing date of the merger. However, the average closing price is limited to a maximum of $19.3397452 and to a minimum of $14.2945943, representing values 15% above and below the average closing price as calculated on the date the merger agreement was executed. In other words, if the actual average closing price is greater than $19.3397452, the average closing price will be deemed to be $19.3397452, and the exchange ratio will be set at 0.8531653. If the average closing price falls below $14.2945943, the average closing price will be deemed to be $14.2945943, and the exchange ratio will be set at 1.1542825.

      In addition, if (i) on the date ten days prior to the anticipated closing date of the merger, the volume weighted average of the daily closing sales price per share of Four Oaks common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to such date (referred to as the determination date average closing price) is less than $12.6128773 and
(ii) Four Oaks and the Bank do not agree to adjust the exchange ratio to $14.5588235 divided by the determination date average closing price, then LongLeaf will have a right to terminate the Agreement. Please see "The Merger Agreement--Waiver and Amendment; Termination--Termination" for more information about LongLeaf's right to terminate the transaction in these circumstances.

      Four Oaks will not issue fractional shares. The number of shares of Four Oaks common stock that a LongLeaf shareholder is entitled to receive will be rounded to the nearest whole share, with fractions of 0.5 or more rounded up to the nearest whole share and fractions of less than 0.5 eliminated.

      If either Four Oaks or LongLeaf effects any stock splits, reverse stock splits, stock dividends or similar changes in its capital accounts prior to the effective time of the merger, the calculation for determining the amount of stock to be received by LongLeaf shareholders who elect to receive stock or a combination of cash and stock will be appropriately adjusted in order to give effect to those changes. Each of the shares of LongLeaf common stock held by LongLeaf or by Four Oaks or any of its subsidiaries will be canceled and retired at the effective time of the merger and no exchange or payment will be made with respect to such shares.

      The following table illustrates the calculation of the exchange ratio and the different forms of merger consideration that a holder of 100 shares of LongLeaf common stock may elect to receive in the merger. On [ ], 2008, the closing price of Four Oaks common stock was $[ ]. We can give you no assurance as to what the market price of Four Oaks common stock will be if and when the merger is completed, and LongLeaf shareholders are advised to obtain current market quotations for Four Oaks common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Four Oaks common stock, you should carefully read the information included below under "--Material U.S. Federal Income Tax Consequences" prior to making an election.



  Average
 Closing       Exchange   All Cash     All Share   Cash(2) and Share(4)
   Price      Ratio(1)   Election(2)  Election(3)         Election
-----------  ----------  -----------  -----------  ----------------------
$14.2945943   1.1542825  $  1,650.00          115   $  660.00          69
      14.50   1.1379310     1,650.00          114      660.00          68
      15.00   1.1000000     1,650.00          110      660.00          66
      15.50   1.0645161     1,650.00          106      660.00          64
      16.00   1.0312500     1,650.00          103      660.00          62
      16.50   1.0000000     1,650.00          100      660.00          60
      17.00   0.9705882     1,650.00           97      660.00          58
      17.50   0.9428571     1,650.00           94      660.00          57
      18.00   0.9166667     1,650.00           92      660.00          55
      18.50   0.8918919     1,650.00           89      660.00          54
      19.00   0.8684212     1,650.00           87      660.00          52
 19.3397452   0.8531653     1,650.00           85      660.00          51

---------
(1) Equals $16.50 divided by the average closing price, rounded to the seventh decimal place.
(2) Determined by multiplying 100 shares by $16.50 per share with respect to the all cash election or $6.60 per share with respect to the mixed cash and stock election. Consideration paid in cash is not affected by the average closing price or the exchange ratio.
(3) Determined by multiplying (a) the product of the exchange ratio multiplied by 1.0 by (b) the number of shares of LongLeaf common stock held, or 100 shares for the purpose of this illustration.
(4) Number of shares to be issued determined by multiplying (a) the product of the exchange ratio multiplied by 0.60 by (b) the number of shares of LongLeaf common stock held, or 100 shares for the purpose of this illustration.

      In the illustration provided in the table above, the average closing price is no greater than the $19.3397452 maximum and no less than the $14.2945943 minimum described above. If the average closing price is greater than $19.3397452, you would be entitled to the consideration set forth above corresponding to the $19.3397452 average closing price. If you were to elect to receive shares of Four Oaks common stock under these circumstances, the actual value of the consideration you receive in the merger could be more than $16.50 per share. If you were to elect to receive shares of Four Oaks common stock and the actual average closing price falls below $14.2945943, the value of the consideration you would receive will be less than $16.50 per share. If necessary, the merger consideration will be reallocated as described below under "--Allocation Procedures" to assure an aggregate amount of stock consideration that is between 50% and 70% of the total merger consideration.

      Cash, Stock or Mixed Election. Under the terms of the merger agreement, LongLeaf shareholders may elect to convert their shares into cash, Four Oaks common stock or a combination of cash and Four Oaks common stock. The right of LongLeaf shareholders to elect all stock or all cash consideration for their shares is limited, however, in that:

     o the aggregate number of shares of Four Oaks common stock to be issued in the merger may not be less than an amount equal to (a) the product of $8.25 and the number of shares of LongLeaf common stock validly issued and outstanding at the effective time of the merger divided by
         (b) the average closing price (i.e., 50% of the total merger consideration), and not more than an amount equal to (x) the product of $11.55 and the number of shares of LongLeaf common stock validly issued and outstanding a the effective time of the merger divided by
         (y) the average closing price (i.e., 70% of the total merger consideration); and

     o the aggregate cash amount to be paid to shareholders in the merger may not be less than an amount equal to the product of $4.95 and the number of shares of LongLeaf common stock validly issued and outstanding at the effective time of the merger (i.e., 30% of the total merger consideration), and not more than the product of $8.25 and the number of shares of LongLeaf common stock validly issued and outstanding at the effective time of the merger (i.e., 50% of the total merger consideration).

      These amounts are subject to adjustments for any stock dividend, stock split or other stock payment by LongLeaf prior to the effective time of the merger. These amounts also are subject to adjustment so that the amount of merger consideration to be paid in shares of Four Oaks common stock is not less than the amount necessary to qualify the merger as a tax-free reorganization under Section 368 of the Code. The merger agreement contains allocation procedures to accomplish this result as described below. We are not making any recommendation as to whether LongLeaf shareholders should elect to receive cash, Four Oaks common stock or a combination of both in the merger. Each holder of LongLeaf common stock should consult with his or her own financial advisors and must make his or her own decision with respect to such election.

      Allocation Procedures. It is possible that LongLeaf shareholders in the aggregate will elect to receive an amount of Four Oaks common stock with a value that falls outside of the range of 50% to 70% of the total merger consideration prescribed in the merger agreement. Therefore, the merger agreement describes procedures to be followed under such circumstances. These procedures are summarized below.

     o When Stock Is Oversubscribed: If LongLeaf shareholders elect to receive more Four Oaks common stock than Four Oaks has agreed to issue in the merger, then the merger consideration will be allocated among LongLeaf shareholders under one of two alternative methods. Which method is used will depend on whether the total stock consideration can be reduced to 70% of the deemed total merger consideration by reducing the proportion of Four Oaks common stock to be received by LongLeaf shareholders who elect to receive a combination of stock and cash without reducing such proportion below 50%. If such reduction is possible, then the LongLeaf shareholders who elect all stock consideration will receive all stock, and the LongLeaf shareholders who elect all cash consideration will receive all cash. LongLeaf shareholders who elect a combination of stock and cash will receive the number of shares of Four Oaks common stock equal to (a) the maximum number of shares issuable as stock consideration in the merger (70% of the deemed total merger consideration) minus the total number of shares elected to be received by LongLeaf shareholders under the all stock election divided by (b) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive a combination of Four Oaks common stock and cash. In addition, the LongLeaf shareholders who elect a combination of stock and cash will receive an amount of cash equal to (x) the minimum amount of cash payable as merger consideration (30% of the deemed total merger consideration) minus the total amount of cash elected to be received by LongLeaf shareholders under the all cash election divided by (y) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive a combination of Four Oaks common stock and cash.

         If the total stock consideration cannot be reduced to 70% of the deemed total merger consideration by reducing the proportion of Four Oaks common stock to be received by LongLeaf shareholders who elect to receive a combination of stock and cash without reducing such proportion below 50%, then the LongLeaf shareholders who elected to receive all cash will receive all cash, and the shareholders who elected to receive a combination of stock and cash will receive the number of shares of Four Oaks common stock equal to 50% of the per share stock consideration (which is 1.0 share of Four Oaks common stock multiplied by the exchange ratio) and an amount of cash equal to 50% of the per share cash consideration (which is $16.50) for each of their LongLeaf shares. LongLeaf shareholders who elected to receive all stock will receive the number of shares of Four Oaks common stock equal to
         (a) the maximum number of shares issuable as stock consideration in the merger (70% of the deemed total merger consideration) minus the number of shares allocated to LongLeaf shareholders who elected to receive a combination of stock and cash divided by (b) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive all stock. LongLeaf shareholders who elected to receive all stock will also receive an amount of cash equal to (x) the minimum amount of cash payable as merger consideration (30% of the deemed total merger consideration) minus the aggregate amount of cash allocated to LongLeaf shareholders who elected to receive all cash or a combination of cash and stock divided by (y) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive all stock.

     o When Cash is Overelected: If LongLeaf shareholders elect to receive more cash than Four Oaks has agreed to pay in the merger, then the merger consideration will be allocated among LongLeaf shareholders under one of two alternative methods. Which method is used will depend on whether the total cash consideration can be reduced to 50% of the deemed total merger consideration by reducing the proportion of cash to be received by LongLeaf shareholders who elect to receive a combination of stock and cash without reducing such proportion below 30%. If such reduction is possible, then the LongLeaf shareholders who elect all stock consideration will receive all stock, and the LongLeaf shareholders who elect all cash consideration will receive all cash. LongLeaf shareholders who elect a combination of stock and cash will receive the number of shares of Four Oaks common stock equal to (a) the minimum number of shares issuable as stock consideration in the merger (50% of the deemed total merger consideration) minus the total number of shares elected to be received by LongLeaf shareholders under the all stock election divided by (b) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive a combination of Four Oaks common stock and cash. In addition, the LongLeaf shareholders who elect a combination of stock and cash will receive an amount of cash equal to (x) the maximum amount of cash payable as merger consideration (50% of the deemed total merger consideration) minus the total amount of cash elected to be received by LongLeaf shareholders under the all cash election divided by (y) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive a combination of Four Oaks common stock and cash.

         If the total cash consideration cannot be reduced to 50% of the deemed total merger consideration by reducing the proportion of cash to be received by LongLeaf shareholders who elect to receive a combination of stock and cash without reducing such proportion below 30%, then the LongLeaf shareholders who elected to receive all stock will receive all stock, and the LongLeaf shareholders who elected to receive a combination of stock and cash will receive the number of shares of Four Oaks common stock equal to 70% of the per share stock consideration (which is 1.0 share of Four Oaks common stock multiplied by the exchange ratio) and an amount of cash equal to 30% of the per share cash consideration (which is $16.50) for each of their LongLeaf shares. LongLeaf shareholders who elected to receive all cash will receive the number of shares of Four Oaks common stock equal to (a) the minimum number of shares issuable as stock consideration in the merger (50% of the deemed total merger consideration) minus the total number of shares allocated to LongLeaf shareholders who elected to receive all stock or a combination of stock and cash divided by (b) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive all cash. LongLeaf shareholders who elected to receive all cash will also receive an amount of cash equal to (x) the maximum amount of cash payable as merger consideration (50% of the deemed total merger consideration) minus the aggregate amount of cash allocated to LongLeaf shareholders who elected to receive a combination of cash and stock divided by (y) the total number of shares of LongLeaf common stock for which LongLeaf shareholders elected to receive all cash.

      No guarantee can be made that you will receive precisely the form or mix of consideration that you elect. As a result of the allocation procedures and other limitations outlined in this proxy statement/prospectus and in the merger agreement, if you elect to receive all cash you may receive some stock, if you elect to receive all stock you may receive some cash, and if you elect to receive a combination of cash and stock you may receive a different proportion of cash and stock than you elected.

      For further details on the allocation provisions, please refer to the merger agreement, attached as Appendix A to this proxy statement/prospectus.

Treatment of Stock Options

      In connection with the merger, Four Oaks has agreed to assume all outstanding and unexercised options to purchase LongLeaf common stock. Each outstanding option to purchase LongLeaf common stock granted under LongLeaf's stock option plans, whether vested or not, will be converted automatically at the effective time of the merger into a fully vested option to purchase Four Oaks common stock. LongLeaf options will continue to be governed by the terms of the LongLeaf stock option plan, except that:

     o   all options will be fully vested;

     o the number of shares of Four Oaks common stock subject to the new Four Oaks option will be equal to the number of shares of LongLeaf common stock subject to the LongLeaf stock option immediately prior to the merger (whether or not vested) multiplied by the exchange ratio, rounded down to the nearest whole share;

     o the exercise price per share of Four Oaks common stock subject to the new Four Oaks stock option will be equal to the exercise price per share of the original LongLeaf option divided by the exchange ratio, rounded up to the nearest whole cent; and

          o assumed options held by certain groups of individuals will have different expiration terms as follows:

     o assumed options held by any LongLeaf director who has accepted a position on the Bank's advisory board as of the effective time of the merger will expire on the fourth anniversary of the closing date of the merger;

     o assumed options held by any LongLeaf director who has not accepted a position on the Bank's advisory board as of the effective time of the merger will expire on the first anniversary of the closing date of the merger; and

     o assumed options held by any LongLeaf employee (other than John W. Bullard) who is not retained by the Bank will expire on the first anniversary of the closing date of the merger.

      Each assumed option will be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the effective time of the merger.

Election Procedures; Surrender and Exchange of Stock Certificates

      Election Procedures. Four Oaks has appointed Registrar and Transfer Company as its exchange agent in connection with the merger. Four Oaks will deposit with the exchange agent, for the benefit of LongLeaf shareholders, certificates representing shares of Four Oaks common stock and cash to be issued or paid as consideration in the merger, subject to the allocation procedures described above in "--Merger Consideration; Cash, Stock or Mixed Elections." In accordance with the allocation procedures, LongLeaf shareholders as of the date of the completion of the merger will be entitled to elect to receive cash, stock or a combination of cash and stock in exchange for their shares of LongLeaf common stock.

      LongLeaf shareholders may indicate their preference to receive the mixed consideration, the all stock consideration or the all cash consideration in the merger by completing the election form sent to them shortly after completion of the merger. To be effective, an election form must be properly completed, accompanied by the appropriately endorsed stock certificate(s) (or a lost certificates affidavit) in respect of which the election is being made and the executed transmittal materials sent with the election form, and received by the exchange agent no later than the election deadline specified in the election form (which will not in any event be less than 20 business days after the form is mailed to LongLeaf shareholders). A record holder that fails to submit an effective election form prior to the election deadline will be deemed to have elected to receive the mixed consideration of stock and cash.

      In the event any LongLeaf common stock certificate has been lost, stolen, destroyed or is otherwise missing, the person claiming the missing certificate must give the exchange agent an affidavit attesting to the missing nature of the certificate. Also, the person claiming the missing certificate may have to comply with additional conditions imposed by the exchange agent or Four Oaks pursuant to the provisions of applicable North Carolina law, including a requirement that the shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the exchange agent and Four Oaks. Once the person claiming the missing certificate has satisfied the conditions, the exchange agent will issue in exchange for such missing certificate the cash and/or stock to which he or she is entitled.

      Elections may be revoked or changed upon written notice to the exchange agent prior to the election deadline. If a shareholder revokes the election form and does not properly make a new election by the election deadline, the shareholder will be deemed to have elected to receive the mixed consideration of stock and cash. The exchange agent may use reasonable discretion to determine whether any election, revocation or change has been properly or timely made, and any good faith determination of the exchange agent will be binding and conclusive. None of Four Oaks, the Bank or the exchange agent is under any obligation to notify any person of any defect in an election form.

      Neither LongLeaf's board of directors nor its financial advisor makes any recommendation as to whether any LongLeaf shareholder should choose the mixed consideration, the all stock consideration or the all cash consideration for his or her shares of LongLeaf common stock. Each LongLeaf shareholder should consult with his or her own financial advisors and must make his or her own decision.

      Surrender and Exchange of Stock Certificates. Together with the election form, Four Oaks' exchange agent will send LongLeaf shareholders transmittal materials with instructions on how to surrender their LongLeaf stock certificates.

      LongLeaf shareholders should carefully review and complete such materials and return them as instructed, together with their stock certificates for LongLeaf common stock. LONGLEAF SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES TO LONGLEAF, FOUR OAKS OR FOUR OAKS' EXCHANGE AGENT UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS WITH INSTRUCTIONS FROM THE EXCHANGE AGENT.

      Shares of LongLeaf common stock held in book-entry form or in a brokerage account will be exchanged without the submission of any LongLeaf stock certificate.

      LongLeaf shareholders will receive the merger consideration allocated to them as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the exchange agent or other steps have been taken to surrender the evidence of their stock interest in LongLeaf in accordance with the instructions accompanying the letter of transmittal. Four Oaks is not obligated to deliver the Four Oaks stock certificates or other consideration to any former LongLeaf shareholder until such shareholder has delivered the appropriate documentation and properly surrendered his or her LongLeaf stock certificates (unless such certificates are held in book-entry form or "street name," in which case they will be exchanged without being surrendered). Whenever a dividend or other distribution with a record date on or after the date on which the merger is completed is declared by Four Oaks on its common stock, the declaration will include dividends or other distributions on all shares of Four Oaks common stock that may be issued in connection with the merger. Four Oaks, however, will not pay any dividend or other distribution that is payable to any former LongLeaf shareholder until such shareholder has delivered the appropriate documentation and properly surrendered his or her LongLeaf stock certificates.

      If certificates representing shares of LongLeaf common stock are presented for transfer after the merger becomes effective, they will be cancelled and exchanged, as applicable, for shares of Four Oaks common stock and a check for any undelivered dividends or distributions on the Four Oaks common stock after the merger. At the time the merger becomes effective, the stock transfer books of LongLeaf will be closed, and no transfer of shares of LongLeaf common stock by any shareholder will be made or recognized.

Background of and Reasons for the Merger

      Background of the Merger. In early 2007, LongLeaf's management began to consider strategies for addressing the increased regulatory burden associated with its status as a public company registered under the Exchange Act, including compliance with Sarbanes-Oxley. The first strategy it considered was a "going private" transaction, in which shareholders would be asked to approve a share reclassification. Under a share reclassification, some LongLeaf shareholders would have had their common stock converted to preferred stock. Once the reclassification had been accomplished, LongLeaf would have been able to deregister its common stock, and avoid registration of preferred stock, if the number of record holders of each class stayed below certain thresholds.

      LongLeaf retained the investment banking firm Howe Barnes, which routinely advises community banks, to advise it on the financial aspects of the proposed going private transaction. After discussions with legal counsel, and consultation with the FDIC, LongLeaf determined that the going private transaction was not feasible under LongLeaf's particular circumstances.

      Mr. Bullard, LongLeaf's President and Chief Executive Officer, and Howe Barnes then discussed other alternatives, including a sale of LongLeaf, and discussed which banks might have an interest in acquiring LongLeaf and potential acquirers LongLeaf believed might offer the best alternatives for its shareholders, customers, employees and communities. Howe Barnes arranged for Mr. Bullard to meet with the CEOs of several regional banks, including Four Oaks, to learn more about those potential acquirers. In addition, Howe Barnes contacted the CEOs of several regional community banks in North and South Carolina to measure their interest in pursuing an acquisition of a Sandhills region-based bank. Four Oaks appeared to be the most attractive candidate given its stock price, financial performance and corporate culture.

      In particular, on July 25, 2007, Howe Barnes contacted Ayden Lee, the Chairman, President and Chief Executive Officer of Four Oaks, to gauge Four Oaks' interest generally in doing an acquisition and with LongLeaf in particular. Four Oaks commenced an independent analysis regarding LongLeaf's market position and financial condition following this contact. On August 8, 2007, Mr. Lee met with Mr. Bullard for initial discussions on a potential acquisition of LongLeaf by Four Oaks with Four Oaks attempting to identify the potential synergies of a merger and assess any personnel concerns.

      On August 28, 2007, Howe Barnes met with the executive committee of LongLeaf's board of directors and discussed the current state of the trading and acquisition market for community banks, and also presented an overview of Four Oaks, including a hypothetical analysis of possible merger terms between Four Oaks and LongLeaf, and an overview of the typical merger process. Howe Barnes also reviewed with LongLeaf's executive committee its experience in mergers and acquisitions of financial institutions. On August 29, 2007, Four Oaks and LongLeaf entered into a confidentiality agreement in order to explore further discussions regarding a potential merger.

      During early September 2007, Howe Barnes created various merger models to assess potential acquisition scenarios, which it presented to Mr. Lee and Nancy
S. Wise, the Chief Financial Officer of Four Oaks, on September 13, 2007. Following this meeting, Four Oaks commenced internal meetings to assess the Howe Barnes merger models and created its own merger model scenarios, using software purchased from SNL Financial LC, a sector-specific information and research firm in the financial information marketplace. Four Oaks also engaged the services of ERS as its financial advisor, and Mr. Lee and Ms. Wise met with ERS on September 20, 2007 to evaluate the potential positive and negative aspects of a merger and the key elements to assess in its diligence of LongLeaf. On September 29, 2007, Mr. Lee and Ms. Wise had a telephone conference with Howe Barnes to discuss potential pricing of any transaction and the merger models prepared by Howe Barnes.

      On October 3, Four Oaks' executive officers and members of its board of directors held a session with Mr. Bullard in which Mr. Bullard presented the history and financial condition of LongLeaf, discussed his background and answered other questions posed by Four Oaks. The Four Oaks board of directors then held a formal meeting to discuss the viability of a merger with LongLeaf. After discussion of the best use of Four Oaks' funds and the fit of LongLeaf within Four Oaks' business strategy, the Four Oaks board of directors authorized Mr. Lee and Ms. Wise to negotiate the terms of an acquisition transaction with LongLeaf within certain set parameters.

      Four Oaks continued its analysis of a potential acquisition of LongLeaf, including an additional telephone conference with Howe Barnes to discuss revised merger models on October 10, 2007. After an internal meeting of Four Oaks' executive officers on October 10, 2007 to discuss a potential merger and deal negotiation points, Mr. Lee and Ms. Wise communicated through Howe Barnes an offer with proposed pricing based upon a price per share of $16.00 with a mix of stock and cash between 70/30 and 50/50.

      On October 17, 2007, Howe Barnes again met with LongLeaf's executive committee and presented the merger proposal made by Four Oaks. Its presentation included a review of Four Oaks' trading history, of general market considerations, and of the proposed pricing compared to recent financial institution merger transactions. In other respects the merger proposal included basic business terms substantially as set forth in the merger agreement. After consideration of the proposal, LongLeaf's executive committee authorized Howe Barnes to negotiate further with Four Oaks with a counteroffer of $16.50 per share. Howe Barnes communicated this counteroffer to Mr. Lee and Ms. Wise and engaged in negotiations with Four Oaks regarding the counteroffer. On October 18, 2007, Mr. Lee held a telephonic meeting of the Four Oaks board of directors at which the members approved the counteroffer. On October 19, 2007, Mr. Lee sent a formal indication of interest letter to Mr. Bullard setting forth the terms of the transaction, subject to final review and approval by both boards of directors.

      After further discussions and negotiations with Four Oaks, Howe Barnes met with LongLeaf's full board of directors on October 22, 2007. At that meeting, Howe Barnes reviewed the new merger proposal with the same basic business terms except for an increased price per share of $16.50. In addition, Howe Barnes reviewed Four Oaks' trading history, compared the proposal to similar recent merger transactions in the southeast, and provided a general company overview of Four Oaks.

      Based on its analysis of these considerations, LongLeaf's board of directors authorized LongLeaf's executive management, in consultation with Howe Barnes and legal counsel, to conduct due diligence on Four Oaks, allow Four Oaks to conduct due diligence on LongLeaf, and to negotiate a definitive agreement with Four Oaks.

      On October 22, 2007, the Four Oaks board of directors also met to review and discuss the new merger proposal as documented in the indication of interest letter. Executive management reviewed the new merger proposal with the Four Oaks board of directors, including a discussion of its market position, financial condition and a comparison of the proposal to similar recent merger transactions in the southeast. Based on its analysis of these considerations, Four Oaks' board of directors authorized executive management, in consultation with ERS and legal counsel, to conduct due diligence on LongLeaf, allow LongLeaf to conduct due diligence on Four Oaks and to negotiate a definitive agreement with LongLeaf.

      Following the authorization by both boards of directors on October 22, 2007, LongLeaf's and Four Oaks' executive management teams commenced formal diligence and negotiated specific terms of the proposed agreement, including provisions for possible adjustments of the exchange ratio.

      At a special meeting on December 7, 2007, LongLeaf's management presented the board of directors with a draft of the definitive merger agreement, and Howe Barnes presented a detailed analysis of the proposed merger to the board of directors and provided its oral fairness opinion to the effect that, as of that date, and subject to certain assumptions, factors and limitations, the terms of the merger were fair to LongLeaf's shareholders from a financial point of view. Howe Barnes also discussed its due diligence review of Four Oaks. After reviewing the proposed definitive agreement in detail with legal counsel and discussing the agreement and Howe Barnes' financial analysis, the board determined that the proposed merger was in LongLeaf's and its shareholders' best interests. The board authorized management to negotiate a final agreement based on the definitive agreement draft and to execute the final agreement. Howe Barnes' written opinion dated December 7, 2007 is attached as Appendix C to this proxy statement/prospectus.

      At a special meeting on December 7, 2007, Mr. Lee presented the board of directors with a draft of the definitive merger agreement, a detailed analysis of the proposed merger prepared by ERS and ERS's written fairness opinion to the effect that, as of that date, and subject to certain assumptions, factors and limitations, the consideration to be paid by Four Oaks in the merger is fair, from a financial point of view, to the shareholders of Four Oaks. ERS's written opinion dated December 7, 2007 is attached as Appendix D to this proxy statement/prospectus. Mr. Lee also discussed the due diligence review of LongLeaf performed by ERS and the Four Oaks executive management team. After reviewing the proposed definitive agreement in detail with legal counsel and discussing the agreement and ERS's financial analysis, the board determined that the proposed merger was in Four Oaks' and its shareholders' best interests. The board authorized management to negotiate a final agreement based on the definitive agreement draft and to execute the final agreement.

      The final merger agreement was signed on December 10, 2007, in the form attached to and made a part of this proxy statement/prospectus as Appendix A.

      LongLeaf's Reasons for the Merger. LongLeaf's board of directors has approved the merger agreement and the transactions contemplated by the merger agreement and believes the merger is in the best interests of LongLeaf and its shareholders. LongLeaf's board of directors recommends that LongLeaf's shareholders vote to approve the merger agreement and the transactions contemplated by the merger agreement.

      The board evaluated LongLeaf's strategic position in light of the increased competition faced by community financial institutions, the regulatory burdens associated with Sarbanes-Oxley, the consolidation trend in the financial services industry in which competitors seek greater economies of scale and broader product offerings, the economic outlook of LongLeaf's major market area, primarily Richmond County, the lack of liquidity in the trading of LongLeaf's common stock, and the costs of developing the delivery systems for products and services needed to permit LongLeaf to become a stronger competitor. Consideration of each of these factors favored proceeding with the merger, although these considerations did not preclude LongLeaf's ability to remain independent should the merger not be consummated.

      Additional factors the board considered in determining its approval of the merger included review with its legal and financial advisors of the provisions of the merger agreement, the expected tax consequences of the merger to LongLeaf and its shareholders, the historical trading and financial performance of Four Oaks, the compatibility of the corporate cultures of LongLeaf and Four Oaks, due diligence on Four Oaks, Howe Barnes' opinion that the consideration to be received under the merger agreement was fair, from a financial point of view, to the holders of LongLeaf's common stock, the value to be received by LongLeaf's shareholders in relation to the historical trading prices, book value and earnings per share of LongLeaf's common stock, and the likelihood that the merger could be completed, including the likelihood that the regulatory and shareholder approvals necessary to complete the merger would be obtained.

      Although LongLeaf's board considered these and other factors individually, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The board collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger would be in the long term best interests of LongLeaf's shareholders.

      The foregoing discussion of the information and factors considered by the LongLeaf board of directors is not exhaustive, but includes all material factors considered by the board of directors. In reaching its determination to approve and recommend the merger agreement and the transactions contemplated by the merger agreement, the LongLeaf board of directors did not quantify or otherwise attempt to assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently. It should be noted that the board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the caption "Forward-Looking Statements."

      Four Oaks' and the Bank's Reasons for the Merger. The boards of directors of the Bank and Four Oaks believe that the merger presents an important opportunity for the Bank and Four Oaks to increase shareholder value by acquiring a well respected community bank in Richmond and Moore counties in North Carolina, both of which are desirable markets for Four Oaks. These counties represent natural extensions of the Bank's existing market areas, as Moore County is contiguous to Lee County where the Bank is already located, and Richmond County is contiguous to Moore County. The Bank's existing Sanford office located in Lee County is situated just off US 1 as are the two offices of LongLeaf. The Bank also expects to realize profitability improvements in the LongLeaf operations due to merging its back office functions into those of the Bank. The management of Four Oaks and the Bank believe that they will be able to further leverage LongLeaf's existing customer base, branch network and reputation as a method to implement and accelerate Four Oaks' growth strategy and objectives. In addition, Four Oaks and the Bank believe that customers of LongLeaf will benefit from the combination by having access to a larger community bank that offers a full array of products and services at competitive prices.

      While the merger will likely dilute Four Oaks' earnings per share for the period in which it is completed, subject to the amount and timing of projected cost savings that it realizes and to the amount of merger-related expenses charged against its earnings, it is expected that the merger will be accretive to its earnings in future periods.

      Additional factors that the boards of directors of Four Oaks and the Bank considered in determining to approve the merger agreement and merger included a review by their legal and financial advisors of the merger agreement, the expected tax consequences of the merger and the opinion of ERS, their financial advisor, that the consideration to be paid by Four Oaks in the merger is fair, from a financial point of view, to the shareholders of Four Oaks.

      The foregoing discussion of the information and factors considered by the boards of directors of Four Oaks and the Bank is not exhaustive, but includes the material factors considered by them. While the boards considered the above and other factors individually, the boards did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The boards collectively made their determinations with respect to the merger agreement and merger based on the unanimous conclusion reached by their board members, in light of the factors that they considered appropriate, that the merger agreement and merger were in the best interests of the Bank, Four Oaks and Four Oaks' shareholders. In addition, individual directors may have weighed factors differently. It should be noted that the board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the caption "Forward-Looking Statements."

Opinion of LongLeaf's Financial Advisor

      On December 7, 2007, Howe Barnes Hoefer & Arnett, Inc. delivered to the LongLeaf board of directors its opinion to the effect that, as of that date and based upon and subject to various assumptions, matters considered, and limitations on Howe Barnes' review described in the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of LongLeaf. Howe Barnes updated its opinion as of the date of this document. No limitations were imposed by LongLeaf on Howe Barnes with respect to the investigations made or the procedures followed in rendering its opinion.

      LongLeaf retained Howe Barnes to act as its financial advisor in connection with the proposed merger. LongLeaf selected Howe Barnes as its financial advisor based upon Howe Barnes' qualifications, expertise, and reputation in advising financial institutions and other companies. As part of its investment banking business, Howe Barnes is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes.

      THE FULL TEXT OF HOWE BARNES' WRITTEN OPINION TO LONGLEAF'S BOARD, DATED DECEMBER 7, 2007, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY HOWE BARNES, IS ATTACHED AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. THE FAIRNESS OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF HOWE BARNES' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOWE BARNES' OPINION IS DIRECTED TO LONGLEAF'S BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF LONGLEAF AS TO HOW A SHAREHOLDER SHOULD VOTE WITH REGARD TO THE MERGER AT THE SPECIAL MEETING OF SHAREHOLDERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS. THE OPINION ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO THE HOLDERS OF LONGLEAF'S COMMON STOCK. THE OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF LONGLEAF'S BOARD TO APPROVE OR PROCEED WITH OR EFFECT THE MERGER, OR ANY OTHER ASPECT OF THE MERGER.

      Howe Barnes has consented to the inclusion of its opinion and to the inclusion of the summary of its opinion in this proxy statement/prospectus. In giving such consent, Howe Barnes does not concede that it comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor does it concede that it is an expert within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the SEC thereunder with respect to any part of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part.

      In connection with rendering its original opinion, Howe Barnes:

     1)   Reviewed the terms of the merger agreement;

     2) Reviewed Four Oaks' recent filings with the SEC, including its proxy statement filed March 30, 2007, annual reports on Form 10-K for the three years ended December 31, 2006, 2005 and 2004, and quarterly reports on Form 10-Q for the three months ended September 30, 2007, June 30, 2007 and March 31, 2007;

     3) Reviewed LongLeaf's recent filings with the FDIC, including its proxy statement filed April 13, 2007, annual reports on Form 10-KSB for the three years ended December 31, 2006, 2005 and 2004, and quarterly reports on Form 10-QSB for the three months ended September 30, 2007, June 30, 2007 and March 31, 2007;

     4) Reviewed current reports to shareholders of Four Oaks as filed on Form 8-K with the SEC from January 1, 2005 to the date of its opinion;

     5) Reviewed current reports to shareholders of LongLeaf as filed on Form 8-K with the FDIC from January 1, 2005 to the date of its opinion;

     6) Reviewed certain internal financial information and financial forecasts relating to the business, earnings, cash flows, assets and prospects of LongLeaf furnished to Howe Barnes by LongLeaf, and reviewed certain financial information relating to the business, earnings, cash flows and assets of Four Oaks;

     7) Held discussions with members of senior management of LongLeaf and Four Oaks, including without limitation their respective outside accountants, legal advisors and others concerning the past and current results of operations of LongLeaf and Four Oaks, their respective current financial condition and managements' opinion of their respective future prospects;

     8) Reviewed the historical record of reported stock trading prices, trading activity and dividend payments for both LongLeaf and Four Oaks;

     9) Compared the reported financial terms of selected recent business combinations in the banking industry; and

     10) Performed such other studies and analyses as Howe Barnes considered appropriate under the circumstances.

      The written opinion provided by Howe Barnes to LongLeaf, dated as of December 7, 2007, was necessarily based upon economic, monetary, financial market, and other relevant conditions as of the date the opinion was rendered. Accordingly, it is important to understand that although subsequent developments may affect its opinion, Howe Barnes does not have any obligation to further update, revise, or reaffirm its updated opinion.

      In connection with its review and arriving at its opinion, with the consent of LongLeaf's board, Howe Barnes assumed and relied upon the accuracy and completeness of the financial information and other pertinent information provided by LongLeaf and Four Oaks to Howe Barnes for purposes of rendering its opinion. Howe Barnes did not assume any obligation to independently verify any of the information discussed above, including, without limitation, information from published sources, as being complete and accurate. With regard to the financial information, including financial projections it received from LongLeaf, as well as estimates of cost savings, Howe Barnes assumed that this information reflected the best available estimates and good faith judgments of management as to LongLeaf's future performance and that the projections provided a reasonable basis upon which Howe Barnes could formulate its opinion. LongLeaf does not publicly disclose internal management forecasts or projections of the type utilized by Howe Barnes in connection with Howe Barnes' role as its financial advisor, and those forecasts and projections were not prepared with a view towards public disclosure. These forecasts and projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions LongLeaf faces. Accordingly, actual results could vary significantly from those set forth in the forecasts and projections.

      Howe Barnes does not purport to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect to loan portfolios and, accordingly, assumes that LongLeaf's allowances and Four Oaks' allowances were adequate to cover any losses. In addition, Howe Barnes has not reviewed and does not assume any responsibility for any individual credit files and did not make an independent evaluation, appraisal, or physical inspection of the assets or liabilities, contingent or otherwise, of LongLeaf's or Four Oaks' individual properties, nor was Howe Barnes provided with any such appraisals. In rendering its opinion, Howe Barnes expressed no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of LongLeaf, or any class of such persons relative to the merger consideration to be received by the holders of the common stock of LongLeaf in the transaction or with respect to the fairness of any such compensation. In addition, for purposes of rendering its written opinion, Howe Barnes assumed that (i) the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any of its material terms or conditions, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity, and (ii) the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules, and regulations.

      In connection with rendering its opinion to LongLeaf's board, Howe Barnes performed a variety of financial and comparative analyses, which are briefly summarized below. Such summaries do not purport to be a complete description of the analyses performed by Howe Barnes. The fact that any specific analysis has been referred to in the summaries below is not meant to indicate that the analysis was given greater weight than any other analysis. Accordingly, the ranges of values resulting from any particular analysis described below should not be taken to be Howe Barnes' view of LongLeaf's or the combined company's actual value. Moreover, Howe Barnes believes that the analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, including information presented in tabular form, without considering all of the analyses and factors, could create an incomplete understanding of the process underlying the analyses and, more importantly, a misleading or incomplete view of its opinion as to fairness from a financial point of view that is based on those analyses.

      Comparable Transaction Analysis. Howe Barnes reviewed and compared financial performance and pricing information for the following groups of United States bank merger transactions announced in the 24 months ended December 4, 2007, referred to as the "Nationwide Merger Groups":

     o    Bank acquisitions in the United States in the preceding 24 months;

     o Bank acquisitions in the United States involving acquired banks with assets of $25 million to $75 million;

     o Bank acquisitions in the United States with total deal values of $5 million to $25 million;

     o Bank acquisitions in the United States involving acquired banks with returns on average assets of less than 0%;

     o Bank acquisitions in the United States involving acquired banks with returns on average equity of less than 0%; and

     o Bank acquisitions in the United States involving acquired banks with tangible capital to tangible assets of 10% to 15%.

      Pricing ratios for the merger were compared to the Nationwide Merger Group's medians of (1) price to book value, (2) price to tangible book value,
(3) capital adjusted price to tangible book value, (4) price to last twelve months reported earnings, (5) tangible book value premium to core deposits, and
(6) premium paid to market price, or collectively, the "Pricing Ratios," as seen below:

                                                   Capital
                                                     Adjusted
                                          Price/     Price/                 Tangible Book
                       Number   Price/  Tangible    Tangible      Price/       Premium/    Premium/
                         of      Book      Book        Book    LTM Reported     Core        Market
Groups (1)              Deals   Value     Value     Value(2)   Earnings(3)   Deposits(4)    Price(5)
------------------------------ -------- ---------- ----------- ------------ ------------- -----------
Last 24 Months             511     221%       234%        263%    22.2x             17.9%         30%

Assets $25 - $75
 Million                   125     181%       183%        215%    21.7x             12.2%         79%

Deal Value $5 - $25
 Million                   164     189%       191%        221%    21.3x             12.7%         31%

ROAA less than 0%           44     167%       162%        198%      NA               8.0%         33%

ROAE less than 0%           44     167%       162%        198%      NA               8.0%         33%

Tangible Capital 10% -
 15%                       142     202%       203%        273%    21.7x             17.4%         32%
-----------------------------------------------------------------------------------------------------

High                               221%       234%        273%    22.2x             17.9%         79%

Median                             185%       187%        218%    21.7x             12.5%         32%

Low                                167%       162%        198%    21.3x              8.0%         30%
-----------------------------------------------------------------------------------------------------

LongLeaf (6)                       169%       169%        246%      NM              15.8%       17.9%
-----------------------------------------------------------------------------------------------------

 *Source: SNL Financial LC as of December 4, 2007

(1)  Medians for bank mergers and acquisitions announced in the last two years
(2)  Estimated premium paid on first 7% of tangible capital
(3)  Last twelve months fully-diluted earnings per share
(4)  Premium over tangible book value as a percentage of core deposits
(5)  Based on LongLeaf's last known Pink Sheets trade of $14.00 per share
(6)  Based on a deal value per share of $16.50


      In addition, Howe Barnes reviewed a selected group of bank merger transactions with the target located in Georgia, North Carolina, South Carolina, Tennessee, or Virginia and not located in metro markets. The transactions were announced since January 1, 2005 and included acquired banks with assets less than $200 million, tangible capital greater than or equal to 7.0% and return on average assets less than or equal to 0.50%, referred to as the "Guideline Transactions." The following table represents the Guideline Transactions:


   Acquiror                            Target
   --------                            ------
   Citizens Bancshares Corp.           Jacksonville State Bank
   Citizens Bancshares Corp.           Pamplico Bank & Trust Company
   TrustAtlantic Financial Corp.       Millennia Community Bank
   CBS Banc-Corp.                      Farmers Bank
   First Community Corp.               Dekalb Bankshares
   GB Bank Group, Inc.                 Tippins Bankshares, Inc.
   Argentum Capital Mgmt, LLC.         Smith River Community Bank

      The following table represents a comparison of the merger to the Guideline Transaction Pricing Ratios:

                                                                Capital Adjusted
                                    Price/          Price/           Price/           Price/       Tangible Book
                                     Book       Tangible Book    Tangible Book     LTM Reported    Premium / Core
Target                               Value          Value           Value(1)        Earnings(2)      Deposits(3)
----------------------------------------------- -------------- ------------------ --------------- ----------------
Jacksonville State Bank                    148%           148%               217%              NM            10.9%

Pamplico Bank & Trust Company              150%           150%               237%              NM            12.6%

Millennia Community Bank                   153%           153%               258%              NM            17.3%

Farmers Bank                               150%           150%               167%             29x             8.2%

Dekalb Bankshares                          183%           183%               258%              NM            28.0%

Tippins Bankshares, Inc.                   156%           156%               172%              NM             7.1%

Smith River Community Bank                 152%           152%               152%              NM             5.3%

------------------------------------------------------------------------------------------------------------------

High                                       183%           183%               258%             29x            28.0%

Median                                     152%           152%               217%             29x            10.9%

Low                                        148%           148%               152%             29x             5.3%
------------------------------------------------------------------------------------------------------------------

LongLeaf (4)                               169%           169%               246%              NM            15.8%
------------------------------------------------------------------------------------------------------------------

*Source: SNL Financial LC as of December 4, 2007
(1)  Estimated premium paid on first 7% of tangible capital
(2)  Last twelve months fully-diluted earnings per share
(3)  Premium over tangible book value as a percentage of core deposits
(4)  Based on LongLeaf's last known Pink Sheets trade of $14.00 per share

      Comparable Public Company Analysis. Howe Barnes analyzed the market performance of several bank indices, as identified by SNL Financial LC, for the three-year period ending December 6, 2007. Howe Barnes analyzed the trading performance of all publicly traded banks in the United States with assets less than $250 million, the SNL Bank Index, and all publicly traded Southeast banks. During this period, the index of banks with assets less than $250 million decreased 0.8%, the SNL Bank Index increased 3.2%, and the index of all publicly traded Southeast banks increased 2.6%.

      In addition, Howe Barnes compared December 6, 2007 trading multiples of LongLeaf to the following selected groups of public banks, as defined by SNL Financial LC, referred to as the "Nationwide Trading Groups":

o    All public banks;
o    Public banks with assets of $25 million to $75 million;
o    Public banks with market capitalizations of $5 million to $25 million;
o    Public banks with returns on average assets of less than 0%;
o    Public banks with returns on average equity of less than 0%;
o    Public banks with tangible capital to tangible assets of 10% to 15%;
o    Public banks located in North Carolina; and
o    Public banks located in the Southeast.

      LongLeaf's December 6, 2007 trading multiples were compared to the Nationwide Trading Group medians, as seen below:

                                                                       Price/
                                     Number         Price/               MRQ           Price/        Price/
                                       of        LTM Reported         Reported          Book     Tangible Book   Dividend
Groups (1)                         Companies      Earnings(2)        Earnings(3)        Value        Value         Yield
---------------------------------------------- ----------------- ------------------- ----------- -------------- -----------
All Companies                             1068       14.0x              13.7x               129%           145%        2.9%

Assets $25 - $75 Million                    72       26.2x              19.7x               108%           108%        1.8%

Market Cap $5 - $25 Million                246       15.5x              15.0x               108%           109%        2.5%

ROAA less than 0%                           64        NA                36.3x               104%           106%        3.7%

ROAE less than 0%                           81        NA                25.9x               105%           107%        3.7%

Tangible Capital 10% - 15%                 232       15.0x              14.8x               124%           128%        2.8%

North Carolina                              51       14.2x              13.6x               125%           145%        2.5%

Southeast                                  242       13.1x              13.4x               121%           137%        3.0%
---------------------------------------------------------------------------------------------------------------------------

High                                                 26.2x              36.3x               129%           145%        3.7%

Median                                               14.6x              14.9x               115%           119%        2.8%

Low                                                  13.1x              13.4x               104%           106%        1.8%
---------------------------------------------------------------------------------------------------------------------------

LongLeaf Pink Sheet (4)           $      14.00        NM                  NM                139%           139%          -

LongLeaf Internal Trade Data (5)  $      16.00        NM                  NM                158%           158%          -
---------------------------------------------------------------------------------------------------------------------------

   *Source: SNL Financial LC as of December 4, 2007
(1)  Median values; based on September 30, 2007 financial information
(2)  Last twelve months fully-diluted reported earnings per share
(3)  Most recent quarter fully-diluted reported earnings per share
(4)  Based on Pink Sheets trade data as of December 6, 2007
(5)  Most recent trade as provided by LongLeaf management

      Howe Barnes also compared historical operating, financial and trading performance for LongLeaf to a select group of North Carolina and South Carolina public banks, as defined by SNL Financial LC, with available public trading data and assets of less than $150 million, referred to as the "Guideline Companies." The Guideline Companies do not include banks that are the target of an announced merger. Howe Barnes considered these companies to be reasonably similar in scope of operations for purposes of its analysis.

The following tables represent the comparison of LongLeaf to the Guideline
Companies:

                                                                    Price/                         Price/
                                                    Price/            MRQ            Price/      Tangible
                                     Closing     LTM Reported      Reported           Book          Book
Company (1)                           Price      Earnings(2)      Earnings(3)        Value         Value     Dividend Yield
----------------------------------------------- -------------- ----------------- -------------- ------------ ---------------
Alliance Bank & Trust Company     $        9.90     23.6x            30.9x                 109%         109%        0.0%

Bank of Commerce                  $       10.00       NM               NM                  106%         106%        0.0%

BankGreenville Financial Corp     $        7.15       NM               NM                   89%          89%        0.0%

Carolina Trust Bank               $       12.72     19.3x            24.5x                 136%         138%        0.0%

Cornerstone Bancorp               $       12.50     14.5x            15.6x                 130%         130%        0.0%

Parkway Bank                      $       10.30     14.9x            17.2x                 101%         101%        0.0%

TriStone Community Bank           $       10.25       NM               NM                  107%         107%        0.0%
----------------------------------------------------------------------------------------------------------------------------

High                                                23.6x            30.9x                 136%         138%        0.0%

Median                                              17.1x            20.8x                 107%         107%        0.0%

Low                                                 14.5x            15.6x                  89%          89%        0.0%
----------------------------------------------------------------------------------------------------------------------------

LongLeaf Pink Sheet (4)           $       14.00       NM               NM                  138%         138%        0.0%

LongLeaf Internal Trade Data (5)  $       16.00       NM               NM                  158%         158%        0.0%
----------------------------------------------------------------------------------------------------------------------------

*Source: SNL Financial LC as of December 6, 2007
(1)  Based on September 30, 2007 financial information
(2)  Last twelve months fully-diluted reported earnings per share
(3)  Most recent quarter fully-diluted reported earnings per share
(4)  Based on Pink Sheets trade data as of December 6, 2007
(5)  Most recent trade as provided by LongLeaf management

                                                     Guideline
                                   LongLeaf (1)     Companies (1) (2)
---------------------------------- ---------------- -----------------
Balance Sheet Ratios
----------------------------------
  Total Assets ($MM)                $           58   $           109
  Loans / Deposits                              92%               95%
  Borrowings / Assets                          4.7%              7.6%
  Tangible Equity / Tangible
   Assets                                     13.8%             14.7%

Growth Rates (LTM)
----------------------------------
  Asset Growth Rate                           16.0%             31.2%
  Loan Growth Rate                            17.9%             25.5%

Profitability Ratios
----------------------------------
  Interest Rate Margin                        3.59%             3.91%
  Non-interest Income / Average
   Assets                                     1.08%             0.45%
  Non-interest Expense / Average
   Assets                                     4.71%             3.85%
  Efficiency Ratio                             107%               70%
  ROAA                                       -0.25%             0.72%
  ROAE                                        -1.6%              4.5%

Asset Quality
----------------------------------
  LLR / Loans                                 1.18%             1.18%
  NPA's / Assets                              0.75%             0.00%

Other
----------------------------------
  Deposits / Branch ($MM)           $         46.9   $          44.0
----------------------------------  ---------------  ----------------

(1)  Source: SNL Financial LC financial information as of September 30, 2007
(2)  Median values

      Present Value Analysis. Howe Barnes estimated the value of LongLeaf based on the projected net income through December 31, 2011, provided by LongLeaf management. Howe Barnes relied upon the management of LongLeaf as to the reasonableness and achievability of the financial and operating projections. No dividends were projected to be paid to shareholders during this period.

      Howe Barnes estimated the value of LongLeaf on an aggregate and per share basis by:

o Calculating a market value as of December 31, 2011 by multiplying LongLeaf's 2011 estimated net income by a range of selected terminal multiples ranging from 19.0x to 23.0x, based on a December 4, 2007 20.9x price-to-last twelve month earnings multiple of nationwide public banks with assets between $50 and $150 million (Source: SNL Financial LC). LongLeaf's management estimates that it will be $107 million in assets by the end of 2011; and

o Discounting the market value to the present value using a range of selected discount rates from 14% to 16%, based on typical bank investor return expectations.

      Based on these assumptions, the implied per share value of LongLeaf common stock ranged from $6.67 to $8.66 and the implied aggregate value ranged from $5.2 million to $6.8 million. Howe Barnes noted that the present value analysis was considered because it is a widely used valuation methodology, but that the results of the methodology are not conclusive and are highly dependent upon the numerous assumptions that must be made, including discount rates, terminal multiples and management net income projections.

      Accretion / Dilution Analysis. On the basis of financial projections established by management, and estimates of on-going cost savings accruing to the combined companies, as well as estimated one-time costs related to the transaction, Howe Barnes compared pro forma equivalent earnings per share, cash earnings per share, book value per share, tangible book value per share and cash dividends per share to the stand-alone projections of LongLeaf and Four Oaks. No assumptions were made regarding revenue enhancements following the completion of the transaction. These comparisons indicated:

     o 1064.9% accretion to earnings per share and 1077.2% accretion to cash earnings per share for LongLeaf shareholders in the first year of combined operations;

     o 0.0% dilution to earnings per share and 1.1% accretion to cash earnings per share for Four Oaks' shareholders in the first year of combined operations;

     o 3.6% dilution to book value per share and 13.7% dilution to tangible book value per share for LongLeaf shareholders in the first year of combined operations; and

     o 6.6% accretion to book value per share and 4.5% dilution to tangible book value per share for Four Oaks' shareholders in the first year of combined operations.

The estimates of achievable cost savings and revenue synergies and the timing of the realization of such cost savings and revenue synergies are based on numerous estimates, assumptions, and judgments and are subject to significant uncertainties. Actual results may vary, and variations in amounts and timing may be material.

      Contribution Analysis. Howe Barnes compared the contribution of LongLeaf to the combined companies relative to its approximate ownership of the combined companies. The analysis indicated that LongLeaf shareholders would own approximately 7.0% of the pro forma shares of Four Oaks. LongLeaf's approximate contributions are listed below by category:

                                                  Contribution % (1)
                                           --------------------------------
                                              LongLeaf        Four Oaks
                                           --------------- ----------------
Ownership (shares)                                    7.0%            93.0%

Assets                                                7.8%            92.2%
Loans                                                 7.9%            92.1%
Deposits                                              8.4%            91.6%
Equity                                               12.9%            87.1%
Tangible equity                                      12.9%            87.1%

2008 net income - without synergies(2)                1.1%            98.9%
2008 net income - with synergies(2)(3)                8.0%            92.0%
2008 net income - cash basis(2)(3)                    8.9%            91.1%

2009 net income - without synergies                   2.7%            97.3%
2009 net income - with synergies(3)                   9.6%            90.4%
2009 net income - cash basis(3)                      10.3%            89.7%
-------------------------------------     ---------------- ----------------

* Note all balance sheet data is as of September 30, 2007
(1) Based on a deal value of $16.50 per share and consideration of 60% stock / 40% cash
(2)  Annualized
(3)  Synergies allocated to target

      In performing its analyses, Howe Barnes made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond LongLeaf's or Four Oaks' control. The analyses performed by Howe Barnes are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by those analyses. Howe Barnes drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Estimates of company valuations do not purport to be appraisals or to necessarily reflect the prices at which companies or their respective securities actually may be sold. Accordingly, those analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and Howe Barnes does not assume any responsibility if future results are materially different from those projected.

      As described above, Howe Barnes' opinion and presentation to LongLeaf's board were among the many factors taken into consideration by LongLeaf's board in making its determination to approve the merger, and to recommend that LongLeaf's shareholders approve the merger.

      LongLeaf has agreed to pay Howe Barnes an amount equal to 2% of the total consideration received by LongLeaf and its shareholders for Howe Barnes' financial advisory services rendered in connection with the proposed merger. Howe Barnes has received $75,000 to date, with the remainder of its fee payable at closing of the proposed merger as a success fee. LongLeaf's board was aware of this fee structure and took it into account in considering Howe Barnes' fairness opinion and in approving the merger. In addition, LongLeaf has agreed to reimburse Howe Barnes for reasonable expenses incurred by it on LongLeaf's behalf up to $5,000, and to indemnify Howe Barnes against liabilities arising out of the merger, including the rendering of Howe Barnes' fairness opinion. During the two years preceding the date of the opinion, Howe Barnes has not had a material relationship with LongLeaf or Four Oaks where compensation was received or that it contemplates will be received after closing of the transaction.

Opinion of Four Oaks' Financial Advisor

      Equity Research Services, Inc. was retained to render an opinion whether the consideration offered pursuant to the merger agreement dated December 10, 2007 by and among Four Oaks, the Bank and LongLeaf is fair to the holders of Four Oaks' common stock, from a financial point of view. ERS did not participate in the negotiations between Four Oaks and LongLeaf. The full text of ERS's opinion is included as Appendix D to this proxy statement/prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by ERS in connection with the opinion. It is a condition to Four Oaks' and the Bank's obligations to consummate the merger that ERS issue a bringdown letter dated within ten business days prior to the mailing of this proxy statement/prospectus indicating that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the aggregate merger consideration paid by Four Oaks in the merger is fair, from a financial point of view, to the shareholders of Four Oaks. In satisfaction of this condition, ERS has issued an updated opinion letter dated as of [ ], 2008.

      ERS's opinion is solely directed to Four Oaks' board of directors and addresses only the fairness, from a financial point of view, of the consideration paid in the merger. It does not address Four Oaks' underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any Four Oaks shareholder as to how such shareholder should vote with respect to the merger or as to any other matter. This opinion is provided by ERS and not by or on behalf of any other party for whom ERS has or may from time to time provide contract research services.

      ERS's opinion was one of many factors taken into consideration by Four Oaks' board of directors in making its determination to approve the merger agreement, and the receipt of ERS's opinion is a condition precedent to Four Oaks' consummation of the merger. The opinion of ERS does not address the relative merits of the merger as compared to alternative business strategies that might exist for Four Oaks or the effect of any other business combination in which Four Oaks might engage.

      ERS is a North Carolina-based corporation primarily engaged in (i) performing valuations of, and valuations related to, closely held and publicly traded companies, (ii) providing contract equity research services to broker dealers and (iii) providing investor relations services to companies. The investor relations services ERS provides include preparing analyses in the forms of reports that are made available to the respective companies and the investment community. All reports generated by ERS for the purpose of investor relations are designated "Investor Relations Reports" and ERS receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but do consider certain investment characteristics of the respective company's securities. In addition, ERS regularly fields inquiries from brokers, shareholders and others who have questions about the respective company. In connection with these services, including and related to the Investor Relations Reports, the majority of ERS's clients are banks that are located in the southeast, and one of ERS's clients is Four Oaks. ERS has never had any relationship with LongLeaf.

      ERS was selected by Four Oaks as its financial advisor because of its knowledge of and experience in valuations and capital markets and expertise in the commercial banking industry.

      THE FULL TEXT OF ERS'S OPINION, DATED DECEMBER 7, 2007, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY ERS, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. THE FOLLOWING SUMMARY OF ERS'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. ERS'S OPINION WAS DELIVERED TO THE BOARD OF DIRECTORS OF FOUR OAKS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE SHAREHOLDERS OF FOUR OAKS, OF THE AGGREGATE MERGER CONSIDERATION TO BE PAID IN THE MERGER AND DOES NOT ADDRESS THE FAIRNESS TO, OR ANY OTHER CONSIDERATION OF, CREDITORS OR OTHER CONSTITUENCIES OF FOUR OAKS, OR ANY OTHER ASPECT OF THE MERGER, INCLUDING THE MERITS OF THE UNDERLYING DECISION BY FOUR OAKS TO ENGAGE IN THE MERGER.

      In conducting its investigation and analysis of the merger, ERS interviewed members of senior management of Four Oaks and LongLeaf to discuss their operations, historical financial statements, strategic plans and future prospects. ERS reviewed and analyzed material prepared in connection with the merger, including but not limited to the following: (i) the merger agreement and related documents; (ii) Four Oaks' Forms 10-K for the years ended December 31, 2006, 2005 and 2004; and Forms 10-Q for the periods ended September 30, 2007, June 30, 2007, and March 31, 2007; (iii) Four Oaks' Proxy Statement dated April 2, 2007; (iv) LongLeaf's Forms 10-KSB for the years ended December 31, 2006, 2005 and 2004; and Forms 10-QSB for the periods ended September 30, 2007, June 30, 2007, and March 31, 2007; (v) LongLeaf's Proxy Statement dated April 12, 2007; (vi) certain operating and financial information provided to ERS by the management of Four Oaks relating to its business and prospects; (vii) the historical stock prices and trading volume of LongLeaf's common stock; (viii) the historical stock prices and trading volume of Four Oaks' common stock; (ix) the publicly available financial data of banks and bank holding companies which ERS deemed generally comparable to LongLeaf; and (x) the terms of recent acquisitions of banks and bank holding companies which ERS deemed generally comparable in whole or in part to LongLeaf. ERS also conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate.

      While ERS has taken care in its investigation and analyses, it has relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to it by the respective institutions or which was publicly available and has not assumed any responsibility for independently verifying such information. ERS has also relied upon the management of Four Oaks and LongLeaf as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions upon which they are based) provided to ERS with respect to Four Oaks and LongLeaf. In addition, ERS has assumed that such forecasts and projections reflect the best currently available estimates and judgments of management.

      ERS is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowance for loan losses. Accordingly, ERS has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Four Oaks and LongLeaf at September 30, 2007, and ERS assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the SEC as of the date of such financial statements. ERS also assumed that the merger in all respects is compliant with, and will be consummated in compliance with, all laws and regulations applicable to Four Oaks and LongLeaf and that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Four Oaks, LongLeaf or the combined entity, as the case may be, or on the contemplated benefits of the merger, including the expected synergies. ERS has not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Four Oaks or LongLeaf or their respective subsidiaries, nor has it reviewed any loan files of Four Oaks or LongLeaf or their respective subsidiaries. ERS's opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date the opinion was rendered.

      The following is a summary of certain aspects of ERS's analysis that was performed in connection with its fairness opinion.

      Comparable Transactions. As part of its analysis, ERS reviewed other transactions involving whole-bank acquisitions that had occurred since January 1, 2006, only considering those transactions where the selling bank had less than $300 million in assets and had experienced negative returns on average assets immediately preceding the date of announcement. Of the transactions that met those criteria, ERS eliminated those that were pending and those for which valuation data was not available. This resulted in 18 transactions.

      ERS then considered the terms of those transactions and considered the prices paid for those institutions based on a variety of ratios in comparison to the price to be paid in the merger. ERS used financial data as of September 30, 2007 for purposes of calculating the respective merger ratios and a price of $16.50 per share for purposes of calculating the value of the transaction. ERS also included in the deal value the intrinsic value of LongLeaf's outstanding stock options.

      Relative to the banks sold in the transactions considered, LongLeaf had a slightly superior (albeit negative) level of profitability, with a negative 0.25% return on average assets for the most recent trailing 12 months, versus a median return on average assets of negative 0.47%. LongLeaf's return on average equity was likewise slightly higher than the median, although its asset quality, as measured by nonperforming assets as a percentage of assets, was worse than the median of the group.

      The range of deal values to stated book value for the 18 transactions mentioned above was from 124% to 263%. The median deal value was 185% of stated book value. The comparable figure for the LongLeaf transaction was 169%, lower than the median and within the range of the companies. On the basis of tangible book value, the median deal value was 185% of stated book value. The comparable figure for the LongLeaf transaction was 169%, lower than the median and within the range of the companies. The maximum percentage of tangible book value for the group was 633%.

      The range of percentages of deal value to total assets for the 18 transactions was from 6.8% to 25.8%. The median deal value percentage was 16.4% of assets. The comparable figure in the LongLeaf transaction was 23.2%, higher than the median but within the range of the group. The franchise premium (the transaction value less the tangible book value) divided by core deposits (total deposits excluding certificates of deposit more than $100,000) ranged from a low of 1.8% to a high of 21.7%, with a median of 9.3%. The percentage in the LongLeaf transaction was 15.8%.

      While most of the multiples paid for LongLeaf were higher than the medians, they were all within the range of those for the 18 transactions included in this analysis.

                                    LongLeaf    Comparable Transactions
                               Community Bank   Median        Low        High
                               -------------------------------------------------
Assets ($000s)                    57,634        61,042      11,560    289,492
ROAA (%)                           -0.25         -0.47       -2.63      -0.11
ROAE (%)                           -1.64         -3.88      -44.10      -0.77
NPAs/Assets (%)                     0.75          0.16        0.00       3.58


Total Deal Value to (%):
Stated Book Value                  168.5         185.4       123.6      262.6
Tangible Book Value                168.5         185.4       123.6      633.1
Assets                              23.2          16.4         6.8       25.8
Tangible BV Premium/Core Deposits   15.8           9.3         1.8       21.7


      Comparison of LongLeaf and Four Oaks to Comparable Institutions. ERS also compared LongLeaf and Four Oaks to a group of comparably sized publicly traded commercial banks. For comparative purposes for LongLeaf, ERS selected publicly traded commercial banks with less than $100 million in assets that were located in North Carolina, South Carolina, Virginia and Georgia, of which there were 14. ERS then considered factors including, but not limited to, asset size, capitalization, asset quality and reserve coverage, profitability ratios and valuation measures. This analysis indicated that LongLeaf was somewhat smaller than the median company but generally had slightly better profitability ratios. Specifically, its return on average assets of negative 0.25% compared favorably to the median of negative 0.42%, while its return on average equity and efficiency ratios were likewise slightly better. Its equity to assets ratio was lower than the peer median. Finally, while its level of nonperforming assets to assets was worse than the median for the group, its level of reserves as a percentage of loans was comparable. All of these performance measures were within the minimum and maximum ranges of the peer group.

      LongLeaf's common stock trades inactively. The last formally recorded trade in the stock occurred on November 2, 2007 at a price of $14.00 per share. Based on a value of $14.00 per share, LongLeaf's shares traded at percentages of stated and tangible book value that were well above the medians of the group. LongLeaf's percentage of price to assets was also higher than the median for the group. Selected figures comparing LongLeaf to the peer group are included in the table below.

                                    LongLeaf    Comparable Companies
                               Community Bank   Median        Low        High
                               -------------------------------------------------
Assets ($000s)                    57,634        85,313      44,977     97,464
LTM ROAA (%)                       -0.25         -0.42       -4.06       1.15
LTM ROAE (%)                       -1.64         -1.83      -16.19       9.36
Efficiency Ratio (%)                99.3         102.3        59.8      182.6
Equity/Assets (%)                   13.8          16.7        12.4       32.2
NPAs/Assets (%)                     0.75          0.00        0.00       2.44
Reserves/Loans (%)                  1.18          1.17        0.70       1.95

Price to:
Stated Book Value (%)              138.5         107.1        68.0      125.7
Tangible Book Value (%)            138.5         108.7        68.0      125.7
Assets (%)                          19.1          17.3        11.4       37.3
LTM EPS (x)                     Negative          30.4    Negative       66.9

      ERS also compared Four Oaks to a set of institutions, which included commercial banks based in North Carolina, that had assets between $250 million and $1 billion, consisting of 20 institutions. Four Oaks had a higher level of profitability, as measured by returns on average assets and equity, and likewise had a better efficiency ratio than the median for the group. Its equity to assets ratio was slightly below the median for the group, as were the ratios of nonperforming assets to assets and reserves to loans. Based on the closing price of $16.00 on December 6, 2007, Four Oaks' common stock generally traded at a premium to the market. As a percentage of stated book value, its price is 183.9%, versus 133.9% for the median of its peer group, while its price as a percentage of tangible book value was 184.0%, versus 149.0% for the median of the peer group. As a percentage of assets, Four Oaks' common stock traded at 14.5%, higher than 11.6% for the median institution, and it traded at 18.3 times trailing 12-month earnings, versus a comparable figure of 17.1 times earnings for the peer median. Selected figures comparing Four Oaks to the industry are presented below.

                                 Four Oaks      Comparable Companies
                                  Fincorp       Median        Low        High
                               -------------------------------------------------
Assets ($000s)                   683,059       492,577     268,748    929,051
LTM ROAA (%)                        0.92         0.88        0.04        1.90
LTM ROAE (%)                       11.46         9.94        0.51       21.12
Efficiency Ratio (%)                58.0         62.1        45.2        86.7
Equity/Assets (%)                    7.9           8.0         6.1       12.8
NPAs/Assets (%)                     0.40         0.44        0.03        1.44
Reserves/Loans (%)                  1.22         1.27        0.99        1.87

Price to:
Stated Book Value (%)              183.9         133.9        94.9      344.9
Tangible Book Value (%)            184.0         149.0        99.5      344.9
Assets (%)                          14.5          11.6         8.1       26.7
LTM EPS (x)                         18.3          17.1        10.1       53.9

      Pro Forma Transaction Analysis. ERS also considered certain pro forma effects resulting from the merger with LongLeaf. Specific considerations included, but were not limited to, the impact of the merger on Four Oaks' assets, net loans, deposits, equity, equity per share and earnings, as well as other selected measures. ERS also considered the anticipated impact of the merger on projected earnings, based largely on representations made to it by Four Oaks and LongLeaf. This pro forma analysis was based on data available at the time the projections were made and incorporated significant cost savings that Four Oaks' management believes can be achieved subsequent to the merger. These cost savings are projected by Four Oaks' management at approximately 45% of LongLeaf's annual noninterest expense, with those savings increasing in subsequent years.

      Assuming 60% of the consideration from the merger is paid in Four Oaks' common stock, and using the average of the two analyst estimates for 2008, as reported by SNL Financial and First Call, ERS's analysis indicated that the transaction is expected to be essentially neutral to Four Oaks' 2008 earnings per share, but slightly accretive to earnings per share in 2009. The assumed growth rate for Four Oaks' 2009 earnings was 10% over the 2008 level. Using the same assumptions above, the transaction would be accretive to Four Oaks' stated book value per share by approximately 7% and dilutive to tangible book value by approximately 4%.

      For all of the above analysis, the actual results by the pro forma company following the transaction will vary from the projected results and the variations may be material. Accordingly, none of the analysis contained in this proxy statement/prospectus should be construed as necessarily being indicative of the actual impact of the merger on Four Oaks when consummated.

      Relative Contribution. ERS also analyzed the relative contributions of Four Oaks and LongLeaf to the assets, deposits, net loans, stockholders' equity and earnings of the pro forma combined entities. ERS also analyzed the contribution to projected 2008 earnings of the pro forma combined companies using the assumptions discussed previously. Based on financial statements as of September 30, 2007, LongLeaf would be contributing approximately 7.8% of the assets of the combined entity, while it would be contributing 7.9% of loans, 8.4% of deposits and 12.9% of equity. Its earnings contribution for the trailing 12 months ended September 30, 2007 was negative. However, based on the cost savings and other assumptions previously mentioned, LongLeaf would be contributing approximately 5.0% to the projected 2008 earnings of the combined entity. Assuming 60% of the consideration from the merger is paid in Four Oaks' common stock and using a price of $16.82 for Four Oaks common stock (which is the volume weighted average closing price of Four Oaks common stock for the trailing 20 consecutive trading days ending three business days prior to the date on which the merger agreement was signed), LongLeaf shareholders would own approximately 7.0% of the combined entity's stock. This ownership percentage will change based on the actual exchange ratio used in the transaction, and will be a function of the volume weighted average of the daily closing sales price as quoted on the OTCBB during the 20 consecutive trading days, ending three business days prior to the closing date, subject to certain limitations.

      Net Present Value Analysis. ERS also performed an analysis that estimated the net present value of the projected earnings for LongLeaf through December 31, 2012, assuming that LongLeaf performed in accordance with the internal financial projections for the years ended December 31, 2008 through December 31, 2012, as developed by Four Oaks' senior management after discussions with LongLeaf. The vast majority of the projected earnings were derived from cost savings that Four Oaks' management expects to achieve. To approximate the terminal value for this set of cash flows at December 31, 2012, ERS applied price to earnings multiples ranging from 12x to 16x. (Over the past ten years, the average PE ratio for Four Oaks has been 17.1x, while for the SNL Bank Index, which consists of approximately 400 publicly traded banks in the U.S., it was 17.2x. For the past five years, the average PE multiples for Four Oaks and the SNL Bank Index have been 19.2x and 14.3x, respectively. As of December 6, 2007, the multiples for Four Oaks and the SNL Bank Index were 16.8x and 11.7x, respectively.) The income streams and terminal values were discounted to present values using different discount rates ranging from 11% to 15%, chosen to reflect different assumptions regarding required rates of return. Based on this analysis, ERS calculated values ranging from a low of $13.17 per share to a high of $19.28 per share. In the absence of the cost savings mentioned above, all of the net present values would have been well below the $16.50 price offered for the shares. The table below provides a summary of the net present values that were developed based on ERS's analysis.

                                                Discount Rates
                                          -------------------------------
                                             11%       13%        15%
                                          -------------------------------
            Terminal Year          12.0    $15.45     $14.25    $13.17
            Multiple of            14.0    $17.37     $16.00    $14.77
            Earnings               16.0    $19.28     $17.75    $16.37

      While net present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including expense savings levels, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

      Control Premiums. In arriving at its opinion, ERS also considered the premium of the purchase price over the pre-announcement price of LongLeaf's stock. Although trading in LongLeaf common shares is limited, there have been a number of transfers that have occurred over the past year, although most of those did not occur on a public exchange. LongLeaf's management provided ERS with a list of all transfers of which it was aware that took place between January 1, 2007 and December 7, 2007. In that time period, approximately 14,355 shares changed hands in 36 transactions at prices that ranged from a low of $14.00 to a high of $16.25. The weighted average price of the total shares transferred was $15.78 per share. Eight of those trades occurred since September 1, 2007, and all of those trades occurred between the prices of $15.50 and $16.00 per share. The last trades for which there are public records occurred on November 2, 2007 at $14.00 per share. (One trade of 1,000 shares occurred at $14.00 per share, while another trade of 500 shares also occurred at $14.00 per share.) A price of $16.50 implies a control premium of approximately 18%.

      Numerous studies have been performed to quantify the premiums paid in control transactions involving publicly traded stocks. While ERS believes that LongLeaf's trading activity is far more limited than most of the stocks included in such studies, it nevertheless considered these studies in its analysis. Control premiums may be influenced by many factors, such as trading liquidity, concentration of ownership, relative attraction of the acquiree, as well as other factors. Based on the studies, control premiums have generally been as high as 20% to 50% (i.e., the price paid in the acquisition was 20% to 50% higher than the pre-announcement price). It should be noted that the studies referred to above reflect control premiums for a broad cross-section of firms and are not necessarily limited to the financial services industry.

      The preparation of a fairness opinion requires the consideration of the most appropriate methods of financial analysis and their applications. The applications of that analysis consider many factors, all of which considered together result in a final opinion of fairness or not. As a result, the evaluation is not susceptible to partial analysis. Accordingly, none of the above analysis should be considered as a single determinant of fairness but should be construed as part of an overall analysis.

      In its analysis, ERS made numerous assumptions with respect to business conditions, economic conditions, projections of Four Oaks' and LongLeaf's performance, as well as other matters, many of which are beyond Four Oaks' and LongLeaf's control. Any estimates contained in ERS's analysis are not necessarily indicative of future results or values.

      Based upon and subject to the analysis above, including such matters as ERS considered relevant, ERS rendered its opinion on December 7, 2007 and updated as of [ ], 2008, that the consideration to be paid by Four Oaks in the merger is fair, from a financial point of view, to the shareholders of Four Oaks. For its services, ERS will receive a fee of $30,000, which is not contingent upon the completion of the merger. Four Oaks also agreed to reimburse ERS for its reasonable out-of-pocket expenses and to indemnify ERS against certain liabilities, including certain liabilities under federal securities laws.

Management and Operations After the Merger

      Upon completion of the merger, LongLeaf will cease to exist as a separate entity. It is expected that John W. Bullard, who currently serves as LongLeaf's President and Chief Executive Officer and as a director, will be appointed to the boards of directors of Four Oaks and the Bank, subject to his consent and any necessary regulatory approvals.

      As soon as reasonably practicable after the effective time of the merger, the Bank will create an advisory board for the Richmond County and Moore County market, appoint John S. Stevenson, M.D., LongLeaf's current chairman of the board, as chairman of the advisory board and offer to each other LongLeaf director a seat on the advisory board.

      It is also expected that immediately upon completion of the merger, certain current executives of LongLeaf will or may be employed by the Bank. For additional information regarding the expected employment arrangement of current LongLeaf executive officers, see "--Interests of Certain Persons in the Merger." Information concerning the current management of LongLeaf is included below under "About LongLeaf." Information concerning the current management of Four Oaks is included in the documents incorporated by reference in this proxy statement/prospectus. See "Additional Information."

Interests of Certain Persons in the Merger

      General. Members of LongLeaf's management and its board of directors have certain interests in the merger that are in addition to their interests as shareholders of LongLeaf. LongLeaf's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and recommending that LongLeaf's shareholders approve the merger agreement and the transactions contemplated by the merger agreement.

      It is expected that immediately after completion of the merger, certain current executives of LongLeaf will be employed by the Bank. Except as covered by the employment agreement between the Bank and Wayne O. Farrah III, which is described below, and any employment agreement that may be entered into by the Bank and Shane R. English, the LongLeaf employees who continue to be employed by the Bank after the merger will be employed on an "at-will" basis, and none of Four Oaks, the Bank or any affiliate of either of them will be obligated to employ any such person for any specific period of time or in any specific position.

      Voting Agreements of LongLeaf Officers, Directors and Certain Shareholders. In connection with the execution of the merger agreement, LongLeaf's directors and two of its executive officers, and LongLeaf shareholders Rich Scot Investments, LLC and J. Neal Cadieu, entered into voting agreements with Four Oaks and the Bank in which each such person agreed to vote his or her shares in favor of the merger and not to make any transfers of his or her stock prior to closing. On the record date for the LongLeaf special meeting of shareholders, the parties to the voting agreements held [ ] shares of LongLeaf common stock, or approximately [ ] percent of the outstanding shares of LongLeaf common stock, which constitutes approximately [ ] percent of the vote required to approve the merger agreement and the transactions contemplated by the merger agreement.

      Directors and Officers of LongLeaf Following the Merger. As soon as reasonably practicable after the later of the effective time of the merger or the first annual meeting of Four Oaks' shareholders following the date of the merger agreement, Four Oaks and the Bank will cause John W. Bullard, LongLeaf's current President and Chief Executive Officer and a director, to be elected or appointed to the boards of directors of Four Oaks and the Bank, provided that Mr. Bullard consents to such election or appointment and that the necessary regulatory approvals are obtained. In addition, as soon as practicable after the effective time of the merger, the Bank will create an advisory board for the Richmond County and Moore County market, appoint John S. Stevenson, M.D., LongLeaf's current chairman of the board, as chairman of the advisory board and offer to each other LongLeaf director a seat on the advisory board. Former directors of LongLeaf will be compensated for service on the advisory board (including in the capacity as chairman) at the rate of $225 per month until the second anniversary of the effective time of the merger, at which time compensation for further service on the advisory board will be determined by Four Oaks.

      LongLeaf's current employment agreements with John W. Bullard and Wayne O. Farrah III will be terminated without "cause" (as defined in such employment agreements) at the effective time of the merger, and Four Oaks has agreed to enter into an employment agreement with Mr. Farrah (and with Shane R. English if Mr. English so elects) and a consulting agreement with Mr. Bullard. In connection with the termination of Mr. Bullard's existing employment agreement with LongLeaf, Mr. Bullard will receive approximately $298,069, which represents the amount payable as severance upon termination without cause in connection with a change in control under his current employment agreement with LongLeaf, to be paid in 36 equal monthly installments commencing with the first full calendar month following the closing of the merger. In connection with the termination of Mr. Farrah's current employment agreement, Four Oaks or the Bank will make a lump sum payment to Mr. Farrah in the amount of $72,900, representing one-half of the amount payable upon a change in control under Mr. Farrah's existing employment agreement with LongLeaf. In the employment agreement to be entered into between the Bank and Mr. Farrah described below, Mr. Farrah will acknowledge that he has no further entitlements and neither the Bank nor LongLeaf has any obligations under his employment agreement with LongLeaf.

      Employment and Consulting Agreements with Wayne O. Farrah III and John W. Bullard. At the effective time of the merger, the Bank will enter into an employment agreement with Wayne O. Farrah III to serve as head of the Bank's Richmond County operations. In addition, upon election by Shane R. English, the Bank will use commercially reasonable efforts to enter into an employment agreement with Mr. English on terms mutually agreeable to the Bank and Mr. English. The Bank will also enter into a consulting agreement with John W. Bullard. The following summary of the proposed terms of Mr. Farrah's employment agreement and Mr. Bullard's consulting agreement is not intended to be complete and each is qualified in its entirety by reference to the forms of such agreements attached as exhibits to the merger agreement, which is attached to this proxy statement/prospectus as Appendix A.

      Wayne O. Farrah III Employment Agreement. Mr. Farrah's employment agreement will provide that he will be employed by the Bank as head of the Bank's Richmond County operations. The term of Mr. Farrah's employment agreement will be for the three-year period commencing on the date of the closing of the merger. Mr. Farrah will receive an annual salary of $97,200, payable in monthly installments. He will be eligible to participate in the Bank's benefit plans and programs generally made available to the bank's officers and those generally made available to all salaried employees. In addition, during the term of his agreement, the Bank will pay or reimburse Mr. Farrah for the cost of family coverage under the Bank's group health insurance plan.

      Mr. Farrah's employment may be terminated:

     o upon written notice in the event of Mr. Farrah's physical or mental inability to perform the essential functions of his duties for a period of six months;

     o    immediately for "cause" (as defined in the employment agreement);

     o without "cause" upon 30 days' written notice from the Bank to Mr. Farrah; or

     o    immediately upon Mr. Farrah's death.

      If Mr. Farrah's employment is terminated for disability as described above, then he will be entitled to receive an amount equal to his then current monthly salary (less any applicable taxes and withholdings) for the lesser of six months or the then remaining term of his employment agreement, payable in a lump sum within 30 days of his termination.

      If Mr. Farrah's employment is terminated without cause prior to a "change in control" (as defined in the employment agreement), then he will be entitled to receive an amount (less any applicable taxes and withholdings) equal to his then current monthly salary for 12 months, payable in substantially equal installments. In addition, the Bank will reimburse Mr. Farrah for COBRA premiums for 12 months following his termination without cause.

      If Mr. Farrah's employment is terminated without cause within 18 months following a change in control, or Mr. Farrah terminates his employment for "good reason" (as defined in the employment agreement) within 18 months following a change in control after complying with the notice and cure period provisions set forth in the employment agreement, then Mr. Farrah will be entitled to receive the following:

     o all accrued compensation through the termination date plus any bonus for which Mr. Farrah would be eligible in the year of termination, prorated through the termination date, payable in a lump sum;

     o a severance payment equal to one and one-half times the amount of (i) Mr. Farrah's then current base salary plus (ii) Mr. Farrah's most recent bonus (annualized if paid on less than an annual basis), to be paid in 18 equal monthly installments; and

     o    reimbursement for COBRA premiums for 18 months following termination.

      Under the employment agreement's non-solicitation and non-competition provisions, Mr. Farrah will agree that, during the term of his employment and for six months following the termination of his employment (regardless of the reason for his termination), he will not:

     o compete with the Bank, directly or indirectly, on his own or on another's behalf, in Richmond County, North Carolina, any county in North or South Carolina that is contiguous to Richmond County, or any other county in which the Bank maintains a business office on the date of termination of Mr. Farrah's employment; or

     o hire, offer employment to or otherwise solicit for employment any person who is employed by the Bank at any time during the one-year period prior to the termination of Mr. Farrah's employment.

Ownership by Mr. Farrah, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company whose shares are regularly traded on a national securities exchange or in the over-the-counter market will not violate the non-competition provision.

      John W. Bullard Consulting Agreement. Mr. Bullard's consulting agreement with the Bank will be for a three-year term, commencing on the closing date of the merger agreement. Mr. Bullard will provide such consulting services as may be reasonably requested by the Bank upon reasonable notice to Mr. Bullard. He will receive an annual retainer of $50,000, to be paid in substantially equal monthly installments, in exchange for his services and for certain obligations contained in the consulting agreement. The Bank will also pay expenses reasonably incurred by Mr. Bullard in rendering his consulting services.

      The consulting agreement may be terminated by Mr. Bullard upon 30 days' written notice to the Bank. The Bank may terminate the consulting agreement only if Mr. Bullard materially breaches the agreement or engages in dishonesty, fraud, felonious conduct or other conduct that is materially injurious to the Bank. In the event the consulting agreement is terminated, regardless of the reason for such termination, Mr. Bullard will be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services and reimbursement of any then outstanding expenses.

      Pursuant to the terms of the consulting agreement, Mr. Bullard will agree that, for a period of three years from the closing of the merger (regardless of whether the consulting agreement may have been terminated earlier than the end of that period), he will not:

     o compete with the Bank, directly or indirectly, on his own or on another's behalf, in Richmond County, North Carolina, any county in North or South Carolina that is contiguous to Richmond County, or any other county in which the Bank maintains a business office on the date of termination of the consulting agreement; or

     o hire, offer employment to or otherwise solicit for employment any person who is employed by the Bank at any time during the three-year period following the closing date of the merger or who was employed by the Bank as of that date.

The consulting agreement does not prohibit Mr. Bullard from providing appraisal or appraisal review services for lending institutions as an independent contractor. Ownership by Mr. Bullard, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company whose shares are regularly traded on a national securities exchange or in the over-the-counter market will not violate the non-competition provision.

      Security Ownership of LongLeaf Directors and Executive Officers. In addition to any other interest in the merger they may have, directors and executive officers of LongLeaf have an interest in the merger to the extent that they are shareholders of LongLeaf. The following table sets forth information regarding the shares of common stock in which each of LongLeaf's directors and executive officers have a pecuniary interest as of January 22, 2008. The table also sets forth the number of shares subject to stock options held by LongLeaf directors and executive officers as of January 22, 2008.

                               Beneficial Ownership of
                                     Common Stock (1)        Stock Options
                                -------------------------  -----------------
Richard E. Adams                                   41,583              6,600
W. Jeff Barnhardt                                  43,832              6,600
John W. Bullard                                    59,981             18,000
Thomas T. Carr                                     40,993              6,600
Al H. Covington, O.D.                              36,571              6,600
Peggy R. Dean                                       3,500              6,600
Shane R. English                                      -0-              4,000
Wayne O. Farrah III                                 5,258             14,000
Douglas L. Odom                                    35,118              6,600
Thomas W. Parker III                               46,202              6,600
Kenneth R. Robinette                               48,529              6,600
John S. Stevenson, M.D.                            55,156              6,600
William T. Ussery                                  57,983              6,600

(1) Except as otherwise noted, and to the best of LongLeaf's knowledge, the individuals named exercise sole voting and investment power with respect to all shares shown as beneficially owned. The individuals named may be considered to have shared voting and investment power with respect to certain of the listed shares that are held by, for or jointly with their family members, or by companies that they may be considered to control, as follows: Mr. Adams - 7,265 shares; Mr. Barnhardt - 220 shares; Mr. Carr - 4,950 shares; Dr. Covington - 2,555 shares; Mr. Farrah - 3,168; Mr. Parker
     - 9,239 shares; Mr. Robinette - 10,021 shares; Dr. Stevenson - 19,127 shares; and Mr. Ussery - 15,246 shares. Certain individuals disclaim beneficial ownership of the following number of listed shares that are held by or for family members or other persons: Mr. Bullard - 8,149 shares; and Mr. Odom - 1,100 shares. With the exceptions of Ms. Dean, Mr. Farrah and Mr. English, the shares listed for each individual also include 31,818 shares held by Rich Scot Investments, LLC, a limited liability company in which each of them is a member and with respect to which shares each of them may be considered to have shared voting and investment power.

      Directors' and Officers' Insurance. Four Oaks has agreed to, or to cause the Bank to, obtain and maintain, for a period of six years after the closing date of the merger, LongLeaf's current directors' and officers' liability insurance policies or comparable policies.

      Employee Matters. Except as covered by the employment agreement between the Bank and Mr. Farrah, which is described above, and any employment agreement between the Bank and Mr. English, none of Four Oaks, the Bank or any affiliate of either of them will be obligated to employ any LongLeaf employee for any specific period of time or in any specific position. Any LongLeaf employee (other than Mr. Farrah and Mr. English) who becomes an employee of the Bank after the merger will be employed on an "at-will" basis, and the Bank has agreed to provide certain employment benefits to such persons. These benefits will be consistent with the benefits provided by the Bank to its existing employees.

      In addition, the Bank has agreed to provide severance equal to 12 weeks' pay (less applicable taxes and withholdings) to each LongLeaf employee (other than Mr. Bullard and Mr. Farrah who will have individual agreements with the
Bank) who does not become an employee of the Bank or who becomes an employee of the Bank and is terminated within 12 months after the effective time of the merger for any reason other than "cause" (as defined in the merger agreement), death or disability. Four Oaks and the Bank are not required by the merger agreement to continue any specific LongLeaf benefit plans following the merger.

Material U.S. Federal Income Tax Consequences

      The following is a summary of the material U.S. federal income tax consequences of the merger to holders of LongLeaf common stock and does not discuss any aspects of state, local or foreign taxation. The discussion may not apply to special situations, such as LongLeaf shareholders, if any, who hold LongLeaf common stock other than as a capital asset, who received LongLeaf common stock upon the exercise of employee stock options or otherwise as compensation, who hold LongLeaf common stock as part of a "straddle" or "conversion transaction" or who are insurance companies, securities dealers, financial institutions or foreign persons. This summary is based upon U.S. federal tax laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any matter relating to the tax consequences of the merger.

      Consummation of the merger is conditioned upon receipt by Four Oaks and LongLeaf of an opinion from Dixon Hughes PLLC, or Dixon Hughes, concerning the material federal income tax consequences of the merger. Assuming that the merger is completed in accordance with the merger agreement, and based upon factual statements and representations made by the parties to the merger, the Dixon Hughes opinion will provide that:

     o    the merger will constitute a reorganization within the meaning of
          Section 368(a) of the Code;

     o no gain or loss will be recognized by (and no amount will be included in the income of) LongLeaf, Four Oaks or holders of LongLeaf common stock to the extent they exchange their LongLeaf common stock solely for Four Oaks common stock pursuant to the merger. Receipt of both Four Oaks common stock and cash by LongLeaf shareholders in the merger will result in gain being recognized, but no loss being recognized, to LongLeaf shareholders with the amount of recognized gain not to exceed the amount of cash received. Such gain will be capital gain or dividend income depending on whether the receipt of the cash has the effect of a dividend distribution as determined under Section 302 of the Code, but in no event will the amount of any such dividend exceed the LongLeaf common stockholder's ratable share of earnings and profits. Finally, gain or loss will be recognized by those LongLeaf shareholders who exchange their shares solely for cash;

     o Section 356 of the Code will apply to LongLeaf shareholders who receive both cash and Four Oaks stock in the merger and will govern the amount and character of any gain recognized by such shareholders;

     o the aggregate tax basis of the Four Oaks common stock received by holders of LongLeaf common stock who exchange their LongLeaf common stock for Four Oaks common stock in the merger will be the same as the aggregate tax basis of the LongLeaf common stock surrendered in exchange for the Four Oaks common stock, decreased by the amount of cash received by such shareholders but increased by the amount of gain the shareholders recognized in the exchange;

     o the holding period of the Four Oaks common stock received by holders who exchange their LongLeaf common stock for Four Oaks common stock in the merger will include the holding period of the LongLeaf common stock surrendered in exchange therefor, provided that such LongLeaf common stock is held as a capital asset at the time the merger is completed; and

     o a holder of LongLeaf common stock who surrenders a share of LongLeaf common stock or exercises dissenters' rights with respect to a share of LongLeaf common stock and receives solely cash therefor will recognize gain or loss on each share of LongLeaf common stock so surrendered equal to the difference between the fair market value of the cash received for a share of LongLeaf common stock and such stockholder's tax basis in such share of LongLeaf common stock.

      As noted above, no ruling has been sought by the Internal Revenue Service as to whether the merger qualifies as a tax-free reorganization. The fact that no ruling has been sought should not be construed as an indication that the Internal Revenue Service would necessarily reach the same conclusion regarding the merger as set out in this summary. The opinion of Dixon Hughes referred to in this summary is not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed in this summary will not be asserted by a tax authority and ultimately sustained by a court of law.

      Section 1.368-3 of the Treasury Regulations requires that each shareholder that receives Four Oaks shares pursuant to the merger attach to such shareholder's U.S. federal income tax return, for the taxable year in which the merger occurs, a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the merger. Shareholders should consult their own tax advisors regarding these disclosure requirements.

      Because certain tax consequences of the merger may vary depending upon the particular circumstances of each LongLeaf shareholder, whether the shareholder receives cash or stock merger consideration, and other factors, each LongLeaf shareholder should consult his or her own tax advisor to determine the particular tax consequences of the merger to such holder (including the application and effect of state, local and foreign tax laws).

Accounting Treatment

      The merger will be accounted for by Four Oaks as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Four Oaks will record, at fair value, the acquired assets and assumed liabilities of LongLeaf. The amount by which the purchase price paid by Four Oaks exceeds the fair value of the net tangible and identifiable intangible assets acquired by Four Oaks through the merger will be recorded as goodwill.

      Financial statements of Four Oaks issued after completion of the merger will reflect the impact of LongLeaf, but past periods shown will not be restated to reflect LongLeaf's historical financial position or results of operations. The unaudited historical and pro forma comparative per share data contained in this proxy statement/prospectus has been prepared using the purchase method of accounting.

Resales of Four Oaks Common Stock

      Shares of Four Oaks common stock issued to LongLeaf shareholders pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act. This proxy statement/prospectus does not cover resales of Four Oaks common stock received by any LongLeaf shareholder.

    LongLeaf's board of directors recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated by the merger agreement. To be approved, the merger proposal must receive the affirmative vote of the holders of two-thirds of the outstanding shares of LongLeaf common stock.

                              THE MERGER AGREEMENT

      The following is a description of the material provisions of the merger agreement. The description does not purport to be complete. You are urged to read the merger agreement in its entirety. The merger agreement is attached as Appendix A and is incorporated by reference into this proxy statement/prospectus.

Structure of the Merger

      Upon completion of the merger, LongLeaf will be merged with and into the Bank, which is a wholly-owned subsidiary of Four Oaks. The Bank will be the surviving corporation.


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Effective Time of the Merger

      Subject to the conditions for consummation of the merger, the merger will become effective on the date and at the time of filing of the articles of merger with the Secretary of State of the State of North Carolina. The merger agreement requires LongLeaf and Four Oaks to use their reasonable best efforts to cause the effective time to occur within 30 days following the satisfaction or waiver of all closing conditions. LongLeaf and Four Oaks anticipate that the merger will become effective in the first or second quarter of 2008; however, delays in the completion of the merger could occur.

Conditions to Closing the Merger

      Four Oaks, the Bank and LongLeaf are required to complete the merger only after the satisfaction of various conditions, which are set forth in Article VIII of the merger agreement attached as Appendix A to this proxy statement/prospectus. These conditions include, without limitation, the following:

     o LongLeaf shareholders must approve the merger agreement and the transactions contemplated by the merger agreement;

     o None of LongLeaf, Four Oaks, the Bank or any of their respective shareholders may be subject to any decision or award, decree, injunction, judgment, order, ruling or writ of any arbitrator or governmental authority that enjoins or prohibits the consummation of the merger agreement or the merger, and no governmental authority may have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated by the merger agreement;

     o Four Oaks and LongLeaf must have received the required regulatory approvals for the merger, including the consents of the Board of Governors of the Federal Reserve System and the North Carolina Banking Commission, which approvals may not be conditioned or restricted in a manner not reasonably anticipated as of the date of the merger agreement that in the reasonable judgment of the board of directors of either Four Oaks or LongLeaf would so materially and adversely affect the economic or business assumptions of the transactions contemplated by the merger agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement;

     o each party must have obtained any and all consents required for consummation of the merger or for the preventing of any default under any contract or permit of such person, except to the extent that the failure to obtain any such consents could not, individually or in the aggregate, result in a material adverse effect on such person; and

     o the registration statement of which this proxy statement/prospectus is a part must have been declared effective by the SEC, and no stop order suspending such effectiveness may have been initiated or, to the knowledge of Four Oaks and the Bank, threatened by the SEC, and Four Oaks' common stock must be, at the time of issuance, duly qualified or registered, or determined to be exempt from qualification or registration under applicable state securities laws.

      The obligation of Four Oaks and the Bank, on the one hand, and of LongLeaf, on the other hand, to complete the merger is also subject to the satisfaction or waiver of certain additional conditions, including without limitation:

     o the accuracy of the representations and warranties made by the other party or parties in all material respects, except as otherwise specified in the merger agreement;

     o receipt by Four Oaks and LongLeaf of an opinion of Dixon Hughes to the effect that the merger will qualify as a tax-free "reorganization" for federal income tax purposes;


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


     o receipt by Four Oaks and the Bank of an opinion of counsel to LongLeaf concerning matters relating to LongLeaf, and receipt by LongLeaf of an opinion of counsel to Four Oaks and the Bank concerning matters relating to Four Oaks and the Bank;

     o absence of any material adverse effect with respect to the other party or parties;

     o the receipt by Four Oaks and LongLeaf of bringdown opinions of ERS and Howe Barnes, respectively, to the effect that, as of a date within ten business days prior to the mailing of this proxy statement/prospectus, the merger consideration to be paid is fair, from a financial point of view, to Four Oaks and the Bank and to the holders of LongLeaf common stock, respectively; and

     o the entry of the Bank and Wayne O. Farrah III into an employment agreement and the entry of the Bank and John W. Bullard into a consulting agreement.

      In addition, the obligations of Four Oaks and the Bank to complete the merger are also conditioned on, without limitation:

     o the exercise by holders of no more than 10% of the issued and outstanding shares of LongLeaf common stock of such holders' dissenters' rights with respect to the merger;

     o if required by federal securities laws, the receipt by Four Oaks and the Bank of certain written agreements from certain persons deemed to be "affiliates" of LongLeaf, as described in the merger agreement;

     o Four Oaks' receipt of the voting agreements executed by LongLeaf's executive officers, directors and certain LongLeaf shareholders; and

     o the receipt by LongLeaf, and its delivery to Four Oaks of a copy, of a report by Dixon Hughes expressing an unqualified opinion on LongLeaf's statements of income and stockholders' equity and cash flows for the fiscal year ending December 31, 2007, and on LongLeaf's balance sheet as of December 31, 2007.

      LongLeaf's obligation to complete the merger is also conditioned on, without limitation:

     o Four Oaks having authorized its exchange agent to issue the maximum total stock merger consideration, to the extent required by the merger agreement, and having deposited with the exchange agent the maximum total cash merger consideration and authorized the delivery of the merger consideration, all to the extent required by the merger agreement; and

     o its reasonable satisfaction that the assumption of LongLeaf stock options will not subject holders of LongLeaf options to additional income tax under Section 409A of the Code.

      LongLeaf, Four Oaks and the Bank have agreed in the merger agreement to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under the merger agreement so that the merger will be completed. However, they can make no assurances as to whether or when all of the conditions to the merger can or will be satisfied or waived by the party or parties required or permitted to do so. Except in limited circumstances, if any conditions for the merger have not been satisfied or waived on or before September 30, 2008, either LongLeaf, on the one hand, or Four Oaks and the Bank, on the other hand, may terminate the merger agreement and abandon the merger. See "--Waiver and Amendment; Termination--Termination."

Representations and Warranties

      The merger agreement contains customary representations and warranties by each party regarding its respective operations, condition and prospects. Among other things, each party represents, subject in some cases to qualifications based on materiality or the party's knowledge, and (in LongLeaf's case) to scheduled exceptions, that:


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


     o    its operations are in compliance with law;

     o the merger does not conflict with its governing documents, any law applicable to it, its contracts or certain other documents;

     o it has filed all tax returns, and such returns were complete and accurate in all material respects;

     o there have been no changes that could reasonably be expected to have a material adverse effect on it between September 30, 2007 and the date of the merger agreement; and

     o as of the date of the merger agreement, it has no liabilities outside the ordinary course that are not already disclosed in its financial statements or in the merger agreement.

      LongLeaf also makes representations and warranties about specific areas of its business, such as environmental matters, tax matters and employment matters. In addition, LongLeaf represents that:

     o it has timely filed all documents it is required to file with the FDIC since December 31, 2003;

     o its audited and unaudited financial statements complied with FDIC rules and regulations and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented its financial condition; and

     o it has not identified any material weaknesses or significant deficiencies (each as defined in Rule 12b-2 under the Exchange Act) in the design or operation of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15 under the Exchange Act).

      Four Oaks also represents that:

     o the stock to be issued in the merger is legally valid and will not be subject to preemptive rights;

     o    its SEC filings are in compliance with SEC rules; and

     o its audited and unaudited financial statements complied with SEC rules and regulations and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented its financial condition.

      None of these representations survive after the effective time of the merger and there is no post-closing indemnification by either party.

Regulatory Approval

     The merger is subject to approval by the Board of Governors of the Federal Reserve System and by the North Carolina Banking Commission. The merger agreement provides that the obligations of Four Oaks, the Bank and LongLeaf to complete the merger are conditioned on obtaining all consents from, making all filings or registrations with and making all notifications to all regulatory authorities required for consummation of the merger, the effectiveness of each such consent, filing, registration or notification and the expiration of all waiting periods required by law. Four Oaks and LongLeaf have filed an application and notification with the Federal Reserve System and the North Carolina Banking Commission for approval of the merger. While there is no assurance that the required approvals will be received, the management of LongLeaf and of Four Oaks currently are not aware of any reason, condition or circumstance that might lead to a denial of their application.

Waiver and Amendment; Termination


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


      Waiver and Amendment. To the extent permitted by law, Four Oaks, the Bank and LongLeaf may amend the merger agreement by a written agreement signed by the chief executive officer or chief financial officer of each of them, whether before or after shareholder approval of the merger. In addition, before or at the time of completion of the merger, Four Oaks and the Bank, on the one hand, or LongLeaf, on the other hand, may waive any default in the performance of any term of the merger agreement by the other party or parties or may waive or extend the time for the compliance or fulfillment by the other party or parties of any and all of their obligations under the merger agreement. In addition, the merger agreement permits Four Oaks and the Bank or LongLeaf to waive any of the conditions precedent to their obligations under the merger agreement.

      Termination. At any time before the merger is completed, LongLeaf, Four Oaks and the Bank may mutually agree to terminate the merger agreement and not proceed with the merger. Any of the parties may unilaterally terminate the merger agreement if a condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived. In addition, either Four Oaks and the Bank, on the one hand, or LongLeaf, on the other hand, may terminate the merger agreement if:

     o any law or regulation makes consummation of the merger agreement illegal or otherwise prohibited or there is a final decision or award, decree, injunction, judgment, order, ruling or writ of any arbitrator or governmental authority enjoining LongLeaf or its shareholders, on the one hand, or the Bank, Four Oaks or Four Oaks' shareholders, on the other hand, from consummating the merger agreement;

     o all conditions to effect the transactions contemplated by the merger have not been fulfilled or waived by September 30, 2008, and the party or parties seeking termination is or are in material compliance with all obligations under the merger agreement; or

     o the other party or parties commit an uncured material breach of any covenant or agreement contained in the merger agreement or breach any representation or warranty in the merger agreement or its or their disclosure schedule that, individually or in the aggregate, could reasonably be expected to result in a continuing material adverse effect.

      LongLeaf may unilaterally terminate the merger agreement if its board of directors decides to effect a "LongLeaf fiduciary duty termination" (defined below under "--Non-Solicitation") and LongLeaf pays the Bank the termination fee described below.

      In addition, if, on the date ten days prior to the anticipated closing date of the merger (as mutually agreed by the parties), the volume weighted average of the daily closing sales price per share of Four Oaks' common stock as quoted on the OTCBB during the 20 consecutive trading days ending three business days prior to such date (referred to as the determination date average closing price) is less than $12.6128773, then LongLeaf's board of directors has a period of three days in which it may, upon approval by a vote of a majority of all of its members, provide Four Oaks and the Bank written notice that it intends to terminate the merger agreement unless the exchange ratio is set at $14.5588235 divided by the determination date average closing price, rounded to the seventh decimal place. If Four Oaks and the Bank provide written notice within three days after receiving LongLeaf's notice that they agree to adjust the exchange ratio as described above, then the exchange ratio will be adjusted and the merger agreement will not be terminated. If Four Oaks and the Bank fail to notify LongLeaf that they agree to adjust the exchange ratio, then LongLeaf will have an additional three days in which it may notify Four Oaks and the Bank that LongLeaf's board of directors has determined, by a vote of a majority of all of its members, not to terminate the merger agreement.

      Termination Fee. The merger agreement requires LongLeaf to pay the Bank a termination fee of $350,000 prior to termination of the merger agreement by LongLeaf if the LongLeaf board of directors decides to effect a "LongLeaf fiduciary duty termination" (defined below under "--Non-Solicitation"). Further, if transactions substantially similar to the transactions contemplated in an "acquisition proposal" (defined below under "--Non-Solicitation") are consummated within 12 months after LongLeaf effects a LongLeaf fiduciary duty termination, then LongLeaf must pay the Bank an additional termination fee of $350,000 immediately prior to the consummation of such transactions.


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


Non-Solicitation

      The merger agreement provides that LongLeaf will not, and will not permit any of its officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to:

     o take any action to solicit, initiate or encourage, including by way of furnishing or disclosing non-public information, any inquiries or the making of any offer or proposal by any person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving LongLeaf, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, LongLeaf, other than pursuant to the transactions contemplated by the merger agreement, each such offer or proposal referred to as an "acquisition proposal";

     o participate in any discussions or negotiations with or encourage any effort or attempt by any third party or take any other action to facilitate an acquisition proposal; or

     o enter into any contract or understanding with respect to any acquisition proposal or which would require LongLeaf to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement by the LongLeaf shareholders;

except that LongLeaf may, to the extent required by the fiduciary obligations of its board of directors, as determined in good faith by LongLeaf based on the advice of outside counsel in response to any such acquisition proposal that was not solicited by LongLeaf and that did not otherwise result from a breach or deemed breach of LongLeaf's non-solicitation obligations:

     o furnish information pursuant to a confidentiality agreement that is not less restrictive of the third party than the confidentiality agreement among Four Oaks, the Bank and LongLeaf; or

     o    participate in negotiations regarding such proposal.

      Except as described below, neither LongLeaf's board of directors nor any committee of the board of directors may undertake any of the following actions, each referred to as a "prohibited action":

     o withdraw or modify, in a manner adverse to Four Oaks or the Bank, its approval or recommendation of the merger agreement or the merger;

     o approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any acquisition proposal; or

     o    approve or recommend any acquisition proposal.

      If the LongLeaf board of directors determines in good faith, after it has received a "superior proposal" (as defined below) and after it has received advice from outside counsel that the failure to take a prohibited action would result in a reasonable possibility that its board of directors would breach its fiduciary duty under applicable law, the LongLeaf board of directors may take any prohibited action with respect to such superior proposal, but in each case only after (i) LongLeaf has notified Four Oaks and the Bank in writing of such determination set forth above, and at least five business days following receipt of such notice, the superior proposal remains a superior proposal and LongLeaf's board of directors again determines that the failure to take a prohibited action would result in a reasonable possibility of a breach of its fiduciary duty; and
(ii) the merger agreement is terminated and LongLeaf pays the Bank the termination fee described under "--Waiver and Amendment; Termination--Termination Fee" above. Such action that may be undertaken by LongLeaf's board of directors is referred to in this proxy statement/prospectus as the "LongLeaf fiduciary duty termination."

      The term "superior proposal" means a bona fide, written and unsolicited proposal or offer (including a new proposal received by LongLeaf after execution of the merger agreement from a person whose initial contact with LongLeaf may have been solicited by LongLeaf or its representatives prior to the execution of the merger agreement) made by any person or group (other than Four Oaks or any of its subsidiaries) with respect to an acquisition proposal on terms which the LongLeaf board of directors determines in good faith, in the exercise of reasonable judgment (based on the advice of financial advisors and outside legal counsel), and based on the written opinion, with only customary qualifications, of LongLeaf's financial advisor, to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of shares of LongLeaf common stock than the transactions contemplated by the merger agreement, taking into consideration all elements of the transactions contemplated by the merger agreement including, without limitation, the non-taxable element of such transactions.


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


LongLeaf Covenants

      LongLeaf has undertaken certain customary covenants, which include, among others:

      Conduct of Business Pending the Merger. Except as otherwise expressly permitted or contemplated by the merger agreement, LongLeaf will, from the date of the merger agreement until completion of the merger, conduct its business in the ordinary course in substantially the same manner as previously conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other third parties. Except as otherwise contemplated by the merger agreement, LongLeaf has agreed to refrain from doing or agreeing to do any of the following without the prior written consent of Four Oaks, which is not to be withheld unreasonably by Four Oaks:

     o    amend its articles of incorporation or bylaws;

     o authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities, other than the issuance of shares pursuant to the exercise of stock options, or amend any of the terms of any shares of its capital stock;

     o split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or redeem or otherwise acquire any of its capital stock;

     o incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not material to it, incur or assume any short-term debt other than in the ordinary course of business; other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice; make any loan to finance or refinance the purchase of a single-family, owner-occupied residence located within Moore County, North Carolina, in excess of $400,000, or make any other loan in excess of $250,000; or mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien on such assets, other than liens created or existing in the ordinary course of business consistent with past practice;

     o except as required by law or as contemplated in the merger agreement, adopt or amend any benefit plan;

     o grant to any director, officer or employee (i) any options to purchase shares of LongLeaf capital stock or (ii) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or Four Oaks after the consummation of the merger;

     o enter into or amend any employment contract (including any termination agreement), except for any automatic renewals contained in currently existing contracts and increases in compensation payable under employment contracts in the ordinary course of business consistent with past practice;


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


     o acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are material to it, or acquire any person (or division of such person), any equity interest in or the assets of any person (or division of such person) outside the ordinary course of business;

     o make any material change in its accounting or tax policies or procedures, except as required by applicable law or to comply with GAAP, or revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP, applicable law or any regulatory authority;

     o enter into, cancel or modify any contract, except as explicitly permitted by the merger agreement, other than (in the case of cancellation) any contract which may be cancelled without penalty and (in all cases) in the ordinary course of business consistent with past practices; or with the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $25,000, or without the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $10,000, or enter into or amend any contract with respect to any of the foregoing;

     o except in the ordinary course of business consistent with past practice, pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not reflected or reserved against in or contemplated by its financial statements;

     o settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the merger agreement;

     o    merge, combine or consolidate with another person; or

     o    create or acquire any subsidiary.

      Sarbanes-Oxley Compliance. LongLeaf has agreed that on or prior to the closing date of the merger:

     o its management will complete its assessment of the effectiveness of LongLeaf's internal control over financial reporting in compliance with the requirements of Section 404 of Sarbanes-Oxley for the year ended December 31, 2007, regardless of whether it is or will be subject to such requirements;

     o it will establish and maintain effective disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15 under the Exchange
          Act) and internal control over financial reporting (regardless of whether it is subject to Rule 13a-15 or 15d-15), including remediating any material weaknesses or significant deficiencies in such controls; and

     o such controls and procedures shall be effective to ensure that all material information (as such term has been interpreted pursuant to securities laws) concerning LongLeaf is (and to the extent that it is not subject to such requirements, would be) made known on a timely basis to the individuals responsible for the preparation of its filings with regulatory authorities and other public disclosure documents.

      Prior to the closing date of the merger, LongLeaf will deliver to Four Oaks (i) the disclosure specified in Items 307 and 308 of SEC Regulation S-K (other than the disclosure specified in Item 308(b)) as if LongLeaf were subject to such items (including all appropriate documentation supporting such disclosure) and (ii) copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal control over financial reporting.

      Treatment of Loans. LongLeaf has agreed not to extend, renew or refinance certain loans, or agree to do so, except on commercially reasonable terms reasonably acceptable to Four Oaks, including without limitation as to interest rate, real property security and perfection of security interests.


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


Expenses and Fees

      The merger agreement provides that each of the parties will pay all of its own costs and expenses in connection with the transactions contemplated by the merger agreement.

                   RIGHTS OF DISSENTING LONGLEAF SHAREHOLDERS

      Under Article 13 of the North Carolina Business Corporation Act, holders of LongLeaf common stock who object to the merger proposal may "dissent" and become entitled to be paid the fair value, as determined under statutory procedures, of their shares in cash if the merger is completed. The following is only a summary of the rights of a dissenting LongLeaf shareholder. If you intend to exercise your right to dissent, you should carefully review the following summary and comply with all requirements of Article 13. A copy of Article 13 is attached as Appendix B to this document and is incorporated into this discussion by reference. You also should consult with your attorney. No further notice of the events giving rise to dissenters' rights will be furnished by LongLeaf to you.

      If you intend to exercise dissenters' rights, you should be aware that cash paid to you likely will result in your receipt of taxable income. (See "The Merger--Proposal for Shareholders of LongLeaf--Material U.S. Federal Income Tax Consequences.")

      Article 13 of the North Carolina Business Corporation Act provides in detail the procedure which you must follow if you wish to exercise your right to dissent. In summary, to exercise dissenters' rights:

     o if you are a holder of LongLeaf common stock, you must give to LongLeaf, and LongLeaf must actually receive, before the vote on the merger proposal is taken at the LongLeaf special meeting of shareholders, written notice of your intent to demand payment for your shares if the merger is completed, which we refer to as a notice of intent; and

     o if you are a holder of LongLeaf common stock, you must not vote your shares in favor of the merger proposal at the LongLeaf special meeting of shareholders.

      In other words, if you are a holder of LongLeaf common stock, you do not have to vote against the merger proposal, or even vote at all, to exercise dissenters' rights, but you must not vote in favor of the merger proposal. Holders of LongLeaf common stock must give the required written notice of intent. Your failure to satisfy these requirements will result in your not being entitled to exercise dissenters' rights and receive payment of the fair value of your shares in cash under Article 13. Even if you vote against the merger proposal (either in person or by appointment of proxy), you still must send the required notice of intent to exercise dissenters' rights. You should remember that, as described under the caption "Shareholder Meeting--Record Date, Voting Rights, Required Vote and Revocability of Proxies," if you return a signed appointment of proxy but fail to provide instructions on how to vote your shares, you will be considered to have voted in favor of the merger proposal and you will not be able to assert dissenters' rights. If you do not return a proxy card or otherwise vote at all at the LongLeaf special meeting, you will not be treated as waiving your dissenters' rights as long as you have given the required notice of intent as described above.

      A beneficial owner may assert dissenters' rights only if he or she dissents with respect to all shares of LongLeaf common stock of which he or she is the beneficial owner. With respect to shares of LongLeaf common stock that are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters' rights if such beneficial holder also submits to LongLeaf the record shareholder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights. A record owner, such as a broker, who holds shares of LongLeaf common stock as a nominee for others may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all LongLeaf common stock beneficially owned by any one person. In such case, the notice submitted by the broker as record owner must set forth the name and address of the shareholder who is objecting to the merger proposal and demanding payment for such person's shares.


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


      If you intend to dissent, your notice of intent should be mailed or delivered to LongLeaf's CEO, John W. Bullard, at LongLeaf Community Bank, 1401 Fayetteville Road, Rockingham, North Carolina 28379, or it may be hand delivered at the LongLeaf special meeting (before the voting begins). In order for a notice of intent sent by mail to be effective, it must actually be received by LongLeaf at its address prior to the LongLeaf special meeting. A notice of intent that is hand delivered must be received prior to the vote on the merger proposal at the LongLeaf special meeting.

      If you timely deliver a notice of intent, you do not vote in favor of the merger proposal and the merger proposal is approved by LongLeaf's shareholders at the LongLeaf special meeting (or at any adjournment of the meeting), then, within ten days following that approval, LongLeaf will send you a written dissenters' notice, by registered or certified mail, return receipt requested. LongLeaf's dissenters' notice will be accompanied by a copy of Article 13 of the North Carolina Business Corporation Act and will:

     o include a form you can use for demanding payment and state where your payment demand must be sent and where and when your share certificates must be deposited; and

     o specify a date by which LongLeaf must receive your payment demand (which may not be less than 30 nor more than 60 days after the date the LongLeaf's dissenters' notice is mailed).

      After receipt of LongLeaf's dissenters' notice, you must deliver to LongLeaf a written demand for payment and deposit your share certificates with LongLeaf by the date set forth in, and in accordance with the terms and conditions of, LongLeaf's dissenters' notice. Otherwise, you will not be entitled to payment for your shares under Article 13. If you deliver a demand for payment and deposit your share certificates as required by LongLeaf's dissenters' notice, you will retain all other rights as a shareholder until those rights are canceled or modified by completion of the merger.

      As soon as the merger is completed, or within 30 days after receipt of your demand for payment, LongLeaf will pay you (provided that you have satisfied all requirements to exercise dissenters' rights) the amount LongLeaf estimates to be the fair value of your shares, plus interest accrued to the date of payment. LongLeaf's payment will be accompanied by:

     o LongLeaf's latest available year-end financial statements and the latest available interim financial statements;

     o an explanation of how LongLeaf estimated the fair value of your shares and how the interest was calculated;

     o a statement of your rights if you are dissatisfied with LongLeaf's payment or failure to make payment; and

     o    a copy of Article 13 of the North Carolina Business Corporation Act.

      If the merger is not completed within 60 days after the date set for you to demand payment and deposit your share certificates, LongLeaf must return your deposited certificates or release the transfer restrictions on uncertificated shares. If the merger is completed later, LongLeaf must send you a new dissenters' notice and repeat the demand for payment procedures described above.

      If (i) you believe the amount paid by LongLeaf as described above is less than the fair value of your shares of LongLeaf common stock or that the interest due is incorrectly calculated, (ii) LongLeaf does not make timely payment to you or (iii) LongLeaf does not complete the merger and does not return your deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, then you may notify LongLeaf in writing of your own estimate of the fair value of your shares of LongLeaf common stock and the amount of interest due and may demand payment of the amount in excess of any payment by LongLeaf. In any such event, if you fail to take any such action within the 30 days after LongLeaf makes payment for your shares or fails to perform timely, you will be considered to have withdrawn your dissent and demand for payment and waived your rights under Article 13.


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


      If you have taken all required actions and your demand for payment remains unsettled, you may file a lawsuit within 60 days after the earlier of the date of LongLeaf's payment or the date of your demand for payment of the amount in excess of any payment by LongLeaf. If you take no action within that 60-day period, you will be considered to have withdrawn your dissent and demand for payment. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and it has discretion to make all dissenters whose demands remain unsettled parties to one proceeding. Each dissenter made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, to exceed the amount paid by LongLeaf. Court costs, appraisal and counsel fees may be assessed by the court as it deems equitable.

                       DESCRIPTION OF FOUR OAKS STOCK AND
                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

Description of Four Oaks Stock

      General. The authorized capital stock of Four Oaks consists of 10,000,000 shares of common stock, $1.00 par value per share, of which 6,167,989 shares were issued and outstanding on January 22, 2008. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no preemptive rights. Each share of common stock is entitled to participate equally, after the satisfaction of all corporate liabilities, in the distribution of assets in the event of liquidation.

      Voting Rights. Except as otherwise provided by law, each holder of Four Oaks common stock has one vote per share upon all matters voted upon by shareholders. With respect to the election of directors, cumulative voting is not available to shareholders of Four Oaks.

      Dividends. Each share of Four Oaks common stock is entitled to participate equally in dividends as and when declared by the board of directors out of funds legally available for the payment of such dividends.

      Supermajority Vote and Fair Price Provisions. Four Oaks has certain provisions in its articles of incorporation that are designed to provide certain protections from takeovers not deemed to be in the best interests of Four Oaks and its shareholders. Specifically, Four Oaks has adopted a provision in its articles of incorporation that would provide for supermajority vote and fair price protections in certain business combinations and a provision that would require a supermajority vote to amend the articles of incorporation. The goal and policy of the board of directors is not to prevent any takeover attempts, but rather to implement procedures that will promote cooperation with the board of directors by any party desiring to obtain control of Four Oaks and to maximize shareholder value.

      Under the supermajority vote provision in Four Oaks' articles of incorporation, certain mergers or consolidations of Four Oaks with or into any other corporation, the sale, lease or exchange or other disposition of all or substantially all of the assets of Four Oaks, and certain transactions with control persons (as defined in the articles of incorporation) of Four Oaks must be approved as follows:

     o at a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least a majority of the shares of Four Oaks issued and outstanding and entitled to vote on the transaction, provided that such transaction has received the prior approval by a resolution adopted by an affirmative vote of at least 80% of the full board of directors before such transaction is submitted for approval to the shareholders; or

     o at a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least 80% of the shares of Four Oaks issued and outstanding and entitled to vote on the transaction, provided that such transaction has not received prior approval by a resolution adopted by an affirmative vote of at least 80% of the full board of directors, but has received prior approval by resolution adopted by an affirmative vote of a majority of a quorum of the board of directors.

      If the transaction is approved without receiving the approval of 80% of the full board of directors, then the fair price provision in the articles of incorporation permits shareholders who have not voted to approve the transaction to elect to sell their shares to Four Oaks for cash at the "fair price." This fair price provision requires that the consideration for such shares be paid in cash by Four Oaks and that the price per share be equal to the greatest of the following:


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


     o The highest price per share paid for Four Oaks' common stock during the four years immediately preceding the shareholder vote by any shareholder who beneficially owned five percent or more of Four Oaks' common stock and who votes in favor of the transaction;

     o The cash value of the highest price per share previously offered pursuant to a tender offer to the shareholders of Four Oaks within the four years immediately preceding the shareholder vote;

     o The aggregate earnings per share of Four Oaks' common stock during the four fiscal quarters immediately preceding the shareholder vote multiplied by the highest price/earnings ratio of Four Oaks' common stock at any time during the four fiscal quarters or up to the day the shareholder vote occurs;

     o The highest price per share, including commissions and fees, paid by a control person in acquiring any of its holdings of Four Oaks' common stock;

     o The fair value per share of Four Oaks' common stock held by the minority shareholders as determined by an investment banking or appraisal firm chosen by a majority of the members of the board of directors voting against the transaction, if any such firm is chosen by such minority of the board of directors acting in their discretion; or

     o The fair value per share of Four Oaks' common stock held by the minority shareholders as determined by the investment banking or appraisal firm chosen as described above, if any, and such firm does not take into consideration that the shares are held by a minority of Four Oaks' shareholders.

      In addition to the supermajority vote provision described above, amendments to the articles of incorporation of Four Oaks may be adopted only upon the approval of the holders of at least 80% of Four Oaks' outstanding capital stock or by the vote of the holders of at least a majority of all shares of Four Oaks' outstanding capital stock if the proposed amendment received prior approval by a resolution adopted by an affirmative vote of a majority of disinterested members of the board of directors.

      Anti-Takeover Considerations. The supermajority vote of shareholders and the fair price provisions of the articles of incorporation may have certain anti-takeover effects, including that of making Four Oaks a less attractive target for a "hostile" takeover bid or rendering more difficult or discouraging a merger proposal or the assumption of control through the acquisition of a large block of Four Oaks' common stock. The board of directors believes that the fair price provision may encourage companies interested in acquiring Four Oaks to negotiate in advance with the board of directors since, if 80% of the full board of directors approves certain business transactions, the fair price provision and higher shareholder vote requirement would be avoided. The requirement of a vote of a supermajority of shareholders to amend the articles of incorporation of Four Oaks and approve certain business transactions may have anti-takeover effects by allowing a minority of Four Oaks' shareholders to prevent a transaction favored by the majority of shareholders. Also, in some circumstances, the board of directors could cause an 80% vote to be required to approve a transaction, thereby enabling management to retain control over the affairs of Four Oaks and their positions with Four Oaks. The primary purpose of the supermajority vote requirements, however, is to encourage negotiations with Four Oaks' management by groups or corporations interested in acquiring control of Four Oaks and to reduce the danger of a forced merger or sale of assets.

      Other provisions in Four Oaks' articles of incorporation and bylaws that may have anti-takeover effects are the authority of the board of directors under the articles of incorporation to issue up to a maximum of approximately 1,616,450 shares of common stock presently available and the bylaws provision that permits a special meeting of shareholders to be called only by the chief executive officer, president, secretary, the board of directors, or pursuant to the written request of shareholders who own at least 25% of all shares entitled to vote.

      Four Oaks is not aware of any pending or threatened effort to acquire control of Four Oaks or to change its management. In addition, there have been no proposals to Four Oaks' management or its board of directors for merger or the purchase of Four Oaks securities or assets. The board of directors does not presently intend to propose any additional anti-takeover provisions.


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


      Transfer Agent. Registrar and Transfer Company is the transfer agent for Four Oaks' common stock.

Differences in Common Stock of Four Oaks and LongLeaf

      General. Upon completion of the merger, LongLeaf's shareholders will have the opportunity to receive Four Oaks common stock for their LongLeaf common stock and to become shareholders of Four Oaks. Certain legal distinctions exist between owning LongLeaf common stock and owning Four Oaks common stock.

      LongLeaf is a North Carolina banking corporation, and the rights of the holders of LongLeaf common stock are governed by its articles of incorporation and bylaws, by Chapter 53 of the General Statutes of North Carolina (which governs banks) and, to the extent not inconsistent with Chapter 53, by Chapter 55 of the General Statutes of North Carolina, entitled the North Carolina Business Corporation Act (which governs business corporations). Four Oaks is a North Carolina business corporation, and the rights of the holders of Four Oaks capital stock are governed by its articles of incorporation and bylaws and the North Carolina Business Corporation Act. Therefore, in some ways, the rights of LongLeaf's shareholders are different from the rights they will have as holders of Four Oaks common stock. Although it is not practicable to describe all differences, those basic differences which the management of Four Oaks and LongLeaf believe will have the most significant effect on the rights of LongLeaf's shareholders when they become Four Oaks shareholders are discussed below.

      The following is only a general summary of certain differences in the rights of holders of Four Oaks common stock and those of holders of LongLeaf common stock. LongLeaf's shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as a shareholder which will result from the merger.

      Classification of Directors. LongLeaf's board of directors is currently divided into three classes, each with a term of three years, in accordance with its bylaws. Therefore, only a few members of the board of directors must stand for re-election by shareholders at each annual meeting. Four Oaks' bylaws do not provide for a classified board of directors, so each member of its board of directors must stand for re-election at the annual meeting of shareholders each year.

      Business Combinations. Pursuant to Chapter 53, LongLeaf may not merge or consolidate with, or sell substantially all of its assets to, any other entity, or be dissolved, without the prior approval of the holders of at least two-thirds of its outstanding shares. The North Carolina Business Corporation Act generally provides that a corporation may merge, sell substantially all of its assets, or be dissolved with the prior approval of the holders of only a majority of its outstanding shares. Four Oaks' articles of incorporation impose stricter supermajority vote requirements with regard to certain business combinations that may require the affirmative vote of the holders of at least 80% of Four Oaks' common stock for approval of the transaction, as more fully described above under "--Description of Four Oaks Stock." Under the North Carolina Business Corporation Act, Four Oaks may acquire a third party bank or other entity without the approval of its shareholders through the merger of that entity with or into the Bank or another subsidiary of Four Oaks.

      LongLeaf is subject to the North Carolina Control Share Acquisition Act, which, under certain circumstances, would preclude an acquirer of the shares of LongLeaf that crosses one of three voting thresholds (one-fifth, one-third or a majority of all voting power) from obtaining voting rights with respect to such shares unless those rights are granted by resolution adopted by the holders of at least a majority of the outstanding shares of LongLeaf entitled to vote in the election of directors, excluding shares held by interested persons. Four Oaks has specifically opted out of coverage by the North Carolina Control Share Acquisition Act.

      LongLeaf is also subject to the North Carolina Shareholder Protection Act, which requires that certain business combinations with LongLeaf's existing shareholders either be approved by a supermajority of 95% of the voting shares of LongLeaf or meet certain fair price requirements. Four Oaks has specifically opted out of coverage by the North Carolina Shareholder Protection Act.


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


      Amendment of Articles of Incorporation. Under the North Carolina Business Corporation Act, a majority of the votes entitled to be cast by each voting group of the holders of LongLeaf's voting stock is required in order to approve an amendment to LongLeaf's articles of incorporation. However, Chapter 53 requires that proposed amendments to LongLeaf's articles of incorporation to increase or decrease its capital stock be approved by both the North Carolina Commissioner of Banks and the holders of at least two-thirds of all the votes entitled to be cast by each voting group of LongLeaf's shareholders entitled to vote. Under Four Oaks' articles of incorporation, amendments to the articles of incorporation of Four Oaks may be adopted only upon the approval of the holders of at least 80% of Four Oaks' outstanding capital stock or by the vote of the holders of at least a majority of all shares of Four Oaks' outstanding capital stock if the proposed amendment received prior approval by a resolution adopted by an affirmative vote of a majority of disinterested members of the board of directors.

      Amendment of Bylaws. Both LongLeaf's and Four Oaks' bylaws provide that the board of directors may amend or repeal the bylaws, except to the extent otherwise provided by law or the articles of incorporation (or a bylaw adopted by the shareholders, in Four Oaks' case), and that no bylaw adopted, amended, or repealed by the shareholders may be readopted, amended, or repealed by the board of directors unless specifically authorized to do so by the articles of incorporation or a bylaw adopted by the shareholders. Shareholders may amend the bylaws even though the bylaws also may be amended or repealed by the board of directors.

      Four Oaks' bylaws include additional provisions regarding the amendment or repeal of a bylaw that fixes a greater quorum or voting requirement for the board of directors. Such a bylaw may be amended or repealed only by the shareholders if originally adopted by the shareholders (unless the bylaw permits amendment or repeal by the board of directors), or by either the shareholders or board of directors if originally adopted by the board of directors. If the shareholders adopt this type of bylaw, the bylaw may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors. A bylaw that fixes a greater voting or quorum requirement for the board of directors may not be adopted by the board of directors by a vote of less than a majority of the directors then in office and may not by amended by a quorum or vote of the directors less than the quorum or vote prescribed in the bylaw or in a bylaw adopted or amended by the shareholders.

      Repurchase of Capital Stock. Under an interpretation of Chapter 53 by the North Carolina Commissioner of Banks, LongLeaf must receive the prior approval of the holders of two-thirds of its outstanding shares, as well as the prior approval of the North Carolina Commissioner of Banks and the FDIC, before it can repurchase any outstanding shares of its stock. Under the North Carolina Business Corporation Act, in general, Four Oaks can repurchase outstanding shares of its stock by action of its board of directors without the prior approval of its shareholders or any regulator. However, unless it is well-capitalized, well-managed, and has no unresolved supervisory issues, Four Oaks is required to give the Federal Reserve Bank of Richmond prior written notice of a proposed purchase of its outstanding shares if the gross consideration to be paid for that purchase, when added to the net consideration paid by Four Oaks for all purchases of its stock during the 12 months preceding the date of notification, equals or exceeds 10% of Four Oaks' consolidated net worth.

      Share Purchase and Option Plans. Chapter 53 requires that stock option plans for LongLeaf's directors, officers and employees, and share purchase plans for its officers and employees, be approved by at least two-thirds of all the votes entitled to be cast by each voting group of LongLeaf's shareholders entitled to vote. Under the North Carolina Business Corporation Act, equity compensation plans may be approved by the shareholders of Four Oaks if the votes cast favoring approval exceed the votes cast against approval.

      Dividends. Under Chapter 53, a bank may pay dividends only from its undivided profits. If at any time a bank's surplus is less than 50% of its paid-in capital stock, that bank may not declare a cash dividend until it has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid-in capital stock. However, no cash dividends may be paid at any time by a bank when it is insolvent or when payment of a dividend would render it insolvent or be contrary to its articles of incorporation. Additionally, there are statutory provisions regarding the calculation of a bank's undivided profits from which dividends may be paid, and banking regulators may restrict or prohibit the payment of dividends by banks which have been found to have inadequate capital. These Chapter 53 limitations are applicable to both LongLeaf and the Bank.

      Under the North Carolina Business Corporation Act, Four Oaks is authorized to pay dividends as and when declared by its board of directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. However, Four Oaks' principal asset is all of the Bank's outstanding capital stock, and Four Oaks' sole source of funds for the payment of dividends on its common stock is dividends it receives, as the Bank's sole shareholder, on the Bank's stock. Therefore, Four Oaks' ability to pay dividends is subject to the Bank's ability to pay dividends. Because the Bank is a banking corporation subject to the restrictions on the payment of dividends in Chapter 53, the lessened restrictions on Four Oaks' ability to pay dividends does not have a material effect.

      Four Oaks' management has no reason to believe that the merger will increase the likelihood of the payment of dividends to shareholders or increase the amount of dividends, if any, that may be paid by Four Oaks in the future. (See "Comparative Market Prices and Dividends.")

      Assessments; Impairment of Capital. Under Chapter 53, the North Carolina Commissioner of Banks may require LongLeaf's board of directors to assess the holders of its common stock to restore the amount of any impairment in LongLeaf's capital stock due to losses or any other cause when its surplus and undivided profits are insufficient to make good the impairment. If a shareholder fails to contribute the amount of the assessment, LongLeaf's board of directors, under the direction of the North Carolina Commissioner of Banks, must sell the shares held by the non-contributing shareholder in order to satisfy the assessment. No equivalent assessment provisions are contained in the North Carolina Business Corporation Act with respect to Four Oaks' stock or its shareholders.

                  ADJOURNMENT OF SPECIAL MEETING--PROPOSAL FOR
                            SHAREHOLDERS OF LONGLEAF

      Under North Carolina law, a shareholders' meeting may be adjourned and reconvened one or more times to a later date for any reason. If the new time and place at which the meeting will be reconvened are announced at the meeting before the adjournment, no further notice of the reconvened meeting is required to be given unless the adjournment is for more than 120 days. Even if a quorum is not present, shareholders who are represented at a meeting may approve an adjournment of the meeting.

      If a quorum is not present at the LongLeaf special meeting, or if there are insufficient shares of LongLeaf common stock represented at the special meeting being voted in the affirmative, or being voted at all, to approve the merger agreement and the transactions contemplated by the merger agreement, LongLeaf's management will likely propose to adjourn the meeting until a later date and time to allow additional time for it to solicit proxy cards needed to establish a quorum or to approve the merger agreement and the transactions contemplated by the merger agreement. In that event, a proposal would be submitted to a vote by the shareholders represented at the special meeting to adjourn the meeting and reconvene it at a later date.

      LongLeaf shareholders who sign a proxy card and return it to LongLeaf will be authorizing the LongLeaf proxies to vote their shares according to the LongLeaf proxies' best judgment on matters incident to the conduct of the LongLeaf special meeting, including routine adjournments of the meeting. That authority will permit the LongLeaf proxies to vote shares in favor of an adjournment if a quorum is not present at the meeting, or if an adjournment is needed for most other purposes. However, that general authority will not permit the LongLeaf proxies to vote shares in favor of an adjournment for the purpose of soliciting additional votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. A separate proposal is included in the proxy card which accompanies this proxy statement/prospectus in which LongLeaf's shareholders are asked to give instructions to the LongLeaf proxies on how their shares should be voted in the event a proposal is submitted to adjourn the meeting to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement.

      If you vote in favor of the adjournment proposal, you will authorize the LongLeaf proxies to vote your shares in favor of one or more adjournments of the special meeting for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the merger agreement and the transactions contemplated by the merger agreement. The general authority given to the LongLeaf proxies in your proxy card to vote your shares on matters incident to the conduct of the special meeting will authorize them to vote your shares according to their best judgment on adjournments for any other reason.

LongLeaf's board of directors recommends that you vote "FOR" this proposal. To be approved, the number of votes cast in person and by proxy at the special meeting in favor of the proposal must exceed the number of votes cast against it.

                                 ABOUT FOUR OAKS

      The Bank was incorporated under the laws of the State of North Carolina in 1912. On February 5, 1997, the Bank formed Four Oaks for the purpose of serving as a holding company for the Bank. Corporate offices and banking offices are located in eastern North Carolina in the counties of Johnston (the corporate headquarters), Wake, Sampson, Lee, Duplin and Harnett counties. Four Oaks has no significant assets other than cash, the capital stock of the Bank and its membership interest in Four Oaks Mortgage Services, L.L.C., as well as $5.9 million in securities available for sale.

      The Bank is a community-focused bank engaging in the general commercial banking business to the communities of Johnston, Wake, Sampson, Lee, Duplin and Harnett counties of North Carolina. The Bank provides a full range of banking services, including such services as:

     o    checking accounts;

     o    savings accounts;

     o    individual retirement accounts;

     o    NOW accounts;

     o    money market accounts;

     o    certificates of deposit;

     o    a student checking and savings program;

     o loans for businesses, agriculture, real estate, personal uses, home improvement and automobiles;

     o    mortgage loans;

     o    equity lines of credit;

     o    credit cards;

     o    safe deposit boxes;

     o    electronic funds transfer services, including wire transfers;

     o    internet banking and bill pay services;

     o    telephone banking;

     o    cashier's checks;

     o    traveler's check cards; and

     o    free notary services to all bank customers.

      In addition, the Bank provides its customers access to automated teller machines, or ATMs, through its own ATMs throughout its communities served as well as access to worldwide ATMs for cash withdrawals through the services of the Star, Cirrus or Visa networks by using ATM or Visa check cards. The Visa check cards may also be used at merchant locations worldwide through the Star, Cirrus or Visa networks. In 2003, the Bank began issuing stored value cards which are marketed by independent sales organizations and provide access to funds through the Visa, Plus, Interlink, Mastercard, Maestro, Cirrus and Star networks.

Through an arrangement with Jefferson Pilot Securities Corporation, the Bank also makes available a complete line of insurance and investment services, including financial strategies, mutual funds, annuities, insurance, stock brokerage, IRAs, discount brokerage services, employee benefit plans, 401(k)'s and simplified employee pension plans. At present, the Bank does not provide the services of a trust department.

      From its headquarters located in Four Oaks and its thirteen locations in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Dunn, Harrells, Sanford and Zebulon, the Bank serves a major portion of Johnston County and parts of Wake, Harnett, Duplin, Sampson and Lee counties. Johnston County has a diverse economy and is not dependent on any one particular industry. The leading industries in the area include retail trade, manufacturing, pharmaceuticals, government, services, construction, wholesale trade and agriculture. The population for Johnston County in 2006 was estimated in excess of 152,000. As of June 2007, the bank ranked first in deposit market share for Johnston County at 26.65%.

      In addition, Four Oaks has an interest in the Four Oaks Statutory Trust I formed for the sole purpose of issuing trust preferred securities. The Trust is not consolidated with the financial statements of Four Oaks pursuant to the provisions of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003) - an interpretation of ARB No. 51." Four Oaks formed the Trust for the sole purpose of issuing $12.0 million of trust preferred securities. The Trust has invested the net proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest issued by Four Oaks and recorded in borrowings on the accompanying consolidated balance sheet. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to three-month LIBOR plus 1.35%. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes.

      As of September 30, 2007, Four Oaks had consolidated assets of $683.1 million, consolidated net loans of $500.8 million, consolidated investment securities of $127.5 million, consolidated deposits of $514.3 million and consolidated shareholders' equity of $53.8 million.

      Four Oaks is registered as a bank holding company with the Federal Reserve System. The Bank is a state-chartered member of the Federal Reserve System and the FDIC insures its deposits up to applicable limits. Four Oaks' corporate offices are located at 6114 U.S. 301 South, Four Oaks, North Carolina 27524. Its common stock is traded on the OTCBB under the symbol "FOFN."

Additional Information Concerning Four Oaks

      Information concerning:

     o    directors and executive officers,

     o    executive compensation,

     o    corporate governance,

     o    principal shareholders,

     o    certain relationships and related transactions, and

     o    other related matters concerning Four Oaks

is included or incorporated by reference in Four Oaks' annual report on Form 10-K for the year ended December 31, 2006. Additionally, financial statements and information as well as management's discussion and analysis of financial condition and results of operations are included in the Form 10-K and in Four Oaks' quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. These reports are incorporated by reference into this proxy statement/prospectus. See "Additional Information." Shareholders of either Four Oaks or LongLeaf desiring a copy of such documents may contact Four Oaks at the address listed on the inside front cover page of this proxy statement/prospectus.

      In addition, this proxy statement/prospectus contains Four Oaks' amended and restated financial statements (unaudited) as of and for the three-month period ended March 31, 2006, which were filed with the SEC on October 13, 2006. Four Oaks' amended and restated financial statements as of and for the year ended December 31, 2005 are included in Four Oaks' annual report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007 and is incorporated by reference into this proxy statement/prospectus.

                                 ABOUT LONGLEAF

Business

      General. LongLeaf is a North Carolina-chartered bank that began banking operations on August 4, 2003. LongLeaf's headquarters and main banking office is located in Rockingham, North Carolina, and it engages in a general, community-oriented commercial and consumer banking business. During 2006, LongLeaf opened a second full-service banking office located in Southern Pines, North Carolina. LongLeaf's deposits are insured by the FDIC to the maximum amount permitted by law. Its Internet website address is www.LongLeafbank.com.

      Banking Market. LongLeaf's current banking market consists primarily of substantially all of Richmond County and portions of Moore County, North Carolina, situated in south central North Carolina.

      Services. LongLeaf's operations are primarily retail oriented and directed toward individuals and small- and medium-sized businesses located in its banking market. Most of LongLeaf's deposits and loans are derived from customers in its banking market, but it also makes loans and has deposit relationships with individual and business customers in areas surrounding its immediate banking market. LongLeaf also advertises its deposit rates on the Internet on the National CD Rateline. LongLeaf's board of directors has authorized it, within limits, to accept deposits through deposit brokers. LongLeaf provides most traditional commercial and consumer banking services, but its principal activities are taking demand and time deposits and making consumer and commercial loans. LongLeaf's primary source of revenue is interest income from lending activities. However, it also generates income from traditional banking services such as deposit accounts, and from originating mortgage loans closed in the name of third-party lenders and from investment products sold through an arrangement with a third-party provider of those products.

      Lending Activities. LongLeaf makes a variety of types of consumer and commercial loans to individuals and small- and medium-sized businesses for various personal, business and agricultural purposes, including term and installment loans, equity lines of credit, and overdraft checking credit. For financial reporting purposes, LongLeaf divides its loan portfolio generally into real estate loans (including home equity lines of credit), commercial loans, and consumer loans, including credit card services.

      LongLeaf's real estate loan classification includes loans secured by real estate which are made to purchase, construct or improve residential or commercial real estate, for real estate development purposes, and for various other commercial and consumer purposes (whether or not those purposes are related to the real estate collateral). On January 22, 2008, loans amounting to approximately 87.10% of LongLeaf's loan portfolio were classified as real estate loans. Of those loans, loans totaling approximately 41.12% of LongLeaf's loan portfolio were classified as commercial real estate loans, 8.84% were classified as construction loans, 29.50% were mortgage loans secured by one-to-four family residences, and 13.62% were the outstanding balances on home equity lines of credit.

      Commercial real estate and construction loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Repayment of commercial real estate loans may depend on the successful operation of income producing properties, a business, or a real estate project, so those loans may be subject, to a greater extent than other loans, to the risk of adverse conditions in the economy generally or in the real estate market in particular.

      Construction loans involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and are of uncertain value prior to the completion. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To minimize these risks, LongLeaf limits loan amounts to 90% of the projected appraised value of LongLeaf's collateral upon completion of construction.

      Many of LongLeaf's real estate loans, while secured by real estate, were made for purposes unrelated to the real estate collateral. That generally is reflective of LongLeaf's efforts to minimize credit risk by taking real estate as additional collateral, whenever possible, without regard to loan purpose. All of LongLeaf's real estate loans are secured by first or junior liens on real property, the majority of which is located in or near its banking market. However, LongLeaf has made loans, and has purchased participations in some loans from other entities, which are secured by real property located outside its banking market.

      LongLeaf's real estate loans may be made at fixed or variable interest rates. Generally, with the exception of long-term residential mortgage loans discussed below, those loans have maturities that do not exceed five years. However, LongLeaf also makes real estate loans that have maturities of more than five years, or which are based on amortization schedules of as much as 15 years, but such loans generally will include contractual provisions which allow LongLeaf to call the loan in full, or provide for a "balloon" payment in full, at the end of no more than five years.

      In addition to residential real estate loans made for a variety of purposes, LongLeaf offers long-term, fixed rate residential mortgage loans that are funded by and closed in the name of third-party lenders. This arrangement permits LongLeaf to offer this product in its banking market and enhance its fee-based income while avoiding the credit and interest rate risk associated with long-term loans. However, LongLeaf also makes residential mortgage loans that it retains in its own loan portfolio. Those loans typically are secured by first liens on the related residential property, are made at variable interest rates, and have maturities that generally do not exceed 15 years. On January 22, 2008, the residential mortgage loans on LongLeaf's books amounted to approximately 30.93% of its loan portfolio.

      LongLeaf also offers home equity lines of credit generally used by borrowers for consumer purposes and secured by first or junior liens on residential real property. These lines are repaid at 1.5% of the outstanding balance due each month. The terms of lines of credit that borrowers pay accrued interest only do not exceed a five-year term. On January 22, 2008, outstanding balances under LongLeaf's home equity lines of credit amounted to approximately 13.62% of its loan portfolio.

      LongLeaf's commercial loan classification includes loans to individuals and small- and medium-sized businesses for working capital, equipment purchases, and various other business and agricultural purposes, but that classification excludes any such loan that is secured by real estate. These loans generally are secured by inventory, equipment or similar assets, but they also may be made on an unsecured basis. On January 22, 2008, LongLeaf's commercial loans made up approximately 6.22% of its loan portfolio. In addition to loans which are classified on its books as commercial loans, as described above, many of LongLeaf's loans included in the real estate loan classification were made for commercial purposes but are classified as real estate loans because they are secured by first or junior liens on real estate. Commercial loans may be made at variable or fixed rates of interest. However, it is LongLeaf's policy that any loan which has a maturity or amortization schedule of longer than five years normally would be made at an interest rate that varies with LongLeaf's prime lending rate or other indexes or would include contractual provisions which allow LongLeaf to call the loan in full, or provide for a "balloon" payment in full, at the end of no more than five years.

      Commercial loans typically are made on the basis of the borrower's ability to make repayment from business cash flow, and those loans typically are secured by business assets, such as accounts receivable, equipment and inventory. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

      Consumer Loans. LongLeaf's consumer loans consist primarily of loans for various consumer purposes, as well as the outstanding balances on non-real estate secured consumer revolving credit accounts. These loans made up approximately 6.68% of LongLeaf's loan portfolio on January 22, 2008. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Additionally, LongLeaf's real estate loans include loans secured by first or junior liens on real estate which were made for consumer purposes unrelated to the real estate collateral. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules which generally do not exceed five years. However, consumer-purpose loans secured by real estate (and therefore classified as real estate loans as described above) may be made for terms of up to 15 years but under terms which allow LongLeaf to call the loan in full, or provide for a "balloon" payment, at the end of no more than five years.

      Consumer loans generally are secured by personal property and other personal assets of borrowers which often depreciate rapidly or are vulnerable to damage or loss. In cases where damage or depreciation reduces the value of LongLeaf's collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency often does not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of LongLeaf's loan collection efforts are highly dependent on the continuing financial stability of LongLeaf's borrowers, so its collection of consumer loans may be more likely than other types of loans to be adversely affected by a borrower's job loss, illness, personal bankruptcy or other change in personal circumstances.

      Like most community banks, LongLeaf makes loans based, to a great extent, on its assessment of each borrower's income, cash flow, character and ability to repay. The principal risk associated with each of these categories of loans is the creditworthiness of LongLeaf's borrowers, and LongLeaf's loans may be viewed as involving a higher degree of credit risk than is the case with some other types of loans, such as long-term residential mortgage loans, where greater emphasis is placed on collateral values. To manage this risk, LongLeaf has adopted written loan policies and procedures, and its loan portfolio is administered under a defined process. That process includes guidelines for loan underwriting standards and risk assessment, procedures for loan approvals, loan grading, ongoing identification and management of credit deterioration, and portfolio reviews to assess loss exposure and to test LongLeaf's compliance with its credit policies and procedures.

      The underwriting standards that LongLeaf employs for loans include an evaluation of various factors, including a loan applicant's income, cash flow, payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. Though creditworthiness of the applicant is a primary consideration in the loan approval process, LongLeaf takes collateral (particularly real estate) whenever possible and without regard to loan purpose. In the case of secured loans, the underwriting process also includes an analysis of the value of the proposed collateral in relation to the proposed loan amount. LongLeaf considers the value of collateral, the degree to which that value is ascertainable with any certainty, the marketability of the collateral in the event of foreclosure or repossession, and the likelihood of depreciation in the collateral value.

      LongLeaf's board of directors has approved levels of lending authority for lending personnel based on LongLeaf's aggregate credit exposures to borrowers and the secured or unsecured status of a loan proposed to be made. A loan within a lending officer's assigned authority may be approved by that officer. Above that amount, unsecured loans involving aggregate exposures of up to $100,000, and secured loans involving aggregate exposures of up to $550,000, must be approved before funding by LongLeaf's Chief Lending Officer and/or the Chief Executive Officer. Loans above those amounts and involving aggregate secured or unsecured exposures up to LongLeaf's legal lending limit (which was approximately $1.2 million at January 22, 2008) must be approved before funding by LongLeaf's loan committee.

      At the time a loan is proposed to be made, the account officer assigns a grade to it based on various underwriting and other criteria. The grades assigned to loans LongLeaf makes indicate the level of ongoing review and attention LongLeaf will give to those loans to protect its position and to reduce loss exposure.

      After funding, all loans are reviewed by a loan assistant for adequacy of documentation and compliance with regulatory requirements, and most loans (including the largest) are reviewed for compliance with LongLeaf's underwriting criteria and to reassess the grades assigned to them by the loan officer. LongLeaf's larger aggregate credit exposures and selected other loans are reviewed periodically by an outside third-party reviewer.

      During the life of each loan, its grade is reviewed and validated or modified to reflect changes in circumstances and risk. Loans generally are placed in a non-accrual status if they become 90 days past due (unless, based on relevant circumstances, LongLeaf believes the loan ultimately will be repaid) or whenever LongLeaf believes that collection has become doubtful. Loans are charged off when the collection of principal and interest has become doubtful and the loans no longer can be considered sound collectible assets (or, in the case of unsecured loans, when they become 90 days past due).

      The Loan Committee of LongLeaf's board of directors reviews all substandard loans at least monthly, and LongLeaf's management meets regularly to review asset quality trends and to discuss loan policy issues. Based on these reviews and LongLeaf's current judgments about the credit quality of its loan portfolio and other relevant internal and external factors, LongLeaf has established an allowance for loan losses. The adequacy of the allowance is assessed by LongLeaf's management and reviewed by the board of directors each month, and LongLeaf makes provisions to the allowance based on those assessments which are charged against LongLeaf's earnings. On January 22, 2008, LongLeaf's allowance totaled $565,200 and amounted to approximately 1.12% of LongLeaf's total loans. On December 31, 2007, LongLeaf had $707,000 in nonperforming loans.

      Deposit Activities. LongLeaf's deposit products include business and individual checking accounts, savings accounts, NOW accounts, certificates of deposit and money market checking accounts. LongLeaf monitors its competition to keep the rates paid on LongLeaf's deposits at a competitive level. On January 22, 2008, LongLeaf's non-interest bearing accounts equaled approximately 6.71% of its total deposits, and its time deposits of $100,000 or more amounted to approximately $9.20 million, or approximately 18.93% of total deposits. The majority of LongLeaf's deposits are derived from within its banking market, but LongLeaf also has deposit relationships with individual and business customers in areas surrounding its immediate banking market. LongLeaf also advertises its deposit rates on the Internet on the National CD Rateline and has a significant amount of out-of-market deposits that were generated in that manner. Also, LongLeaf's board of directors has authorized it, within limits, to accept deposits through deposit brokers. On January 22, 2008, LongLeaf had $1.9 million in brokered certificates of deposit. Its out-of-market deposits amounted to approximately $5.5 million, or approximately 11.41% of total deposits, and approximately 17.48% of total certificates of deposit.

      Investment Portfolio. On January 22, 2008, LongLeaf's investment portfolio totaled approximately $4.7 million and consisted of U.S. Government agency securities and mortgage-backed securities.

      Competition. Commercial banking in North Carolina is highly competitive, due in large part to North Carolina's early adoption of statewide branching. Over the years, federal and state legislation (including the elimination of restrictions on interstate banking) has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Banking also is highly competitive in LongLeaf's market. North Carolina is home to three of the largest commercial banks in the United States.

      Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of LongLeaf's competitors have greater resources, broader geographic markets, more extensive branch networks, and higher lending limits than LongLeaf. They also can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than LongLeaf. In terms of assets, LongLeaf is one of the smaller commercial banks in North Carolina, and there is no assurance that LongLeaf, if it continues as an independent institution, will be or continue to be an effective competitor in its banking market. However, LongLeaf believes that community banks can compete successfully by providing personalized service and making timely, local decisions, and that further consolidation in the banking industry is likely to create additional opportunities for community banks to capture deposits from affected customers who may become dissatisfied as their financial institutions grow larger. Additionally, LongLeaf believes that the continued growth of LongLeaf's banking market affords an opportunity to capture new deposits from new residents.


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


      Substantially all of LongLeaf's customers are individuals and small- and medium-sized businesses. LongLeaf tries to differentiate itself from larger competitors with its focus on relationship banking, personalized service, direct customer contact, and ability to make credit and other business decisions locally. LongLeaf also depends on its reputation as a community bank in its banking market, its involvement in the communities LongLeaf serves, the experience of its senior management team, and the quality of its associates. LongLeaf believes that its focus allows it to be more responsive to customer needs and more flexible in approving loans based on personal knowledge of customers.

      Employees. As of January 22, 2008, LongLeaf had 19 full-time employees, including LongLeaf's executive officers, and one part-time employee. LongLeaf is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

      Statistical Data. Certain statistical data regarding LongLeaf's loans, deposits, investment and business is included in the information provided below under the caption "--LongLeaf's Management's Discussion and Analysis of Financial Condition and Results of Operations."

Description of Property

      LongLeaf's original banking office was located at the location of its current main banking office on a 0.9-acre tract purchased during LongLeaf's organizational phase at a cost of $140,000. The tract is located at the intersection of Fayetteville and Richmond Roads in Rockingham, North Carolina. LongLeaf first opened for business at that location during 2003 in a 2,016-square foot modular bank office which it used as a temporary facility. After acquiring an additional 0.6-acre tract contiguous to its banking office from the City of Rockingham, LongLeaf constructed a brick, two-story building on the combined tract which it first occupied during September 2005. That building contains approximately 10,200 square feet of office and operational space and serves as LongLeaf's permanent headquarters and main banking office. Total costs of construction, upfitting, and furniture, fixtures and equipment associated with the new facility amounted to $2.4 million.

      During 2005, LongLeaf purchased the former State Employees Credit Union property at the corner of Highway 501 and Commerce Ave. in Southern Pines, North Carolina, for a total price of $1,150,000, and LongLeaf upfitted and furnished the office for a total price of approximately $350,000. LongLeaf opened a full-service banking office in that facility during August 2006.

Legal Proceedings

      From time to time LongLeaf may become involved in legal proceedings occurring in the ordinary course of its business. Subject to the uncertainties inherent in any litigation, LongLeaf believes there currently are no pending or threatened proceedings that are likely to result in a material adverse change in its financial condition or results of operations.

Consolidated Financial Statements

      LongLeaf's audited consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and its unaudited consolidated interim statements of condition, statements of income, and statements of cash flows as of and for the nine-month periods ended September 30, 2007 and 2006, are included in this proxy statement/prospectus under the caption "Consolidated Financial Statements of LongLeaf Community Bank."

Beneficial Ownership of Common Stock

      Directors and Executive Officers. The following table describes the beneficial ownership of LongLeaf's common stock as of January 22, 2008 by its current directors and named executive officers, individually, and by all its current directors and executive officers as a group.

       Name of beneficial owner          Amount and nature of      Percent of
                                       beneficial ownership (1)     class (2)
------------------------------------- -------------------------- ---------------
Richard E. Adams                                47,523                6.00%
W. Jeff Barnhardt                               49,772                6.28%
John W. Bullard                                 76,181                9.49%
Thomas T. Carr                                  46,933                5.92%
Al H. Covington, O.D.                           42,511                5.36%
Peggy R. Dean                                   9,440                 1.19%
Wayne O. "Butch" Farrah III                     15,058                1.89%
Douglas L. Odom                                 41,058                5.18%
Thomas W. Parker III                            52,142                6.58%
Kenneth R. Robinette                            54,469                6.87%
John S. Stevenson, M.D.                         61,096                7.71%
William T. (Pete) Ussery                        63,923                8.06%
All current directors and executive
officers as a group (14 individuals)           275,344               31.51%

-------------------------

(1) Except as otherwise noted, and to the best of LongLeaf's knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned. The individuals named and included in the group may be considered to have shared voting and investment power with respect to certain of the listed shares that are held by, for or jointly with their family members, or by companies that they may be considered to control, as follows: Mr. Adams - 7,265 shares; Mr. Barnhardt - 220 shares; Mr. Carr - 4,950 shares; Dr. Covington - 2,555 shares; Mr. Farrah - 3,168; Mr. Parker - 9,239 shares; Mr. Robinette - 10,021 shares; Dr. Stevenson - 19,127 shares; Mr. Ussery - 15,246 shares; and all persons included in the group - 71,791 shares. Certain individuals named and included in the group disclaim beneficial ownership of the following number of listed shares that are held by or for family members or other persons: Mr. Bullard - 8,149 shares; Mr. Odom - 1,100 shares; and all persons included in the group - 9,249 shares. With the exception of Ms. Dean and Mr. Farrah, the shares listed for each individual also include 31,818 shares held by Rich Scot Investments, LLC, a limited liability company in which each of them is a member and with respect to which shares each of them may be considered to have shared voting and investment power. Those shares are included only once in the total number of shares shown for the group. The listed shares include the following numbers of shares that could be purchased pursuant to stock options granted under LongLeaf's stock option plans that could be exercised within 60 days of January 22, 2008 and with respect to which shares the individuals named and included in the group may be considered to exercise sole investment power only: Mr. Adams, Mr. Barnhardt, Mr. Carr, Dr. Covington, Ms. Dean, Mr. Odom, Mr. Parker, Mr. Robinette, Dr. Stevenson, and Mr. Ussery - 5,940 shares each; Mr. Bullard - 16,200 shares; Mr. Farrah
     - 9,800 shares; all individuals as a group - 87,000 shares.

(2) Percentages are calculated based on 786,731 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to stock options that could be exercised with 60 days of January 22, 2008.

    Principal Shareholders. The following table identifies persons Longleaf believes owns, beneficially or of record, 5% or more of its common stock as of January 22, 2008.

    Name and address of           Amount and nature of          Percent of
       beneficial owner          beneficial ownership (1)         class (2)
------------------------------ ----------------------------- -------------------
J. Neal Cadieu, Jr.
PO Box 1688
Rockingham, NC 28380                   42,183 (3)(4)                5.36%
Rich Scot Investments, LLC
PO Box 1208
Rockingham, NC 28380                   31,818 (3)(4)                4.04%
-------------------------

(1) Based on information obtained directly from each beneficial owner.

(2) Percentages are calculated based on 786,731 total outstanding shares as of January 22, 2008.

(3) Includes shares as to which each beneficial owner may be considered to have shared voting and investment power as follows: Mr. Cadieu - 31,918 shares; Rich Scot Investments, LLC - 31,818 shares.

(4) Rich Scot Investments, LLC is a limited liability company in which certain of LongLeaf's directors, as well as Mr. Cadieu, are members. Each member of the company may be considered to have shared voting and/or investment power with respect to all shares listed as beneficially owned by the company. Though the shares held by the company do not exceed 5% of our outstanding shares, when those shares are combined with the members' separate beneficial ownership of LongLeaf's shares, each member could be considered to be the beneficial owner of more than 5% of LongLeaf's common stock. However, to avoid duplication, each member who is a director is listed only in the table above that describes the beneficial ownership of LongLeaf's common stock by its directors and executive officers. In that table, all shares listed above for Rich Scot Investments, LLC are shown as beneficially owned by each director who is a member of the company.

LongLeaf's Chief Executive Officer

      John W. Bullard, age 56, serves as LongLeaf's President and Chief Executive Officer and as one of its directors. He was employed by LongLeaf's directors during 2002 to guide and coordinate its organization prior to incorporation. Mr. Bullard was named as LongLeaf's President and Chief Executive Officer and elected as a director when it was incorporated and began operations during 2003. Mr. Bullard has a total of 24 years of banking experience. He was employed for 12 years with Richmond Savings Bank, Rockingham, N.C., where he served as Executive Vice President and Chief Operating Officer from 1995 until 2000 when that bank was merged into First National Bank & Trust Company. He served as Vice President and regional manager of the surviving bank from 2000 until 2001 and, more recently, he was employed as Vice President and manager of Lumbee Guaranty Financial Services, an investment products and mortgage loan subsidiary of Lumbee Guaranty Bank, until he was employed by LongLeaf's directors.

Compensation of LongLeaf's Chief Executive Officer

      Summary. The following table shows the cash and certain other compensation paid or provided to or deferred by LongLeaf's Chief Executive Officer, John W. Bullard, for 2007. Mr. Bullard is employed under an employment agreement with LongLeaf that is described below.

                           SUMMARY COMPENSATION TABLE

                                                         Option    Non-Equity   Nonqualified   All Other
                                      Salary              Awards    Incentive     Deferred     Compensation
Name and                    Year        (2)      Bonus     (3)         Plan      Compensation      (4)
Principal Position (1)                                             Compensation   Earnings
                                                                                                               Total
------------------------- --------- ----------- ------- ---------- ------------ ------------- ------------- ------------
John W. Bullard
President and
Chief Executive Officer     2007    $ 120,000   $ -0-   $  3,455   $    -0-     $     -0-     $   11,565    $  135,020
-------------------------

(1) Mr. Bullard is a member of LongLeaf's board of directors, but he does not receive any additional compensation for service as a director.
(2) Includes the amount of salary deferred at Mr. Bullard's election under LongLeaf's SIMPLE IRA plan.
(3) Reflects the amount of compensation expense, as calculated under Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," that LongLeaf recognized in its financial statements for 2007 relating to all outstanding stock options held by Mr. Bullard. The fair market value of option awards was estimated on the date of grant using the Black-Scholes option pricing model, assuming the following weighted average assumptions: a risk-free interest rate of 4%, a dividend yield of 0%, volatility of 10% and an expected life of seven years.
(4) The listed amounts include: o matching contributions made by LongLeaf under a SIMPLE IRA plan; o premiums LongLeaf paid for family medical and dental insurance under its group insurance plan; and o premiums LongLeaf paid for life insurance other than under a plan available to all employees. In addition to compensation paid in cash, from time to time LongLeaf's executive officers receive various personal benefits. Mr. Bullard did not receive personal benefits during 2007 for which LongLeaf's aggregate incremental cost exceeded $10,000, and the amounts of those benefits are not included in the table. LongLeaf also provides its officers with group life, health, medical and other insurance coverages that are generally available to all salaried employees, and the cost of the insurance is not included in the table.

      Employment Agreement. Mr. Bullard is employed by LongLeaf under an employment agreement entered into during 2003. The agreement provides for:

     o an initial "rolling" term of three years that, at the end of each year, is extended by one additional year unless either LongLeaf or Mr. Bullard gives notice that the agreement will not be extended;

     o annual base salary that was originally $95,000, and is subject to review and periodic increase by LongLeaf's board of directors;

     o participation in benefit programs LongLeaf maintains that cover officers at his level; and

     o certain other benefits, including payment of premiums for family coverage under LongLeaf's group medical insurance plan.

      This agreement contains other provisions under which payments will be provided to Mr. Bullard, and that limit his ability to compete against LongLeaf, following a termination of his employment under various circumstances, including termination following a change in control of LongLeaf. Those provisions are described below under the caption "--Potential Payments Upon Termination of Employment or a Change of Control."

      Plan-Based Awards. LongLeaf has an Employee Stock Option Plan under which options are granted from time to time to its officers and employees, including Mr. Bullard, to purchase shares of LongLeaf common stock. Each stock option gives the officer to whom it is granted the right to buy shares of LongLeaf common stock during a stated period of time (ordinarily ten years) at a fixed price per share that is equal to the market value of LongLeaf common stock on the date the option is granted. Options vest at intervals based on a schedule that provides for portions of the shares to become exercisable at certain intervals. They generally terminate 90 days following an officer's retirement or involuntary termination without cause, 365 days following an officer's death or disability, and immediately upon any other termination of employment. Option grants do not include any performance-based conditions. The exercise price and vesting schedule for each option is determined by LongLeaf's board of directors, based on the recommendation of LongLeaf's Personnel and Compensation Committee, at the time the option is granted.

      During 2007, no new stock options were granted to Mr. Bullard, and no previously granted options were exercised by him. The following table contains information about all stock options held by Mr. Bullard on December 31, 2007.

                   OUTSTANDING EQUITY AWARDS AT 2007 YEAR END

                                                  Option Awards
                    ---------------------------------------------------------------------------
                    Number of securities Number of securities
                         underlying           underlying
                         unexercised          unexercised         Option
                       stock options         stock options       Exercise          Option
        Name           (Exercisable)        (Unexercisable)        Price      Expiration Date
---------------------------------------- --------------------- ------------- ------------------
  John W. Bullard          16,200              1,800 (1)          $12.60         07/18/2015


(1)  Exercisable as to 1,800 shares on July 18, 2008.

      Potential Payments Upon Termination of Employment or a Change of Control. Under Mr. Bullard's employment agreement described above under the caption "--Employment Agreement," if his employment is terminated without "cause" (as defined in the agreement), he will continue to receive his base salary, paid monthly, for the remaining term of his agreement. If Mr. Bullard resigns, retires voluntarily, or dies, he is entitled to his earned compensation and benefits through the last day of actual employment.

      The agreement contains a "change in control" provision. Under his agreement, if, within 36 months following a change in control of LongLeaf, Mr. Bullard's employment is terminated without cause, or a "termination event" (as defined below) occurs and he voluntarily terminates his own employment, he will receive an amount equal to 2.99 times his base salary rate at the time of termination reduced by any amounts necessary to avoid the imposition of excise taxes on "parachute payments" under applicable federal tax laws. This amount will be made in 36 equal monthly payments beginning no later than 45 days after termination. These payments will be in lieu of, and not in addition to, continued salary payments.

      Under any of the above circumstances, if Mr. Bullard chooses to purchase continued "COBRA coverage" under LongLeaf's health insurance plan, LongLeaf will reimburse him for the cost of that insurance for up to the maximum period for which that coverage is available to him under the law (currently 18 months in most cases).

      Under Mr. Bullard's employment agreement, a "termination event" will have occurred if, following a change in control:

     o    base salary is reduced;
     o insurance or similar benefits, or benefits under any retirement plans, are reduced in their level, scope or coverage, or are eliminated without being replaced with substantially similar benefits or plans, unless that action applies proportionately to all LongLeaf's salaried employees who participated in those benefits or plans before the change in control;
     o Mr. Bullard is transferred to a job location more than 30 miles from his principal work location at the time of the change in control; and
     o if LongLeaf continues to exist as a separate company after the change in control, Mr. Bullard's position is changed such that he no longer serves as its Chief Executive Officer, or if, as a result of the change in control, LongLeaf no longer exists as a separate company, he does not serve as an executive officer of the successor company or he does not report directly to the successor company's Chairman, President or Chief Executive Officer.

      A "change in control" will have occurred if any person or company, directly or indirectly:

     o acquires beneficial ownership of, or the power to vote, more than 50% of LongLeaf's outstanding common stock, or acquires control of the election of a majority of LongLeaf's directors;
     o consolidates or merges with LongLeaf in a transaction in which LongLeaf is not the surviving company;
     o acquires all or substantially all of LongLeaf's stock, whether by merger, share exchange, consolidation, purchase or otherwise; or
     o purchases or otherwise acquires all or substantially all of LongLeaf's assets.

      Mr. Bullard's agreement provides generally that for a period of two years following voluntary or involuntary termination of his employment during the term of his agreement, he may not solicit LongLeaf's customers or employees, be associated in any way with another financial institution that has its main office in LongLeaf's banking market, or be involved in the business any other financial institution has in that area, or engage in certain other activities in competition with LongLeaf. This restriction does not apply, however, if Mr. Bullard's employment is involuntarily terminated without cause within 36 months following a change in control. Mr. Bullard also has agreed that, following any termination of his employment, he will keep information about LongLeaf's business and customers confidential and will not disclose any of that information to any other person or make any use of that information for his own purposes or for the benefit of any other person other than LongLeaf.

Transactions with Related Persons

      LongLeaf has had, and expects to have in the future, banking transactions in the ordinary course of its business with its Chief Executive Officer John W. Bullard. All loans included in those transactions have been made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

Supervision and Regulation of LongLeaf

      LongLeaf's business and operations are subject to extensive federal and state governmental regulation and supervision. The following is a summary of some of the basic statutes and regulations that apply to LongLeaf. However, it is not a complete discussion of all the laws that affect its business, and it is qualified in its entirety by reference to the particular statutory or regulatory provision being described.

      General. LongLeaf is an insured, North Carolina-chartered bank. Its deposits are insured by the FDIC's Deposit Insurance Fund, or DIF, and it is subject to supervision and examination by, and the regulations and reporting requirements of, the FDIC and the North Carolina Commissioner of Banks, or the Commissioner. The FDIC and the Commissioner are its primary federal and state banking regulators. LongLeaf is not a member bank of the Federal Reserve System.

      As an insured bank, LongLeaf is prohibited from engaging as principal in any activity that is not permitted for national banks unless (1) the FDIC determines that the activity or investment would not pose a significant risk to the DIF, and (2) LongLeaf is, and continues to be, in compliance with the capital standards that apply to it. LongLeaf also is prohibited from directly acquiring or retaining any equity investment of a type or in an amount that is not permitted for national banks.

      The FDIC and the Commissioner regulate all areas of LongLeaf's business, including its reserves, mergers, payment of dividends and other aspects of operations. They conduct regular examinations of LongLeaf, and LongLeaf must furnish periodic reports to the FDIC and the Commissioner containing detailed financial and other information about its affairs. The FDIC and the Commissioner have broad powers to enforce laws and regulations that apply to banks and to require LongLeaf to correct conditions that affect its safety and soundness. Among others, these powers include issuing cease and desist orders, imposing civil penalties, and removing officers and directors, and their ability otherwise to intervene in LongLeaf's operations if their examinations, or the reports LongLeaf files, reflect a need for them to do so.

      LongLeaf's business also is influenced by prevailing economic conditions and governmental policies, both foreign and domestic, and, though LongLeaf is not a member bank of the Federal Reserve System, by the monetary and fiscal policies of the Board of Governors of the Federal Reserve System, or the FRB. The FRB's actions and policy directives determine to a significant degree the cost and availability of funds LongLeaf obtains from money market sources for lending and investing, and they also influence, directly and indirectly, the rates of interest LongLeaf pays on time and savings deposits and the rates it charges on commercial bank loans.

      Powers of the FDIC in Connection with the Insolvency of an Insured Depository Institution. Under the Federal Deposit Insurance Act, or the FDIA, if any insured depository institution becomes insolvent and the FDIC is appointed as its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which the institution is a party which it determines is burdensome and if it decides that disaffirmance or repudiation would promote orderly administration of the institution's affairs. The disaffirmance or repudiation of any of LongLeaf's obligations would result in a claim of the holder of that obligation against the conservatorship or receivership. The amount paid on that claim would depend on, among other factors, the amount of assets available to the conservator or receiver for payment of unsecured claims and the priority of the claim relative to the priority of other unsecured creditors and depositors.

      In its resolution of the problems of an insured depository institution in default or in danger of default, the FDIC generally is required to satisfy its obligations to insured depositors at the least possible cost to the deposit insurance funds. In addition, the FDIC may not take any action that would have the effect of increasing the losses to the deposit insurance funds by protecting depositors for more than the insured portion of deposits (generally $100,000 per depositor) or creditors other than depositors. The FDIA authorizes the FDIC to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment after the declaration of insolvency as full payment and disposition of the FDIC's obligations to claimants. The rate of the final settlement payments will be a percentage rate determined by the FDIC reflecting an average of the FDIC's receivership recovery experience.

      Gramm-Leach-Bliley Act. The federal Gramm-Leach-Bliley Financial Services Modernization Act enacted in 1999, or the GLB Act, dramatically changed various federal laws governing the banking, securities and insurance industries. The GLB Act permits bank holding companies to become "financial holding companies" and, in general, (1) expanded opportunities for banks to affiliate with securities firms and insurance companies; (2) overrode certain state laws that would prohibit certain banking and insurance affiliations; (3) expanded the activities in which banks and bank holding companies may participate; (4) required that banks and bank holding companies engage in some activities only through affiliates owned or managed in accordance with certain requirements; and (5) reorganized responsibility among various federal regulators for oversight of certain securities activities conducted by banks and bank holding companies. The GLB Act has expanded opportunities for banks and bank holding companies to provide services and engage in other revenue-generating activities that previously were prohibited to them. However, while this expanded authority would permit LongLeaf to engage in additional activities, it also presents it with challenges as larger competitors continue to expand their services and products into areas that are not feasible for smaller, community-oriented financial institutions.

      Payment of Dividends. Under North Carolina law, LongLeaf may pay dividends only from its undivided profits. However, if its surplus is less than 50% of LongLeaf's paid-in capital stock, then LongLeaf's directors may not declare any cash dividend until it has transferred from undivided profits to surplus 25% of undivided profits or any lesser percentage necessary to raise surplus to an amount equal to 50% of LongLeaf's paid-in capital stock.

      In addition to the restrictions described above, other state and federal statutory and regulatory restrictions apply to LongLeaf's payment of cash dividends. As an insured depository institution, federal law prohibits LongLeaf from making any capital distributions including the payment of a cash dividend, if it is "undercapitalized" (as that term is defined in the FDIA) or after making the distribution it would become undercapitalized. The FDIC has indicated that paying dividends that deplete a depository institution's capital base to an inadequate level also would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings, and, under the FDIA, no dividend may be paid by an insured bank while it is in default on any assessment due the FDIC. If the FDIC believes that LongLeaf is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that it cease and desist from that practice. LongLeaf's payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require (as further described below) that it maintain capital in excess of regulatory guidelines.

      In the future, LongLeaf's ability as an independent institution to declare and pay cash dividends will be subject to its board of directors' evaluation of its operating results, capital levels, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. There is no assurance that, in the future, LongLeaf will have funds available to pay cash dividends or, even if funds are available, that it will pay dividends in any particular amounts or at any particular times, or that it will pay dividends at all.

      Capital Adequacy. LongLeaf is required to comply with the FDIC's capital adequacy standards for insured banks. The FDIC has issued risk-based capital and leverage capital guidelines for measuring capital adequacy, and all applicable capital standards must be satisfied for LongLeaf to be considered in compliance with regulatory capital requirements.

      Under the risk-based capital measure, the minimum ratio, or total capital ratio, of LongLeaf's total capital to its risk-weighted assets (including various off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of total capital must be composed of "Tier 1 capital." Tier 1 capital includes common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying non-cumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and various other intangible assets. The remainder of total capital may consist of "Tier 2 capital," which includes certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves. A bank that does not satisfy minimum capital requirements may be required to adopt and implement a plan acceptable to its federal banking regulator to achieve an adequate level of capital.

      Under the leverage capital measure, the minimum ratio, or leverage capital ratio, of Tier 1 capital to average assets, less goodwill and various other intangible assets, generally is 3.0% for entities that meet specified criteria, including having the highest regulatory rating. All other entities generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimum. The guidelines also provide that banks experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels without significant reliance on intangible assets, and a bank's "tangible leverage ratio" (determined by deducting all intangible assets) and other indicators of a bank's capital strength also are taken into consideration by banking regulators in evaluating proposals for expansion or new activities.

      The FDIC also considers interest rate risk (arising when the interest rate sensitivity of LongLeaf's assets does not match the sensitivity of its liabilities or off-balance sheet position) in the evaluation of its capital adequacy. Banks with excessive interest rate risk exposure are required to hold additional amounts of capital against their exposure to losses resulting from that risk. The regulators also require banks to incorporate market risk components into their risk-based capital. Under these market risk requirements, capital is allocated to support the amount of market risk related to a bank's trading activities.

      LongLeaf's capital categories are determined solely for the purpose of applying the "prompt corrective action" rules described below and they are not necessarily an accurate representation of LongLeaf's overall financial condition or prospects for other purposes. A failure to meet the capital guidelines could subject LongLeaf to a variety of enforcement actions under those rules, including the issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and other restrictions on its business. As described below, the FDIC also can impose other substantial restrictions on banks that fail to meet applicable capital requirements.

      Prompt Corrective Action. Federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized banks. Under this system, the FDIC has established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized") and is required to take various mandatory supervisory actions, and is authorized to take other discretionary actions, with respect to banks in the three undercapitalized categories. The severity of any such actions taken will depend upon the capital category in which a bank is placed. Generally, subject to a narrow exception, current federal law requires the FDIC to appoint a receiver or conservator for a bank that is critically undercapitalized.

      Under the FDIC's prompt corrective action rules, a bank that (1) has a total capital ratio of 10.0% or greater, a Tier 1 capital ratio of 6.0% or greater, and a leverage capital ratio of 5.0% or greater, and (2) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the FDIC, is considered to be "well capitalized." A bank with a total capital ratio of 8.0% or greater, a Tier 1 capital ratio of 4.0% or greater, and a leverage capital ratio of 4.0% or greater, is considered to be "adequately capitalized." A bank that has a total capital ratio of less than 8.0%, a Tier 1 capital ratio of less than 4.0%, or a leverage capital ratio of less than 4.0%, is considered to be "undercapitalized." A bank that has a total capital ratio of less than 6.0%, a Tier 1 capital ratio of less than 3.0%, or a leverage capital ratio of less than 3.0%, is considered to be "significantly undercapitalized," and a bank that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of these rules, the term "tangible equity" includes core capital elements counted as Tier 1 capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets (with various exceptions). A bank may be considered to be in a capitalization category lower than indicated by its actual capital position if it receives an unsatisfactory examination rating.

      If a bank becomes "undercapitalized," "significantly undercapitalized," or "critically undercapitalized," it is required to submit an acceptable capital restoration plan to the FDIC. An "undercapitalized" bank also is generally prohibited from increasing its average total assets, making acquisitions, establishing new branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. Also, the FDIC may treat an "undercapitalized" bank as being "significantly undercapitalized" if it determines that those actions are necessary to carry out the purpose of the law.

      On January 22, 2008, LongLeaf's capital ratios were at levels to qualify it as "well capitalized."

      Reserve Requirements. Under the FRB's regulations, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $8.5 million of transaction accounts, but reserves equal to 3.0% must be maintained on the aggregate balances of those accounts between $8.5 million and $45.8 million, and reserves equal to 10.0% must be maintained on aggregate balances in excess of $45.8 million. The FRB may adjust these percentages from time to time. Because LongLeaf's reserves are required to be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, one effect of the reserve requirement is to reduce the amount of LongLeaf's interest-earning assets.

      Federal Deposit Insurance Reform. The Federal Deposit Insurance Reform Act of 2005, or FDIRA, as implemented through rules adopted by the FDIC, has changed the federal deposit insurance system by:

     o raising the coverage level for certain retirement accounts to $250,000;

     o indexing deposit insurance coverage levels for inflation beginning in 2010;

     o prohibiting undercapitalized financial institutions from accepting employee benefit plan deposits;

     o merging the Bank Insurance Fund and Savings Association Insurance Fund into a new Deposit Insurance Fund (the DIF); and

     o providing credits to financial institutions that capitalized the FDIC prior to 1996 to offset future assessment premiums.

      FDIRA also authorized the FDIC to revise the current risk-based assessment system, subject to notice and comments, and caps the amount of the DIF at 1.50% of domestic deposits. The FDIC must issue cash dividends, awarded on a historical basis, for the amount of the DIF over the 1.50% ratio. Additionally, if the DIF exceeds 1.35% of domestic deposits at year-end, the FDIC must issue cash dividends, awarded on a historical basis, for half of the amount of the excess.

      FDIC Insurance Assessments. Under FDIRA, the FDIC uses a revised risk-based assessment system to determine the amount of LongLeaf's deposit insurance assessment based on an evaluation of the probability that the DIF will incur a loss with respect to LongLeaf. That evaluation takes into consideration risks attributable to different categories and concentrations of LongLeaf's assets and liabilities and any other factors the FDIC considers to be relevant, including information obtained from the Commissioner. A higher assessment rate results in an increase in the assessments paid by LongLeaf to the FDIC for deposit insurance.

      Under the FDIA, the FDIC may terminate LongLeaf's deposit insurance if it finds that LongLeaf has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated applicable laws, regulations, rules or orders.

      The FDIC is responsible for maintaining the adequacy of the DIF, and the amount LongLeaf pays for deposit insurance is influenced not only by the assessment of the risk it poses to the DIF, but also by the adequacy of the insurance fund at any time to cover the risk posed by all insured institutions. FDIC insurance assessments could be increased substantially in the future if the FDIC finds such an increase to be necessary in order to adequately maintain the DIF.

      Community Reinvestment. Under the Community Reinvestment Act, or the CRA, an insured institution has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank's discretion to develop, consistent with the CRA, the types of products and services that it believes are best suited to its particular community. The CRA requires the federal banking regulators, in connection with their examinations of insured banks, to assess the banks' records of meeting the credit needs of their communities, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of various applications by those banks. All banks are required to publicly disclose their CRA performance ratings. LongLeaf received a "Satisfactory" rating in LongLeaf's last CRA examination during September 2005.

      Interstate Banking and Branching. The Bank Holding Company Act of 1957, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, or the Interstate Banking Law, permits adequately capitalized and managed bank holding companies to acquire control of the assets of banks in any state. Acquisitions are subject to antitrust provisions that cap at 10.0% the portion of the total deposits of insured depository institutions in the United States that a single bank holding company may control, and generally cap at 30.0% the portion of the total deposits of insured depository institutions in a state that a single bank holding company may control. Under certain circumstances, states have the authority to increase or decrease the 30.0% cap, and states may set minimum age requirements of up to five years on target banks within their borders.

      Subject to certain conditions, the Interstate Banking Law also permits interstate branching by allowing a bank in one state to merge with a bank located in a different state. Each state was allowed to accelerate the effective date for interstate mergers by adopting a law authorizing such transactions prior to June 1, 1997, or it could "opt out" and thereby prohibit interstate branching by enacting legislation to that effect prior to that date. The Interstate Banking Law also permits banks to establish branches in other states by opening new branches or acquiring existing branches of other banks, provided the laws of those other states specifically permit that form of interstate branching. North Carolina has adopted statutes which, subject to conditions, authorize out-of-state bank holding companies and banks to acquire or merge with North Carolina banks and to establish or acquire branches in North Carolina.

      Restrictions on Transactions with Affiliates. LongLeaf is subject to the provisions of Section 23A and 23B of the Federal Reserve Act, which restrict a bank's ability to enter into certain types of transactions with its "affiliates." Section 23A places limits on the amount of:

     o a bank's loans or extensions of credit to, or investment in, its affiliates;

     o assets a bank may purchase from affiliates, except for real and personal property exempted by the FRB;

     o the amount of loans or extensions of credit by a bank to third parties which are collateralized by the securities or obligations of the bank's affiliates; and

     o a bank's guarantee, acceptance or letter of credit issued on behalf of one of its affiliates.

      Transactions of the type described above are limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. LongLeaf also must comply with other provisions designed to avoid the taking of low-quality assets from an affiliate.

      LongLeaf also is subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits a bank or its subsidiaries generally from engaging in transactions with its affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

      Federal law also places restrictions on LongLeaf's ability to extend credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

      USA Patriot Act of 2001. The USA Patriot Act of 2001, or the Patriot Act, is intended to strengthen the ability of U.S. law enforcement and the intelligence community to work cohesively to combat terrorism on a variety of fronts. The impact of the Patriot Act on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and imposes various requirements, including standards for verifying customer identification when accounts are opened, and rules to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

      Sarbanes-Oxley Act of 2002. Sarbanes-Oxley is sweeping federal legislation addressing accounting, corporate governance and disclosure issues. It applies to all public companies and imposed significant new requirements for public company governance and disclosure requirements. Some of the provisions of Sarbanes-Oxley became effective immediately while others are still in the process of being implemented.

      In general, Sarbanes-Oxley mandated important new corporate governance and financial reporting requirements intended to enhance the accuracy and transparency of public companies' reported financial results. It established new responsibilities for corporate chief executive officers, chief financial officers and audit committees in the financial reporting process, and it created a new regulatory body to oversee auditors of public companies. It backed these requirements with new SEC enforcement tools, increased criminal penalties for federal mail, wire and securities fraud, and created new criminal penalties for document and record destruction in connection with federal investigations. It also increased the opportunity for more private litigation by lengthening the statute of limitations for securities fraud claims and providing new federal corporate whistleblower protection.

      Sarbanes-Oxley also required that the various securities exchanges, including The Nasdaq Stock Market, prohibit the listing of the stock of an issuer unless that issuer complies with various new corporate governance requirements imposed by the exchanges, including the requirement that various corporate matters (such as executive compensation and board nominations) be approved, or recommended for approval by the issuer's full board of directors, by directors of the issuer who are "independent" as defined by the exchanges' rules or by committees made up of "independent" directors. LongLeaf's common stock is not listed on a securities exchange, but it is subject to the requirements of the Exchange Act and to provisions of Sarbanes-Oxley that apply to non-listed companies.

      The economic and operational effects of Sarbanes-Oxley on public companies, including LongLeaf, have been and will continue to be significant in terms of the time, resources and costs associated with compliance. Because Sarbanes-Oxley, for the most part, applies equally to larger and smaller public companies, LongLeaf has been and, if it continues as an independent institution, will continue to be, presented with additional challenges as a smaller, community-oriented financial institution seeking to compete with larger financial institutions in LongLeaf's market.

                 LONGLEAF'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Management's discussion and analysis is intended to assist readers in the understanding and evaluation of the financial condition and results of operations of LongLeaf. It should be read in conjunction with the audited financial statements and accompanying notes included in this proxy statement/prospectus on page F-1 and the supplemental financial data appearing throughout this discussion and analysis.

Description of Business


      LongLeaf is a North Carolina chartered banking corporation that offers a full array of commercial and retail banking services. It opened for business on August 4, 2003, and presently operates two full-service banking offices. LongLeaf's principal customers consist of individuals and small- to medium-sized businesses.

Financial Condition -- December 31, 2006 and 2005

      2006 can best be characterized as a year LongLeaf spent preparing for expansion to Southern Pines through infrastructure improvements, staff development, operational compliance and branch remodeling. Assets increased only 1% from $50.3 million at December 31, 2005 to $51.2 million at December 31, 2006 and deposits increased by .73% from $41.3 million to $41.6 million at the end of 2006. However, LongLeaf was able to decrease its dependence on brokered and outside funding, furthering its development of core deposit relationships. A soft market for loans resulted in loans outstanding decreasing from $37.0 million to $36.1 million. LongLeaf countered this by deploying its excess liquidity into investments, which grew from $1.3 million at December 31, 2005 to $5.3 million at the end of 2006. Liquid assets, consisting of cash and due from banks, interest-earning deposits in other banks, federal funds sold, certificates of deposits, and investment securities available for sale, increased $1.4 million to $10.8 million, or 21.2%, of total assets. During the year, stock warrants were called resulting in the exercise and issuance of 58,188 shares generating $640,000 in additional capital. At 2006 year end, all capital ratios exceeded those of year end 2005.

Results of Operations -- For The Years Ended December 31, 2006 and 2005

      Overview. Net income was $99,000 or $.13 per share for the year 2006, as compared with net income of $89,000, or $.12 per share for the previous year. Total interest income increased $740,000 from $2.6 million in 2005 to $3.4 million in 2006. Total interest expense increased from $1.1 million in 2005 to $1.6 million in 2006, an increase of $560,000. Non-interest income increased from $365,000 to $434,000. Non-interest expenses increased by $640,000, from $1.6 million in 2005 to $2.2 million in 2006. Increases in interest income and interest expense are primarily attributable to increased interest rates while increases in non-interest income and non-interest expense are attributable in large part to the opening of LongLeaf's new branch office in Southern Pines, N.C. in August of 2006.

      Net Interest Income. Net interest income was $1.8 million for the year ended December 31, 2006, a $180,000 increase over the $1.6 million earned in 2005. Total interest income benefited from higher yields on investments and federal funds sold, as well as an increase of $7.4 million in average interest earning assets. The average yield earned increased by 49 basis points from 6.94% to 7.43%. Average total interest-bearing liabilities increased by $7.6 million, with an average cost of 4.03%, compared to 3.24% in 2005, an increase of 79 basis points. For the year ended December 31, 2006, the net interest spread was 3.40%, compared to 3.70% for 2005.

      Provision for Loan Losses. LongLeaf recorded a credit to the provision for loan losses of $132,000, compared with an addition of $269,000 to the provision in 2005. In 2005 a $200,000 special provision was made in response to the discovery during the third quarter of 2005 that a former employee had made a number of loans that did not conform to LongLeaf's loan, underwriting, and documentation guidelines. Approximately $2.0 million of loans secured by real estate were found to have insufficient collateral, although the borrowers were found to be creditworthy and substantially all of the loans were current at the time. During the year 2006, with the encouragement of management, many of these loans were paid off. The ones that are still in the loan portfolio are performing well. Management deemed that it was appropriate to reverse some of the provision from the previous year to arrive at an appropriate level of allowance for loan losses to period end loans. In evaluating the allowance for loan losses, management considers factors that include growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors.

      The allowance for loan losses was $425,000 at December 31, 2006, compared to $599,000 at December 31, 2005. The allowance for loan losses to period-end loans at December 31, 2006 was 1.18% compared to 1.62% at the end of 2005. Net charge-offs totaled $42,000 in 2006, compared to $14,000 in 2005. $28,000 of the charge-offs were real estate loans and $14,000 were consumer loans. Nonperforming loans at December 31, 2006 totaled $493,000, compared to $252,000 at December 31, 2005. The increase is primarily attributable to one large commercial real estate loan. The loan is secured by a first lien on real estate and management currently does not expect that LongLeaf will incur a significant loss. See Note D to LongLeaf's audited financial statements for additional information about LongLeaf's loan portfolio.

      Non-Interest Income. Non-interest income increased $75,000 to $440,000 for 2006, as compared with $365,000 for 2005. Fees from pre-sold mortgages increased $108,000, from $61,000 to $169,000. These originations are done through associations with a mortgage lending company. By originating these mortgages, LongLeaf's customers receive personal face-to-face service from LongLeaf's employees, rather than dealing with third parties. Service fees and charges increased $29,000, from $143,000 the previous year to $172,000 for 2006. LongLeaf leased the building it now occupies in Southern Pines to another financial institution in 2005, which contributed to a much higher other non-interest income total for 2005 as compared to 2006. LongLeaf's management will continue efforts to develop sources of additional non-interest income.

      Non-Interest Expenses. Non-interest expenses increased by $640,000 from $1.6 million for 2005 to $2.2 million for 2006. Most of these increased costs were due to the opening of LongLeaf's new branch office in Southern Pines, N.C. as well as filling staffing needs in the home office. Salaries and benefits increased $419,000, or 57% over the previous year. Occupancy and equipment expenses increased $130,000, an 85% increase over 2005.

      Net Interest Income. Like most financial institutions, the primary component of earnings for LongLeaf is net interest income. Net interest income is the difference between interest income, principally from loan and investment securities portfolios, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, spread and margin. For this purpose, volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as levels of noninterest-bearing liabilities. The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities. Nonaccrual loans have been included in determining average loans.


                                                   Year Ended December 31, 2006             Year Ended December 31, 2005
                                           ---------------------------------------  ----------------------------------------
                                             Average       Interest                   Average       Interest
                                             balance    Income/Expense  Yield/Cost    balance    Income/Expense   Yield/Cost
                                           -----------  --------------  ----------  -----------  --------------   ----------
                                                                           (Dollars in thousands)
Interest-earning assets:
Loans                                      $    36,837  $        2,939       7.98%  $    33,695  $        2,488        7.38%

Investment securities                            3,075             156       5.07%          786              31        3.94%
Other interest-earning assets                    5,543             283       5.11%        3,616             125        3.46%
Total interest-earning assets                   45,455           3,378       7.43%       38,097           2,644        6.94%
Other assets                                     4,107                                    3,568
                                           ---------------------------------------------------------------------------------

Total assets                               $    49,562                              $    41,665
                                           =================================================================================

Interest-bearing liabilities:
Deposits:
Savings, NOW and money market              $    12,746             436       3.42%  $     8,352             226        2.71%
Time deposits over $100,000                     10,708             469       4.38%       10,900             389        3.57%
Other time deposits                             15,119             646       4.27%       11,497             358        3.11%
Borrowings                                       1,533              64       4.17%        1,798              81        4.51%
Total interest-bearing liabilities              40,106           1,615       4.03%       32,547           1,054        3.24%
Non-interest-bearing deposits                    1,580                                    1,712
Other liabilities                                  150                                      141
Stockholders' equity                             7,726                                    7,265
Total liabilities and stockholders'
 equity                                    $    49,562                              $    41,665
Net interest income and interest rate
 spread                                                 $        1,763       3.40%               $        1,590        3.70%
Net yield on average interest-earning
 assets                                                                      3.88%                                     4.17%
Ratio of average interest-earning
 assets to average interest-bearing
 liabilities                                                               113.34%                                   117.05%

Rate/Volume Analysis

      The following tables analyze the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The tables distinguish between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

                                                        Years Ended December 31, 2006 vs. 2005
                                                              Increase (Decrease) Due to
                                                   Volume                 Rate                 Total
                                           ---------------------- --------------------- -------------------
                                                                  (Dollars in
                                                                   thousands)
Interest income:
    Loans                                   $                 241  $                210  $              451
    Investment securities                                     103                    22                 125
    Other interest-earning assets                              82                    76                 158
                                           ---------------------- --------------------- -------------------
    Total interest income                                     426                   308                 734
                                           ---------------------- --------------------- -------------------

Interest expense:
    Deposits:
       Savings, NOW and money market                          135                    75                 210
       Time deposits over $100,000                            (8)                    88                  80
       Other time deposits                                    134                   154                 288
    Borrowings                                               (12)                   (5)                (17)
                                           ---------------------- --------------------- -------------------

    Total interest expense                                    249                   312                 561
                                           ---------------------- --------------------- -------------------

Net interest income increase (decrease)     $                 177  $                (4)  $              173
                                           ====================== ===================== ===================

Liquidity and Capital Resources

      LongLeaf's liquidity is a measure of its ability to fund loans, withdrawals and maturities of deposits, and other cash outflows in a cost effective manner. LongLeaf's principal sources of liquidity are deposits, scheduled payments and prepayments of loan principal, maturities of investment securities, access to liquid deposits, and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

      Liquid assets (consisting of cash and due from banks, interest-earning deposits in banks, federal funds sold, time deposits and investment securities classified as available for sale) comprised 21.17% and 19.37% of total assets at December 31, 2006 and 2005, respectively. See Note C to LongLeaf's audited financial statements for additional information on LongLeaf's securities portfolio.

      To date, LongLeaf's liquidity has fulfilled its need to fund new loan demand. Should the need arise, LongLeaf has the capability to sell securities classified as available for sale or to borrow funds as necessary. LongLeaf has established credit lines with other financial institutions to purchase up to $2.4 million in federal funds. In addition, LongLeaf has a line of credit available in the amount of $5.1 million with the Federal Home Loan Bank. As of December 31, 2006 LongLeaf's borrowings consisted of $1.4 million of Federal Home Loan Bank advances.

      Total deposits were $41.6 million and $41.3 million at December 31, 2006 and 2005, respectively. Time deposits, which are the only deposit accounts that have stated maturity dates, are generally considered to be rate sensitive. Time deposits represented 64.4% and 66.20%, respectively, of total deposits at December 31, 2006 and 2005. Time deposits of $100,000 or more represented 25.55% and 30.93%, respectively, of LongLeaf's total deposits at December 31, 2006 and 2005. At December 31, 2006, LongLeaf had $4.8 million in brokered deposits. While LongLeaf will need to pay competitive rates to retain the larger deposits at their maturities, there are other subjective factors that will determine their continued retention. Based upon prior experience, LongLeaf anticipates that a substantial portion of outstanding certificates of deposit will renew upon maturity. See Note F to LongLeaf's audited financial statements for more information on LongLeaf's deposits over $100,000.

      LongLeaf's management believes that its current sources of funds provide adequate liquidity for current cash flow needs.

      Under federal capital regulations, LongLeaf must satisfy certain minimum leverage ratio requirements and risk-based capital requirements. At December 31, 2006, LongLeaf's equity to asset ratio was 15.88%. All regulatory capital ratios place LongLeaf well in excess of the minimum required to be deemed a well capitalized bank by regulatory measures. LongLeaf's ratio of Tier 1 capital to risk-weighed assets at December 31, 2006 was 20.41%.

Recent Accounting Pronouncements

      See Note B to LongLeaf's audited financial statements for a full description of recent accounting pronouncements including the respective expected dates of adoption and effects on results of operations and financial condition.

Off-Balance Sheet Arrangements

      Information about LongLeaf's off-balance sheet risk exposure is presented in Note J to LongLeaf's audited financial statements. As part of its ongoing business, LongLeaf does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as special purpose entities, or SPEs, which generally are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of December 31, 2006, LongLeaf was not involved in any unconsolidated SPE transactions.

Asset/Liability Management

      LongLeaf's results of operations depend substantially on its net interest income. Like most financial institutions, LongLeaf's interest income and cost of funds are affected by general economic conditions and by competition in the market place.

      The purpose of asset/liability management is to provide stable net interest income growth by protecting LongLeaf's earnings from undue interest rate risk, which arises from volatile interest rates and changes in the balance sheet mix, and by managing the risk/return relationships between liquidity, interest rate risk, market risk, and capital adequacy. LongLeaf maintains, and has complied with, a board approved asset/liability management policy that provides guidelines for controlling exposure to interest rate risk by utilizing the following ratios and trend analyses: liquidity, equity, volatile liability dependence, portfolio maturities, maturing assets and maturing liabilities. LongLeaf's policy is to control the exposure of its earnings to changing interest rates by generally endeavoring to maintain a position within a narrow range around an "earnings neutral position," which is defined as the mix of assets and liabilities that generate a net interest margin that is least affected by interest rate changes.

      When suitable lending opportunities are not sufficient to utilize available funds, LongLeaf has generally invested such funds in securities, primarily securities issued by governmental agencies and mortgage-backed securities. The securities portfolio contributes to LongLeaf's profits and plays an important part in the overall interest rate management. However, management of the securities portfolio alone cannot balance overall interest rate risk. The securities portfolio must be used in combination with other asset/liability techniques to actively manage the balance sheet. The primary objectives in the overall management of the securities portfolio are safety, liquidity, yield, asset/liability management (interest rate risk), and investing in securities that can be pledged for public deposits.

      In reviewing the needs of LongLeaf with regard to proper management of its asset/liability program, LongLeaf estimates future needs, taking into consideration historical periods of high loan demand and low deposit balances, estimated loan and deposit increases (due to increased demand through marketing), and forecasted interest rate changes.

      The analysis of an institution's interest rate gap (the difference between the repricing of interest-earning assets and interest-bearing liabilities during a given period of time) is a standard tool for the measurement of exposure to interest rate risk. The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2006 which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions include prepayment rates. In addition, the table does not reflect scheduled principal payments which will be received throughout the lives of the loans. The interest rate sensitivity of LongLeaf's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                                                  Terms to Repricing at December 31, 2006
                                                               More Than         More Than
                                                  1 Year       1 Year to        3 Years to        More Than
                                                  or Less       3 Years           5 Years          5 Years            Total
                                              ------------ ---------------- ----------------- ---------------- --------------
                                                                         (Dollars in thousands)
Interest-earning assets:
  Loans:
    Adjustable rate                            $     9,348  $         2,795  $          1,523  $           567  $      14,233
    Fixed rate                                       7,925            7,691             5,584              659         21,859
  Securities available for sale at fair value          685              794               767            3,101          5,347
    Other interest-earning assets                    4,872                -                99              186          5,157
                                              ------------ ---------------- ----------------- ---------------- --------------

Total interest-earning assets                  $    22,830  $        11,280  $          7,973  $         4,513  $      46,596
                                              ============ ================ ================= ================ ==============



Interest-bearing liabilities:
  Deposits:
    Savings, NOW and money market              $    14,797  $             -  $              -  $             -  $      14,797
    Time over $100,000                               8,906            1,444               268                -         10,618
    Other time deposits                             13,794            1,885               506                -         16,185
  Borrowings                                           271              543               543                -          1,357
                                              ------------ ---------------- ----------------- ---------------- --------------

    Total interest-bearing liabilities         $    37,768  $         3,872  $          1,317  $             -  $      42,957
                                              ============ ================ ================= ================ ==============

Interest sensitivity gap per period            $  (14,938)  $         7,408  $          6,656  $         4,513  $       3,639

Cumulative interest sensitivity gap            $  (14,938)  $       (7,530)  $          (874)  $         3,639  $       3,639

Cumulative gap as a percentage of
  total interest-earning assets                   (32.06%)         (16.16%)           (1.88%)            7.81%          7.81%

Cumulative interest-earning
   assets as a percentage of
   interest-bearing liabilities                     60.45%           81.92%            97.97%          108.47%        108.47%


Loans maturing or repricing after December 31, 2006 are comprised of $21.9 million of fixed rate loans.

Critical Accounting Policy

      LongLeaf's discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires LongLeaf to make estimates and judgments regarding uncertainties that affect the reported amount of assets, liabilities, revenues and expenses. On an ongoing basis, LongLeaf evaluates its estimates that are based upon historical experience and other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

      LongLeaf's most significant accounting policy is the determination of its allowance for loan losses. LongLeaf records provisions for loan losses based upon known problem loans and estimated deficiencies in the existing loan portfolio. LongLeaf's methodology for determining the level of its allowance for loan losses consists of two key components, which are a specific allowance for identified problem or impaired loans and a formula allowance for the remainder of the portfolio.

      Identified problem and impaired loans are measured for impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the fair value of the collateral, if the loan is collateral dependent. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change. The adequacy of the allowance is also reviewed by management based upon its evaluation of then-existing economic and business conditions affecting the key lending areas of LongLeaf and other conditions, such as new loan products, collateral values, loan concentrations, changes in the mix and volume of the loan portfolio; trends in portfolio credit quality, including delinquency and charge-off rates; and current economic conditions that may affect a borrower's ability to repay. Although management believes it has established and maintained the allowance for loan losses at appropriate levels, future adjustments may be necessary if economic and other conditions differ substantially from the current operating environment.

      A summary of LongLeaf's significant accounting policies is set forth in Note B to its audited financial statements.

Asset Quality and the Allowance for Loan Losses

      The financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a nonaccrual basis. Loans are placed on a nonaccrual basis when there are serious doubts about the collectibility of principal or interest. Amounts received on non-accrual loans generally are applied first to principal and then to interest only after all principal has been collected. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest, or principal have been granted due to the borrower's weakened financial condition. Interest on restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur. Impaired loans totaled $493,000 at December 31, 2006, compared to $252,000 at December 31, 2005.

      The allowance for loan losses is maintained at a level considered adequate by management to provide for anticipated loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions and loss experience and an overall evaluation of the quality of the underlying collateral. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the allowance for loan losses, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Additional information regarding LongLeaf's allowance for loan losses and loan loss experience are presented in Note D to LongLeaf's audited financial statements.

Comparison of Financial Condition at September 30, 2007 and December 31, 2006

      LongLeaf incurred substantial growth during the first nine months of 2007. Total assets increased $6.5 million to $57.6 million during the nine-month period ended September 30, 2007. Loans increased $7.2 million, or 20%, while deposit accounts increased $5.3 million, an increase of 13%. Advances from Federal Home Bank increased $1.4 million as additional borrowings were needed to fund loan growth.

Asset Quality

      LongLeaf's allowance for loan losses is analyzed quarterly by management. This analysis includes a methodology that segments the loan portfolio into homogeneous loan classifications and considers the current status of the portfolio, historical charge-off experience, current levels of delinquent, impaired and non-performing loans, as well as economic and other risk factors. It is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology employed and other analytical measures in comparison to a group of peer banks. Management believes the allowance for loan losses is sufficient to absorb known risk in the portfolio. No assurances can be given that future economic conditions that adversely affect borrowers or other changes in circumstances relating to loans in the portfolio will not result in increased losses.

      The allowance for loan losses, as a percentage of period end loans, was 1.18% at both September 30, 2007 and December 31, 2006. For the first nine months of 2007, there was a $99,062 provision for loan loss compared to no provision for the first nine months of 2006. There were charge-offs of $15,000 during the nine-month period ended September 30, 2007, compared to charge-offs of $23,000 during the same period of 2006. At September 30, 2007, LongLeaf had nonperforming loans totaling $293,000 million compared to $493,000 at December 31, 2006, a decrease of $200,000.

Comparison of Results of Operations for the Three Months Ended September 30, 2007 and 2006

      Net Income. LongLeaf incurred a net loss for the quarter ended September 30, 2007 of $51,000 or ($.06) per share, compared to a net loss of $29,000 or ($.04) per share, for the quarter ended September 30, 2006. Net income was negatively impacted by increased accounting and consultant expenses associated with growth and the regulatory environment in which LongLeaf operates.

      Net Interest Income. Net interest income generated from earnings on loans and investments less the expense of deposits and borrowings was $476,000 compared to $453,000 for the same period a year ago, an increase of $23,000. Interest rate spreads decreased from 3.38% to 2.91% over the same period, due primarily to higher rates paid on deposits as a result of increased competition.

      Provision for Loan Losses. The provision for loan losses during the quarter ended September 30, 2007 totaled $55,000 compared to no provision for the same quarter in 2006. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management. In evaluating the allowance for loan losses, management considers factors that include growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions, and other relevant factors.

      Non-Interest Income. Non-interest income was $134,000 and $118,000, respectively, for the quarters ended September 30, 2007 and 2006, an increase of 14%. Fees from pre-sold mortgages decreased 42% over the same period of last year, while service charge fees increased 25%. Other income increased 70%, due primarily to increases in fees earned on debit card activity.

      Non-Interest Expenses. Non-interest expenses were $606,000 during the quarter ended September 30, 2007, compared with $600,000 in the same period in the prior year. Increases can be attributable to growth, and an increase in consultant and accounting fees of $17,000. LongLeaf reduced expenses in the areas of advertising and office supplies when compared to the same period of 2006. Salaries and employee benefits, the largest component of non-interest expense, decreased $2,000.

Comparison of Results of Operations for the Nine Months Ended September 30, 2007 and 2006

      Net Income. LongLeaf incurred a net loss for the nine months ended September 30, 2007 of $181,000 or ($.23) per share, compared to net income of $50,000, or $.07 per share, for the same period ended September 30, 2006. Net income was negatively impacted by additional operating expenses due to the opening of a branch in Southern Pines, N.C. in September of 2006, as well as a decline in net interest margin.

      Net Interest Income. Net interest income generated from earnings on loans and investments less the expense of deposits and borrowings was $1.3 million for both the nine months ended September 30, 2007 and September 30, 2006. Although LongLeaf experienced a $216,000, or 9%, increase in interest income, competition for deposits increased interest expense 22%, or $254,000.

      Provision for Loan Losses. The provision for loan losses for the nine-month period ended September 30, 2007 totaled $99,000, compared to no provision for the same period in 2006. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management. In evaluating the allowance for loan losses, management considers factors that include growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions, and other relevant factors.

      Non-Interest Income. Non-interest income was $453,000 and $331,000, respectively, for the nine-month periods ending September 30, 2007 and 2006, an increase of 37%. Fees from pre-sold mortgages increased $46,000, or 34%, over the same period of last year. Service charges and fees increased $30,000, or 24%, during this period. Other income increased $23,000, or 10%, due primarily to increases in debit card income.

      Non-Interest Expenses. Non-interest expenses were $1.8 million during the nine months ended September 30, 2007, compared with $1.6 million in the same period in the prior year, an increase of 13%. Salaries and employee benefits, the largest component of non-interest expense, increased $124,000, or 15%. Data processing and outside service fees, including audit and accounting fees, increased $35,000 or 14%. These increases were primarily attributable to costs associated with the addition of the new branch in Southern Pines, N.C. in September of 2006, general growth, and LongLeaf's regulatory environment.

Liquidity and Capital Resources

      Maintaining adequate liquidity while managing interest rate risk is the primary goal of LongLeaf's asset and liability management strategy. Liquidity is the ability to fund the needs of LongLeaf's borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth, brokered certificates of deposit and borrowings from the Federal Home Loan Bank are presently the main sources of LongLeaf's liquidity. LongLeaf's primary uses of liquidity are to fund loans and to make investments.

      As of September 30, 2007, liquid assets (cash and due from banks, interest-earning deposits with banks, federal funds sold, investment securities available for sale and certificates of deposit with banks) were approximately $10.2 million, which represented 17.7% of total assets and 21.7% of total deposits. At September 30, 2007, outstanding commitments to extend credit were $10.5 million. Management believes that the combined aggregate liquidity position of LongLeaf is sufficient to meet the funding requirements of loan demand, deposit maturities and withdrawals in the near term.

      Under federal capital regulations, LongLeaf must satisfy certain minimum leverage ratio requirements and risk-based capital requirements. At September 30, 2007, LongLeaf's stockholders' equity represented 13.8% of total assets. In addition, all regulatory capital ratios place LongLeaf well in excess of the minimum at which institutions are considered well capitalized.

Regulatory Matters

      Sarbanes-Oxley is sweeping federal legislation that was signed into law on July 30, 2002 and that addresses accounting, corporate governance and disclosure issues relating to public companies. Some of the provisions of Sarbanes-Oxley became effective immediately, while others are still in the process of being implemented. In general, Sarbanes-Oxley mandated important new corporate governance, financial reporting and disclosure requirements intended to enhance the accuracy and transparency of public companies' reported financial results. It established new responsibilities for corporate chief executive officers and chief financial officers and boards of directors in the financial reporting process, and it creates a new regulatory body to oversee auditors of public companies. The economic and operational effects of Sarbanes-Oxley on public companies, including LongLeaf, have been and will continue to be significant in terms of the increased time, resources and costs associated with complying with the new law. Because Sarbanes-Oxley, for the most part, applies equally to large and small public companies, it will continue to present LongLeaf with particular challenges, and increased audit fees and compliance costs associated with Sarbanes-Oxley could have a negative effect on LongLeaf's results of operations.

Disclosures About Forward-Looking Statements

      Statements in this discussion and elsewhere in this proxy statement/prospectus and its exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, and LongLeaf's actual results could differ materially from those LongLeaf currently anticipates and that are described in the statements due to a number of factors, which include, but are not limited to, factors discussed in reports LongLeaf files with the FDIC from time to time. Forward-looking statements may be identified by terms such as "may," "will," "should," "might," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential" or "continue," or similar terms or the negative of these terms, or other statements concerning opinions or judgments of LongLeaf's management about future events. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of LongLeaf that are subject to various factors which could cause actual results to differ materially from these estimates. Factors that could influence the accuracy of those forward-looking statements include, but are not limited to: changes in general economic conditions; changes in interest rates, deposit flows, or loan demand; changes in the real estate market in LongLeaf's banking market (particularly changes that affect real estate loans in LongLeaf's loan portfolio, including the abilities of its borrowers to repay their loans, and the values of its loan collateral); the level of market interest rates and management's ability to manage LongLeaf's interest rate risk; management's ability to manage LongLeaf's growth and to underwrite increasing volumes of loans; the impact on LongLeaf's profits of increased staffing and expenses resulting from expansion; the financial success or changing strategies of LongLeaf's customers; customer acceptance of LongLeaf's services, products and fee structure; the competitive nature of the financial services industry and LongLeaf's ability to compete effectively against other financial institutions in its banking market; actions of government regulators; changes in accounting principles, policies, or guidelines; and other developments or changes in LongLeaf's operations, pricing, products, services and other business that management does not expect. Although LongLeaf's management believes that the expectations reflected in the forward-looking statements are reasonable, LongLeaf cannot guarantee future results, levels of activity, performance or achievements. LongLeaf has no obligation to update these forward-looking statements.

                                  OTHER MATTERS

      As of the date of this proxy statement/prospectus, the Four Oaks and LongLeaf boards of directors know of no matters that will be presented for consideration at the LongLeaf special meeting of shareholders other than as described in this proxy statement/prospectus. However, if any other matter is presented properly for consideration and action at the special meeting or any adjournment or postponement of such meetings and are voted on, the enclosed proxy will be deemed to confer authority to the individuals named as LongLeaf proxies in such proxy to vote the shares represented by such proxy in accordance with the best judgment and in the discretion of the proxy holders.

                          FUTURE SHAREHOLDER PROPOSALS

      If the merger transaction is consummated, LongLeaf shareholders will become shareholders of Four Oaks. Any proposals that Four Oaks shareholders intend to present for a vote at Four Oaks' 2008 annual meeting of shareholders, and that such shareholders desire to have included in Four Oaks' proxy statement and form of proxy relating to that meeting, must have been sent to Four Oaks' principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before December 4, 2007 (120 calendar days prior to the anniversary of the date of Four Oaks' proxy statement for its 2007 annual meeting of shareholders). Proposals received after December 4, 2007 will not be considered for inclusion in Four Oaks' proxy materials for its 2008 annual meeting. A determination as to whether Four Oaks will oppose inclusion of any proposal in its proxy statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the SEC.

      In addition, if a Four Oaks shareholder intends to present a matter for a vote at Four Oaks' 2008 annual meeting of shareholders, other than by submitting a proposal for inclusion in Four Oaks' proxy statement for that meeting, the shareholders must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must have been sent to Four Oaks' principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before February 18, 2008 (45 calendar days prior to the anniversary of the mailing date of the proxy statement for the 2007 annual meeting of shareholders). Such notice should set forth: (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of Four Oaks capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, Four Oaks retains discretion to vote proxies it receives. For notices that are timely filed, Four Oaks retains discretion to vote proxies it receives provided: (i) Four Oaks includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (ii) the proponent fails to (x) provide Four Oaks with a written statement, on or before February 18, 2008, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Four Oaks' voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide Four Oaks with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

      If the merger is completed, then LongLeaf will not have a 2008 annual meeting of shareholders. However, in the event that the merger is not completed, there will be a 2008 annual meeting. If LongLeaf does have a 2008 annual meeting, it will be held more than 30 days later than the date of LongLeaf's 2007 annual meeting and LongLeaf will announce, in its earliest possible quarterly filing on Form 10-QSB and/or in a current report on Form 8-K, the deadlines for timely receipt of shareholder proposals (a) intended for inclusion in the proxy statement and form of appointment of proxy that LongLeaf will distribute in connection with that meeting and (b) intended to be presented at the 2008 annual meeting, but which are not intended to be included in LongLeaf's proxy statement and form of appointment of proxy.

      For a proposal to be included in LongLeaf's proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of LongLeaf common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

      Under LongLeaf's bylaws, at a meeting of shareholders at which directors will be elected, nominations for election to LongLeaf's board of directors may be made by LongLeaf's board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder's nomination has been delivered to LongLeaf's Corporate Secretary not later than the close of business on the tenth business day following the date on which notice of the meeting is first given to shareholders.

      The required notice of a nomination must include: (1) the names and addresses of the shareholder who intends to make the nomination and of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of LongLeaf common stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) a representation that the nominee satisfies all qualification requirements provided by LongLeaf's bylaws or by statutes or regulations to serve as LongLeaf's director; and (5) the written consent of the nominee to serve as a director if elected. The shareholder also must provide all other information regarding the nominee that would be required to be included in a proxy statement filed under the proxy rules of the SEC if the nominee had been nominated by LongLeaf's board of directors. Only persons who are nominated in the manner described in LongLeaf's bylaws are eligible to be elected as directors at meetings of LongLeaf's shareholders, and the Chairman of a meeting of LongLeaf's shareholders may refuse to acknowledge a nomination that is not made in compliance with the procedures set out in LongLeaf's bylaws.

      The notices described above should be mailed to:

                           LongLeaf Community Bank
                           Attention:  Corporate Secretary
                           Post Office Box 1208
                           Rockingham, North Carolina 28380


                                     EXPERTS

      The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Four Oaks incorporated in this proxy statement/prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of Dixon Hughes PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of LongLeaf as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, are presented in this proxy statement/prospectus also in reliance upon the report of Dixon Hughes PLLC, and upon the authority of said firm as experts in accounting and auditing. Dixon Hughes will also pass upon certain tax consequences of the merger.

                                  LEGAL MATTERS

      Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina will pass upon the legality of the shares of Four Oaks common stock to be issued in the merger.

                             ADDITIONAL INFORMATION

Four Oaks

      Four Oaks files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. Four Oaks maintains a website at www.fouroaksbank.com. The information contained on Four Oaks' website is not incorporated by reference in this proxy statement/prospectus and you should not consider it a part of this proxy statement/prospectus.

      The SEC allows Four Oaks to "incorporate by reference" in this proxy statement/prospectus certain information that it files with the SEC. This means that Four Oaks can disclose important information to you by referring you to those documents. Any information Four Oaks incorporates by reference is considered part of this proxy statement/prospectus.

      Four Oaks incorporates by reference in this proxy statement/prospectus and refers you to the documents listed below (File No. 000-22787):

     (i) Four Oaks' Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

     (ii) Four Oaks' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

     (iii) Four Oaks' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

     (iv) Four Oaks' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

     (v) Four Oaks' Current Reports on Form 8-K filed on January 17, 2007, January 26, 2007, March 1, 2007, March 27, 2007, April 17, 2007, April
          30, 2007, June 6, 2007, July 24, 2007, July 25, 2007, October 4, 2007,
          October 22, 2007, October 23, 2007, November 29, 2007, December 11, 2007, December 13, 2007, and December 18, 2007;

     (vi) All other documents Four Oaks files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the final adjournment of the LongLeaf special meeting.

      Four Oaks is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

      Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement.

      You may obtain copies of the information incorporated by reference in this proxy statement/prospectus, without charge, upon written or oral request. The inside front cover of this proxy statement/prospectus contains information about how such requests should be made. If you request any incorporated documents from Four Oaks, they will be mailed to you by first class mail, or by another equally prompt means, within one business day after your request is received.

      Four Oaks filed a registration statement (File No. 333-[ ]) with the SEC under the Securities Act relating to the Four Oaks common stock offered to LongLeaf shareholders pursuant to the merger. The registration statement contains additional information about Four Oaks, LongLeaf and Four Oaks common stock. The SEC allows Four Oaks to omit certain information included in the registration statement from this proxy statement/prospectus. The registration statement may be inspected and copied at the SEC's Public Reference Room or obtained from the SEC's website as described above.

      All information contained in this proxy statement/prospectus, delivered with this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus with respect to Four Oaks and the Bank was supplied by Four Oaks.

LongLeaf

      LongLeaf is subject to the informational requirements of Sections 13 and 15(d) of the Exchange Act, and it files reports and other information, including annual reports, quarterly reports and proxy statements, with the FDIC under the Exchange Act. Copies of the reports LongLeaf files are on file with the FDIC and are available for inspection at the offices of the FDIC's Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. You also may obtain copies of LongLeaf's reports by calling the FDIC's Accounting and Securities Disclosure Section at (202) 898-8913, by facsimile at (202) 898-8505, or by email at mfields@fdic.gov.

      A copy of LongLeaf's 2006 Annual Report on Form 10-KSB, as filed with the FDIC, and/or a copy of LongLeaf's 2006 Annual Disclosure Statement required by the FDIC's regulations will be sent without charge to any LongLeaf shareholder upon his or her written request. Requests should be sent to LongLeaf Community Bank, Attention: Corporate Secretary, Post Office Box 1208, Rockingham, North Carolina, 28380.

      All information contained in this proxy statement/prospectus or delivered with the proxy statement/prospectus with respect to LongLeaf was supplied by LongLeaf.

                              FINANCIAL STATEMENTS
                                       OF
                             LONGLEAF COMMUNITY BANK

                          Index to Financial Statements

                                                                                         Page No.
                                                                                        -----------

Financial Statements (Audited)

Report of Independent Registered Public Accounting Firm                                     F-2

Balance Sheets--December 31, 2006 and 2005                                                  F-3

Statements of Operations--Years ended December 31, 2006 and 2005                            F-4

Statements of Changes in Stockholders' Equity--Years ended December 31, 2006 and 2005       F-5

Statements of Cash Flows--Years ended December 31, 2006 and 2005                            F-6

Notes to Financial Statements                                                               F-7

Financial Statements (Unaudited)

Balance Sheets--September 30, 2007 (Unaudited) and December 31, 2006                       F-24

Statements of Operations (Unaudited)--Three Months and Nine Months Ended
September 30, 2007 and 2006                                                                F-25

Statements of Cash Flows (Unaudited)--Nine Months Ended September 30, 2007 and 2006        F-26

Notes to Financial Statements (Unaudited)                                                  F-27

                                Dixon Hughes PLLC
                    Certified Public Accountants and Advisors


                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors
LongLeaf Community Bank
Rockingham, North Carolina


We have audited the accompanying balance sheets of LongLeaf Community Bank (the "Bank") as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Bank's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LongLeaf Community Bank as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes PLLC

Southern Pines, North Carolina
March 28, 2007

--------------------------------------------------------------------------------
LONGLEAF COMMUNITY BANK
BALANCE SHEETS
December 31, 2006 and 2005

                                                                      2006               2005
                                                                ----------------- ------------------
ASSETS

Cash and due from banks                                          $        516,381 $          742,552
Interest-earning deposits with banks                                    1,337,883          2,801,203
Federal funds sold                                                      2,940,000          1,532,000
Certificates of deposit with banks                                        693,000          3,396,000
Investment securities available for sale, at fair value                 5,347,000          1,272,536

Loans                                                                  36,092,171         36,971,562
Allowance for loan losses                                               (424,500)          (598,621)
                                                                ----------------- ------------------
                                                      NET LOANS        35,667,671         36,372,941

Accrued interest receivable                                               217,733            187,221
Bank premises and equipment                                             3,995,980          3,712,505
Stock in Federal Home Loan Bank of Atlanta, at cost                       186,200            150,900
Other assets                                                              266,130            143,974
                                                                ----------------- ------------------

                                                   TOTAL ASSETS  $     51,167,978 $       50,311,832
                                                                ================= ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Demand                                                        $      2,790,545 $        2,132,491
   Savings                                                                891,717            716,775
   Money market and NOW                                                11,114,808         11,098,626
   Time                                                                26,802,777         27,317,066
                                                                ----------------- ------------------
                                                 TOTAL DEPOSITS        41,599,847         41,264,958

Advances from the Federal Home Loan Bank                                1,357,143          1,628,571
Accrued interest payable                                                   39,388             62,571
Accrued expenses and other liabilities                                     46,764             61,341
                                                                ----------------- ------------------
                                                 TOTAL LIABILITIES     43,043,142         43,017,441
                                                                ----------------- ------------------

Commitments (Notes D, E, J and L)

Stockholders' equity:
   Common stock, $5 par value, 10,000,000 shares authorized;
     786,711 shares in 2006 and 728,523 shares in 2005
      issued and outstanding                                            3,933,555          3,642,615
   Additional paid-in capital                                           4,359,724          3,953,091
   Accumulated deficit                                                  (186,103)          (285,018)
   Accumulated other comprehensive income (loss)                           17,660           (16,297)
                                                                ----------------- ------------------

                                     TOTAL STOCKHOLDERS' EQUITY         8,124,836          7,294,391
                                                                ----------------- ------------------

                                          TOTAL LIABILITIES AND
                                           STOCKHOLDERS' EQUITY  $     51,167,978 $       50,311,832
                                                                ================= ==================

LONGLEAF COMMUNITY BANK
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
Years Ended December 31, 2006 and 2005

                                                            2006              2005
                                                      ---------------- ------------------
INTEREST INCOME
   Loans                                               $     2,939,122  $       2,488,061
   Investments                                                 155,761             31,187
   Federal funds sold and deposits in other banks              282,984            125,016
                                                      ---------------- ------------------

                                TOTAL INTEREST INCOME        3,377,867          2,644,264
                                                      ---------------- ------------------

INTEREST EXPENSE
   Money market, NOW and savings deposits                      435,560            225,508
   Time deposits                                             1,115,045            747,232
   Advances from the Federal Home Loan Bank                     63,731             81,301
                                                      ---------------- ------------------

                               TOTAL INTEREST EXPENSE        1,614,336          1,054,041
                                                      ---------------- ------------------

                                  NET INTEREST INCOME        1,763,531          1,590,223

PROVISION FOR LOAN LOSSES                                    (132,389)            269,073
                                                      ---------------- ------------------

                            NET INTEREST INCOME AFTER
                            PROVISION FOR LOAN LOSSES        1,895,920          1,321,150
                                                      ---------------- ------------------

NON-INTEREST INCOME
   Fees from presold mortgages                                 168,949             61,437
   Service charges and fees                                    172,079            142,650
   Loss on disposal of premises and equipment                        -           (19,885)
   Other                                                        99,108            181,007
                                                      ---------------- ------------------

                            TOTAL NON-INTEREST INCOME          440,136            365,209
                                                      ---------------- ------------------

NON-INTEREST EXPENSE
   Salaries and employee benefits                            1,153,562            734,272
   Occupancy and equipment                                     281,833            152,010
   Advertising and promotion                                    68,560             56,279
   Data processing and outside service fees                    335,724            311,328
   Office supplies, telephone and postage                       84,431             57,518
   Other                                                       313,031            285,586
                                                      ---------------- ------------------

                           TOTAL NON-INTEREST EXPENSE        2,237,141          1,596,993
                                                      ---------------- ------------------

                                        INCOME BEFORE
                                         INCOME TAXES           98,915             89,366

INCOME TAXES                                                         -                  -
                                                      ---------------- ------------------

                                           NET INCOME  $        98,915  $          89,366
                                                      ================ ==================

NET INCOME PER COMMON SHARE
   BASIC                                               $          0.13  $            0.12
                                                      ================ ==================
   DILUTED                                             $          0.13  $            0.12
                                                      ================ ==================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
   BASIC                                                       762,893            727,952
                                                      ================ ==================
   DILUTED                                                     763,072            736,895
                                                      ================ ==================

See accompanying notes.

LONGLEAF COMMUNITY BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
Years Ended December 31, 2006 and 2005


                                                                                             Accumulated
                                                              Additional                      other com-        Total
                                       Common stock             paid-in       Accumulated     prehensive    stockholders'
                               ----------------------------
                                  Shares         Amount         capital         deficit     income (loss)       equity
                               ------------- -------------- --------------- --------------- -------------- ----------------

Balance at December 31, 2004         727,560  $   3,637,800  $    3,947,313  $    (374,384)  $     (4,658)   $    7,206,071

Comprehensive income:
  Net income                               -              -               -          89,366              -           89,366
  Unrealized holding
    losses on available-
    for-sale securities                    -              -               -                       (11,639)         (11,639)
                                                                                                              -------------

  Total comprehensive income                                                                                         77,727
                                                                                                              -------------

Proceeds from exercise
  of stock warrants                      963          4,815           5,778               -              -           10,593
                               ------------- -------------- --------------- --------------- -------------- ----------------

Balance at December 31, 2005         728,523      3,642,615       3,953,091       (285,018)       (16,297)        7,294,391

Comprehensive income:
  Net income                               -              -               -          98,915              -           98,915
  Unrealized holding
    gains on available-
    for-sale securities                    -              -               -                         33,957           33,957
                                                                                                              -------------

  Total comprehensive income                                                                                        132,872
                                                                                                              -------------

Stock compensation expense                 -              -          57,505               -              -           57,505

Proceeds from exercise
  of stock warrants                   58,188        290,940         349,128               -              -          640,068
                               ------------- -------------- --------------- --------------- -------------- ----------------

Balance at December 31, 2006         786,711  $   3,933,555  $    4,359,724  $    (186,103)  $      17,660   $    8,124,836
                               ============= ============== =============== =============== ============== ================

LONGLEAF COMMUNITY BANK
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
Years Ended December 31, 2006 and 2005

                                                                    2006            2005
                                                                --------------- ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                     $       98,915  $       89,366
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                                    131,460          72,790
       Provision for loan losses                                      (132,389)         269,073
       Stock compensation expense                                        57,505               -
       Loss on disposal of premises and equipment                             -          19,885
       Change in assets and liabilities:
          Increase in accrued interest receivable                      (30,512)        (87,854)
          Increase in other assets                                      (1,156)        (46,423)
          Increase (decrease) in accrued interest payable              (23,183)          56,973
          Increase (decrease) in accrued expenses
            and other liabilities                                      (14,577)          45,937
                                                                --------------- ---------------

                    NET CASH PROVIDED BY OPERATING ACTIVITIES            86,063         419,747
                                                                --------------- ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in certificates of deposit with banks                    2,703,000     (3,099,000)
  Net (increase) decrease in loans                                      750,836     (8,411,343)
  Purchases of bank premises and equipment                            (454,894)     (3,160,817)
  Purchase of available for sale securities                         (4,227,826)       (958,558)
  Proceeds from maturities and calls of
     available for sale securities                                      193,101          82,864
  Proceeds from sale of premises and equipment                                -          95,000
  Purchase of Federal Home Loan Bank stock                             (35,300)        (39,100)
                                                                --------------- ---------------

                    NET CASH USED BY INVESTING ACTIVITIES           (1,071,083)    (15,490,954)
                                                                --------------- ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand accounts                                       849,178       6,895,251
  Net increase (decrease) in certificates of deposit                  (514,289)      10,835,026
  Proceeds from exercise of stock warrants                              640,068          10,593
  Advances from the Federal Home Loan Bank, net                       (271,428)       (271,429)
                                                                --------------- ---------------

                    NET CASH PROVIDED BY FINANCING ACTIVITIES           703,529      17,469,441
                                                                --------------- ---------------

                    NET INCREASE (DECREASE) IN
                    CASH AND CASH EQUIVALENTS                         (281,491)       2,398,234

CASH AND CASH EQUIVALENTS, BEGINNING                                  5,075,755       2,677,521
                                                                --------------- ---------------

                    CASH AND CASH EQUIVALENTS, ENDING            $    4,794,264  $    5,075,755
                                                                =============== ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
     Interest paid                                               $    1,637,519  $      997,068
                                                                =============== ===============

     Unrealized gains (losses) on investment securities
      available for sale                                         $       33,957  $     (11,639)
                                                                =============== ===============

     Transfer of foreclosures/repossessions from loans to other
      assets                                                     $      121,000  $            -
                                                                =============== ===============

NOTE A - ORGANIZATION AND OPERATIONS

LongLeaf Community Bank (the "Bank") was incorporated and began banking operations on August 4, 2003. The Bank is engaged in general commercial and retail banking in the Sandhills area of North Carolina, principally Richmond and Moore Counties operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank undergoes periodic examinations by those regulatory authorities.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans.

Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents include cash and due from banks, interest-earning deposits with banks and federal funds sold.

Securities Available for Sale

Available for sale securities are reported at fair value and consist of debt instruments that are not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of applicable deferred income tax, on available for sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for Loan Losses

The provision for loan losses is based upon management's estimate of the amount needed to maintain the allowance for loan losses at an adequate level. In making the evaluation of the adequacy of the allowance for loan losses, management gives consideration to current economic conditions, statutory examinations of the loan portfolio by regulatory agencies, delinquency information and management's internal review of the loan portfolio. Loans are considered impaired when it is probable that all amounts due will not be collected in accordance with the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.


Sales of Mortgage Loans

The Bank originates single family, residential first mortgage loans on a presold basis. The Bank recognizes certain origination and service release fees upon the sale which are reported as fees from presold mortgages in non-interest income on the statement of operations.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are 15 to 39 years for buildings and improvements and 5 to 10 years for furniture and equipment. Repairs and maintenance costs are charged to operations as incurred and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.


Stock in Federal Home Loan Bank of Atlanta

As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta ("FHLB"). This investment is carried at cost. Due to the redemption provisions of the FHLB, the Bank estimated that fair value equals cost and that this investment was not impaired.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets are also recognized for operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Stock Compensation Plans



Effective January 1, 2006, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payments," which was issued by the Financial Accounting Standards Board ("FASB") in December 2004. SFAS No. 123R revised SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. SFAS No. 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also required measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. SFAS No. 123R also amends SFAS No. 95, "Statement of Cash Flows," to require that the excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.



The Bank adopted SFAS No. 123R using the modified prospective application as permitted under SFAS No. 123R. Accordingly, prior period amounts have not been restated. Under this application, the Bank is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.



Prior to the adoption of SFAS No. 123R, the Bank used the intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Bank's common stock on the date of grant.



The Bank has two share-based compensation plans in effect at December 31, 2006. The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. There were no options granted during the year ended December 31, 2006.



The adoption of SFAS 123R and its fair value compensation cost recognition provisions are different from the non-recognition provisions under SFAS 123 and the intrinsic value method for compensation cost allowed under APB 25. The effect (increase/decrease) of the adoption of SFAS 123R is as follows (in thousands, except per share data):

                                              Twelve Months
                                                  Ended
                                            December 31, 2006
                                            -----------------

Income before income tax expense             $       (58)
Net income                                           (58)

Cash flows from operating activities         $         58
Cash flows provided by financing activities             -

Basic earnings per share                     $      (.08)
Diluted earnings per share                          (.08)

Stock Compensation Plans (Continued)


The following illustrates the effect on net income available to common stockholders if the Bank had applied the fair value recognition provisions of SFAS No. 123 to the results for the twelve months ended December 31, 2005 (in thousands except per share data):

                                                          Twelve Months
                                                              Ended
                                                        December 31, 2005
                                                    -------------------------
Net income (loss)
  As reported                                         $                    89
  Deduct: Total stock-based employee
             compensation determined under fair
             value method for all awards, net of
             related tax effects                                        (258)

Pro forma                                             $                 (169)

Basic and diluted net income (loss) per share:
    As reported                                       $                   .12
     Pro forma                                                          (.23)

Per Share Results

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

In the Bank's subscription offering of common stock in 2003, one warrant was issued for every ten shares subscribed, resulting in the issuance of 72,585 warrants. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $11 per share. On April 21, 2006, the Bank called all outstanding warrants. The warrant holders had seventy five days to exercise their warrants before they expired. Of the warrants outstanding, 60,574 of the warrants were exercised before expiration.



A reconciliation of the denominators of the basic and diluted EPS computations is as follows:

                                                              Years Ended December 31,
                                                        --------------------------------------
                                                               2006               2005
                                                        ------------------ -------------------
Basic EPS denominator - Weighted average number
        of common shares outstanding during period                 762,893             727,952
Add:
        Effect of dilutive outstanding warrants                        179               8,943
                                                        ------------------ -------------------

Diluted EPS denominator                                            763,072             736,895
                                                        ================== ===================


The outstanding stock options the Bank granted in 2005 had no dilutive effect in 2006 or 2005 since the average market price did not exceed the exercise price and have therefore been excluded from the above calculation of diluted earnings per share.

Comprehensive Income

The Bank reports as comprehensive income all changes in stockholders' equity during the year from sources other than shareholders. Other comprehensive income refers to all components (revenues, expenses, gains, and losses) of comprehensive income that are excluded from net income. The Bank's only component of other comprehensive income is unrealized gains and losses on investment securities available for sale.

Recent Accounting Pronouncements


In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in an accounting principle. SFAS No. 154 requires retrospective application for voluntary changes in an accounting principle unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Bank adopted SFAS No. 154 on January 1, 2006 with no material effect on its financial statements.



In September, 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 enhances existing guidance for measuring assets and liabilities using fair value. Prior to the issuance of SFAS No. 157, guidance for applying fair value was incorporated in several accounting pronouncements. SFAS No. 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. White SFAS No. 157 does not add any new fair value measurements, it does change current practice. Changes to practice include: (1) a requirement for an entity to include its own credit standing in the measurement of its liabilities; (2) a modification of the transaction price presumption; (3) a prohibition on the use of block discounts when valuing large blocks of securities for broker-dealers and investment companies; and (4) a requirement to adjust the value of restricted stock for the effect of the restriction even if the restriction lapses within one year. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Bank has not determined the impact of adopting SFAS No. 157 on its financial statements.


In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006 and as a result, is effective for the Bank in the first quarter of fiscal 2007. It is expected that the adoption of FIN 48 will not have a material financial impact on the Bank's financial statements.

Recent Accounting Pronouncements (Continued)

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements." SAB No. 108 addresses the diversity in practice by registrants when quantifying the effect of an error on the financial statements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements and is effective for annual periods ending after November 15, 2006. The Bank's adoption of SAB No. 108 effective December 31, 2006 did not have a material financial impact on its financial statements.

From time to time the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

Reclassifications

Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation. The reclassifications had no effect on net income or stockholders' equity as previously reported.


NOTE C - INVESTMENT SECURITIES

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, at December 31, 2006 and 2005 are as follows:


                                                                      December 31, 2006
                                    --------------------------------------------------------------------------------------
                                                                         Gross               Gross
                                             Amortized                 unrealized         unrealized           Fair
                                                cost                     gains              losses            value
                                    ---------------------------- ---------------------- --------------- ------------------
Securities available for sale:
   US government agencies            $                 2,247,024  $               2,704  $        4,189  $       2,245,539
  Mortgage-backed securities                           3,082,316                 28,253           9,108          3,101,461
                                    ---------------------------- ---------------------- --------------- ------------------

  Total                              $                 5,329,340  $              30,957  $       13,297  $       5,347,000
                                    ============================ ====================== =============== ==================

                                                                      December 31, 2005
                                    --------------------------------------------------------------------------------------
                                                                         Gross               Gross
                                             Amortized                 unrealized         unrealized           Fair
                                                cost                     gains              losses            value
                                    ---------------------------- ---------------------- --------------- ------------------
Securities available for sale:
   US government agencies            $                   958,896  $               1,115  $        5,200  $         954,811
  Mortgage-backed securities                             329,937                      -          12,212            317,725
                                    ---------------------------- ---------------------- --------------- ------------------

  Total                              $                 1,288,833  $               1,115  $       17,412  $       1,272,536
                                    ============================ ====================== =============== ==================

At December 31, 2006 and 2005, investment securities with carrying value of $2.3 million and $813,000, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

There were no sales of investment securities during the years ended December 31, 2006, or 2005.

The following table shows gross unrealized losses and fair values of investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31, 2006 and 2005. At December 31, 2006, the unrealized losses relate to two mortgage-backed securities and four agency securities. At December 31, 2005, the unrealized losses related to one mortgage-backed security and three agency securities. The unrealized losses result from higher market interest rates since the securities were purchased. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Since the unrealized losses do not relate to the marketability of the securities or the issuer's ability to honor redemption obligations, and because the Bank has the ability and intent to hold these investments until maturity or a market price recovery, the securities are not deemed to be other than temporarily impaired.

                                      Less Than 12 Months           12 Months or More                Total
                                ------------------------------- -------------------------- --------------------------
                                      Fair         Unrealized       Fair       Unrealized     Fair       Unrealized
                                     value           losses         value        losses       value        losses
                                ---------------- -------------- ------------- ------------ ----------- --------------
December 31, 2006:
Securities available for sale:
   Agencies                      $     1,096,706  $       1,064  $    496,875  $     3,125  $1,593,581  $       4,189
  Mortgage-backed securities             491,731             10       251,462        9,098     743,193          9,108
                                ---------------- -------------- ------------- ------------ ----------- --------------

  Total temporarily impaired
    securities                   $     1,588,437  $       1,074  $    748,337  $    12,223  $2,336,774  $      13,297
                                ================ ============== ============= ============ =========== ==============

December 31, 2005:
Securities available for sale:
   Agencies                      $       758,546  $       5,200  $          -  $         -  $  758,546  $       5,200
  Mortgage-backed securities                   -              -       317,725       12,212     317,725         12,212
                                ---------------- -------------- ------------- ------------ ----------- --------------

  Total temporarily impaired
    securities                   $       758,546  $       5,200  $    317,725  $    12,212  $1,076,271  $      17,412
                                ================ ============== ============= ============ =========== ==============

The amortized cost, fair value and weighted average yield of the Bank's investment securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortized         Fair          Book
                                                  Cost            Value         Yield
                                            ----------------- ------------- -------------
Securities available for sale:
    Agencies
        Due in less than one year            $        686,941  $    684,441         3.93%
       Due after one but within five years          1,560,083     1,561,099         5.28%
  Mortgage-backed securities
     Due after five but within ten years              917,447       914,903         5.14%
        Due after ten years                         2,164,869     2,186,557         5.68%
                                            ----------------- ------------- -------------

                                             $      5,329,340  $  5,347,000         5.31%
                                            ================= ============= =============

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.


NOTE D - LOANS

Following is a summary of loans at December 31, 2006 and 2005:

                                                      2006                    2005
                                            ------------------------ ----------------------
                                                           Percent                 Percent
                                               Amount      of total     Amount    of total
                                            ------------- ---------- ------------ ---------
Real estate loans:
   One to four family residential           $ 11,283,525      31.26% $11,422,424     30.90%
   Multi-family residential and commercial     4,949,069      13.71%   6,536,658     17.66%
   Construction                                7,041,716      19.51%   5,565,579     15.05%
   Home equity lines of credit                 6,141,845      17.02%   6,675,791     18.06%
                                             -----------  ----------  ----------  ---------
      Total real estate loans                 29,416,155      81.50%  30,200,452     81.69%
                                             -----------  ----------  ----------  ---------

Other loans:
   Commercial and industrial                   5,333,195      14.78%   5,459,305     14.77%
   Loans to individuals                        1,342,821       3.72%   1,311,805      3.55%
                                             -----------  ----------  ----------  ---------
      Total other loans                        6,676,016      18.50%   6,771,110     18.31%
                                             -----------  ----------  ----------  ---------

Total loans                                   36,092,171     100.00%  36,971,562    100.00%
                                                          ==========              =========
Less allowance for loan losses                  (424,500)               (598,621)
                                             -----------              ----------

      Total loans, net                      $ 35,667,671             $36,372,941
                                            ============             ===========

Loans are primarily made in Richmond and Moore Counties, North Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and industrial loans can be affected by the local economic conditions.

Loans as presented are reduced by net deferred loan fees of $61,364 and $79,406 at December 31, 2006 and 2005, respectively. Non-accrual loans amounted to $493,079 and $251,710 at December 31, 2006 and 2005. Interest income that would have been recorded on non-accrual loans for the years ended December 31, 2006 and 2005 had they performed in accordance with their original terms, amounted to approximately $23,000 and $2,000, respectively.

Impaired loans, which consisted solely of non-accrual loans, totaled $493,079 and $251,710 at December 31, 2006 and 2005, respectively. The allowance for impaired loans amounted to $56,900 and $26,350, respectively. The Bank had no restructured loans at December 31, 2006 and 2005.

Changes in the allowance for loan losses for the years ended December 31, 2006 and 2005 are presented below:
                                  2006         2005
                              -----------   ----------
Balance, beginning of year    $   598,621   $  344,000
Charge-offs                       (41,732)     (14,452)
Recoveries                              -            -
Provision for loan losses        (132,389)     269,073
                              -----------   ----------

Balance, end of year          $   424,500   $  598,621
                              ===========   ==========

Following is a summary of allocation of the allowance for loan losses to the indicated categories of loans and the percentage that all loans in each category bears to total loans outstanding:

                                                               At December 31,
                                               ------------------------------------------------
                                                         2006                    2005
                                               ------------------------ -----------------------
                                                            % of Total              % of Total
                                                  Amount       Loans      Amount      Loans
                                               ------------ ----------- ---------- ------------
                                                            (Dollars in thousands)

   One to four family residential               $        12      31.26%  $      10       30.90%
   Multi-family residential and commercial              140      13.71%         54       17.66%
   Construction                                          16      19.51%         15       15.05%
   Home equity lines of credit                           37      17.02%         31       18.06%
   Commercial and industrial                             48      14.78%         81       14.77%
   Loans to individuals                                 172       3.72%        359        3.55%
                                               ------------ ----------  ---------- -----------

      Total allocated                                   425     100.00%        550      100.00%
                                                            ==========             ===========
   Unallocated                                            -                     49
                                               ------------             ----------

      Total                                     $       425              $     599
                                               ============             ==========

At December 31, 2006, the Bank had loan commitments outstanding of $5.3 million, had pre-approved but unused lines of credit totaling $6.2 million and letters of credit of $505,000. In management's opinion, these commitments represent no more than normal lending risk to the Bank and will be funded from normal sources of liquidity.

The Bank has had loan transactions with its directors and executive officers. Such loans were made in the ordinary course of business and on substantially the same terms and collateral as those for comparable transactions prevailing at the time and did not involve more than the normal risk of collectibility or present other unfavorable features. A summary of related party loan transactions is as follows:

      Balance at December 31, 2005         $2,383,479

      Loan disbursements                      979,352
      Loan repayments                        (670,302)
                                           ----------

      Balance at December 31, 2006         $ 2,692,529
                                           ===========

At December 31, 2006, the Bank had pre-approved but unused lines of credit totaling $2.0 million to executive officers, directors and their related interests.

NOTE E - BANK PREMISES AND EQUIPMENT


Following is a summary of bank premises and equipment at December 31, 2006 and 2005:

                                        2006          2005
                                   ------------- -------------

 Land                              $   1,000,051 $     960,633
 Building and improvements             2,789,485     2,534,330
 Furniture and equipment                 509,885       349,564
                                   ------------- -------------

                                       4,299,421     3,844,527
 Accumulated depreciation              (303,441)     (132,022)
                                   ------------- -------------

 Total                             $   3,995,980 $   3,712,505
                                   ============= =============

Depreciation amounting to $171,418 and $101,093 in 2006 and 2005, respectively, is included in occupancy and equipment expense.


NOTE F - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2006 and 2005 was $10,628,600 and $12,762,648, respectively.
Interest expense on such deposits aggregated $409,000 in 2006 and $389,163 in 2005. At December 31, 2006, the scheduled maturities of certificates of deposit are as follows:

                                               Less than       $100,000
                                            $ 100,000        or more         Total
                                          -------------- --------------- --------------

  Three months or less                     $   7,066,918  $    2,984,539  $  10,051,457
  Over three through six months                4,306,110       1,126,483      5,432,593
  Over six through twelve months               2,421,016       4,794,801      7,215,817
  Over one year through three years            1,884,737       1,443,845      3,328,582
  Over three years through five years            506,113         268,215        774,328
                                          -------------- --------------- --------------

  Total                                    $  16,184,894  $   10,617,883  $  26,802,777
                                          ============== =============== ==============


NOTE G - BORROWINGS

The Bank has an available line of credit totaling $5.1 million with the Federal Home Loan Bank of Atlanta. As of December 31 2006, one fixed-rate advance in the amount of $1.4 million was outstanding with an interest rate of 4.15% and a maturity date of November 17, 2011. Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by pledged loans with a carrying value of $12.8 million as of December 31, 2006. The Bank also has available a line of credit totaling $2.4 million from a correspondent bank at December 31, 2006.

NOTE H - INCOME TAXES

The significant components of the provision for income taxes for the years ended December 31, 2006 and 2005 are as follows:

                                                                                         2006            2005
                                                                                    --------------  ---------------
  Current tax provision
    Federal                                                                         $            -  $             -
    State                                                                                        -                -
                                                                                    --------------  ---------------
      Total current tax provision                                                                -                -
                                                                                    --------------  ---------------

  Deferred tax provision
    Federal                                                                                 32,000           28,000
    State                                                                                    7,000            7,000
                                                                                    --------------  ---------------
      Total deferred tax provision                                                          39,000           35,000
                                                                                    --------------  ---------------

        Provision for income tax expense before adjustment to
          deferred tax asset valuation allowance                                            39,000           35,000

  Increase (decrease) in valuation allowance                                               (39,000)         (35,000)
                                                                                    --------------  ---------------

    Net provision for income taxes                                                  $            -  $             -
                                                                                    ==============  ===============

The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes for the years ended December 31, 2006 and 2005 is summarized below:
                                                                                         2006            2005
                                                                                    --------------  ---------------

  Tax computed at the statutory federal rate                                        $       34,000  $        30,000
  Increase (decrease) resulting from:
    State income taxes, net of federal tax effect                                            5,000            5,000
    Adjustment to deferred tax asset valuation allowance                                   (39,000)         (35,000)

    Other                                                                                        -                -
                                                                                    --------------  ---------------

    Provision for income taxes                                                      $            -  $             -
                                                                                    ==============  ===============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred taxes at December 31, 2006 and 2005 are as follows:

                                                                                         2006            2005
                                                                                    --------------  ---------------
  Deferred tax assets relating to:
    Allowance for loan losses                                                       $      100,000  $       153,000
    Pre-opening costs and expenses                                                          48,000           79,000
    Net operating loss carryforwards                                                       117,000           68,000
    Other                                                                                    7,000                -
                                                                                    --------------  ---------------
      Total deferred tax assets                                                            272,000          300,000
      Less valuation allowance                                                            (217,000)        (256,000)
                                                                                    --------------  ---------------

  Net deferred tax assets                                                                   55,000           44,000
                                                                                    --------------  ---------------

  Deferred tax liabilities relating to:
    Premises and equipment differences                                                     (24,000)          (4,000)
    Deferred loan costs                                                                    (13,000)         (17,000)
    Prepaid expenses                                                                       (18,000)         (23,000)
                                                                                    --------------  ---------------
      Total deferred tax liabilities                                                       (55,000)         (44,000)
                                                                                    --------------  ---------------

  Net recorded deferred tax asset (liability)                                       $            -  $             -
                                                                                    ==============  ===============

The Bank has a federal net operating loss carryforwards of approximately $301,000 which expires at various dates through 2024.



NOTE I - REGULATORY MATTERS

The Bank, as a North Carolina banking corporation, may pay cash dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure financial soundness of the Bank.


The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.



Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, as prescribed by regulations, of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2006 and 2005, that the Bank meets all capital adequacy requirements to which it is subject, as set forth below:

                                                                                                           Minimum to be well
                                                                             Minimum for capital        capitalized under prompt
                                                         Actual               adequacy purposes        corrective action provisions
                                                ---------------------  ----------------------------    -----------------------------
                                                   Amount      Ratio       Amount           Ratio        Amount            Ratio
                                                ----------- ---------  --------------- ------------    -------------- --------------
                                                                           (Dollars in thousands)
December 31, 2006

Total Capital (to Risk-Weighted Assets)         $    8,532     21.5%   $       3,130      8.0%$           3,912             10.0%

Tier I Capital (to Risk-Weighted Assets)             8,107     20.4%           1,567       4.0%           2,350              6.0%

Tier I Capital (to Average Assets)                   8,107     16.2%           2,004       4.0%           2,506              5.0%

December 31, 2005
Total Capital (to Risk-Weighted Assets)         $    7,780     20.7%   $       3,001       8.0% $         3,751             10.0%

Tier I Capital (to Risk-Weighted Assets)             7,310     19.5%           1,500       4.0%           2,251              6.0%

Tier I Capital (to Average Assets)                   7,310     15.1%           1,934       4.0%           2,417              5.0%

NOTE J - OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amount of the Bank's exposure to off-balance sheet risk as of December 31, 2006 is as follows:

         Financial instruments whose contract amounts represent credit risk (dollars in thousands):

           Commitments to extend credit                           $5,308
           Undisbursed lines of credit                             6,199
           Letters of credit                                         505


NOTE K - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS


Financial instruments include cash and due from banks, interest-earning deposits with banks, investment securities, loans, deposit accounts and borrowings. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.



The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Interest-Earning Deposits with Banks and Federal Funds Sold
      The carrying amounts for cash and due from banks, interest-earning deposits with banks and federal funds sold approximate fair value because of the short maturities of those instruments.

Certificates of Deposit with Banks
      The fair value of certificates of deposit with banks is based upon the discounting of expected cash flows using current rates at which certificates of deposit with banks of similar maturity could be obtained.

Investment Securities
      Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans
      For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Stock in Federal Home Loan Bank of Atlanta
      The fair value for FHLB stock is its carrying value, since this is the amount for which it could be redeemed. There is no active market for this stock, and the Bank is required to maintain a minimum balance based on the unpaid principal of home mortgage loans.

Accrued Interest
      The carrying value of accrued interest is considered to approximate fair value.

Deposits
      The fair value of demand deposits and savings, money market and NOW accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting cash flows using the rates currently offered for instruments of similar remaining maturities.

Advances from the Federal home Loan Bank
      The fair value of borrowings is based upon the discounting of expected cash flows using current rates at which borrowings of similar maturity could be obtained.

Financial Instruments with Off-Balance Sheet Risk
      With regard to financial instruments with off-balance sheet risk discussed in Note L, it is not practicable to estimate the fair value of future financing commitments.

The carrying amounts and estimated fair values of the Bank's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2006 and 2005:

                                                               2006                                2005
                                              ------------------------------------   -------------------------------
                                                  Carrying           Estimated          Carrying        Estimated
                                                   amount            fair value          amount         fair value
                                              -----------------   ----------------   --------------   --------------
                                                                       (Dollars in thousands)
Financial assets:
   Cash and due from banks                      $           516     $          516     $        743     $        743
   Interest-earning deposits with banks                   1,338              1,338            2,801            2,801
   Federal funds sold                                     2,940              2,940            1,532            1,532
   Certificates of deposit with banks                       693                693            3,396            3,396
   Investment securities                                  5,347              5,347            1,273            1,273
   Loans, net                                            35,668             35,689           36,373           36,046
   Stock in the Federal Home Loan
      Bank of Atlanta                                       186                186              151              151
   Accrued Interest Receivable                              218                218              187              187
Financial liabilities:
   Deposits                                              41,600             41,212           41,265           40,357
   Advances from Federal Home Loan Bank                   1,357              1,316            1,629            1,614
   Accrued Interest Payable                                  39                 39               63               63


NOTE L - EMPLOYEE AND DIRECTOR BENEFIT PLANS


Simple IRA Plan

The Bank has a Simple IRA Plan whereby substantially all employees participate in the Plan. The Bank makes matching contributions equal to 100% of the first 3% of an employee's compensation contributed to the Plan. Matching contributions vest immediately. For the years ended December 31, 2006 and 2005, expense attributable to the Plan amounted to $26,295 and $17,564, respectively.


Stock Option Plans

In 2005, the bank's stockholders approved a Non-statutory Stock Option Plan ("the Director Plan") and an Incentive Stock Option Plan ("Employee Plan"). Each plan provides for the issuance of 72,613 shares of common stock for a maximum number of shares available for grant under the plans of 145,226. Option prices for both plans are established at market value, which was $12.60 on all options granted to date.

NOTE L - EMPLOYEE AND DIRECTOR BENEFIT PLANS

Options granted become exercisable in accordance with the vesting schedule specified by the Board of Directors in the Plan agreements. Non-statutory stock options, and the Chief Executive Officer's incentive stock options vest 70% in January of 2006, and 10% annually thereafter. All other incentive stock options vest over six years with various vesting terms. All unexercised options expire ten years after the date of grant. The following is a summary of stock option activity for the twelve month period ended December 31, 2006.

                                                                               Weighted
                                                              Weighted          average
                                                              average          remaining          Aggregate
                                                              exercise        contractual         intrinsic
                                              Shares           price             term               value
                                          ---------------  --------------  -----------------   ---------------

Outstanding at December 31, 2005                  111,300    $      12.60
  Exercised                                             -               -
  Forfeited                                       (2,700)           12.60
  Granted                                               -               -
                                          ---------------

Outstanding at December 31, 2006                  108,600           12.60      8.6 years         $           -
                                          ===============

Exercisable at December 31, 2006                   78,440           12.60      8.6 years         $           -
                                          ===============

A summary of the status of the Bank's non-vested stock options as of December 31, 2006, and changes during the year is presented below:


                                                              Weighted
                                                              average
                                                             grant date
                                              Shares         fair value
                                          ---------------  --------------

Non-vested- December 31, 2005                     111,300    $       3.30
  Granted                                               -               -
  Vested                                         (78,440)            3.29
  Forfeited                                       (2,700)               -
                                          ---------------  --------------

Non-vested-December 31, 2006                       30,160    $       3.31
                                          ===============     ===========


As of December 31, 2006, there was $44,252 of total unrecognized compensation costs related to non-vested share-based compensation arrangements granted under both of the Bank's stock benefit plans. That cost is expected to be recognized over a weighted-average period of 1.4 years.

No vested options have been exercised as of December 31, 2006. The Bank anticipates funding future exercises from authorized but unissued shares and not through purchases of its own stock.

NOTE L - EMPLOYEE AND DIRECTOR BENEFIT PLANS

The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. There were no options granted during 2006, and 117,300 options granted during 2005. The weighted average fair value of each option granted in 2005 was $3.29 and was determined as of the date of grant using the Black-Scholes option pricing model, assuming the following weighted average assumptions: a risk-free interest rate of 4%, a dividend yield of 0%, volatility of 10%, and an expected life of seven years.


Employment Contracts


The Bank has entered into employment agreements with its executive officers to ensure a stable and competent management base. The agreements provide for terms of two to three years, but the agreements may be extended. The agreements provide for benefits as spelled out in the contracts and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officers' rights to receive certain vested rights, including compensation. In the event of a change in control of the Bank and in certain other events, as defined in the agreements, the Bank or any successor to the Bank will be bound to the terms of the contracts.

                             LONGLEAF COMMUNITY BANK
                                 BALANCE SHEETS
--------------------------------------------------------------------------------

                                                September 30, 2007    December 31,
                                                    (Unaudited)          2006*
                                                   ------------      -------------
ASSETS

Cash and due from banks                            $    637,820      $    516,381
Interest-earning deposits with banks                  1,473,939         1,337,883
Federal funds sold                                    3,074,000         2,940,000
Certificates of deposit with banks                       99,000           693,000
Investment securities available for sale,             4,925,334         5,347,000
at fair value

Loans                                                43,296,756        36,092,171
Allowance for loan losses                              (509,000)         (424,500)
                                                   -------------      ------------
                                       NET LOANS     42,787,756        35,667,671

Accrued interest receivable                             230,817           217,733
Bank premises and equipment                           3,872,950         3,995,980
Stock in Federal Home Loan Bank of Atlanta,             214,700           186,200
at cost
Other assets                                            317,815           266,130
                                                   ------------       ------------

                                    TOTAL ASSETS   $ 57,634,131      $ 51,167,978
                                                   ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:

  Demand                                           $  3,177,123      $  2,790,545
  Savings                                               979,883           891,717
  Money market and NOW                               11,149,993        11,114,808
  Time                                               31,567,163        26,802,777
                                                   ------------       ------------
                                  TOTAL DEPOSITS     46,874,162        41,599,847

Advances from the Federal Home Loan Bank               2,721,429        1,357,143
Accrued interest payable                                 43,441            39,388
Accrued expenses and other liabilities                   43,986            46,764
                                                   ------------       ------------
                               TOTAL LIABILITIES     49,683,018        43,043,142
                                                   ------------       ------------

Commitments (Note B)

Stockholders' equity:
  Common stock, $5 par value, 10,000,000 shares authorized;
           786,711 shares issued and outstanding      3,933,555         3,933,555
  Additional paid-in capital                          4,380,290         4,359,724
  Accumulated deficit                                  (366,778)         (186,103)
  Accumulated other comprehensive income                  4,046            17,660
                                                   ------------       ------------

                      TOTAL STOCKHOLDERS' EQUITY      7,951,113         8,124,836
                                                   ------------       ------------

                           TOTAL LIABILITIES AND
                            STOCKHOLDERS' EQUITY   $ 57,634,131      $ 51,167,978
                                                   ============       ============

* Derived from audited financial statements.

See accompanying notes.

                                               LONGLEAF COMMUNITY BANK
                                          STATEMENTS OF OPERATIONS (Unaudited)
------------------------------------------------------------------------------------------------------------------------
                                                            Three Months Ended                 Nine Months Ended
                                                              September 30,                      September 30,
                                                        ------------------------------     -----------------------------
                                                            2007              2006             2007             2006
                                                        ------------       -----------     ------------      -----------
INTEREST INCOME
  Loans                                                 $    881,937       $   758,515     $  2,395,451      $ 2,220,058
  Investment securities available for sale                    67,350            46,790          207,899           92,986
  Other                                                       41,331            52,826          140,411          214,503
                                                        ------------       -----------     ------------      -----------

                    TOTAL INTEREST INCOME                    990,618           858,131        2,743,761        2,527,547
                                                        ------------       -----------     ------------      -----------

INTEREST EXPENSE
  Money market, NOW and savings deposits                     104,236           120,226          319,728          317,320
  Time deposits                                              387,786           269,649        1,063,994          813,372
  Advances from the Federal Home Loan Bank                    22,820            15,616           50,553           48,810
                                                        ------------       -----------     ------------      -----------

                    TOTAL INTEREST EXPENSE                   514,842           405,491        1,434,275        1,179,502
                                                        ------------       -----------     ------------      -----------

                    NET INTEREST INCOME                      475,776           452,640        1,309,486        1,348,045

PROVISION FOR LOAN LOSSES                                     55,480                 -           99,062                -
                                                        ------------    --------------     ------------   --------------

                    NET INTEREST INCOME AFTER
                    PROVISION FOR LOAN LOSSES                420,296           452,640        1,210,424        1,348,045
                                                        ------------       -----------     ------------      -----------

NON-INTEREST INCOME
   Fees from pre-sold mortgages                               32,461            46,046          181,196          135,029
   Service charges and fees                                   57,360            45,727          153,090          123,542
   Gain (loss) on sale of securities                             418                 -          (2,766)                -
   Other income                                               44,116            26,185          121,390           72,746
                                                        ------------       -----------     ------------      -----------

                    TOTAL NON-INTEREST INCOME                134,355           117,958          452,910          331,317
                                                        ------------       -----------     ------------      -----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                             312,133           314,185          964,549          840,600
  Occupancy and equipment                                     83,091            72,408          244,521          193,659
  Advertising and promotion                                    7,024            20,310           34,061           42,511
  Data processing and outside service fees                    93,283            80,543          287,853          253,163
  Office supplies, telephone and postage                      20,131            31,069           55,356           64,498
  Other                                                       90,090            81,306          257,669          234,618
                                                        ------------       -----------     ------------      -----------

                    TOTAL NON-INTEREST EXPENSE               605,752           599,821        1,844,009        1,629,049
                                                        ------------       -----------     ------------      -----------

                    INCOME (LOSS) BEFORE
                    INCOME TAXES                            (51,101)          (29,223)        (180,675)           50,313
INCOME TAXES                                                       -                 -                -                -
                                                        ------------       -----------     ------------      -----------

                    NET INCOME (LOSS)                   $   (51,101)       $  (29,223)     $  (180,675)      $    50,313
                                                        ============       ===========     ============      ===========

NET INCOME (LOSS) PER COMMON SHARE
  BASIC                                                 $      (.06)       $     (.04)     $      (.23)      $       .07
  DILUTED                                                      (.06)             (.04)            (.23)              .07

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING
  BASIC                                                      786,711           786,545          786,711          754,866
  DILUTED                                                    786,711           786,545          786,711          755,105

See accompanying notes.

                                       LONGLEAF COMMUNITY BANK
                               STATEMENTS OF CASH FLOWS (Unaudited)
---------------------------------------------------------------------------------------------------
                                                                          Nine Months Ended
                                                                            September 30,
                                                                  ---------------------------------
                                                                         2007              2006
                                                                  ----------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $    (180,675)    $      50,313
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Depreciation and amortization                                       118,932           87,369
       Provision for loan losses                                            99,062                -
       Stock option compensation expense                                    20,566           43,128
       Loss on sale of available for sale securities                         2,766                -
       Change in assets and liabilities
          Increase in accrued interest receivable                         (13,084)            (383)
          (Increase) decrease in other assets                             (51,685)           33,054
          Increase (decrease) in accrued interest payable                    4,053         (30,464)
          Decrease in accrued expenses and other liabilities               (2,778)         (12,091)
                                                                  ----------------  ---------------

                                            NET CASH PROVIDED
                               (USED) BY OPERATING ACTIVITIES              (2,843)          170,296
                                                                  ----------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in certificates of deposit with banks                         594,000        3,297,000
  Net (increase) decrease in loans                                     (7,196,820)           48,909
  Purchases of bank premises and equipment                                (22,873)        (379,567)
  Purchases of available for sale securities                           (2,359,164)      (3,242,287)
  Proceeds from maturities and calls of
     available for sale securities                                         393,451          112,855
  Proceeds from sale of available for sale securities                    2,375,643                -
  Purchase of Federal Home Loan Bank stock                                (28,500)         (35,300)
                                                                  ----------------  ---------------

                                             NET CASH USED BY
                                         INVESTING ACTIVITIES          (6,244,263)        (198,390)
                                                                  ----------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand accounts                                          509,929        1,315,380
  Net increase (decrease) in certificates of deposit                     4,764,386      (2,488,759)
  Proceeds from issuance of common stock                                         -          621,369
 Net increase (decrease) in FHLB advances                                1,364,286        (135,714)
                                                                  ----------------  ---------------

                                      NET CASH PROVIDED (USED)
                                      BY FINANCING ACTIVITIES            6,638,601        (687,724)
                                                                  ----------------  ---------------

                                  NET INCREASE (DECREASE) IN
                                    CASH AND CASH EQUIVALENTS              391,495        (715,188)

CASH AND CASH EQUIVALENTS, BEGINNING                                     4,794,264        5,075,755
                                                                  ----------------  ---------------

                            CASH AND CASH EQUIVALENTS, ENDING       $    5,185,759    $   4,360,567
                                                                  ================  ===============

See accompanying notes.

NOTE A - BASIS OF PRESENTATION

In management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three month and nine month periods ended September 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.



The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, as well as the amounts of income and expense during the reporting period. Actual results could differ from those estimates. Operating results for the three month and nine month periods ended September 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2007.



The organization and business of Longleaf Community Bank (the "Bank"), accounting policies followed by the Bank and other information are contained in the notes to the financial statements filed as part of the Bank's 2006 annual report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.


NOTE B - COMMITMENTS

A summary of the contract amount of the Bank's exposure to off-balance sheet risk as of September 30, 2007 is as follows:

Financial instruments whose contract amounts represent credit risk (dollars in thousands):

           Commitments to extend credit                           $3,447,250
           Undisbursed lines of credit                             6,571,581
           Letters of credit                                         485,000



NOTE C - COMPREHENSIVE INCOME

A summary of comprehensive income (loss) is as follows:

                                                            Three Months Ended               Nine Months Ended
                                                               September 30,                   September 30,
                                                      -------------------------------  -----------------------------
                                                             2007            2006            2007           2006
                                                      ---------------  --------------  --------------  -------------

Net income (loss)                                       $    (51,101)   $    (29,223)    $  (180,675)   $     50,313
                                                      ---------------  --------------  --------------  -------------

Other comprehensive income (loss):
  Net increase (decrease) in the fair value of
      investment securities
      available for sale                                       72,479          30,470        (16,380)          8,586

    Reclassification of (gain) loss recognized in
      net income                                                (418)               -           2,766              -
                                                      ---------------  --------------  --------------  -------------

Total other comprehensive income (loss)                        72,061          30,470        (13,614)          8,586
                                                      ---------------  --------------  --------------  -------------

Total comprehensive income (loss)                       $      20,960   $       1,247    $  (194,289)   $     58,899
                                                      ===============  ==============  ==============  =============

NOTE D - PER SHARE RESULTS

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

A reconciliation of the denominators of the basic and diluted EPS computations is as follows:


                                         Three Months Ended   Nine Months Ended
                                            September 30,        September 30,
                                          ----------------    ----------------
                                            2007    2006       2007      2006
                                          -------  -------    -------  -------
Basic earnings per share denominator-
   weighted average number of common
   shares outstanding during period       786,711  786,545    786,711  754,866

Add:
   Effect of dilutive stock warrants            -        -          -      239
                                          -------  -------    -------  -------

Diluted EPS denominator                   786,711  786,545    786,711  755,105
                                          =======  =======    =======  =======

For the nine month periods ended September 30, 2007 and 2006 there were 107,600 and 108,600 options outstanding, respectively. The 108,600 outstanding options had no dilutive effect during the three and nine month periods ended September 30, 2006 because the exercise price did not exceed the average market price. These common stock equivalents were omitted from the calculations of diluted EPS for their respective periods. The Bank's 107,600 options outstanding at September 30, 2007 had no dilutive effect for the three and nine month periods ended September 30, 2007 because the Bank incurred a net loss in both periods.

NOTE E - INCOME TAXES

Effective January 1, 2007, the Bank adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (FIN 48). FIN 48 provides guidance on financial statement recognition and measurements of tax positions taken, or expected to be taken, in tax returns. The initial adoption of FIN 48 had no impact on the Bank's financial statements. As of January 1, 2007, there were no unrecognized tax benefits. The amount of unrecognized tax benefits may increase or decrease for various reasons including adding amounts for current year tax positions, expiration of open income tax returns due to statue of limitations, changes in management's judgment about the level of uncertainty, status of examinations, litigation and legislative activity and the addition or elimination of uncertain tax positions. The Bank's policy is to report interest and penalties, if any, related to unrecognized tax benefits in other non-interest expense in the Statement of Operations. The Bank's federal and state income tax returns are open and subject to examination from the 2004 tax return year and forward.

NOTE F- RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 157 ("SFAS 157"), Fair Value Measurements, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Bank is in the process of evaluating the impact of the adoption of SFAS No. 157 on its financial statements.

Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"), permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is effective for fiscal years beginning after November 15, 2007, with early adoption permitted under certain circumstances. The Bank has chosen not to early adopt the provision of SFAS 159. The Bank has evaluated this statement and does not believe it will have a material effect on the Bank's financial statements.


From time to time, the FASB issues exposure drafts of proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

                   RESTATED CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                             FOUR OAKS FINCORP, INC.

                          Index to Financial Statements

                                                                                                                   Page No.
                                                                                                                  ---------
Financial Statements (Unaudited)

Consolidated Balance Sheets--March 31, 2006 (Unaudited) and December 31, 2005                                        F-31

Consolidated Statements of Income (Unaudited)--Three Months Ended March 31, 2006 and 2005                            F-32

Consolidated Statements of Comprehensive Income (Unaudited)--Three Months Ended
March 31, 2006 and 2005                                                                                              F-33

Consolidated Statement of Shareholders' Equity (Unaudited)--Three Months Ended March 31, 2006                        F-34

Consolidated Statements of Cash Flows (Unaudited)--Three Months Ended March 31, 2006 and 2005                        F-35

Notes to Consolidated Financial Statements (Unaudited)                                                               F-36

                             FOUR OAKS FINCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                              March 31, 2006    December 31,
                                                (Unaudited)        2005*
                                              -------------    -----------
                                                (As restated, see Note 2)
ASSETS                                     (In thousands, except per share data)
Cash and due from banks                        $     14,381    $    13,211
Interest-earning deposits                             6,284          9,704
Investment securities available for sale             83,867         80,209
Loans                                               409,740        397,094
Allowance for loan losses                            (5,117)        (4,965)
                                               ------------    -----------
    Net loans                                       404,623        392,129
Accrued interest receivable                           2,795          2,950
Bank premises and equipment, net                     10,171          9,683
FHLB stock                                            3,429          3,655
Investment in life insurance                          8,009          7,875
Other assets                                          4,096          3,456
                                               ------------    -----------
    Total assets                               $    537,655    $    522,872
                                               ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Noninterest-bearing demand                   $     75,983    $    68,993
   Money market and NOW accounts                     64,769         59,251
   Savings                                           41,158         43,900
  Time deposits, $100,000 and over                  154,414        141,997
  Other time deposits                                85,271         84,200
                                               ------------    -----------
   Total deposits                                   421,595        398,341
Borrowings                                           65,532          74,140
Accrued interest payable                              2,593          2,255
Other liabilities                                     4,484          6,524
                                               ------------    -----------
    Total liabilities                               494,204         481,260
                                               ------------    ------------
Shareholders' equity:
  Common stock; $1.00 par value, 10,000,000
    shares authorized; 4,412,000 and 4,379,258
    shares issued and outstanding at March 31,
    2006 and December 31, 2005, respectively          4,412           4,379
  Additional paid-in capital                          9,748           9,178
  Retained earnings                                  30,250          28,815
  Accumulated other comprehensive loss                 (959)           (760)
                                               ------------    ------------
Total shareholders' equity                           43,451          41,612
                                               ------------    ------------
  Total liabilities and shareholders' equity   $    537,655    $    522,872
                                               ============    ============


*   Derived from audited consolidated financial statements

The accompanying notes are an integral part of the consolidated financial statements.

                             FOUR OAKS FINCORP, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                          Three Months Ended
                                                               March 31,
                                                     -------------------------
                                                          2006         2005
                                                     ------------  -----------
                                                       (As restated, see Note 2)
                                                        (In thousands, except
                                                            per share data)
Interest income:
  Loans, including fees                              $      8,216  $     5,668
  Investment securities:
    Taxable                                                   896          464
    Tax-exempt                                                 36           34
  Dividends                                                    55           32
  Interest-earning deposits                                    36           25
                                                     ------------  -----------

      Total interest income                                 9,239        6,223
                                                     ------------  -----------

Interest expense:
  Deposits                                                  2,871        1,467
  Borrowings                                                  725          430
                                                     ------------  -----------

      Total interest expense                                3,596        1,897
                                                     ------------  -----------

      Net interest income                                   5,643        4,326

Provision for loan losses                                     186          187
                                                     ------------  -----------

      Net interest income after
      provision for loan losses                             5,457        4,139
                                                     ------------  -----------

Non-interest income:
  Service charges on deposit accounts                         487          428
  Other service charges, commissions and fees                 359          264
  Loss on sale of investment securities available
    for sale                                                  (20)         (54)
  Loss on hedges                                             (198)        (289)
  Gain (loss) on sale of loans                                 70           (2)
  Merchant fees                                                91           83
  Income from investment in bank owned life insurance         134           43
                                                     ------------  -----------

      Total non-interest income                               923          473
                                                     ------------  -----------

Non-interest expense:
  Salaries                                                  1,548        1,426
  Employee benefits                                           324          314
  Occupancy expenses                                          155          142
  Equipment expenses                                          354          334
  Professional and consulting fees                            346          222
  Other taxes and licenses                                     64           63
  Merchant processing expenses                                 77           75
  Other operating expenses                                    641          619
                                                     ------------  -----------

      Total non-interest expense                            3,509        3,195
                                                     ------------  -----------

      Income before income taxes                            2,871        1,417

Income taxes                                                1,031          475
                                                     ------------  -----------

      Net income                                     $      1,840  $       942
                                                      ===========   ==========

Net income per common share:
  Basic and diluted                                  $       0.42  $      0.22
                                                      ===========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                             FOUR OAKS FINCORP, INC.
-------------------------------------------------------------------------------
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

                                                          Three Months Ended
                                                               March 31,
                                                      ------------------------
                                                          2006         2005
                                                      ------------  -----------
                                                       (As restated, see Note 2)
                                                        (Amounts in thousands)

Net income                                            $     1,840   $      942
                                                      ------------ -----------

Other comprehensive income (loss):
  Securities available for sale:
   Unrealized holding gains (losses) on available
     for sale securities                                     (387)        (757)
         Tax effect                                           156          303
   Reclassification of (gains) losses recognized
     in net income                                             20           54
         Tax effect                                            (8)         (22)
                                                     ------------- ------------
   Net of tax amount                                         (219)        (422)
                                                     ------------- ------------

  Cash flow hedging activities:
   Unrealized holding gains (losses) on cash flow
     hedging activities                                       34         (325)
         Tax effect                                          (14)         131
                                                     ------------- -----------
   Net of tax amount                                           20         (194)
                                                     ------------- ------------

    Total other comprehensive loss                           (199)        (616)
                                                     ------------- ------------

Comprehensive income                                 $      1,641  $       326
                                                     ============= ============

The accompanying notes are an integral part of the consolidated financial statements.

                                                 FOUR OAKS FINCORP, INC.
                                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------------



                                                                                             Accumulated
                                           CommonStock            Additional                     other         Total
                                   ---------------------------     paid-in       Retained    comprehensive  shareholders
                                      Shares         Amount        capital       earnings        loss           equity
                                   -------------  ------------  -------------  ------------  -------------  --------------
                                                                 (As restated, see Note 2)
                                                   (Amounts inthousands, except share and pershare data)

Balance, December 31, 2005             4,379,258    $    4,379    $     9,178   $    28,815         $(760)       $  41,612

Net income                                     -             -              -         1,840              -           1,840

Other comprehensive loss                       -             -              -             -          (199)           (199)

Issuance of common stock                  35,242            35            447             -              -             482

  Current income tax benefit                   -             -             99             -              -              99

Stock-based compensation                       -             -             24             -              -              24

Purchases and retirement of
     common stock                        (2,500)           (2)              -          (53)              -            (55)

Cash dividends of $.08 per share               -             -              -         (352)              -           (352)
                                   -------------  ------------  -------------  ------------  -------------  --------------

Balance, March 31, 2006                4,412,000    $    4,412    $     9,748   $    30,250         $(959)       $  43,451
                                   =============  ============  =============  ============  =============  ==============

The accompanying notes are an integral part of the consolidated financial statements.

                                        FOUR OAKS FINCORP, INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
---------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended
                                                                                    March31,
                                                                        ---------------------------------
                                                                               2006            2005
                                                                        ---------------   ---------------
                                                                            (As restated, see Note 2)
                                                                                 (In thousands)
Cash flows from operating activities:
Net income                                                                $       1,840     $         942
Adjustments to reconcile net income to net cash
   Provided (used) by operating activities:
      Provision for loan losses                                                     186               187
      Provision for depreciation and amortization                                   258               260
      Net amortization of bond premiums and discounts                               (2)                 9
      Stock-based compensation                                                       24                 -
      Loss on sale of securities                                                     20                54
      (Gain) loss on sale of loans                                                 (70)                 2
      Loss on disposition of premises and equipment                                   1                 -
      Gain on sale of foreclosed assets                                            (14)                 -
      Increase in cash surrender value of life insurance                          (134)              (43)
      Net change in hedge activity                                                (198)             (289)
      Changes in assets and liabilities:
         Increase in other assets                                                 (547)             (220)
         Decrease in interest receivable                                            155               116
         Increase (decrease) in other liabilities                               (1,868)               416
         Increase in interest payable                                               338               357
                                                                        ---------------   ---------------

            Net cash provided (used) by operating activities                       (11)             1,791
                                                                        ---------------   ---------------

Cash flows from investing activities:
   Proceeds from sales and calls of securities available for sale                2,332            10,711
   Purchase of securities available for sale                                    (6,375)          (23,321)
   Redemption (purchase) of FHLB stock                                              226             (113)
   Net increase in loans                                                       (12,610)           (9,364)
   Additions to premises and equipment                                            (743)             (216)
   Purchase of bank-owned life insurance                                              -               (1)
   Proceeds from sale of foreclosed assets                                          124               268
   Expenditures on foreclosed assets                                                (5)                 -
                                                                        ---------------   ---------------

            Net cash used in investment activities                             (17,051)          (22,036)
                                                                        ---------------   ---------------

Cash flows from financing activities:
   Net proceeds from borrowings                                                  (8,608)                -
   Net increase in deposit accounts                                              23,222            25,071
   Proceeds from issuance of common stock                                           506               405
   Excess tax benefits from stock options                                            99                38
   Purchase and retirement of common stock                                         (55)                 -
   Cash dividends paid                                                            (352)             (305)
                                                                        ---------------   ---------------

            Net cash provided by financing activities                            14,812            25,209
                                                                        ---------------   ---------------

            Net increase (decrease) in cash and cash equivalents                (2,250)             4,964

   Cash and cash equivalents at beginning of period                              22,915            14,249
                                                                        ---------------   ---------------
       Cash and cash equivalents at end of period                         $      20,665     $      19,213
                                                                        ===============   ===============

The accompanying notes are an integral part of the consolidated financial statements.

                             FOUR OAKS FINCORP, INC.
--------------------------------------------------------------------------------
                   Notes to Consolidated Financial Statements


NOTE 1 - BASIS OF PRESENTATION

In management's opinion, the financial information contained in the accompanying unaudited consolidated financial statements reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three-month periods ended March 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Four Oaks Fincorp, Inc. (the "Company") and its wholly-owned subsidiaries, Four Oaks Bank & Trust Company (the "Bank") and Four Oaks Mortgage Services, LLC, a mortgage origination subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation. In March 2006, the Company formed Four Oaks Statutory Trust I, a wholly owned Delaware statutory business trust (the "Trust"), for the sole purpose of issuing Trust Preferred Securities (as defined in Note 6 below). The Trust is not included in the consolidated financial statements of the Company, in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003) - an interpretation of ARB No. 51" ("FIN 46R"). Operating results for the three-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2006.

The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the consolidated financial statements filed as part of the Company's annual report on Form 10-K for the year ended December 31, 2005, as amended. This quarterly report should be read in conjunction with such annual report.



NOTE 2 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On August 1, 2006, the Company announced that it will restate its historical financial statements for the year ended December 31, 2005 and for the first quarter of 2006 to amend the accounting for certain derivative transactions relating to interest rate swap agreements on the Company's brokered certificates of deposit under SFAS No. 133.

Since late in 2003, the Company has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its brokered certificates of deposit. From inception, the Company has applied a method of fair value hedge accounting under SFAS No. 133 (the "short-cut" method) that is appropriate if the hedging transactions are perfectly effective. However, after further examination in light of recent developments and discussions with its independent registered public accounting firm, Dixon Hughes PLLC, the Company and its Audit Committee concluded that the swap transactions did not qualify for the "short-cut" method and documentation regarding these transactions did not meet the technical requirements of SFAS No. 133. Therefore, any fluctuations in the market value of these interest rate risk management derivatives should have been recorded through the income statement. There is no effect on cash flows from these revisions. Although these swaps have performed as expected, by providing an economic hedge against interest rate risk, the Company determined that it did not have adequate documentation at the inception of the interest rate swap agreements to qualify for hedge accounting treatment under SFAS No. 133.

The primary effect of this change in accounting treatment is the inclusion in net income of any increases or decreases in the fair value of interest rate swap agreements previously designated as hedges under SFAS No. 133. This is because fair value hedge accounting under SFAS No. 133 allows a company to record the change in fair value of the hedged item (in this case, brokered certificates of deposit) as an adjustment to income that offsets the fair value adjustment on the related interest rate swap. Eliminating the application of fair value hedge accounting reverses the fair value adjustments that have been made to the brokered certificates of deposit. Additionally, the net cash settlement payments received during each of the above periods for these interest rate swaps were reclassified from interest expense on brokered certificates of deposit to non-interest income. The broker fee has been recognized as a deferred financing cost and is amortized to interest expense over the life of the related certificates of deposit.

A summary of the effects of the restatement on the consolidated balance sheet as of December 31, 2005 and March 31, 2006 are as follows:

                                                 As of December 31, 2005
                                            ------------------------------------
                                               As
                                            Previously
                                            Reported     Adjustment  As Restated
                                            ---------    ----------  -----------
---------------------------------------
Consolidated Balance Sheet (Unaudited):           (Amounts in thousands)

Other assets                                $   2,994    $     462    $    3,456
Total assets                                  522,410          462       522,872
Time deposits, $100,000 and over              141,189          808       141,997
Total deposits                                397,533          808       398,341
Total liabilities                             480,452          808       481,260
Retained earnings                              29,161         (346)       28,815
Total shareholders' equity                     41,958         (346)       41,612
Total liabilities and shareholders' equity    522,410          462       522,872



                                                   As of March 31, 2006
                                            ------------------------------------
                                               As
                                            Previously
                                            Reported     Adjustment  As Restated
                                            ---------    ---------   -----------
---------------------------------
Consolidated Balance Sheet (Unaudited):           (Amounts in thousands)

Other assets                                $   3,589    $     507    $    4,096
Total assets                                  537,148          507       537,655
Time deposits, $100,000 and over              153,466          948       154,414
Total deposits                                420,647          948       421,595
Total liabilities                             493,256          948       494,204
Retained earnings                              30,691         (441)       30,250
Total shareholders' equity                     43,892         (441)       43,451
Total liabilities and shareholders' equity    537,148          507       537,655

Below are the Company's consolidated statements of income, consolidated statements of shareholders' equity and consolidated statements of cash flows stating both previously reported and restated amounts for the periods ended March 31, 2005 and March 31, 2006:

Consolidated Statements of Income (Unaudited):

                                         Three Months Ended                          Three Months Ended
                                           March 31, 2005                              March 31, 2006
                             -----------------------------------------  ------------------------------------------
                                  As                                         As
                              Previously                                 Previously
                               Reported     Adjustment    As Restated     Reported      Adjustment    As Restated
                             ------------  -------------  ------------  -------------  ------------  -------------
                                                 (Amounts in thousands, except per share data)
 Interest expense on
  Deposits                     $    1,375    $        92    $    1,467    $     2,915    $     (44)    $     2,871
 Total interest expense             1,805             92         1,897          3,640          (44)          3,596
 Net interest income                4,418           (92)         4,326          5,599            44          5,643
 Net interest income after
  provision for loan losses         4,231           (92)         4,139          5,413            44          5,457
 Gain on hedges, net                    -          (289)         (289)              -         (198)          (198)
 Total non-interest income            762          (289)           473          1,121         (198)            923
 Income before income taxes         1,798          (381)         1,417          3,025         (154)          2,871
 Provision for income taxes           622          (147)           475          1,090          (59)          1,031
 Net Income                         1,176          (234)           942          1,935          (95)          1,840
Basic net income per
  common share                 $     0.27    $    (0.05)    $     0.22    $      0.44    $   (0.02)    $      0.42
 Diluted net income per
  common share                 $     0.27    $    (0.05)    $     0.22    $      0.44    $   (0.02)    $      0.42

                                                                                Three Months Ended
                                                                                   March 31, 2006
                                                                  ---------------------------------
                                                                         As
                                                                     Previously
 Consolidated Statements of Shareholders'                             Reported        Adjustment       As Restated
                                                                  ----------------  ---------------  ---------------
   Equity (Unaudited):                                                          (Amounts in thousands)

 Total shareholders' equity, December 31, 2005                      $       41,958    $       (346)   $       41,612
 Net income                                                                  1,935             (95)            1,840
 Total shareholders' equity, March 31, 2006                                 43,892            (441)           43,451


                                                                                 Three Months Ended
                                                                                   March 31, 2005
                                                                  ---------------------------------
                                                                         As
                                                                     Previously
Consolidated Statements of Cash Flows                                 Reported        Adjustment       As Restated
                                                                  ----------------  ---------------  ---------------
   (Unaudited):                                                   (Amounts in thousands)

Cash Flows from operating activities:
   Net income                                                       $        1,176    $       (234)   $          942
   Loss on hedges                                                                -            (289)            (289)
   Increase in other assets                                                  (354)              134            (220)
   Increase in other liabilities                                                27              389              416
Net cash provided (used) by operating activities                             1,791                -            1,791

                                                              Three Months Ended
                                                                March 31, 2006
                                             -----------------------------------
                                                    As
                                                Previously
Consolidated Statements of Cash Flows            Reported         Adjustment        As Restated
                                             ----------------  -----------------  ----------------
   (Unaudited):                                             (Amounts in thousands)

Cash flows from operating activities:
   Net income                                  $        1,935    $          (95)    $        1,840
   Loss on hedges                                           -              (198)             (198)
   Increase in other assets                             (502)               (45)             (547)
   Increase in other liabilities                      (2,098)                230           (1,868)
Net cash provided by operating activities                  97              (108)              (11)
Cash flows from financing activities:
    Net increase in deposit accounts                   23,114                108            23,222
Net cash provided by financing activities      $       14,704    $           108            14,812

NOTE 3 - NET INCOME PER SHARE

Basic and diluted net income per common share are computed based on the weighted average number of shares outstanding during each period after retroactively adjusting for 5-for-4 stock split paid on November 25, 2005. Diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the net income of the Company.

Basic and diluted net income per common share have been computed based upon net income as presented in the accompanying consolidated statements of income divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:


                                                        Three Months Ended
                                                             March 31,
                                                       -----------------------
                                                          2006          2005
                                                       -----------   ----------
Weighted average number of common shares
  used in computing basic net income per share          4,394,093    4,314,701

Effect of dilutive stock options                           28,712       27,515
                                                       -----------   ----------
Weighted average number of common shares
  and dilutive potential common shares used
  in computing diluted net income per share             4,422,805     4,342,216
                                                       ===========   ==========

As of March 31, 2006 and 2005, there were no antidilutive shares outstanding.

NOTE 4 - STOCK COMPENSATION PLANS

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), "Share-Based Payment," ("SFAS No. 123R") which was issued by FASB in December 2004. SFAS No. 123R revises SFAS No.123 "Accounting for Stock Based Compensation," and supersedes APB No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and its related interpretations. SFAS No. 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. SFAS No. 123R also amends SFAS No. 95 "Statement of Cash Flows," to require that excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.


The Company adopted SFAS No. 123R using the modified-prospective-transition method application as permitted under SFAS No. 123R. Accordingly, prior period amounts have not been restated. Under this method, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.

Prior to the adoption of SFAS No. 123R, the Company used the intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant.

As of March 31, 2006, the Company maintains a Nonqualified Stock Option Plan (the "Plan"), which provides for grants of nonqualified stock options to officers and directors of the Company and its subsidiaries and has not been approved by shareholders. The Plan is administered by the compensation committee of the Company's board of directors, which has broad discretionary authority to administer the Plan, and issues options at a price approximating market as determined by the committee. As of March 31, 2006, 976,563 shares had been reserved for issuance under the Plan. All options granted subsequent to a 1997 amendment will be 100% vested one year from the grant date and will expire after such period as is determined by the board of directors at the time of grant. Options granted prior to the amendment have ten year lives and a five year level vesting provision.

The Company granted 33,400 and 38,875 nonqualified stock options for the three month period ended March 31, 2006 and March 31, 2005, respectively, with a weighted-average fair value of $4.77 and $3.78 per option, respectively.

The compensation cost that has been charged against income for the Plan was approximately $24,000 for the three month period ended March 31, 2006. The Company recorded a deferred tax benefit in the amount of $15,000 related to share-based compensation during the three month period ended March 31, 2006.

The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the following table. The risk-free interest rate is based on a U.S. Treasury instrument with a life that is similar to the expected life of the option grant. Expected volatility is based on the historical volatility of shares of the Company's common stock based on the prior three years trading history. The expected term of the options is based on the average life of previously issued stock options. The expected dividend yield is based on current yield on date of grant. The options are not subject to any post-vesting restrictions.

The following table illustrates the assumptions that the Company used in the Black-Scholes option pricing model for determining the fair value of options granted to employees in the three month periods ended March 31, 2006 and 2005 under the Plan:

                                               Three Months Ended
                                                     March 31,
                                             ----------------------
                                                2006        2005
                                             ----------  ----------
Dividend yield                                 1.53%        1.84%
Expected volatility                           20.72%       24.31%
Risk free interest rate                        4.73%        3.75%
Expected life                                4 years      4 years

A summary of the status of the Company's outstanding stock options under the Plan for the three months ended March 31, 2006 are presented below:


                                                             Weighted average
                                               Options         Option Price
                                             Outstanding         Per Share
                                             -----------         ---------
Balance December 31, 2005                        150,992           $13.45

Granted                                           33,400           $23.00
Exercised                                        (26,786)          $10.72
Forfeited                                              -              -
Expired                                             (600)          $10.24
                                             -----------

Balance March 31, 2006                           157,006           $15.96
                                             ===========


Additional information concerning the Company's outstanding stock options under the Plan as of March 31, 2006 is as follows:

                                          Remaining
                          Number          Contractual      Number
Exercise Price         Outstanding        Life             Exercisable
--------------         -----------      -------------      -----------

$5.92                      6,592           .94 years            6,592
$11.52                    42,435           .92 years           42,435
$14.08                    35,704          1.90 years           35,704
$18.20                    38,875          2.90 years           38,875
$23.00                    33,400          3.90 years                -
                       ---------                           -----------

                         157,006                              123,606
                       =========                           ===========


At March 31, 2006 the aggregate intrinsic value of outstanding and exercisable options amounted to $1.30 million and $1.26 million, respectively. The total intrinsic value of options exercised during the three months ended March 31, 2006 was $320,000. The fair value of the options vested during the period was $39,000.

As of March 31, 2006, there was $120,000 of unrecognized cost related to non-vested share-based compensation arrangements granted under this plan. That cost is expected to be recognized over a weighted average period of 10.5 months.

Cash received from option exercises under all share-based payment arrangements for the three months ended March 31, 2006 was $306,000. The tax benefit realized for tax deductions from option exercise of the share-based payment arrangements during the three months ended March 31, 2006 was $99,000.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123R to options granted under the Company's stock option plans for the three months ended March 31, 2005. For purposes of this pro forma disclosure, the value of the options is estimated using the Black-Scholes option-pricing model and amortized to expense over the options' vesting periods.

                                                           Three Months Ended
                                                             March 31, 2005
                                                          ---------------------
                                                               (Amounts in
                                                            thousands, except
                                                            per share data, as
                                                                 restated)
      Net income:
         As reported                                         $             942
               Total stock-based employee
           Deduct:  compensation
                 expense determined under fair value
                 method for all awards, net of related
                 tax effects                                              (20)
                                                               ----------------
         Pro forma                                           $             922
                                                               ================
      Basic earnings per share:
         As reported                                         $            0.22
         Pro forma                                                        0.21
      Diluted earnings per share:
         As reported                                         $            0.22
         Pro forma                                                        0.21


NOTE 5 - COMMITMENTS

As of March 31, 2006, loan commitments were as follows (in thousands):

            Commitments to extend credit            $            81,408
            Undisbursed lines of credit                          25,156
            Letters of credit                                    6,012


NOTE 6 - TRUST PREFERRED SECURITIES

On March 31, 2006, $12.0 million of trust preferred securities ("Trust Preferred Securities") were placed through the Trust. The Trust issuer has invested the total proceeds from the sale of the Trust Preferred in Junior Subordinated Deferrable Interest Debentures (the "Debentures") issued by the Company, and is recorded in borrowings on the accompanying consolidated balance sheet. The Trust Preferred Securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to three month LIBOR plus 1.35%. The dividends paid to holders of the Trust Preferred Securities, which will be recorded as interest expense, are deductible for income tax purposes. The Trust Preferred Securities are redeemable on June 15, 2011 or afterwards in whole or in part, on any June 15, September 15, December 15 or March 15. Redemption is mandatory at June 15, 2036. The Company has fully and unconditionally guaranteed the Trust Preferred Securities through the combined operation of the Debentures and other related documents. The Company's obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The Trust Preferred Securities qualify as Tier I capital for regulatory capital purposes subject to certain limitations.

                                   APPENDIX A

                                 EXECUTION COPY






                                MERGER AGREEMENT

                          DATED AS OF DECEMBER 10, 2007

                                  BY AND AMONG

                             FOUR OAKS FINCORP, INC.

                         FOUR OAKS BANK & TRUST COMPANY

                                       AND

                             LONGLEAF COMMUNITY BANK

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                     ------

ARTICLE I -- DEFINED TERMS..............................................1

1.1.  DEFINITIONS...................................................... 1

ARTICLE II -- THE MERGER; CONVERSION AND EXCHANGE OF
COMPANY SHARES..........................................................10

2.1   THE MERGER........................................................10
2.2   COMPANY SHARES....................................................11
2.3   MERGER CONSIDERATION..............................................12
2.4   ELECTION AND ALLOCATION PROCEDURES................................13
2.5   EXCHANGE PROCEDURES...............................................16
2.6   COMPANY STOCK OPTIONS.............................................17
2.7   DISSENTING SHARES.................................................18

ARTICLE III -- THE CLOSING..............................................19

3.1   CLOSING...........................................................19
3.2   DELIVERIES BY THE COMPANY.........................................19
3.3   DELIVERIES BY THE PARENT AND THE BUYER............................19

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............20

4.1   ORGANIZATION, STANDING AND POWER..................................20
4.2   AUTHORITY; NO CONFLICTS...........................................20
4.3   CAPITAL STOCK; SUBSIDIARIES.......................................21
4.4   COMPANY FILINGS, FINANCIAL STATEMENTS, AND BOOKS AND RECORDS......21
4.5   ABSENCE OF UNDISCLOSED LIABILITIES................................23
4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS..............................23
4.7   TAX MATTERS.......................................................24
4.8   ASSETS; INSURANCE.................................................25
4.9   SECURITIES PORTFOLIO AND INVESTMENTS..............................26
4.10  ENVIRONMENTAL MATTERS.............................................26
4.11  COMPLIANCE WITH LAWS..............................................27
4.12  LABOR RELATIONS...................................................27
4.13  EMPLOYEE BENEFIT PLANS............................................28
4.14  MATERIAL CONTRACTS................................................29
4.15  LEGAL PROCEEDINGS.................................................30
4.16  REPORTS...........................................................30
4.17  ACCOUNTING, TAX, AND REGULATORY MATTERS...........................30
4.18  ORGANIZATIONAL DOCUMENTS..........................................30
4.19  STOCK RECORDS.....................................................30
4.20  INVESTMENT COMPANY................................................30
4.21  LOANS; ALLOWANCE FOR LOAN LOSSES..................................31
4.22  REPURCHASE AGREEMENTS; DERIVATIVES................................31
4.23  DEPOSIT ACCOUNTS..................................................32
4.24  RELATED PARTY TRANSACTIONS........................................32
4.25  COMMISSIONS.......................................................32
4.26  VOTING AGREEMENTS.................................................32
4.27  INTELLECTUAL PROPERTY.............................................32
4.28  TECHNOLOGY SYSTEMS................................................32
4.29  BANK SECRECY ACT COMPLIANCE; USA PATRIOT ACT......................33

4.30  OFAC..............................................................33
4.31  NONCOMPETES.......................................................33

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE BUYER...........................................................33

5.1   ORGANIZATION, STANDING AND POWER..................................33
5.2   AUTHORITY; NO CONFLICTS...........................................34
5.3   PARENT'S STOCK....................................................35
5.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS..........................35
5.5   REGISTRATION STATEMENT; PROXY STATEMENT...........................36
5.6   ABSENCE OF UNDISCLOSED LIABILITIES................................36
5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS..............................37
5.8   TAX MATTERS.......................................................37
5.9   COMPLIANCE WITH LAWS..............................................37
5.10  LEGAL PROCEEDINGS.................................................38
5.11  REPORTS...........................................................38
5.12  ACCOUNTING, TAX, AND REGULATORY MATTER............................38
5.13  ORGANIZATIONAL DOCUMENTS..........................................39
5.14  INVESTMENT COMPANY................................................39
5.15  DEPOSIT ACCOUNTS..................................................39
5.16  COMMISSIONS.......................................................39
5.17  OFAC..............................................................39

ARTICLE VI -- COVENANTS.................................................39

6.1   COVENANTS OF THE COMPANY..........................................39
6.2   COVENANTS OF THE PARENT AND THE BUYER.............................46
6.3   COVENANTS OF ALL PARTIES TO THE AGREEMENT.........................49

ARTICLE VII -- DISCLOSURE OF ADDITIONAL INFORMATION.....................51

7.1   ACCESS TO INFORMATION.............................................51
7.2   ACCESS TO PREMISES................................................51
7.3   ENVIRONMENTAL SURVEY..............................................51
7.4   ANNOUNCEMENTS; CONFIDENTIAL INFORMATION...........................51

ARTICLE VIII  -- CONDITIONS TO CLOSING..................................53

8.1   MUTUAL CONDITIONS.................................................53
8.2   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................54
8.3   CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE BUYER.........56

ARTICLE IX -- TERMINATION...............................................59

9.1   TERMINATION.......................................................59
9.2   PROCEDURE AND EFFECT OF TERMINATION...............................60
9.3   TERMINATION EXPENSES AND FEES.....................................61

ARTICLE X -- MISCELLANEOUS PROVISIONS...................................61

10.1  EXPENSES..........................................................61
10.2  NO SURVIVAL OF REPRESENTATIONS....................................61
10.3  AMENDMENT AND MODIFICATION........................................61
10.4  WAIVER OF COMPLIANCE; CONSENTS....................................61
10.5  NOTICES...........................................................62

10.6  ASSIGNMENT........................................................63
10.7  SEPARABLE PROVISIONS..............................................63
10.8  GOVERNING LAW.....................................................63
10.9  COUNTERPARTS......................................................63
10.10 INTERPRETATION....................................................63
10.11 ENTIRE AGREEMENT..................................................63

EXHIBIT A   FORM OF BULLARD CONSULTING AGREEMENT

EXHIBIT B   FORM OF FARRAH EMPLOYMENT AGREEMENT

EXHIBIT C   FORM OF VOTING AGREEMENT

EXHIBIT D   FORM OF AFFILIATE LETTER

                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (this "Agreement"), dated as of the 10th day of December, 2007, is by and among:

      FOUR OAKS FINCORP, INC., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent");

      FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation and a state chartered member of the Federal Reserve System (the "Buyer"); and

      LONGLEAF COMMUNITY BANK, a North Carolina banking corporation (the "Company").

                              BACKGROUND STATEMENT

      The Parent, the Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Parent and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                             STATEMENT OF AGREEMENT

      In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      1.1...DEFINITIONS. As used in this Agreement, the following capitalized terms have the following meanings:

      "Actual Average Closing Price" means, with respect to the Parent's Stock, the volume weighted average of the daily closing sales price thereof as quoted on the OTC Bulletin Board during the twenty (20) consecutive trading days ending three (3) Business Days prior to the Closing Date.

      "Acquisition Proposal" has the meaning given to it in Section 6.1(c).

      "Advisory Board" has the meaning given to it in Section 6.2(b).

      "Affiliate" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or Controls, or is Controlled by or is under common Control with, such Person. Without limiting the foregoing, the term "Affiliates" includes Subsidiaries.

      "Agreement" has the meaning given to it in the introductory paragraph hereof.

      "All Cash Consideration Election Amount" has the meaning given to it in
Section 2.4(a).

      "All Stock Consideration Election Amount" has the meaning given to it in
Section 2.4(a).

      "Assets" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

      "Average Closing Price" means the Actual Average Closing Price; provided, in the event that the Actual Average Closing Price is greater than $19.3397452, the Average Closing Price shall be $19.3397452; provided, further, in the event that the Actual Average Closing Price is less than $14.2945943, the Average Closing Price shall be $14.2945943.

      "Benefit Plans" means all pension, retirement, profit-sharing, SIMPLE IRA, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, welfare plans, all life insurance plans, and all other employee benefit plans, arrangements, fringe benefit plans or perquisites, whether written or unwritten, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of that Person's employees or retirees, or directors and/or their spouses, dependents and designated beneficiaries.

      "Bullard Consulting Agreement" means the consulting agreement to be entered into at the Closing between the Buyer and the Company's Chief Executive Officer, John W. Bullard, substantially in the form attached hereto as EXHIBIT A.

      "Business Day" means any day excluding (i) Saturday, (ii) Sunday and (iii) any day that is a legal holiday in the State of North Carolina.

      "Buyer" has the meaning given to it in the introductory paragraph hereof.

      "Cash Election Amount" has the meaning given to it in Section 2.4(a).

      "Cash Election Shares" has the meaning given to it in Section 2.4(a).

      "Cause" means a good faith determination that an employee: (i) is engaging or has engaged in willful misconduct or in conduct which is detrimental in any material respect to the Buyer's business or business prospects or likely will have an adverse effect on the Buyer's business or reputation; (ii) is proved to have engaged in any act of fraud, embezzlement, or personal dishonesty; (iii) has failed in any material respect to perform or discharge his or her duties or responsibilities of employment; (iv) has materially breached any agreement between such employee and the Buyer or has materially violated the Buyer's codes and standards of conduct; (v) is convicted of any felony or any criminal offense involving dishonesty or breach of trust, or any event occurs which disqualifies the employee, under Section 19 of the Federal Deposit Insurance Act or other banking laws and regulations, or the Buyer's general policies, from serving as an employee of the Buyer; (vi) becomes unacceptable to, or is removed, suspended, or prohibited from participating in the conduct of the Buyer's affairs by, any Regulatory Authority; or (vii) is excluded by the carrier or underwriter from coverage under the Buyer's "blanket bond" or other fidelity bond or insurance policy covering the Buyer's directors, officers, or employees, or such coverage for that employee is limited as compared to other covered officers or employees, or the Buyer determines in good faith that these events probably will occur.

      "Closing" means the closing of the Merger, as described more specifically in ARTICLE III.

      "Closing Date" has the meaning given to it in Section 3.1.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Company" has the meaning given to it in the introductory paragraph hereof.

      "Company Contracts" has the meaning given to it in Section 4.14.

      "Company Filings" has the meaning given to it in Section 4.4(a).

      "Company Financial Statements" means, with respect to the Company, the audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2006, 2005 and 2004 and audited balance sheets as of December 31, 2006, 2005 and 2004, as well as the interim unaudited statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2006 and the interim unaudited balance sheet as of each such quarter.

      "Company Option" and "Company Options" have the respective meanings given to them in Section 2.6(a).

      "Company Rule 145 Affiliates" has the meaning given to it in Section
6.1(g).

      "Company Shares" has the meaning given to it in Section 2.2(a).

      "Company's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE IV.

      "Confidentiality Agreement" has the meaning given to it in Section 6.1(c).

      "Confidential Information" has the meaning given to it in Section 7.4(b).

      "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

      "Contract" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

      "Control" means possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of a substantial amount of voting securities, by contract or otherwise.

      "Default" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, that include the transactions contemplated in this Agreement), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "Determination Date" has the meaning given to it in Section 9.1(g).

      "Determination Date Average Closing Price" has the meaning given to it in
Section 9.1(g).

      "Dissenting Shares" has the meaning given to it in Section 2.7.

      "Effective Time" has the meaning given to it in Section 2.1(e).

      "Election Deadline" has the meaning given to it in Section 2.4(a).

      "Election Form" has the meaning given to it in Section 2.4(a).

      "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

      "Environmental Survey" has the meaning given to it in Section 7.3.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Plan" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" has the meaning given to it in Section 2.5(a).

      "Exchange Ratio" means, subject to Section 9.1(g), an amount equal to $16.50 divided by the Average Closing Price, rounded to the seventh decimal place.

      "Farrah Employment Agreement" means the employment agreement to be entered into at the Closing between the Buyer and the Company's Chief Operating Officer, Wayne O. "Butch" Farrah III, substantially in the form attached hereto as EXHIBIT B.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Force Majeure" means, with respect to any Person, (i) such Person's inability to procure sufficient supplies or (ii) any fire, flood, extreme weather, natural calamity, act of God, strike, work stoppage, labor difficulty, war, national emergency, insurrection, riot, civil unrest, law, order or act of any Governmental Authority, or any other event not within such Person's control.

      "Generally Accepted Accounting Principles" or "GAAP" means accounting principles generally accepted in the United States, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

      "Governmental Authority" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

      "Hazardous Material" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

      "Informing Party" has the meaning given to it in Section 7.4(b).

      "Intellectual Property" means all copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes and documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

      "Knowledge of the Company" means the knowledge of any of the Company's directors and the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer, and, solely after the date of this Agreement, also the Company's Controller and Corporate Secretary, in each case including facts of which such directors and officers, in the reasonably prudent exercise of their duties, should be aware.

      "Knowledge of the Parent and the Buyer" means the knowledge of any of the Parent's and the Buyer's directors and the Parent's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Controller, and General Auditor, including facts of which such directors and officers, in the reasonably prudent exercise of their duties, should be aware.

      "Law" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

      "Liability" means any liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether direct or indirect, primary or secondary, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

      "Lien" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits and other liens incurred in the ordinary course of the banking business.

      "Litigation" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular examinations of depository institutions and their Affiliates by Regulatory Authorities.

      "Loan Collateral" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by any Person or any note, account, or other receivable payable to any Person.

      "Mailing Date" has the meaning given to it in Section 2.4(a).

      "Material" means having meaningful consequences, and for purposes of this Agreement shall be determined reasonably in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" on a Person shall mean an event, occurrence or circumstance that, individually or together with any other event, occurrence or circumstance, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a party hereto (or any of its Affiliates) taken with the consent of the other parties hereto, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement.

      "Maximum Total Cash Merger Consideration" has the meaning given to it in
Section 2.3(b).

      "Maximum Total Stock Merger Consideration" has the meaning given to it in
Section 2.3(b).

      "Merger" has the meaning given to it in the Background Statement hereof.

      "Merger Consideration" has the meaning given to it in Section 2.3(a).

      "Minimum Total Cash Merger Consideration" has the meaning given to it in
Section 2.3(b).

      "Minimum Total Stock Merger Consideration" has the meaning given to it in
Section 2.3(b).

      "Mixed Cash Consideration Election Amount" has the meaning given to it in
Section 2.4(a).

      "Mixed Election Shares" has the meaning given to it in Section 2.4(a).

      "Mixed Stock Consideration Election Amount" has the meaning given to it in
Section 2.4(a).

      "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

      "Order" means any decision or award, decree, injunction, judgment, order, ruling, or writ of any arbitrator or Governmental Authority.

      "Parent" has the meaning given to it in the introductory paragraph hereof.

      "Parent Financial Statements" means, with respect to the Parent and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2006, 2005 and 2004 and consolidated audited balance sheets as of December 31, 2006, 2005 and 2004, as well as the interim consolidated unaudited statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2006 and the interim consolidated unaudited balance sheet as of each such quarter.

      "Parent SEC Reports" has the meaning given to it in Section 5.4(a).

      "Parent's and Buyer's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE V.

      "Parent's Stock" means the common stock of the Parent, par value One Dollar ($1.00) per share, as traded on the OTC Bulletin Board.

      "Pension Plan" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

      "Permit" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

      "Person" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

      "Per Share Cash Consideration" has the meaning given to it in Section 2.3(a).

      "Per Share Mixed Consideration" has the meaning given to it in Section 2.3(a).

      "Per Share Stock Consideration" has the meaning given to it in Section 2.3(a).

      "Plan of Merger" means the plan for completing the Merger set forth in
ARTICLE II of this Agreement.

      "Proxy Statement" has the meaning given to it in Section 6.1(j).

      "Real Property" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

      "Receiving Party" has the meaning given to it in Section 7.4(b).

      "Registration Statement" has the meaning given to it in Section 6.1(j).

      "Regulatory Authorities" means, collectively, the United States Department of Justice, the Federal Reserve Board and the Federal Reserve Bank of Richmond, the FDIC, the North Carolina Banking Commission, the North Carolina Commissioner of Banks, the Financial Industry Regulatory Authority, the SEC, and any other regulatory agencies having primary regulatory authority over the parties hereto, their respective Affiliates, and the Merger and other transactions contemplated by this Agreement.

      "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

      "Sarbanes-Oxley" has the meaning given it in Section 4.4(d).

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

      "Shareholder Meeting" has the meaning given to it in Section 6.1(d).

      "Stock Adjustment" has the meaning given to it in Section 2.3(d).

      "Stock Election Amount" has the meaning given to it in Section 2.4(a).

      "Stock Election Shares" has the meaning given to it in Section 2.4(a).

      "Subsidiary" means, with respect to any Person that is an entity, each of the other entities that directly or indirectly is under the Control of such Person through that Person's direct or indirect ownership of voting stock in the entity.

      "Superior Proposal" means a bona fide, written and unsolicited proposal or offer (including a new proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than the Parent or any of its Subsidiaries) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith, in the exercise of reasonable judgment (based on the advice of the Company's financial advisors and outside legal counsel), and based on the written opinion, with only customary qualifications, of the Company's financial advisor, to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

      "Surviving Bank" has the meaning given to it in Section 2.1(a).

      "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

      "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

      "Taxable Period" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof, for which a Tax Return is required to be filed or Tax is required to be paid.

      "Technology Systems" has the meaning given to it in Section 4.28.

      "Voting Agreement" has the meaning given to it in Section 4.26.


                                   ARTICLE II

                   THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

      2.1.  THE MERGER.

      (a) The Merger. On the terms and subject to the conditions of this Agreement, including the Plan of Merger set forth in this ARTICLE II, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "Surviving Bank") and shall continue its corporate existence under the laws of the State of North Carolina .

      (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time of the Merger shall be the articles of incorporation of the Surviving Bank until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Bank until further amended in accordance with applicable Law.

      (c) Directors and Officers. From and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Bank and (ii) the officers of the Buyer at the Effective Time shall be the officers of the Surviving Bank.

      (d) Approval. Subject to Section 6.1(c), the parties hereto shall use their best efforts to take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby and
(ii) the Merger and the other transactions contemplated hereby.

      (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law, or at such other time as is specified therein. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

      (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger in respect of the Merger to be executed and filed with the Secretary of State of North Carolina as required by North Carolina Law and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

      2.2   COMPANY SHARES.

      (a) Each share of the Company's capital stock (the "Company Shares"), Five Dollars ($5.00) par value per share, issued and outstanding immediately prior to the Effective Time (other than Company Shares to be canceled pursuant to Sections 2.2(c) and 2.2(d) and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration in accordance with this ARTICLE II.

      (b) Each such Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

      (c) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

      (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Bank of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Bank, they shall be canceled and exchanged for the Merger Consideration as provided for herein.

      2.3   MERGER CONSIDERATION.

      (a)   Subject to Sections 2.2, 2.3(c), 2.3(d), 2.4, 2.5 and 2.7, at the
Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Parent and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, for each Company Share held by such
Person: (i) 0.60 shares of the Parent's Stock multiplied by the Exchange Ratio plus an amount equal to $6.60 in cash (the "Per Share Mixed Consideration"),
(ii) 1.0 share of the Parent's Stock multiplied by the Exchange Ratio (the "Per Share Stock Consideration"), or (iii) an amount equal to $16.50 in cash (the "Per Share Cash Consideration"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration."

      (b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect, for all Company Shares beneficially owned by such holder, to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration; provided, (i) that the aggregate number of shares of the Parent's Stock with respect to which the Per Share Mixed Consideration and the Per Share Stock Consideration (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) shall be paid as Merger Consideration shall be not less than an amount equal to (A) the product of $8.25 and the number of Company Shares validly issued and outstanding at the Effective Time divided by (B) the Average Closing Price, and not more than an amount equal to (C) the product of $11.55 and the number of Company Shares validly issued and outstanding at the Effective Time divided by (D) the Average Closing Price (in each case subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Company after the date hereof but prior to the Effective Time) (the "Minimum Total Stock Merger Consideration" and the "Maximum Total Stock Merger Consideration," respectively), subject to adjustment so that the Minimum Total Stock Merger Consideration shall not be less than the amount necessary to qualify the Merger as a tax-free reorganization under Section 368 of the Code, as determined reasonably by the Parent at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate amount of cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be not less than an amount equal to (E) the product of $4.95 and the number of Company Shares validly issued and outstanding at the Effective Time, and not more than (F) the product of $8.25 and the number of Company Shares validly issued and outstanding at the Effective Time (the "Minimum Total

Cash Merger Consideration" and the "Maximum Total Cash Merger Consideration," respectively); provided, however, that, if the Minimum Total Stock Merger Consideration is adjusted as provided in Section 2.3(b)(i) above to qualify the Merger as a tax-free reorganization under Section 368 of the Code, the Maximum Total Cash Merger Consideration shall be adjusted reciprocally so that the aggregate value of the Merger Consideration paid after such adjustments is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustments.

      (c) No fractional shares of the Parent's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of the Parent's Stock which a holder of the Company Shares is entitled to receive pursuant to this ARTICLE II shall be rounded to the nearest whole share (with
0.5 share rounded up to the nearest whole share).

      (d) In the event the Parent changes the number of shares of the Parent's Stock, or the Company changes the number of shares of the Company Stock, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "Stock Adjustment") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

      2.4   ELECTION AND ALLOCATION PROCEDURES.

      (a)   Election.

            (i) An election form ("Election Form"), together with the other transmittal materials described in Section 2.5, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "Mailing Date." Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration with respect to all of such holder's Company Shares, unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all of such holder's Company Shares. Company Shares as to which no election of Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the "Mixed Election Shares"; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the "Cash Election Shares"; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the "Stock Election Shares". In addition, all Dissenting Shares shall be deemed Cash Election Shares. The "Cash Election Amount" shall be equal to (x) the Per Share Cash Consideration multiplied by the total number of Cash Election Shares (the "All Cash Consideration Election Amount") plus (y) the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the "Mixed Cash Consideration Election Amount"). The "Stock Election Amount" shall be equal to (x) the Per Share Stock Consideration multiplied by the total number of Stock Election Shares (the "All Stock Consideration Election Amount") plus (y) the amount of the Per Share Mixed Consideration consisting of the Parent's Stock multiplied by the total number of Mixed Election Shares (the "Mixed Stock Consideration Election Amount").

            (ii) Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date shall be set forth on the Election Form), but in any event not earlier than the twentieth (20th) Business Day after the Mailing Date (such deadline, the "Election Deadline"), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be a Mixed Election Share.

            (iii) The Parent shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the Business Day prior to the Election Deadline, and the Parent shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

            (iv) Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made by the Election Deadline, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of the Parent, the Buyer or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      (b)...Allocation. As soon as reasonably practicable after the Effective Time, the Parent shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as provided in clause (i), (ii), (iii), (iv) or (v) below:

            (i) If the Stock Election Amount does not exceed the Maximum Total Stock Merger Consideration and the Cash Election Amount does not exceed the Maximum Total Cash Merger Consideration, then:

                  (A) each Stock Election Share shall be converted into the
            right to receive the Per Share Stock Consideration;

                  (B) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (C) each Mixed Election Share shall be converted into the
            right to receive a number of shares of the Parent's Stock and an amount of cash equal to the Per Share Mixed Consideration.

            (ii) If (A) the Stock Election Amount exceeds the Maximum Total Stock Merger Consideration, (B) the All Stock Consideration Election Amount does not exceed the Maximum Total Stock Merger Consideration and
      (C) the number of shares of the Parent's Stock described in clause (3)(x) below is greater than or equal to 50.0% of the Per Share Stock Consideration, then:

                  (1) each Stock Election Share shall be converted into the
            right to receive the Per Share Stock Consideration;

                  (2) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (3) each Mixed Election Share shall be converted into the
            right to receive (x) a number of shares of the Parent's Stock equal to (i) the Maximum Total Stock Merger Consideration less the All Stock Consideration Election Amount divided by (ii) the total number of Mixed Election Shares, and (y) an amount in cash equal to (i) the Minimum Total Cash Merger Consideration less the All Cash Consideration Election Amount divided by (ii) the total number of Mixed Election Shares.

            (iii) If the Stock Election Amount exceeds the Maximum Total Stock Merger Consideration but preceding clause (ii) does not apply, then:

                  (A) each Stock Election Share shall be converted into the
            right to receive (1) a number of shares of the Parent's Stock equal to (x) the Maximum Total Stock Merger Consideration less the aggregate number of shares of the Parent's Stock allocated pursuant to clause (C)(1) below divided by (y) the total number of Stock Election Shares, and (2) an amount of cash equal to (x) the Minimum Total Cash Merger Consideration less the aggregate amount of cash allocated pursuant to clauses (B) and (C)(2) below divided by (y) the total number of Stock Election Shares;

                  (B) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (C) each Mixed Election Share shall be converted into the
            right to receive (1) a number of shares of the Parent's Stock equal to 50.0% of the Per Share Stock Consideration, and (2) an amount of cash equal to 50.0% of the Per Share Cash Consideration.

            (iv) If (A) the Cash Election Amount exceeds the Maximum Total Cash Merger Consideration, (B) the All Cash Consideration Election Amount does not exceed the Maximum Total Cash Merger Consideration and (C) the amount of cash described in clause (3)(y) below is greater than or equal to 30.0% of the Per Share Cash Consideration, then:

                  (1) each Stock Election Share shall be converted into the
            right to receive the Per Share Stock Consideration;

                  (2) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration; and

                  (3) each Mixed Election Share shall be converted into the
            right to receive (x) a number of shares of the Parent's Stock equal to (i) the Minimum Total Stock Merger Consideration less the All Stock Consideration Election Amount divided by (ii) the total number of Mixed Election Shares, and (y) an amount in cash equal to (i) the Maximum Total Cash Merger Consideration less the All Cash Consideration Election Amount divided by (ii) the total number of Mixed Election Shares.

            (v) If the Cash Election Amount exceeds the Maximum Total Stock Merger Consideration but preceding clause (iv) does not apply, then:

                  (A) each Stock Election Share shall be converted into the
            right to receive the Per Share Stock Consideration;

                  (B) each Cash Election Share shall be converted into the right to receive (1) a number of shares of the Parent's Stock equal to (x) the Minimum Total Stock Merger Consideration less the aggregate number of shares of the Parent's Stock allocated pursuant to clause
            (A) above and clause (C)(1) below divided by (y) the total number of Cash Election Shares, and (2) an amount of cash equal to (x) the Maximum Total Cash Merger Consideration less the aggregate amount of cash allocated pursuant to clause (C)(2) below divided by (y) the total number of Cash Election Shares; and

                  (C) each Mixed Election Share shall be converted into the
            right to receive (1) a number of shares of the Parent's Stock equal to 70.0% of the Per Share Stock Consideration, and (2) an amount of cash equal to 30.0% of the Per Share Cash Consideration.

      2.5   EXCHANGE PROCEDURES.

      (a) As soon as reasonably practicable after the Effective Time, and in any event within ten (10) Business Days after the Effective Time, unless such mailing is prevented by Force Majeure, the Parent shall cause an exchange agent selected by the Parent (the "Exchange Agent") to mail to the record holders of Company Shares at the Effective Time the Election Form, as required under
Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent, and shall include written instructions and forms for use in surrendering certificates evidencing Company Shares to the Exchange Agent, including a form of lost certificate affidavit (with indemnity) satisfactory to the Parent). Upon a holder's delivery of a properly completed Election Form and either an appropriately endorsed certificate or certificates representing all such holder's Company Shares or a completed and notarized lost certificate affidavit in substantially the form provided, and in exchange therefor, the Parent shall as soon as reasonably practicable issue and deliver to such holder the Merger Consideration to which such holder's Company Shares were converted. None of the Parent, the Buyer or the Exchange Agent shall be obligated to deliver any Merger Consideration to a holder until that holder delivers the documents specified in the preceding sentence. Surrendered certificates shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, none of the Parent, the Buyer or the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

      (b) To the extent permitted by applicable Law, former record holders of Company Shares shall be entitled to vote shares of Parent's Stock allocated to them pursuant to this ARTICLE II (and not previously disposed of by them) at any meeting of the Parent's shareholders held after the Effective Time, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Parent's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Parent on the Parent's Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Parent's Stock issuable pursuant to this Agreement, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of the Parent's Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder delivers the documents specified in Section 2.5(a). However, upon delivery of the documents specified in Section 2.5(a), both the certificate(s) representing the shares of the Parent's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

      2.6   COMPANY STOCK OPTIONS.

      (a) At the Effective Time, Parent shall cause each option or other right to purchase Company Shares (each, a "Company Option" and collectively, the "Company Options") that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and whether or not the exercise price of such Company Option is in excess of the Per Share Cash Consideration, to become an option to purchase the Parent's Stock by assuming such Company Option in accordance with, and to the extent permitted by, the terms (as in effect as of the date of this Agreement) of the stock incentive plan under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced. From and after the Effective Time, (i) each Company Option assumed by the Parent may be exercised solely for shares of Parent's Stock, (ii) the number of shares of Parent's Stock subject to each Company Option assumed by the Parent shall be equal to the number of Company Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each Company Option assumed by the Parent shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest whole cent,
(iv) except as provided in clauses (v) and (vi), any restriction on the exercise of any Company Option assumed by the Parent shall continue in full force and effect and the term, exercisability and other provisions of such Company Option shall otherwise remain unchanged (subject to any change in such Company Option triggered by the transactions contemplated by this Agreement under the express terms (as in effect on the date of this Agreement) of the stock incentive plan under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced), (v) each Company Option assumed by the Parent shall fully vest at the Effective Time, and (vi) each Company Option assumed by the Parent and issued to (x) any director of the Company who has accepted a position with the Advisory Board as of the Effective Time shall expire on the fourth (4th) anniversary of the Closing Date, (y) any director of the Company who has not accepted a position on the Advisory Board as of the Effective Time shall expire on the first (1st) anniversary of the Closing Date, and (z) any employee of the Company (other than John W. Bullard) who is not retained by the Buyer shall expire on the first (1st) anniversary of the Closing Date; provided, however, that each Company Option assumed by the Parent in accordance with this Section 2.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The Parent shall file with the SEC, no later than ninety (90) days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent's Stock issuable with respect to the Company Options assumed by the Parent in accordance with this
Section 2.6(a). If the assumption of any Company Option in the manner described in this Section 2.6(a) is not permitted under the terms of the stock incentive plan under which such Company Option was issued as construed by the plan administrator prior to the Effective Time, then the Parent shall not be required to assume such Company Option in the manner described in this Section 2.6(a), and the Parent shall instead be entitled to cause such Company Option to be treated in a manner permitted by the terms of such stock incentive plan. Notwithstanding anything to the contrary contained in this Section 2.6, in lieu of assuming an outstanding Company Option in accordance with this Section 2.6(a), the Parent may, at its election, cause such Company Option to be replaced by issuing a reasonably equivalent replacement stock option in substitution therefor.

      (b) Prior to the Effective Time, the Company shall take all action reasonably required by the Parent prior to the Effective Time that may be necessary (under each plan pursuant to which any Company Option is outstanding and otherwise) for the Parent to effectuate the provisions of this Section 2.6 at the Effective Time and to ensure that, from and after the Effective Time, any holder of a Company Option has no rights with respect thereto other than those specifically provided in this Section 2.6. Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except as provided in
Section 2.6(a).

      2.7 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have exercised dissenter's rights with respect to such shares in accordance with
Article 13 of the North Carolina Business Corporation Act (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the North Carolina Business Corporation Act, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their dissenter's rights under Article 13 shall cease to be Dissenting Shares and shall be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon delivery of the documents specified in Section 2.5(a) with respect to such Company Shares. Prior to the Effective Time, the Company shall give the Parent
(a) prompt notice of any written dissenter's notices it receives relating to any Company Shares or purported withdrawals of such notices, or any other documents it receives relating to the exercise of dissenters' rights as to Company Shares, and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the North Carolina Business Corporation Act consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Parent, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.
                                   ARTICLE III

                                   THE CLOSING

      3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Parent, the Buyer and the Company may mutually agree (such date, the "Closing Date"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

      3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

      (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3;

      (b) the Farrah Employment Agreement and the Bullard Consulting Agreement; and

      (c) all other documents, certificates and instruments required hereunder to be delivered to the Parent or the Buyer, or as may reasonably be requested by the Parent or the Buyer at or prior to the Closing.

      3.3 DELIVERIES BY THE PARENT AND THE BUYER. At or by the Closing, the Parent and the Buyer shall have caused the following documents to be executed and delivered:

      (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2;

      (b) the Farrah Employment Agreement and the Bullard Consulting Agreement; and

      (c) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Company's Disclosure Schedule (the "Company's Disclosure Schedule"), the Company represents and warrants to the Parent and the Buyer that the statements contained in this ARTICLE IV are correct as of the date of this Agreement.

      4.1 ORGANIZATION, STANDING AND POWER. The Company is a banking corporation, duly organized, validly existing and in good standing under North Carolina Law. The Company is an "insured depository institution" as defined in the Federal Deposit Insurance Act and, subject to dollar limits under such Act, all deposits with the Company are fully insured by the FDIC to the extent permitted by Law. The Company has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Company, there is no fact or condition relating to the Company that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's articles of incorporation or bylaws, (ii) constitute or result in a Default, require any Consent, or result in the creation of any Lien on any Asset of the Company, under any Contract or Permit of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1, violate any Law or Order applicable to the Company or any of its Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and Law administered by banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

      4.3   CAPITAL STOCK; SUBSIDIARIES.

      (a) The authorized capital stock of the Company consists of Ten Million (10,000,000) shares of common stock, Five Dollars ($5.00) par value per share, of which 786,731 shares are issued and outstanding as of the date of this Agreement. Except for the 786,731 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding. There are options to purchase 107,600 shares of common stock of the Company outstanding as of the date of this Agreement, and except for such options covering 107,600 shares of common stock of the Company, there are no options, Company Options, Rights or Contracts requiring the Company to issue additional shares of its capital stock. There are 145,226 shares of capital stock reserved with respect to such options. The Company has no Subsidiaries, and no Affiliates that are not directors or officers of the Company.

      (b) All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and, except to the extent otherwise required by North Carolina General Statutes
Section 53-42, nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the Company's current or past shareholders. Except as set forth in Section 4.3(a) above, there are no Contracts by which the Company is bound to issue additional shares of its capital stock.

      4.4   COMPANY FILINGS, FINANCIAL STATEMENTS, AND BOOKS AND RECORD.

      (a) The Company has timely filed and made available to the Parent and the Buyer all forms, reports and documents required to be filed by it with the FDIC pursuant to the Securities Laws since December 31, 2003, provided that such forms, reports and documents shall not include Forms 3, Forms 4, or any other filings and reports required to be made by shareholders, officers, or directors of the Company under the Exchange Act. The Company has made available to the Parent copies of (i) the Company's audited statements of income and stockholders' equity and cash flows for each fiscal year of the Company beginning since December 31, 2003, and audited balance sheets as of the last day of each such fiscal year; (ii) interim unaudited statements of income and stockholders' equity and cash flows for each of the first three (3) fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, and interim unaudited balance sheets as of the last day of each such fiscal quarter, and (iii) all proxy statements relating to meetings of the Company's shareholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first
(1st) fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), and (iii) above are, collectively, the "Company Filings"). The Company Filings, to the extent required to be filed with any Regulatory Authority pursuant to the Securities Laws, (i) complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Law at the time filed, and (ii) did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has not identified any material weaknesses or significant deficiencies (each as defined in Rule 12b-2 under the Exchange Act) in the design or operation of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15 under the Exchange Act).

      (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company Filings, including any Company Filings filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the FDIC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by applicable Law), and fairly presented the financial position of the Company as of the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Company maintains books and records that in reasonable detail reflect fairly and with Material accuracy its assets, liabilities, transactions and dispositions of assets and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's assets, (iii) access to the Company's assets is permitted only in accordance with management's authorization, (iv) the reporting of the Company's assets is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

      (d) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the FDIC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley"); such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of this Agreement, the Company has no Material Liabilities, except (a) Liabilities that are accrued or reserved against in the balance sheet of the Company as of September 30, 2007, included in the Company Financial Statements or reflected in the notes thereto; (b) increases in deposit accounts in the ordinary course of business since September 30, 2007, (c) unfunded commitments to make, issue or extend loans, lines of credit or other extensions of credit which do not exceed $250,000 in the case of any one commitment, or (d) Federal Home Loan Bank advances. The Company has not incurred or paid any Liability since September 30, 2007, except for (a) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company. No securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) have been effected by the Company other than letters of credit and unfunded loan commitments or credit lines.

      4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2007 and as of the date of this Agreement, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (b) the Company has conducted in all Material respects its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby), (c) the Company has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any Company Shares, and (d) the Company has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in
ARTICLE VI. Except as may result from the transactions contemplated by this Agreement, the Company has not, since September 30, 2007 and as of the date of this Agreement:

            (i) (w) borrowed any money other than deposits or overnight federal funds or entered into any capital lease, (x) lent any money or pledged any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise, outside the ordinary course of business or in excess of $250,000 in the case of any one transaction, (y) mortgaged or otherwise subjected to any Lien any of its Assets, sold, assigned or transferred any of its Assets in excess of $25,000 in the aggregate except in the ordinary course of business and consistent with past practices or (z) incurred any other Liability representing, individually or in the aggregate, over $25,000 except in the ordinary course of business and consistent with past practices and except for undisclosed Liabilities described in Section 4.5;

            (ii) suffered over $25,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

            (iii) experienced any Material adverse change in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix of interest-bearing versus non-interest-bearing deposits;

            (iv) had any customer with a loan or deposit balance of more than $150,000 terminate, or, to the Knowledge of the Company, received written notice of such customer's intent to terminate, its relationship with the Company;

            (v) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

            (vi) forgiven any debt owed to it in excess of $25,000, or canceled any of its claims, except in the ordinary course of debt collection consistent with past practice;

            (vii) made any capital expenditure or capital addition or betterment in excess of $25,000;

            (viii) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Company Financial Statements;

            (ix) authorized or issued any additional Company Shares, preferred stock, or other equity rights, other than upon the exercise of Company Options; or

            (x) entered into any agreement, contract or commitment that would result in any of the acts or omissions listed in clauses (i) and (iii) through (ix) above.

      4.7   TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of the Company have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2006, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no pending or, to the Knowledge of the Company, threatened audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for the Company for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

      (d) The Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any failure could not reasonably be expected to have a Material Adverse Effect on the Company.

      (e) The Company has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company.

      (g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which the Company has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2006.

      (h) The Company has not filed any consent under Section 341(f) of the Code concerning collapsible corporations.

      (i) The Company does not have and has not had any permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      4.8   ASSETS; INSURANCE.

      (a) The Company has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the businesses of the Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. All Material Assets held under leases or subleases by the Company are held under valid Contracts enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought), and each such Contract is in full force and effect.

      (b) The Company maintains insurance policies that provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the Company's business and, in the reasonable opinion of the Company's management, the insurance coverage provided under these insurance policies is reasonable and adequate in light of the Company's operations. The Company has not received notice of cancellation or nonrenewal of or any Material premium increase on, and has not failed to pay any premium on, any of its insurance policies.

      4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company (whether owned of record or beneficially) are held free and clear of all Liens that would impair the Company's ability to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which the Company is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since September 30, 2007 and as of the date of this Agreement, there has been no Material deterioration in the quality of the Company's securities portfolio and no Materially disproportionate decrease, relative to fluctuations in market values, in the value of the Company's securities portfolio.

      4.10  ENVIRONMENTAL MATTERS.

      (a) Each of the Company and its Real Property is in compliance with all Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) There is no Litigation pending or, to the Knowledge of the Company, threatened before any Governmental Authority in which the Company is or, with respect to threatened Litigation, may be expected to be, named as a respondent
(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving the Company's Real Property or a site owned, leased, or operated by the Company, except such Litigation as could not reasonably be expected to have a Material Adverse Effect.

      (c) There is no Litigation pending or, to the Knowledge of the Company, threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except such Litigation as could not reasonably be expected to have a Material Adverse Effect.

      (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c).

      (e) To the Knowledge of the Company, during and prior to the period of (i) the Company's ownership or operation of the Real Property, or (ii) the Company's participation in the management of any facility or property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

      (f) To the Knowledge of the Company, there is no asbestos or asbestos-containing material at its Real Property that is friable, readily crumbled, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable Laws.

      (g) To the Knowledge of the Company, there are no aboveground or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its Real Property.

      4.11  COMPLIANCE WITH LAWS.

      (a) The Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as to Environmental Laws (covered in Section 4.10 above) the Company: (i) is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business (including without limitation the USA PATRIOT Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other federal, state or foreign lending, consumer credit or consumer privacy laws) or any applicable privacy policies or any Contract or generally accepted banking standard relating to privacy, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company, and (ii) has not received any notification or communication from any Governmental Authority or any Regulatory Authority (A) asserting that any of the Company is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (C) requiring the Company
(1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Company, threatened actions against any director or officer of the Company pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. ss.ss. 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. ss.ss. 78u(d) or 78u-3. The Company has not received any communication from counsel relating to any Material failure to comply with the Securities Laws.

      4.12 LABOR RELATIONS. The Company is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is it a party to or bound by any collective bargaining Contract or other agreement or understanding with a labor union or labor organization, nor is any strike or other labor dispute involving the Company pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is not currently any activity involving any of the Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      4.13  EMPLOYEE BENEFIT PLANS.

      (a) The Company has made available to the Parent and the Buyer prior to the execution of this Agreement correct and complete copies of the governing documents of all Company Benefits Plans.

      (b) All Company Benefit Plans are in Material compliance with the applicable terms of ERISA, the Code, and any other applicable Laws. There is no Litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan.

      (c) The Company does not have an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each Benefit Plan ever maintained by the Company (including any Benefit Plan that was intended to qualify under Section 401(a) of the Code) is identified in Section 4.13 of the Company's Disclosure Schedule.

      (d) The Company has made available to the Parent and the Buyer prior to the execution of this Agreement correct and complete copies of the following documents for the Company Benefit Plans: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years; and (iv) the most recent summary plan descriptions and any modifications thereto.

      (e) Each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. With respect to each such Company Benefit Plan: (i) each trust created under such Company Benefit Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could be expected to result in revocation of such exemption; and (ii) to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code.

      (f) The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company to a Material Tax imposed under either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor, to the Knowledge of the Company, any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No written representation or recorded communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company that is not in substantial accordance with the written or otherwise preexisting terms and provisions of such plans.

      (g) The Company does not maintain and never has maintained or otherwise had any obligation to contribute to a "Multiemployer Plan," as defined in
Section 3(37) of ERISA, or a multiple employer welfare arrangement (MEWA) as defined in Section 3(40) of ERISA.

      (h) The Company has no obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

      (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company from the Company under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

      (j) To the Knowledge of the Company, each Company Benefit Plan that is a nonqualified deferred compensation plan subject to Code ss. 409A has been operated and administered in good faith compliance with Code ss. 409A from the period beginning January 1, 2005 through the date hereof. To the Knowledge of the Company, the Company has not made any payments or provided any benefits to any "service provider" (within the meaning of Code ss. 409A) subject to additional income tax under Code ss. 409A(a)(1)(B) or any other taxes or penalties imposed under Code ss. 409A, and the Company intends to take such timely action as may be necessary or appropriate to prevent the application of any such taxes to any payments or benefits which may become payable or may be provided in the future to any such "service provider."

      (k) All Company Options have been granted in compliance in all material respects with applicable Law and the terms of the Company stock incentive plan and have (or, with respect to Company Options which have been exercised as of the date of this Agreement, had) a per share exercise price that is (or, with respect to Company Options which have been exercised as of the date of this Agreement, was) at least equal to the fair market value of a share of the underlying stock as of the date the Company Option was granted (determined in accordance with applicable Law, including, to the extent applicable, Code
Section 409A).

      4.14 MATERIAL CONTRACTS. The Company is not a party to, and is not bound or affected by, or entitled to benefits under, (a) any employment, severance, termination, consulting, or retirement Contract other than those between the Company and John W. Bullard and Wayne O. Farrah, (b) any Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligation (other than Contracts made in the ordinary course of business relating to deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Reserve or Federal Home Loan Bank advances, trade payables, and borrowings and guarantees), or (c) any other Contract or amendment thereto required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the FDIC that, as of the date of this Agreement, has not been filed with or incorporated by reference as an exhibit to a Company Filing and identified to the Parent (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "Company Contracts"). With respect to each Company Contract: (i) the Contract is in full force and effect;
(ii) the Company is not in Default thereunder; (iii) the Company has not repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. All of the indebtedness of the Company for money borrowed (not including deposit Liabilities and Federal Home Loan Bank advances) is prepayable at any time without penalty or premium.

      4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental

Authorities, or arbitrators outstanding against any of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company is a party that names the Company as a defendant, counterclaim defendant, or cross-claim defendant in which the maximum exposure is reasonably estimated to be $25,000 or more.

      4.16 REPORTS. (a) Since the date of its organization, the Company has timely filed all Material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities; and (b) as of their respective dates, all such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws in all Material respects.

      4.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, the Company has neither taken nor agreed to take any action that could
(a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement.

      4.18 ORGANIZATIONAL DOCUMENTS. Complete and accurate copies of the articles of incorporation and bylaws of the Company have been made available to the Parent. Entering into this Agreement and consummating the Merger and the other transactions contemplated by this Agreement do not and will not grant any Rights to any Person under the Company's articles of incorporation, bylaws or Contracts.

      4.19 STOCK RECORDS. The stock books of the Company are complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

      4.20 INVESTMENT COMPANY. The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

      4.21  LOANS; ALLOWANCE FOR LOAN LOSSES

      (a) All of the loans, leases, installment sales contracts and other credit transactions on the books of the Company are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor the Company's procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the Truth in Lending Act, Regulations O and Z of the Federal Reserve Board, the Equal Credit Opportunity Act, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

      (b) The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the balance sheets included in the Company Financial Statements are adequate in the reasonable opinion of the Company's management as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, the methodology employed to calculate such allowances was in accordance with GAAP as of the respective dates of calculation.

      4.22  REPURCHASE AGREEMENTS; DERIVATIVES

      (a) With respect to all agreements currently outstanding pursuant to which the Company has purchased securities subject to an agreement to resell, the Company has a valid, perfected first Lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which the Company has sold securities subject to an agreement to repurchase, the Company has not pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby.

      (b) All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or its customers, were entered into
(i) in accordance with prudent business practices and in Material compliance with all applicable Laws, and (ii) with counterparties believed to be financially responsible. The Company is not a party to and has not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection arrangement that is not included on its balance sheets in the Company Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy. The Company has not pledged collateral having a value at the time of entering into a pledge in connection with any such arrangement that Materially exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.

      4.23 DEPOSIT ACCOUNTS. The deposit accounts of the Company are insured by the FDIC to the maximum extent permitted by federal law, and the Company has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC and is in Material compliance with all other Law applicable to the deposit accounts of the Company.

      4.24 RELATED PARTY TRANSACTIONS. The Company has disclosed in the Company Filings all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which the Company is a party with any director, executive officer or five percent (5%) shareholder of the Company, any present or former spouse or family member of any the foregoing, or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing, in each case to the extent required to be so disclosed. All such transactions, investments and loans were negotiated at arm's length and are on terms and conditions that are substantially the same as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features.

      4.25 COMMISSIONS. Except for its arrangements with Howe, Barnes Hoefer & Arnette, Inc., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company or any of the Company's shareholders.

      4.26 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, Rich Scot Investments, LLC, and, except as set forth in Section
4.26 of the Company's Disclosure Schedule, each Company director and executive officer has executed and delivered to the Parent a Voting Agreement substantially in the form of EXHIBIT C (each, a "Voting Agreement").

      4.27 INTELLECTUAL PROPERTY. The Company owns or has a license to use all Intellectual Property used by Company in its business. The Company owns or has a license to any Intellectual Property sold or licensed to a third party by the Company in connection with the Company's business operations, and the Company has the right to convey by sale or license any Intellectual Property so conveyed. The Company has not received notice of breach or default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of the Company with respect to Intellectual Property used, sold or licensed by the Company in its business, nor has any Person claimed or alleged any rights to such Intellectual Property. The conduct of the Company's business does not infringe any Intellectual Property of any other Person. The Company is not obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

      4.28 TECHNOLOGY SYSTEMS. Since January 1, 2005, the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and related Intellectual Property (collectively, the "Technology Systems") that are used by the Company have not suffered unplanned disruption causing a Material Adverse Effect with respect to the Company. Except for ongoing obligations under agreements with providers of the Technology Systems, the Company's use of the Technology Systems is free from any Liens. Access to business critical parts of the Technology Systems is not shared with any third party.

      4.29 BANK SECRECY ACT COMPLIANCE; USA PATRIOT ACT. The Company is in compliance in all Material respects with the provisions of the USA PATRIOT Act and the Bank Secrecy Act of 1970, and all regulations promulgated thereunder, including those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. The Company has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. ss.21.21.

      4.30 OFAC. The Company is not, nor would it reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and to the Knowledge of the Company it is not engaging and has not engaged in any dealings or transactions with, and it is not and has not been otherwise associated with, such persons or entities.

      4.31 NONCOMPETES. No director or executive officer of the Company is, and, to the Knowledge of the Company, no other officer or employee of the Company is, a party to any Contract that restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including the Company.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER

      Except as set forth on the Parent's and Buyer's Disclosure Schedule (the "Parent's and Buyer's Disclosure Schedule"), each of the Parent and the Buyer represents and warrants to the Company that the statements contained in this
ARTICLE V are correct as of the date of this Agreement.

      5.1   ORGANIZATION, STANDING AND POWER.

      (a) The Parent is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company. The Buyer is a North Carolina banking corporation and an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and, subject to dollar limits under such Act, all deposits with the Buyer are fully insured by the FDIC to the extent permitted by Law.

      (b) Each of the Parent and the Buyer is either a business corporation or a banking corporation duly organized, validly existing and in good standing under North Carolina Law, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Parent and the Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Parent. The Parent has no Affiliates that are not Subsidiaries, directors or officers of the Parent.

      5.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, each of the Parent and the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of the Parent and the Buyer. This Agreement represents a legal, valid, and binding obligation of each of the Parent and the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Parent and the Buyer, there is no fact or condition relating to the Parent or any of its Subsidiaries that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

      (b) Neither the execution and delivery of this Agreement by the Parent or the Buyer, nor the consummation by the Parent or the Buyer of the transactions contemplated hereby, nor compliance by the Parent or the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of such Person's articles of incorporation or bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of such Person under, any Contract or Permit of such Person, except as could not reasonably be expected to have a Material Adverse Effect on such Person, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1, violate any Law or Order applicable to such Person or any of its Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and Law administered by banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Parent or the Buyer of the Merger and the other transactions contemplated in this Agreement.

      5.3   PARENT'S STOCK.

      (a) The authorized capital stock of the Parent consists of Ten Million (10,000,000) shares of common stock, One Dollar ($1.00) par value per share, of which 6,185,607 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Parent outstanding. There are outstanding options to purchase 167,316 shares of the Parent's Stock outstanding as of the date of this Agreement, and except for such options there are no options, Rights or Contracts requiring the Parent to issue additional shares of the Parent's Stock. There are 419,271 shares of the Parent's Stock reserved with respect to such options. All of the issued and outstanding shares of the Buyer's capital stock are owned by the Parent.

      (b) All of the issued and outstanding shares of capital stock of the Parent and each of its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable, except, in the case of the Buyer, to the extent otherwise required by North Carolina General Statutes Section 53-42 and none are subject to preemptive rights. Shares of the Parent's Stock to be issued in connection with the Merger have been duly authorized and, when so issued, will be fully paid and nonassessable, and will not be subject to preemptive rights. None of the outstanding shares of capital stock of the Parent or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of the Parent or any of its Subsidiaries.

      5.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS.

      (a) The Parent has on a timely basis filed all forms, reports, and documents required to be filed by the Parent with the SEC since December 31, 2005 (collectively, the "Parent SEC Reports", provided that the Parent SEC Reports shall not include Forms 3, Forms 4, or any other filings and reports required to be made by shareholders, officers, or directors of the Parent under the Exchange Act). The Parent SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. The Parent SEC Reports (i) complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Law at the time filed, and (ii) did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

      (b) Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented the consolidated financial position of the Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      (c) The Chief Executive Officer and the Chief Financial Officer of the Parent have signed, and the Parent has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Parent nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

      5.5 REGISTRATION STATEMENT; PROXY STATEMENT. Subject to the Company's compliance with the covenants contained in Section 6.1(j), the information supplied by the Parent and the Buyer for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Parent and the Buyer for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Parent or the Buyer or any of their Affiliates, officers or directors should be discovered by the Parent or the Buyer that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent and the Buyer will promptly inform the Company. The Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws. Notwithstanding the foregoing, neither the Parent nor the Borrower makes any representation or warranty with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      5.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of this Agreement, the Parent, the Buyer and their Subsidiaries have no Liabilities, except (a) Liabilities that are accrued or reserved against in the consolidated balance sheet of the Parent as of September 30, 2007, included in the Parent Financial Statements or reflected in the notes thereto; (b) increases in deposit accounts in the ordinary course of business since September 30, 2007, or (c) unfunded commitments to make, issue or extend loans, lines of credit, letters of credit or other extensions of credit which do not exceed $2,500,000 in the case of any one commitment. The Parent, the Buyer and their Subsidiaries have not incurred or paid any Liability since September 30, 2007, except for (a) Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Parent. To the Knowledge of the Parent and the Buyer, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Parent or the Buyer, except as could not reasonably be expected to have a Material Adverse Effect on the Parent. No securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) have been effected by the Parent or its Subsidiaries other than letters of credit and unfunded loan commitments or credit lines.

      5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2007 and as of the date of this Agreement, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Parent, (b) the Parent and the Buyer have conducted in all Material respects their businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby), (c) the Parent has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of the Parent's Stock, except in the ordinary course consistent with past practice, and (d) the Parent and the Buyer have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Parent and the Buyer provided in ARTICLE VI.

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

      5.8   TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of the Parent and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2006, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no pending or, to the Knowledge of the Parent and the Buyer, threatened, audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Parent, except to the extent reserved against in the Parent SEC Reports dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) Adequate provision for any Material Taxes due or to become due for the Parent or any of its Subsidiaries for the period or periods through and including the date of the respective Parent SEC Reports has been made and is reflected on such Parent SEC Reports.

      5.9   COMPLIANCE WITH LAWS.

      (a) Each of the Parent and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Parent, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Parent. Except as to Environmental Laws, neither the Parent nor any of its Subsidiaries: (i) is in violation of any Laws, Orders, or Permits applicable to their businesses or employees conducting their businesses (including without limitation the USA PATRIOT Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, and any other federal or state lending, consumer credit or consumer privacy law), except for violations that could not reasonably be expected to have a Material Adverse Effect on the Parent, or (ii) has received any notification or communication from any Governmental Authority or any Regulatory Authority (A) asserting that any of the Parent or its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Parent, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Parent, or (C) requiring the Parent or the Buyer (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      (b) There are no pending or, to the Knowledge of the Parent and the Buyer, threatened actions against any director or officer of the Parent pursuant to
Section 8A or 20(b) of the Securities Act, 15 U.S.C. ss.ss. 77h-1 or 77t(b), or
Section 21(d) or 21C of the Exchange Act, 15 U.S.C. ss.ss. 78u(d) or 78u-3.

      5.10 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Parent and the Buyer, threatened against the Parent or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Parent, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against the Parent or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Parent.

      5.11 REPORTS. Except as could not reasonably be expected to have a Material Adverse Effect on the Parent: (a) since December 31, 2003, the Parent and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authorities; (b) as of their respective dates, all such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws in all Material respects.

      5.12 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Parent and the Buyer, neither the Parent nor any of its Subsidiaries has taken or agreed to take any action that could (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement. Assuming payment of the Maximum Total Cash Merger Consideration as of the date of this Agreement, the Parent and the Buyer have a sufficient amount of cash available to them in order to consummate the Merger, and consummation of the Merger will not cause either the Buyer or the Parent to fail to be classified as "well capitalized" under the regulatory capital guidelines of their respective Regulatory Authorities.

      5.13 ORGANIZATIONAL DOCUMENTS. Neither the Parent's articles of incorporation nor its bylaws contain any provisions that would (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 8.1 of this Agreement.

      5.14 INVESTMENT COMPANY. Neither the Parent nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended.

      5.15 DEPOSIT ACCOUNTS. The deposit accounts of the Buyer are insured by the FDIC to the maximum extent permitted by federal law.

      5.16 COMMISSIONS. Except for its arrangements with Equity Research Services, Inc., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Parent, any of its Subsidiaries or any of the Parent's shareholders.

      5.17 OFAC. Neither the Parent nor the Buyer is, nor would either reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and to the Knowledge of the Parent and the Buyer neither is engaging or has engaged in any dealings or transactions with, and neither is or has been otherwise associated with, such persons or entities.

                                   ARTICLE VI

                                    COVENANTS

      6.1   COVENANTS OF THE COMPANY.

      (a) Ordinary Conduct of Business. Except as otherwise expressly permitted or contemplated by this Agreement, the Company will, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement the Company will not do any of the following without the prior written consent of the Parent, which consent will not be withheld unreasonably:

            (i) amend its articles of incorporation or bylaws;

            (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of Company Options described in Section 4.3), or amend any of the terms of any Company Shares;

            (iii) (A) split, combine or reclassify any Company Shares, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Shares, or (C) redeem or otherwise acquire any Company Shares;

            (iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice, (D) make any loan to finance or refinance the purchase of a single-family, owner-occupied residence located within Moore County, North Carolina, in excess of $400,000, or make any other loan in excess of $250,000, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens created or existing in the ordinary course of business consistent with past practice;

            (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

            (vi) grant to any director, officer or employee (A) any options to purchase Company Shares or (B) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or the Parent after the Closing;

            (vii) enter into or amend any employment Contract (including any termination agreement), except for any automatic renewals contained in currently existing Contracts and increases in compensation payable under employment Contracts in the ordinary course of business consistent with past practice;

            (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

            (ix) make any Material change in its accounting or tax policies or procedures, except as required by applicable Law or to comply with GAAP, or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP, applicable Law or any Regulatory Authority;

            (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause
      (iv)(C) of this Section 6.1(a)) other than (in the case of cancellation) any Contract which may be cancelled without penalty and (in all cases) in the ordinary course of business consistent with past practices; or (B) with the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $25,000, or without the prior written approval of John W. Bullard, authorize or make any capital expenditure that is in excess of $10,000, or enter into or amend any Contract with respect to any of the foregoing;

            (xi) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) not reflected or reserved against in or contemplated by the Company Financial Statements;

            (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

            (xiii) merge, combine or consolidate with another Person;

            (xiv) create or acquire any Subsidiary; or

            (xv) agree, whether in writing or otherwise, to do any of the foregoing.

      (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

      (c)   No Solicitation.

            (i) The Company shall not, and shall not permit any of its officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to, directly or indirectly, (A) take any action to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, the Company, other than pursuant to the transactions contemplated by this Agreement (each such offer or proposal, an "Acquisition Proposal"), or (B) participate in any discussions or negotiations with or encourage any effort or attempt by any Person (other than the Parent, the Buyer and their respective representatives) or take any other action to facilitate an Acquisition Proposal, or (C) enter into any Contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby by the shareholders of the Company; provided, however, that the Company may, to the extent required by the fiduciary obligations of the Company's Board of Directors, as determined in good faith by it based on the advice of outside counsel, in response to any such Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this
      Section 6.1(c), and subject to compliance with Section 6.1(c)(iii), (x) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement not less restrictive of the other party than the confidentiality agreement among the Parent, the Buyer and the Company dated August 30, 2007, as the same may be amended from time to time (the "Confidentiality Agreement"), and (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any director, investment banker, attorney or other advisor or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
      Section 6.1(c) by the Company.

            (ii) Neither the Company's Board of Directors nor any committee thereof shall (A) withdraw or modify, in a manner adverse to the Parent or the Buyer, the approval or recommendation by the Company's Board of Directors or any such committee of this Agreement or the Merger, (B) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (C) approve or recommend any Acquisition Proposal; provided, however, that the Company's Board of Directors may take any action specified in (A), (B) or
      (C) in the event that (x) the Company's Board of Directors determines in good faith, after it has received a Superior Proposal and after it has received advice from outside counsel that the failure to do so would result in a reasonable possibility that the Company's Board of Directors would breach its fiduciary duty under applicable law, (y) the Company has notified the Parent and the Buyer in writing of the determination set forth in clause (x) above, and (z) at least five (5) Business Days following receipt by the Parent and the Buyer of the notice referred to in clause (y) such Superior Proposal remains a Superior Proposal and the Company's Board of Directors has again made the determination in clause
      (x) above; and further provided that neither the Company, its Board of Directors, nor any committee thereof shall take any action specified in clause (A), (B) or (C) of this Section 6.1(c)(ii) without first terminating this Agreement pursuant to Section 9.1(g).

            (iii) The Company agrees that, as of the date hereof, it and its directors, officers, employees, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Person (other than the Parent, the

      Buyer and their respective representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to advise the Parent, promptly orally and in writing of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company or its Affiliates, directors, officers, employees, agents or representatives from a Person (other than the Parent, the Buyer and their respective representatives) with respect to an Acquisition Proposal or that reasonably could be expected to lead to any Acquisition Proposal, and the identity of the Person making such Acquisition Proposal or inquiry. The Company shall keep the Parent reasonably informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

            (iv) Notwithstanding any provision of this Agreement to the contrary, the Company and its Board of Directors may comply with applicable Securities Laws, including Exchange Act Rules 14d-9 and Rule 14e-2, with regard to an Acquisition Proposal, provided that the Company's Board of Directors shall not withdraw or modify in a manner adverse to the Parent and the Buyer its recommendation except as set forth in Section 6.1(c)(ii).

            (v) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party.

      (d) Shareholder Approval.

            (i) The Company agrees to cause a special meeting of shareholders of the Company (the "Shareholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by holders of Company Shares on the approval of the Merger. In connection with the call and conduct of, and all other matters relating to, the Shareholder Meeting (including the solicitation of appointments of proxies), the Company will comply in all Material respects with all provisions of applicable Law and with its articles of incorporation and bylaws.

            (ii) The Company will solicit appointments of proxies from its shareholders for use at the Shareholder Meeting and, in connection with that solicitation, it will distribute the Proxy Statement and other proxy solicitation materials. The Company will mail the Proxy Statement and other proxy solicitation materials to holders of Company Shares as of a date mutually agreed upon by the Company, the Parent and the Buyer; provided, however, that no such materials shall be mailed unless and until the Proxy Statement has been filed with the FDIC, the review period under applicable Law has expired, and the Company has satisfactorily resolved any comments of the FDIC on the Proxy solicitation.

            (iii) Except in the circumstances described in Section 6.1(c), and provided that the Parent and the Buyer are then in compliance with their obligations under this Agreement, the Company covenants that its directors, individually and collectively as the Company's Board of Directors, will recommend to holders of Company Shares that they vote their Company Shares at the Shareholder Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that the Company's Board of Directors considers the Merger to be advisable and in the best interests of the Company and holders of Company Shares.

      (e) Voting Agreements. The Company shall use its best efforts to cause each shareholder and director of the Company listed on Section 6.1(e) of the Company's Disclosure Schedule to execute and deliver a Voting Agreement to the Parent as soon as reasonably practicable after the date of this Agreement.

      (f) Expenses Prior to Effective Time. The Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company prior to the Effective Time of the Merger.

      (g) Affiliates. Prior to the mailing date of the Proxy Statement, the Company shall cause to be prepared and delivered to the Parent and the Buyer a list (reasonably satisfactory to counsel for the Parent) identifying each Person who, at the time of the Shareholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Rule 145 Affiliates"). If required by Law in order to avoid presumptive underwriter status pursuant to Rule 145, the Company shall use reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to the Parent as soon as possible, and not later than the mailing date for the Proxy Statement, a written letter agreement, substantially in the form of EXHIBIT D hereto.

      (h) Accruals for Loan Loss Reserve, Expenses and Other Accounting Matters. The Company will make such appropriate accounting entries in its books and records, and take such other actions as the Parent and the Buyer deem to be required by GAAP or otherwise necessary, appropriate or desirable in anticipation of the Merger, including without limitation additional provisions to the Company's loan loss reserves or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by the Company, the Parent and the Buyer, the Company shall not be required to make any such accounting entries until immediately prior to the Closing; and provided, further, that any such entry made as a result of such a request shall not itself constitute a breach by the Company of any representation, warranty or covenant made by or required of it in this Agreement.

      (i) Loan Charge-Offs. The Company will make such appropriate accounting entries in its books and records and take such other actions as the Parent and the Buyer deem to be necessary, appropriate or desirable to charge off any loans on its books, or any portions thereof, that the Parent and the Buyer consider to be losses or otherwise believe, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by the Buyer after the Effective Time in accordance with its loan administration and charge-off policies and procedures; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by the Company, the Parent and the Buyer, the Company shall not be required to make any such accounting entries or take any such actions until immediately prior to the Closing; and provided, further, that any such entry made as a result of such a request shall not itself constitute a breach by the Company of any representation, warranty or covenant made by or required of it in this Agreement.

      (j) Registration Statement; Proxy Statement.
            (i) The Company will supply, as promptly as reasonably practicable upon the Parent's request, information for inclusion in the registration statement covering the shares of the Parent's Stock to be issued pursuant to this Agreement (including any amendments or supplements thereto, the "Registration Statement") and in the proxy statement to be sent to the shareholders of the Company to consider the Merger (as amended or supplemented, the "Proxy Statement") at the Shareholder Meeting which shall not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ii) If at any time prior to the Effective Time any event relating to the Company or any of its executive officers or directors is discovered by the Company that is set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform the Parent and the Buyer of same.

            (iii) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent, the Buyer and their respective Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      (k) Sarbanes-Oxley Compliance. On or prior to the Closing Date, (i) the Company's management shall complete its assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of Sarbanes-Oxley for the year ended December 31, 2007, regardless of whether the Company is or will be subject to such requirements; (ii) the Company shall establish and maintain effective disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15 under the Exchange
Act) and internal control over financial reporting (regardless of whether the Company is subject to Rule 13a-15 or 15d-15), including remediating any material weaknesses or significant deficiencies in such controls, and (iii) such controls and procedures shall be effective to ensure that all material information (as such term has been interpreted pursuant to the Securities Laws) concerning the Company is (and to the extent that the Company is not subject to such requirements, would be) made known on a timely basis to the individuals responsible for the preparation of the Company's filings with Regulatory Authorities and other public disclosure documents. Prior to the Closing Date, the Company shall deliver to the Parent (i) the disclosure specified in Items 307 and 308 of SEC Regulation S-K (other than the disclosure specified in Item 308(b)) as if the Company were subject to such items (including all appropriate documentation supporting such disclosure) and (ii) copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal control over financial reporting.

      (l) Loan Renewals. The Company shall not extend, renew, or refinance the loans set forth on Section 6.1(l) of the Company's Disclosure Schedule, or agree to do so, except on commercially reasonable terms reasonably acceptable to the Parent, including without limitation as to interest rate, real property security, and perfection of security interests.

      (m) Tax Elections. After the date of this Agreement, the Company shall not make any Material election with respect to Taxes without the prior written consent of the Parent (not to be unreasonably withheld).

      6.2   COVENANTS OF THE PARENT AND THE BUYER.

      (a) Reservation of Shares of the Parent's Stock. The Parent shall reserve for issuance a sufficient number of shares of the Parent's Stock to cover the issuances of such stock required hereby.


      (b)   Directors.

            (i) As soon as reasonably practicable after the later of (A) the Effective Time or (B) the first annual meeting of the Parent's shareholders following the date of this Agreement, the Parent and the Buyer shall cause John W. Bullard to be elected or appointed to the Boards of Directors of the Parent and the Buyer, conditional upon John W. Bullard's consent thereto and upon obtaining any necessary regulatory approvals. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, John W. Bullard shall be subject to the same nomination and election procedures as the other directors on the Parent's and the Buyer's Boards of Directors.

            (ii) As soon as reasonably practicable after the Effective Time, the Buyer shall create an advisory board for Richmond County and Moore County market (the "Advisory Board"), appoint John S. Stevenson, M.D., as Chairman of the Advisory Board and offer to each other director of the Company serving at the Effective Time a seat on the Advisory Board. Former directors of the Company shall be compensated for service on the Advisory Board (including in the capacity of Chairman) at the rate of $225 per month until the second (2nd) anniversary of the Effective Time, at which time compensation for further service on the Advisory Board shall be determined by the Parent.

      (c) Employees and Benefits.

            (i) Except as may be provided in the Farrah Employment Agreement and any employment agreement between Shane R. English and the Company, any and all of the Company's employees will be employed by the Buyer if it so desires on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such employee to obligate the Parent, the Buyer or any Affiliate thereof to employ any such person for any specific period of time after the Effective Time or in any specific position, or to restrict the Buyer's right to terminate the employment of any such employee at any time and for any reason satisfactory to it. Any Company employees not hired by the Buyer shall, however, be entitled to apply for any open position with the Buyer.

            (ii) The Buyer may amend or otherwise modify its Benefit Plans in accordance with the terms thereof at any time before or after the Effective Time with a view to adopting any aspect of the Company's Benefit Plans deemed to be in the Buyer's best interest. Any Company employees hired by the Buyer will be eligible for benefits consistent with those of existing employees of the Buyer, with credit for past service with the Company for purposes of participation, eligibility and vesting (including with respect to accrual of vacation and sick leave, but not including the calculation of any other benefit accrual);

       provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's medical plans as of the Effective Time or any waiting period relating to coverage under the Buyer's medical plans. Any such Company employees shall be subject to the applicable terms of such Benefit Plans, including payment of deductibles, provided that there shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

            (iii) Each employee of the Company hired by the Buyer shall receive from the Buyer, as of the Effective Time, credit for vacation and sick leave, each in the amount that an employee of the Buyer (having the same length of service with the Buyer as the hired employee has with the Company) would have accrued in the current benefit year through the Effective Time, less the amount of vacation and sick leave, respectively, used by the hired employee in such period. Each employee of the Company who is not hired by the Buyer shall be paid by the Buyer for all accrued but unused vacation as of the date of termination of employment in a lump sum at the end of the Company's first full pay period commencing after the Effective Time.

            (iv) Each employee of the Company at the Effective Time who does not become an employee of the Buyer, or who becomes an employee of the Buyer and is terminated within twelve (12) months after the Effective Time, for any reason other than Cause, death or disability, shall receive severance pay from the Buyer equal to twelve (12) weeks' pay (less applicable taxes and withholdings) at his or her current salary, payable in a lump sum within thirty (30) days following the date of termination of the employee's employment.

            (v) At or prior to the Effective Time, the current employment agreements between the Company and John W. Bullard and Wayne O. Farrah shall be terminated by the Company without Cause (as defined in such employment agreements). The Parent or the Buyer shall (A) pay to John W. Bullard an amount equal to the amount payable as severance pursuant to Paragraph 8 of his current employment agreement, such amount to be paid in 36 equal monthly installments on the last Business Day of each calendar month, commencing with the first full calendar month following the Closing Date, (B) make a lump sum payment to Wayne O. Farrah in the amount of $72,900, representing one-half of the amount payable pursuant to Section 8 of his existing employment agreement upon a change in control and (C) enter into the Farrah Employment Agreement and the Bullard Consulting Agreement.

            (vi) If Shane R. English so elects, the Buyer shall use commercially reasonable efforts to enter into an employment agreement with Mr. English on terms mutually agreeable to the Buyer and Mr. English.

            (vii) Notwithstanding anything in this Agreement to the contrary,
       (i) no provision of this Agreement (A) shall constitute or be interpreted to constitute a Benefit Plan or other arrangement, or a provision of, amendment of, or commit to amend any Benefit Plan or other arrangement, or (B) shall otherwise provide any employee or other service provider any rights or entitlements under this Agreement, including, without limitation, in respect of any Benefit Plan, and (ii) no employee, service provider or other third party shall be entitled to claim any right, entitlement or other benefit under or in relation to this Agreement.

      (d) Directors' and Officers' Insurance and Indemnification. The Parent shall obtain and maintain, or cause the Buyer to obtain and maintain, in effect for six (6) years from the Closing Date, the current directors' and officers' liability insurance policies maintained by the Company, or substitute policies providing not Materially less coverage than the current policies, with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities who are covered by the director's and officers' liability policy maintained by the Company and in existence on the date hereof (including all existing directors and officers of the Company).

      (e) Consents. The Parent and the Buyer will exercise their best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to their respective Contracts such that such Contracts shall survive the Merger and not be breached thereby.

      (f) Shareholder Approval. Subject to satisfaction of all other conditions to consummation of the Merger, the Parent, as sole shareholder of the Buyer, will take all necessary action to approve the Merger.

      (g) Registration Statement; Proxy Statement.

            (i) The Parent and the Buyer will supply information for inclusion in the Registration Statement and the Proxy Statement which shall not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ii) If at any time prior to the Effective Time any event relating to the Parent, its Subsidiaries, or any of their respective executive officers or directors is discovered by the Parent or the Buyer that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent or the Buyer will promptly inform the Company of same and will, in consultation with the Company, promptly take action reasonably necessary to amend and correct the Registration Statement and the Proxy Statement to the Company's reasonable satisfaction.

            (iii) The Registration Statement and the Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder.

            (iv) Notwithstanding the foregoing, the Parent and the Buyer make no representations or warranties with respect to any information supplied by the Company that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement.

      (h) The Parent and the Buyer will make all necessary arrangements to prepare the Company's final federal and state income tax returns for the year in which the Closing occurs.

      (i) The Parent will not cause or permit the articles of incorporation and bylaws of the Parent or the Buyer to be amended in a manner that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code or that would prevent the consummation of such transactions.

      6.3   COVENANTS OF ALL PARTIES TO THE AGREEMENT.

      (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

      (b) Notification. Each of the parties hereto agrees to notify promptly the other parties hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

      (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, the Parent or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1 from the Regulatory Authorities, or
(ii) Materially and adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

      (d) Maintenance of Corporate Existence. Each of the parties hereto shall maintain in full force and effect their respective corporate or legal existences.

      (e) Applications and Reports. The Parent and the Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate reasonably in the preparation and, where appropriate, filing, of all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

      (f) Registration Statement and Proxy Statement. As promptly as reasonably practicable after the execution of the Agreement and after the furnishing by the Company of all information required to be contained therein, the Parent and the Buyer shall (i) file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Proxy Statement, and (ii) take all actions, if any, required by applicable state securities or "blue sky" laws (A) to cause the Parent's Stock to be, at the time of issuance thereof, duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied, and (B) to obtain any and all other approvals or consents to the issuance of the Parent's Stock that are required under applicable state law. The Parent, the Buyer and the Company shall each use their reasonable best efforts to cause the Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Parent, the Buyer and the Company shall each use their reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. The Company shall cause the definitive Proxy Statement to be mailed to its shareholders as soon as practicable following the date on which the Proxy Statement is cleared by the FDIC and the Registration Statement is declared effective; provided, however, that all mailings to the Company's shareholders in connection with the Merger, including without limitation the Proxy Statement, shall be subject to the prior review, comment and written approval of the Parent and the Buyer, not to be unreasonably withheld or delayed.

      (g) To the extent that Rule 145 under the Securities Act applies, the Parent will give stop transfer instructions to its transfer agent with respect to any Parent Stock issued to Company Rule 145 Affiliates in connection with the Merger, and there will be placed on the certificates representing such Parent Stock, or any substitution therefor, a legend stating in substance:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

      (h) Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within thirty (30) days after all conditions to the Closing have been satisfied.

                                   ARTICLE VII

                      DISCLOSURE OF ADDITIONAL INFORMATION

 7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the Parent, the Buyer and
                               the Company shall:
      (a) give the others and their authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

      (b) furnish the others with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as they may reasonably request.

      7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall give the Parent, the Buyer and their authorized representatives reasonable access to all of the Company's Real Property for the purpose of inspecting such property.

      7.3 ENVIRONMENTAL SURVEY. At its option, the Parent may cause to be conducted Phase I environmental assessments of the Real Property of the Company, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Parent shall deem necessary or desirable (collectively, the "Environmental Survey"). The Parent shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the breach of any representation or warranty contained herein, the costs of the Environmental Survey shall be paid by the Parent.

      7.4   ANNOUNCEMENTS; CONFIDENTIAL INFORMATION.

      (a) The Company, the Parent and the Buyer each agree that no Persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be withheld or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein.

      (b) For purposes of this Section 7.4, "Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available, in connection with this Agreement, to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisors, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party otherwise obtains from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisors, consultants, representatives and agents, and shall be deemed to include, without limitation,
(i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, shareholders, employees, officers, and directors, and (iv) all information relative to customers and former or prospective customers.

      (c) Prior to the Effective Time, all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party. Without the Informing Party's express written consent, the Receiving Party shall not remove any Confidential Information of the Informing Party in written or other recorded form from the Informing Party's premises.

      (d) Prior to the Effective Time, all Confidential Information of an Informing Party is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any person or entity not a party to this Confidentiality Agreement, unless the Receiving Party:

            (i) can demonstrate that the same information as the Confidential Information to be disclosed already was in its possession prior to such Confidential Information being obtained;

            (ii) can demonstrate that the same information as the Confidential Information to be disclosed is already publicly available or, at that time, has become publicly available through no fault of, or violation of this Section 7.4 by, the Receiving Party or any other person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

            (iii) demonstrates that the same information as the Confidential Information to be disclosed was developed independently by or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party.

      (e) Prior to the Effective Time, the Receiving Party (i) may disclose Confidential Information of the Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisors and consultants who are directly involved in discussions of a potential transaction, only on a need to know basis and only if such persons or entities agree for the benefit of the other party to be bound by the restrictions and obligations of this Section 7.4; and (ii) will enforce its obligations under this Section 7.4 against all persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such persons or entities in violation of such restrictions and obligations.

      (f) Upon termination of this Agreement the Receiving Party will deliver or cause to be delivered to the Informing Party all written Confidential Information of the Informing Party in the possession of the Receiving Party, or provide an officer's affidavit as to the destruction of all copies of such Confidential Information.

      (g) Prior to the Effective Time, the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

      (h) Notwithstanding anything contained in this Section 7.4 to the contrary, neither the Company nor the Parent and the Buyer shall be required to obtain the prior consent of the other party for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, except where such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form of content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

      (i) As of the date of this Agreement, the Confidentiality Agreement is amended by being superseded in its entirety and replaced by the provisions of this Section 7.4.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

      8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:

      (a) Adverse Proceedings. None of the Company, the Parent, the Buyer, or any shareholder of any of the foregoing shall be subject to any Order that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such Order or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such Order to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

      (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. Without limiting the generality of the foregoing, the Consent of each of (i) the Board of Governors of the Federal Reserve System pursuant to the Bank Merger Act of 1966, 12.U.S.C. ss.1828(c)(2)(B), and (ii) the North Carolina Banking Commission shall have been obtained and shall be in full force and effect. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Parent or the Company hereto would so Materially and adversely affect the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

      (c) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain any such Consents could not, individually or in the aggregate result in a Material Adverse Effect on such Person.

      (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Parent's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Parent and the Buyer, threatened by the SEC, and the Parent's Stock shall be, at the time of the issuance thereof, duly qualified or registered, or determined to be exempt from qualification or registration, under applicable state securities or "blue sky" laws.

      (e) Approval. The Company's shareholders shall have approved this Agreement and the transactions contemplated hereby (including without limitation, the Merger) in accordance with applicable Law.

      8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the parties pursuant to Section 10.4 of this Agreement:

      (a) For the purpose of this Section 8.2 only, all representations and warranties of the Parent and the Buyer contained in this Agreement and the Parent's and Buyer's Disclosure Schedule shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that are made as of a specific date and except for inaccuracies of representations and warranties the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded). Each of the Parent and the Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Parent and the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Company shall have received from Howe, Barnes Hoefer & Arnette, Inc., a bringdown of its opinion dated December 10, 2007, to the effect that, as of a date within ten (10) Business Days prior to the mailing of the Proxy Statement to the Company's shareholders, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.

      (d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Parent and the Buyer, dated as of the Closing Date, reasonably satisfactory to the Company in form and substance, concerning matters relating to the Parent and the Buyer.

      (e) The Company shall have received an opinion of Dixon Hughes PLLC, certified public accountants, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion may be conditioned on the receipt of representation letters from the Company, the Parent and the Buyer, in each case, in form and substance reasonably satisfactory to Dixon Hughes PLLC. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (f) As of the Closing Date, the Company shall have received the following documents with respect to each of the Parent and (except in the case of clause
(vii)) the Buyer:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the North Carolina Secretary of State as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Chief Executive Officer or Chief Financial Officer (unless both are reasonably available on the Closing Date, in which case from both such officers) certifying that (A) its articles of incorporation have not been amended since the date of the certificate described in subsection (i) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (B) it has complied with the conditions set forth in this
      Section 8.2 as may be reasonably required by the Company, including without limitation a certificate as to the matters set forth in Section 8.2(a);

            (iv) a certificate of its corporate existence issued by the North Carolina Secretary of State;

            (v) true and complete copies of the resolutions of its board of directors and of the Buyer's shareholder authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

            (vi) a certificate from its Chief Executive Officer, Chief Financial Officer, Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement; and

            (vii) a certificate of The Federal Reserve Bank of Richmond with respect to the Parent.

      (g) There shall have been (i) no Material Adverse Effect with respect to the Parent or the Buyer and (ii) no event, occurrence or circumstance that, individually or taken together with any other events, occurrences, or circumstances, has had a Material adverse impact on the ability of the Parent or the Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

      (h) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Parent appropriate instructions and authorization for the Exchange Agent to issue the Maximum Total Stock Merger Consideration, to the extent required by this Agreement, and to the effect that the Exchange Agent has received from the Parent the Maximum Total Cash Merger Consideration and appropriate instructions and authorization to deliver such Merger Consideration, all to the extent required by this Agreement.

      (i) The Buyer shall have executed and delivered (i) the Bullard Consulting Agreement to John W. Bullard and (ii) the Farrah Employment Agreement to Wayne
O. Farrah.

      (j) The Company, acting reasonably, shall be satisfied that the transactions described in Section 2.6(a) will not subject the holders of Company Options to additional income tax under Code ss. 409A.

      8.3 CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of each of the Parent and the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Parent pursuant to Section 10.4 of this
Agreement:

      (a) For the purpose of this Section 8.3 only, all representations and warranties of the Company contained in this Agreement and the Company's Disclosure Schedule shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that are made as of a specific date and except for inaccuracies of representations and warranties the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

      (b) Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

      (c) All documents required to have been executed and delivered by the Company or any third party to the Parent or the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (d) The Parent and the Buyer shall have received an opinion of Ward and Smith, P.A., counsel to the Company, dated as of the Closing Date and addressed to the Parent and the Buyer, reasonably satisfactory to the Parent in form and substance, concerning matters relating to the Company.

      (e) The Parent shall have received a legal opinion from Dixon Hughes PLLC, certified public accountants, dated as of the Closing Date and addressed to the Parent and the Buyer, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion may be conditioned on the receipt of representation letters from the Company, the Parent and the Buyer, in each case, in form and substance reasonably satisfactory to Dixon Hughes PLLC. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (f) The Parent shall have received from Equity Research Services, Inc., a bringdown of its opinion dated December 7, 2007 and addressed to the Parent and the Buyer, to the effect that, as of a date within ten (10) Business Days prior to the mailing of the Proxy Statement to the Company's shareholders, the aggregate Merger Consideration to be paid by the Parent and the Buyer pursuant to this Agreement is fair from a financial point of view to the Parent and the Buyer.

      (g) As of the Closing Date, the Parent and the Buyer shall have received the following documents with respect to the Company:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the North Carolina Secretary of State as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Chief Executive Officer or Chief Financial Officer (unless both are reasonably available on the Closing Date, in which case from both such officers) certifying that (A) its articles of incorporation have not been amended since the date of the certificate described in subsection (i) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (B) the Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Parent and the Buyer, including without limitation a certificate as to the matters set forth in Section 8.3(a);

            (iv) a certificate of its corporate existence issued by the North Carolina Secretary of State as of a recent date;

            (v) true and complete copies of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (vi) a certificate from its Chief Executive Officer, Chief Financial Officer, Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

      (h) The Parent and the Buyer shall have received the written agreements, substantially in the form of EXHIBIT D hereto, from the Company Rule 145 Affiliates described in Section 6.1(g).

      (i) Wayne O. Farrah shall have executed and delivered to the Buyer the Farrah Employment Agreement and John W. Bullard shall have executed and delivered to the Buyer the Bullard Consulting Agreement.

      (j) Each of the Voting Agreements described in Section 4.26 shall have been executed and delivered to the Parent.

      (k) The Company shall have received from Dixon Hughes PLLC, and shall have delivered to the Parent a copy of, a report expressing an unqualified opinion on the Company's statements of income and stockholders' equity and cash flows for the fiscal year of the Company ending December 31, 2007, and on the Company's balance sheet as of December 31, 2007.

      (l) There shall have been (i) no Material Adverse Effect with respect to the Company and (ii) no event, occurrence or circumstance that, individually or taken together with any other events, occurrences, or circumstances, has had a Material adverse impact on the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                                   TERMINATION

      9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a) By mutual written consent of the Company, the Parent and the Buyer;

      (b) By either the Parent and the Buyer, on the one hand, or the Company, on the other hand, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any Order enjoining the Company or its shareholders, on the one hand, or the Buyer, the Parent or its shareholders, on the other hand, from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (c) By the Parent and the Buyer, on the one hand, or the Company, on the other hand, if the conditions to the obligation to effect the transactions contemplated hereby of the party or parties seeking termination shall not have been fulfilled or waived by September 30, 2008, and if the party or parties seeking termination is or are in Material compliance with all obligations under this Agreement;

      (d) By any party hereto, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

      (e) At any time on or prior to the Closing Date, by the Parent and Buyer in writing, if the Company has, or by the Company, if the Parent or the Buyer has, (i) in any Material respect, breached any covenant or agreement contained herein and such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given by the party claiming the breach to the party committing such breach or the Closing Date or
(ii) breached in any respect any representation or warranty contained herein or in such Person's Disclosure Schedule, except for such breaches the circumstances giving rise to which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications by reference to Material Adverse Effect or Materiality contained in such representations and warranties shall be disregarded), and such Material Adverse Effect continues to exist on the earlier of thirty (30) days after the date on which written notice of such breach is given by the party claiming the breach to the party committing such breach or the Closing Date;

      (f) By the Company, if (i) the Board of Directors of the Company shall, after compliance with the provisions of Section 6.1(c), take one of the actions specified in Section 6.1(c)(ii)(A), Section 6.1(c)(ii)(B) or Section 6.1(c)(ii)(C) and (ii) the Company pays the fee due under Section 9.3(a) as a condition precedent to such termination.

      (g) By the Company, in accordance with the following procedures: If on the date ten (10) days prior to the anticipated Closing Date (as mutually agreed by the parties) (the "Determination Date"), the volume weighted average of the daily closing sales price per share of the Parent's Stock as quoted on the OTC Bulletin Board during the twenty (20) consecutive trading days ending three (3) Business Days prior to the Determination Date (the "Determination Date Average Closing Price") is less than $12.6128773, then during the three (3)-day period commencing on the Determination Date the Company's Board of Directors may, upon approval by a vote of a majority of all of its members, give written notice to the Parent and the Buyer that it intends to terminate the Agreement unless the Parent and the Buyer agree that the Exchange Ratio will be $14.5588235 divided by the Determination Date Average Closing Price, rounded to the seventh decimal place. During the three (3)-day period commencing with its receipt of such notice, the Parent and the Buyer may decide whether to so agree and give written notice to the Company of their decision. If the Parent and the Buyer notify the Company that they do so agree, then the Exchange Ratio shall be adjusted as so agreed and no termination shall occur pursuant to this Section 9.1(g). If the Parent and the Buyer fail to notify the Company that they so agree, this Agreement shall terminate unless the Company, within the three (3)-day period commencing after delivery of such notice from the Parent and the Buyer, notifies the Parent and the Buyer that the Company's Board of Directors has determined, by a vote of a majority of all of its members, not to terminate this Agreement.

      9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

      (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section
7.4 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

      (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

      (c) The termination of this Agreement pursuant to this ARTICLE IX shall be the sole and exclusive remedy for any violation or breach of any agreement, covenant, representation or warranty contained in this Agreement, except in the case of intentional misrepresentation, intentional breach of covenant or other agreement, willful misconduct, or fraud, in which case, in addition to any remedies provided in this Agreement, the party afforded a right of termination pursuant to this ARTICLE IX shall also be entitled to seek any remedy to which such party may be entitled at law or in equity.

      9.3   TERMINATION EXPENSES AND FEES.

      (a) If the Company elects to terminate this Agreement pursuant to Section 9.1(f), then the Company shall be obligated to pay the Buyer a termination fee in the amount of $350,000 prior to such termination as a condition precedent thereto.

      (b) If transactions substantially similar to the transactions contemplated in an Acquisition Proposal are consummated within twelve (12) months after such termination, then the Company shall be obligated to pay the Buyer, immediately prior to consummation of such transactions, an additional termination fee in the amount of $350,000.

      (c) All such payments shall be made immediately when due by wire transfer of immediately available funds to an account designated by the Buyer.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      10.2 NO SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

      10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement signed by the Chief Executive Officer or the Chief Financial Officer of each party hereto.

      10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Parent or the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party or parties only by a written instrument signed by the Chief Executive Officer or the Chief Financial Officer of each party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

      10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

      (a) Any notice to any of the Company shall be delivered to the following addresses:

                  Longleaf Community Bank
                  1401 Fayetteville Road
                  Rockingham, North Carolina 28379
                  Attention:  John W. Bullard
                  Telephone: (910) 895-1208
                  Facsimile: (910) 895-9298

                        with a copy to:

                  Ward and Smith, P.A.
                  Post Office Box 867
                  New Bern, North Carolina 28563
                  Attention:  E. Knox Proctor V
                  Telephone: (252) 672-5427
                  Facsimile: (252) 672-5477

      (b) Any notice to the Parent or the Buyer shall be delivered to the following addresses:

                  Four Oaks Fincorp, Inc.
                  Post Office Box 309
                  Four Oaks, North Carolina 27524
                  Attention:  Nancy S. Wise
                  Telephone: (919) 963-2177
                  Facsimile: (919) 963-2768

                        with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                  Raleigh, North Carolina 27602
                  Attention: John L. Jernigan
                  Telephone: (919) 821-1220
                  Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      10.7 SEPARABLE PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.



                            [signature page follows]

                      [Signature Page to Merger Agreement]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                             LONGLEAF COMMUNITY BANK


                              By:  /s/ John W. Bullard
                                   -------------------------------
                                   Name:  John W. Bullard
                                   Title:  President and Chief Executive Officer


                                    PARENT:

                             FOUR OAKS FINCORP, INC.


                              By:  /s/ Ayden R. Lee, Jr.
                                   ---------------------------------
                                   Name:  Ayden R. Lee, Jr.
                                   Title: Chairman, Chief Executive Officer and President


                                    BUYER:

                                    FOUR OAKS BANK & TRUST COMPANY


                                   By:  /s/ Ayden R. Lee, Jr.
                                   ---------------------------------
                                   Name:  Ayden R. Lee, Jr.
                                   Title: Chairman, Chief Executive Officer and President

                                    EXHIBIT A


                      FORM OF BULLARD CONSULTING AGREEMENT
                                   [attached]

                              CONSULTING AGREEMENT

                                     BETWEEN
                         FOUR OAKS BANK & TRUST COMPANY
                                       AND

                                 JOHN W. BULLARD


      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into by and between JOHN W. BULLARD ("Consultant") and FOUR OAKS BANK & TRUST COMPANY ("Bank").

      The Bank, Four Oaks Fincorp., Inc. and Longleaf Community Bank are parties to a Merger Agreement dated December 10, 2007 (the "Merger Agreement"). Consultant's entry into this Agreement is a condition of the Merger Agreement.

      Additionally, Consultant has experience beneficial to the Bank's business. The Bank desires to retain Consultant's consulting services on the terms and conditions set forth herein, and Consultant desires to provide such consulting services as an independent contractor and is willing to do so on the terms and conditions set forth herein.

      In consideration of the above and the mutual promises set forth below, Consultant and the Bank agree as follows:

1. Consulting Services. During the term of this Agreement, Consultant shall provide to the Bank such consulting services as may be reasonably requested by the Bank upon reasonable notice to Consultant.

2. Termination of Prior Agreement. The Bank and Consultant acknowledge and agree that: (i) the Employment Agreement between Consultant and Longleaf Community Bank dated August 4, 2003 has been involuntarily terminated without Cause; (ii) the Bank is not obligated to pay Consultant any "Base Salary" under that Employment Agreement; and, (iii) the "Restriction Period" under that Employment Agreement has expired.

3. Term. The term of this Agreement shall be for a period of three (3) years, beginning on the Closing, as defined in the Merger Agreement, and ending on the third anniversary of that date unless terminated earlier as provided herein.

4. Consulting Retainer, Fee and Expenses. The Bank shall pay Consultant a retainer in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) per year for services rendered and obligations under this Agreement. Said retainer shall be paid in substantially equal monthly installments on the first business day of each month of the term of this Agreement. The Bank shall also pay expenses reasonably incurred by Consultant in rendering such services. Consultant shall submit monthly invoices for his expenses incurred in rendering consulting services to the Bank, and the Bank shall pay such invoices within thirty (30) days of receipt of the same.

5. Independent Contractor Status. The parties hereby acknowledge and agree that Consultant's consulting services for the Bank shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank. Consultant understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security ("FICA") tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker's compensation, disability benefits insurance, or unemployment security insurance coverage for Consultant. Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Bank's pension, health, or other benefit plans, if any such plans exist. Consistent with his duties and obligations under this Agreement, Consultant shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his consulting services.

6. Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Consultant acknowledges that by virtue of his position as a consultant with the Bank, he (i) has or will have access to trade secrets and Confidential Information (as defined in Section 6.1.5) of the Bank including valuable information about its business operations and entities with whom it does business in various locations, and (ii) has developed or will develop relationships with parties with whom it does business in various locations. Consultant also acknowledges that the Trade Secrets, Confidential Information and Competitive Business Activities provisions set forth in this Agreement are reasonably necessary to protect the Bank's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him.

6.1. Trade Secrets and Confidential Information. Consultant acknowledges that:
(i) the Bank will disclose to him certain trade secrets and Confidential Information; (ii) trade secrets and Confidential Information are the sole and exclusive property of the Bank and the Bank owns all rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of trade secrets and Confidential Information to Consultant does not confer upon him any license, interest or rights of any kind in or to the trade secrets or Confidential Information.

6.1.1. Consultant may use the trade secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank's benefit while he is retained by the Bank. Except as authorized in the performance of services for the Bank, Consultant will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer trade secrets or Confidential Information or any portion thereof. Upon the Bank's request, Consultant shall return to the Bank all trade secrets and Confidential Information and all related materials in his possession, custody or control.

6.1.2. If Consultant becomes subject to a court order or other government process that could reasonably be expected to require him to disclose trade secrets or Confidential Information or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify the Bank promptly before any such disclosure is made; (ii) at the Bank's request and expense cooperate reasonably with steps the Bank takes to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

6.1.3. Consultant's obligations with regard to trade secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

6.1.4. Consultant's obligations with regard to Confidential Information shall remain in effect while he is retained by the Bank and for three (3) years thereafter.

6.1.5. As used in this Agreement, "Confidential Information" means information other than trade secrets, that is of value to the Bank and is treated by the Bank as confidential, including, but not limited to, such information about the Bank's lending and deposit operations, regulatory examinations, customer identities, future business plans, pricing, sales manuals, training manuals, selling and pricing procedures, financing methods, financial statements, techniques for designing, developing, manufacturing, testing or marketing advertising campaigns, and information regarding executives and employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Consultant.

6.2. Bank Property. Upon the termination of his retention as a consultant, Consultant shall: (i) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Bank all Bank property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Bank customers, or business or business methods, including all copies thereof) which is in his possession, custody or control;
(iii) cooperate reasonably with the Bank to bring all such records, files and other materials up to date, wind up his work, and transfer that work to other individuals designated by the Bank.

6.3. Competitive Business Activities. For a period of three (3) years from the Closing, as defined in the Merger Agreement, regardless of whether this Agreement may have been terminated earlier than the end of that period, Consultant will not engage in the following activities:

(a) on his own or on another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly compete with the Bank within the geographical areas set forth in Section 6.3.1;

(b) within the geographical areas set forth in Section 6.3.1, be retained, employed, or otherwise engaged, in (i) a management capacity, (ii) other capacity providing the same or similar services which Consultant provided to the Bank, or (iii) any capacity connected with competitive business activities by any person or entity that engages in competition with the Bank, provided, Consultant's services as an independent contractor providing appraisal or appraisal review services for lending institutions shall not be prohibited by this Agreement; or

(c) hire, offer employment to, or otherwise solicit for employment any person who is employed by the Bank at any time during the three (3) year period following the Closing, as defined in the Merger Agreement, or who was employed by the Bank as of that date.

6.3.1. The restrictions set forth in Sections 6.3(a) and (b) apply to Richmond County, North Carolina; any county of North or South Carolina contiguous thereto; any other county in which the Bank maintains a business office on the date of termination of this Agreement.

6.3.2. Notwithstanding the foregoing, Consultant's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 5.3.

6.4. Remedies. Consultant acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property or Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Consultant's failure to abide by these provisions: (i) the Bank may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Consultant's actual or threatened failure to abide by these provisions; and (ii) Consultant will indemnify the Bank for all expenses including attorneys' fees in seeking to enforce these provisions.

6.5. Tolling. The period during which Consultant must refrain from the activities set forth in Sections 6.1 and 6.3 shall be tolled during any period in which he fails to abide by these provisions.

6.6. Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Consultant's obligations to the Bank or the Bank's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Consultant has executed in the past or may execute in the future or contemporaneously with this Agreement.

7. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Trade Secrets, Confidential Information, Bank Property, and Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provisions, clauses, or phrases be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

8. Termination. Consultant may terminate this Agreement upon thirty (30) days' written notice to the Bank. The Bank may terminate this Agreement only if Consultant (i) materially breaches this Agreement; such a breach would include, but not be limited to, unreasonably refusing, failing to accept, or failing to complete consulting assignments, provided that the Bank first has given reasonable notice to Consultant and an opportunity to cure the breach; or (ii) engages in dishonesty, fraud, felonious conduct or other conduct which is materially injurious to the Bank. In the event of termination of this Agreement, regardless of the reason for such termination, Consultant shall be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services, and reimbursement of any then outstanding expenses; Consultant shall not be entitled to any other payments from the Bank upon termination.

9. Entire Agreement. This Agreement and any applicable provisions of the Merger
Agreement: (i) supersede all other understandings and agreements, oral or written, between the parties with respect to its subject matter; and (ii) constitute the sole agreement between the parties with respect to its subject matter. Each party acknowledges that with respect to the matters herein: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have entered into this Agreement this the
    day of            , 2008.
---       -----------


                                    CONSULTANT:



                                    --------------------------------------

                                    John W. Bullard




                                    FOUR OAKS BANK & TRUST COMPANY:



                                    By:
                                       ----------------------------------
                                          Name:
                                                 ------------------------
                                          Title:
                                                 ------------------------

                                    EXHIBIT B

                       FORM OF FARRAH EMPLOYMENT AGREEMENT

                                   [attached]

                         EXECUTIVE EMPLOYMENT AGREEMENT


      THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this day of , 2008 by and between FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation (the "Bank"), and WAYNE O. FARRAH III ("Employee").

                               W I T N E S S E T H

      WHEREAS, the Bank, Longleaf Community Bank and Four Oaks Fincorp., Inc. are parties to a Merger Agreement dated December 10, 2007 (the "Merger Agreement");

      WHEREAS, Employee has been an employee of Longleaf Community Bank pursuant to an employment agreement dated August 4, 2003 (the "Longleaf Agreement");

      WHEREAS, the termination of the Longleaf Agreement and Employee's and the Bank's entry into this Agreement are conditions of the Merger Agreement; and

      WHEREAS, Employee desires to become an employee of the Bank and the Bank desires to employ Employee on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in this Agreement, the Bank and Employee agree as follows:

1. Employment. Employee shall serve the Bank as head of the Bank's Richmond County operations with such duties, responsibilities and authorities of such office as may be assigned to him and as are customarily associated with such office.

2. Termination of Prior Employment Agreement. Employee acknowledges that the Longleaf Agreement has been terminated and that he has no further obligations or entitlements and neither the Bank nor Longleaf Community Bank has any obligations or entitlements under the Longleaf Agreement.

3. Term. The term of this Agreement shall be for the three year period commencing on the date of Closing, as defined in the Merger Agreement, and terminating three years thereafter, unless earlier terminated as set forth in this Agreement.

4. Compensation and Benefits. In consideration of his services during the term of this Agreement, Employee shall be paid compensation by and receive benefits from the Bank as follows:

(a) Base Salary. Employee will receive an annual base salary of Ninety-Seven Thousand Two Hundred and 00/100 Dollars ($97,200) payable in monthly installments. Employee will be entitled to receive such increases in his annual base salary as may be approved by the Board of Directors of the Bank, with each such increase being included in his annual base salary for all purposes.

(b) Benefits. Employee shall be entitled to receive and to participate, subject to any eligibility requirements, in all benefits generally made available to the Bank's officers and also those generally made available to all salaried employees of the Bank including, but not limited to, any bonus plans, stock options, insurance benefits, vacation, sick leave, and reimbursement of expenses incurred on behalf of the Bank in the course of performing duties under this Agreement. Employee's participation in any such benefit plans or programs is subject to the applicable terms, conditions and eligibility requirements of those plans and programs, some of which are in the plan administrator's discretion, as they may exist from time to time. Notwithstanding the foregoing, Employee shall be entitled to a minimum of four (4) weeks of vacation each year.

(c) Family Health Insurance Coverage. During the term of this Agreement, the Bank shall pay, or reimburse Employee for, the cost of family coverage for Employee and his eligible dependents under the Bank's group health insurance plan.

5. Termination and Compensation Upon Termination. This Agreement and Employee's employment under this Agreement shall terminate:

(a) upon written notice from the Bank to Employee in the event of Employee's physical or mental inability to perform the essential functions of his duties for a period of six (6) months as determined by the Chief Executive Officer of the Bank, the Board of Directors of the Bank, or a committee of the Board in his or its reasonable discretion and in accordance with applicable law, and subject to the vacation leave, disability leave, sick leave and any other leave policies of the Bank.

(b) immediately for any of the following reasons which shall constitute "Cause:"

        (i) the willful and continued failure by Employee to perform his duties with the Bank;

        (ii) the willful engaging by Employee in gross misconduct materially and demonstratively injurious to the Bank;

        (iii) the conviction of Employee of any crime involving fraud or dishonesty;

(c) upon thirty (30) days written notice from the Bank to Employee, the Bank may terminate Employee's employment without Cause; or

(d) immediately upon Employee's death.

      If Employee's employment is terminated pursuant to Section 5(a) (disability), then Employee shall be entitled to receive an amount equal to his then current monthly salary (less any applicable taxes and withholdings) for the lesser of six (6) months or the then remaining term of this Agreement, payable in a lump sum within thirty (30) days of the date of termination of employment.

      If Employee's employment is terminated pursuant to Section 5(c) (without Cause) prior to a change in Control, as defined herein, above, then Employee shall be entitled to receive an amount (less any applicable taxes and withholdings) equal to his then current monthly salary for twelve (12) months, payable in substantially equal installments on the last business day of each month. Additionally, for twelve (12) months following the termination of Employee's employment pursuant to Section 5(c), the Bank shall reimburse Employee for premiums he pays to continue health insurance coverage under the Bank's health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). All such reimbursements shall be paid as soon as practicable following Employee's submission to the Bank of reasonable proof of premium payments; provided, however, that all such claims for reimbursement shall be submitted by Employee no later than fifteen (15) months following termination of Employee's employment.

      For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") ("Section 409A"), as applicable, any installment payment made hereunder shall be considered a separate payment. And, in the event that the total amount of payments due Employee in the event of a termination pursuant to Section 5(c) shall exceed the maximum amount permitted to be paid under a separation pay plan exempt from regulation under Section 409A pursuant to Treasury Regulations Section 1.409A-1(b)(9)(iii), then the entire amount in excess of such maximum amount shall be paid to Employee no later than two and one-half (2 1/2) months following the end of the calendar year in which Employee's employment terminated.

6. Change in Control.

(a) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" means one or more of the following occurrences:

        (i) A corporation, person or group acting in concert as described in
Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of Four Oaks Fincorp, Inc., the holding company of the Bank ("FOF"), which constitutes more than thirty-three percent (33%) of FOF's then outstanding shares entitled to vote.

        (ii) The consummation of a merger, share exchange, consolidation, or other reorganization involving FOF and any other corporation or other entity as a result of which less than fifty percent (50%) of the combined voting power of FOF or of the surviving or resulting corporation or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of FOF immediately prior to such transaction.

        (iii) All or substantially all of the assets of the Bank or FOF are sold, leased, or disposed of in one transaction or a series of related transactions.

(b) Termination Following Change in Control.

        (i) Employee shall be entitled to receive payments and benefits pursuant to Section 6(c) if Employee's employment is terminated by the Bank without Cause, as such term is defined in Section 5 hereof, within eighteen (18) months following a Change in Control.

        (ii) Employee shall be entitled to receive payments and benefits pursuant to Section 6(c) if Employee terminates his employment with the Bank for "Good Reason" within eighteen (18) months following a Change in Control and after having given the Bank written notice of the existence of the condition constituting "Good Reason" within ninety (90) days of its initial existence and providing the Bank with a period of at least thirty (30) days to remedy the Good Reason condition. For purposes of this Agreement, a condition constituting "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions without Employee's consent:

                (x) a change in Employee's authority, duties or responsibilities (including reporting responsibilities) which represents a material adverse change from his authority, duties or responsibilities in effect immediately prior thereto;

                (y) a material reduction in Employee's then-current base salary or the benefits being provided to Employee are reduced in their level, scope or coverage, or any such benefits are eliminated without being replaced with substantially similar plans or benefits, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such plans or benefits prior to such Change in Control; or

                (z) the Bank's requiring Employee to be based at any place outside a thirty (30) mile radius from Employee's current principal place of work, except for reasonably required travel on the Bank's business which is not greater than such travel requirements prior to the Change in Control.

(c) Severance Pay and Benefits. If Employee's employment with the Bank terminates under the circumstances described in Section 6(b) above, Employee shall be entitled to receive all of the following in lieu of any payments and benefits pursuant to Section 5:

        (i) all accrued compensation through the termination date, plus any bonus for which Employee otherwise would be eligible in the year of termination, prorated through the termination date, and payable in a lump sum no later than thirty (30) days following the date of termination of employment;

        (ii) a severance payment equal to one and one-half (1 1/2) times the amount of (i) Employee's then-current base salary, plus (ii) Employee's most recent bonus (annualized if paid on less than an annual basis). The severance amount shall be paid in eighteen (18) equal monthly installments commencing one
(1) month after the termination date and being paid on the last business day of each applicable month. For purposes of Section 409A, as applicable, each installment payment made hereunder shall be considered a separate payment. And, in the event that the total amount of payments due Employee under this Section 6 shall exceed the maximum amount permitted to be paid under a separation pay plan exempt from regulation under Section 409A pursuant to Treasury Regulations
Section 1.409A-1(b)(9)(iii), then the entire amount in excess of such maximum amount shall be paid to Employee no later than two and one-half (2 1/2) months following the end of the calendar year in which Employee's employment terminated.

(iii) For eighteen (18) months following the termination of Employee's employment, the Bank shall reimburse Employee for premiums he pays to continue health insurance coverage under the Bank's health insurance plan pursuant to COBRA. All such reimbursements shall be paid as soon as practicable following Employee's submission to the Bank of proof of timely premium payments; provided, however, that all such claims for reimbursement shall be submitted by Employee no later than twenty-one (21) months following termination of Employee's employment.

(d) For purposes of this Paragraph 6, all references to the Bank shall include any "Successor" (as defined below) to the Bank which shall have assumed and become liable for the Bank's obligations hereunder (whether such assumption is by agreement, operation of law or otherwise). "Successor" refers to any Person or entity (corporate or otherwise) into which the Bank (or any such Successor) shall be merged or consolidated or to which all or substantially all the Bank's (or any such Successor's) assets shall be transferred in any manner.

7. Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Employee acknowledges that by virtue of his position with the Bank, he (i) has or will have access to trade secrets and Confidential Information (as defined in Section 7.1.5) of the Bank including valuable information about its business operations and entities with whom it does business in various locations, and (ii) has developed or will develop relationships with parties with whom it does business in various locations. Employee also acknowledges that the Trade Secrets, Confidential Information and Competitive Business Activities provisions set forth in this Agreement are reasonably necessary to protect the Bank's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him.

7.1. Trade Secrets and Confidential Information. Employee acknowledges that: (i) the Bank will disclose to him certain trade secrets and Confidential Information; (ii) trade secrets and Confidential Information are the sole and exclusive property of the Bank and the Bank owns all rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of trade secrets and Confidential Information to Employee does not confer upon him any license, interest or rights of any kind in or to the trade secrets or Confidential Information.

7.1.1. Employee may use the trade secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank's benefit while he is retained by the Bank. Except as authorized in the performance of services for the Bank, Employee will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer trade secrets or Confidential Information or any portion thereof. Upon the Bank's request, Employee shall return to the Bank all trade secrets and Confidential Information and all related materials in his possession, custody or control.

7.1.2. If Employee becomes subject to a court order or other government process that could reasonably be expected to require him to disclose trade secrets or Confidential Information or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify the Bank promptly before any such disclosure is made; (ii) at the Bank's request and expense cooperate reasonably with steps the Bank takes to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

7.1.3. Employee's obligations with regard to trade secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

7.1.4. Employee's obligations with regard to Confidential Information shall remain in effect while he is retained by the Bank and for three (3) years thereafter.

7.1.5. As used in this Agreement, "Confidential Information" means information other than trade secrets, that is of value to the Bank and is treated by the Bank as confidential, including, but not limited to, such information about the Bank's lending and deposit operations, regulatory examinations, customer identities, future business plans, pricing, sales manuals, training manuals, selling and pricing procedures, financing methods, financial statements, techniques for designing, developing, manufacturing, testing or marketing advertising campaigns, and information regarding executives and employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Employee.

7.2. Bank Property. Upon the termination of his employment hereunder, Employee shall: (i) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Bank all Bank property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Bank customers, or business or business methods, including all copies thereof) which is in his possession, custody or control; (iii) cooperate reasonably with the Bank to bring all such records, files and other materials up to date, wind up his work, and transfer that work to other individuals designated by the Bank.

7.3. Competitive Business Activities. During his employment hereunder and for six (6) months following the termination of this employment, regardless of the reason for such termination, Employee will not engage in the following activities:

        (a) on his own or on another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly compete with the Bank within the geographical areas set forth in Section 7.3.1;

        (b) within the geographical areas set forth in Section 7.3.1, be retained, employed, or otherwise engaged, in (i) a management capacity, (ii) other capacity providing the same or similar services which Employee provided to the Bank, or (iii) any capacity connected with competitive business activities by any person or entity that engages in competition with the Bank; or

        (c) hire, offer employment to, or otherwise solicit for employment any person who is employed by the Bank at any time during the one (1) year period prior to the termination of his employment.

                  10.3.1. The restrictions set forth in Sections 7.3(a) and (b) apply to Richmond County, North Carolina; any county of North or South Carolina contiguous thereto; any other county in which the Bank maintains a business office on the date of termination of his employment hereunder.

                  10.3.2. Notwithstanding the foregoing, Employee's ownership, directly or indirectly, of not more than one percent (1%) of the issued and outstanding stock of any bank or company the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 7.3.

             10.4 Remedies. Employee acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property or Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Employee's failure to abide by these provisions: (i) the Bank may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Employee's actual or threatened failure to abide by these provisions; and (ii) Employee will indemnify the Bank for all expenses including attorneys' fees in seeking to enforce these provisions.

            10.5 Tolling. The period during which Employee must refrain from the activities set forth in Sections 7.1 and 7.3 shall be tolled during any period in which he fails to abide by these provisions.

            10.6 Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Employee's obligations or the Bank's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Employee has executed in the past or may execute in the future or contemporaneously with this Agreement.

8. Delayed Distribution to Key Employees. If the Bank reasonably determines, in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder that Employee is a Key Employee of the Bank on the date his employment with the Bank terminates and that a delay in severance pay and benefits provided under this Agreement is necessary for compliance with Section 409A(a)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided under this Agreement and not otherwise exempt from Section 409A shall be delayed for a period of six (6) months (the "409A Delay Period"). In such event, any such severance payments and the cost of any such continuation of benefits provided under this Agreement that would otherwise be due and payable to Employee during the 409A Delay Period shall be paid to Employee in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, "Key Employee" shall mean an employee who, on an Identification Date ("Identification Date" shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) of that section. If Employee is identified as a Key Employee on an Identification Date, then Employee shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

9. Non-Assignability. This Agreement shall not be assignable by Employee. This Agreement shall not be assignable by the Bank without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving the Bank or to a corporation which acquires all or substantially all of the stock or assets of the Bank.

10. Modification. This Agreement sets forth all the terms and conditions of the employment agreement between the Employee and the Bank and can be modified only by a writing signed by both parties. No waiver by either party to this Agreement at any time of a breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11. Counterparts; Construction. This Agreement may be executed in several identical counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

12. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Trade Secrets, Confidential Information, Bank Property, and Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provisions, clauses, or phrases be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

13. Notice. All necessary notices, demands, and requests required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, address as follows:

            If to Employee:   Wayne O. Farrah III
                              125 Denson Run
                              Rockingham, North Carolina 28379

            If to Bank:       Four Oaks Bank & Trust Company
                              6144 U.S. 301 South
                              Post Office Box 309
                              Four Oaks, North Carolina 27524

                              Attention:  President

or to such other address as shall be furnished by either party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    FOUR OAKS BANK & TRUST COMPANY


                                    By:
                                       ----------------------------------
                                          Authorized Officer



                                    -------------------------------------
                                    Wayne O. Farrah III

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT

                                   [attached]

                             STOCK VOTING AGREEMENT

      STOCK VOTING AGREEMENT, dated as of December 10, 2007 (the "Agreement"), by and among the holders of capital stock of LONGLEAF COMMUNITY BANK, a North Carolina bank (the "Company"), listed on Schedule A attached hereto (each, a "Shareholder," and collectively, the "Shareholders"), FOUR OAKS FINCORP, INC., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"); and FOUR OAKS BANK & TRUST COMPANY, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer").

      WHEREAS, concurrently herewith, the Parent, the Buyer, and the Company are entering into a Merger Agreement of even date herewith (as amended from time to time, the "Merger Agreement"), pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"); and

      WHEREAS, each Shareholder owns as of the date hereof the number of shares of capital stock of the Company, Five Dollars ($5.00) par value per share (the "Company Shares"), listed next to such Shareholder's name on Schedule A attached hereto (all such shares of Company Shares, together with any Company Shares acquired after the date hereof and prior to the termination hereof, but excluding any Company Shares sold by such Shareholder after the date hereof, constituting such Shareholder's "Shares"); and

      WHEREAS, the Buyer and the Parent have entered into the Merger Agreement in reliance on and in consideration of, among other things, each Shareholder's representations, warranties, covenants and agreements hereunder.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. VOTING. Each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent), with respect to all of such Shareholder's Shares, for the approval and the adoption of the Merger Agreement and all transactions contemplated thereby, including without limitation all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the shareholders of the Company, and any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to such Shareholder's Shares until the termination of this Agreement. Each Shareholder agrees to execute such additional documents as the Buyer and/or the Parent may reasonably request to effectuate the foregoing.

      2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer and the Parent as follows:

      (a) Ownership of Shares. On the date hereof, such Shareholder's Shares specified on Schedule A are the only shares of Company Shares owned by such Shareholder. Such Shareholder currently has, good, valid and marketable title to such Shareholder's Shares, free and clear of all restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws and other than pledges of the Shareholder's Shares as collateral).

      (b) Authority; Binding Agreement. Such Shareholder has the full legal right, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). Neither the execution and delivery of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Shareholder or such Shareholder's Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

      (c) Reliance on Agreement. Such Shareholder understands and acknowledges that the Buyer and the Parent are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement. Such Shareholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by the Buyer and the Parent.

      3. DELIVERY OF AFFILIATE LETTER. Contemporaneously with the execution of this Agreement, each Shareholder shall execute and deliver to the Buyer and the Parent on the date hereof an Affiliate Letter substantially in the form attached hereto as EXHIBIT A.

      4. TERMINATION. This Agreement shall terminate on the earlier of (i) the Effective Time or (ii) immediately upon the termination of the Merger Agreement in accordance with its terms.

      5. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder's capacity as a record holder and beneficial owner of such Shareholder's Shares, and nothing herein shall limit or affect any actions taken in such Shareholder's capacity as an officer or director of the Company, including without limitation any action taken in such Shareholder's capacity as a director or executive officer of the Company consistent with the provisions in Section 6.1(c) of the Merger Agreement.

      6. MISCELLANEOUS.

      (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

            If to the Buyer or the Parent:

                  Four Oaks Bank & Trust Company
                  6114 U.S. 301 South
                  Post Office Box 309
                  Four Oaks, North Carolina  27524
                  Attention:  Ayden R. Lee, Jr.
                  Telephone:  (919) 963-2177
                  Facsimile:  (919) 963-2768

            with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center
                  Raleigh, North Carolina 27602
                  Attention:  John L. Jernigan
                  Telephone:  (919) 821-1220
                  Facsimile:  (919) 821-6800

            If to a Shareholder:

            to the address provided for such Shareholder on Schedule A
                                                            ----------

      (b) Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

      (c) Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      (e) Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

      (f) Injunctive Relief; Jurisdiction. Each Shareholder agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer and/or the Parent shall be entitled to an injunction or injunctions to prevent breaches by any Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in any North Carolina state court (collectively, the "Courts"), this being in addition to any other remedy to which the Buyer and/or the Parent may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts.

      (g) Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

                   [signature page to Stock Voting Agreement]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    PARENT:

                                    FOUR OAKS FINCORP, INC.


                                    By:
                                       -------------------------
                                       Name:
                                       Title:


                                    BUYER:

                                    FOUR OAKS BANK & TRUST COMPANY


                                    By:
                                       -------------------------
                                       Name:
                                       Title:

                   [signature page to Stock Voting Agreement]


                                    SHAREHOLDERS


                                ---------------------------------------------
                                Richard E. Adams


                                ---------------------------------------------
                                W. Jeff Barnhardt


                                ---------------------------------------------
                                John W. Bullard


                                ---------------------------------------------
                                Al H. Covington


                                ---------------------------------------------
                                Peggy R. Dean


                                ---------------------------------------------
                                Wayne O. Farrah III


                                ---------------------------------------------
                                Douglas L. Odom


                                ---------------------------------------------
                                Thomas W. Parker III


                                ---------------------------------------------
                                Kenneth R. Robinette


                                ---------------------------------------------
                                John S. Stevenson


                                ---------------------------------------------
                                William T. Ussery

                                Rich Scot Investments, LLC


                                    By:
                                       -------------------------------
                                       John W. Ballard:
                                       Member/Manager

                      SCHEDULE A TO STOCK VOTING AGREEMENT

                              List of Shareholders
                              --------------------

Richard E. Adams        6,780 shares
W. Jeff Barnhardt      11,749 shares
John W. Bullard        19,759 shares
Al H. Covington         4,167 shares
Peggy R. Dean           3,500 shares
Wayne O. Farrah III     3,190 shares
Douglas L. Odom         2,200 shares
Thomas W. Parker III   10,690 shares
Kenneth R. Robinette    6,425 shares
John S. Stevenson       4,211 shares
William T. Ussery      10,654 shares
Rich Scot Investments  35,005 shares

                       EXHIBIT A TO STOCK VOTING AGREEMENT

                            Form of Affiliate Letter
                            ------------------------



                                December 10, 2007


Four Oaks Bank & Trust Company
6114 U.S. 301 South
Post Office Box 309
Four Oaks, North Carolina  27524

      Re:   Affiliate's Agreement

Ladies and Gentlemen:

      The undersigned is a shareholder of Longleaf Community Bank, a North Carolina bank (the "Company"), and may become a shareholder of Four Oaks Fincorp, Inc., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"), pursuant to the transactions described in the Merger Agreement, dated as of December 10, 2007, by and among the Parent, Four Oaks Bank & Trust Company, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer"), and the Company (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company's outstanding common stock (the "Company Shares") will be exchanged for shares of the Parent's common stock ("Parent's Stock") and/or cash consideration. This Affiliate's Agreement represents an agreement between the undersigned and the Buyer and the Parent regarding certain rights and obligations of the undersigned in connection with
(i) the Company Shares beneficially owned by the undersigned and (ii) the Parent's Stock for which such Company Shares may be exchanged as a result of the merger of the Company with and into the Buyer (the "Merger").

      The execution and delivery of this Affiliate's Agreement by the undersigned is a material inducement to the Buyer and the Parent to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Parent hereby agree as follows:

      1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company the undersigned may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

            (a) The Buyer and the Parent have informed the undersigned that the issuance of shares of the Parent's Stock will be registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of the Parent's Stock has not been registered under the 1933 Act, and that the Parent's Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available.

            (b) The undersigned is aware that the Company, the Parent and the Buyer intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as the Company, the Parent and the Buyer for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received certain distributions from the acquired company with respect to such shareholder's stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company, the Parent or the Buyer to either the Company, the Parent or the Buyer (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to the Buyer (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by the Parent or the Buyer, and (iii) the undersigned will not dispose of any stock of the Parent or the Buyer received in the Merger to the Parent or the Buyer or to a person related to the Parent or the Buyer within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

      3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the Parent's Stock received by the undersigned pursuant to the Merger may be given to the Buyer's transfer agent and that there may be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

Such legend would also be placed on any certificate representing the Parent's Stock issued subsequent to the original issuance of the Parent's Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Parent's Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Parent's Stock received by the undersigned pursuant to the Merger, or, at the expiration of the restrictive period set forth in Rule 145(d), the Parent, upon the request of the undersigned, will cancel the stop transfer instructions described above and cause the certificates representing the shares of Parent's Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by the Parent of an opinion of its counsel to the effect that such instructions may be canceled and such legend may be removed.

      4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of Parent's Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel.

      5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of Parent's Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent's Stock, together with such additional information as the transfer agent may reasonably request.

      6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of Parent's Stock by the undersigned within a period of less than six (6) months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. INJUNCTIVE RELIEF. Each of the parties acknowledges that (i) the covenants and the restrictions contained in this Affiliate's Agreement are necessary, fundamental, and required for the protection of the Parent and to preserve for the Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and
(iii) a breach of any such covenants or any other provision of this Affiliate's Agreement shall result in irreparable harm and damages to the Parent which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the Parent shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement among the Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

      This Affiliate's Agreement is executed as of the 10th day of December, 2007.

                                Very truly yours,


                                --------------------------------
                                Signature

AGREED TO AND ACCEPTED as of

                             , 200
-----------------------------



FOUR OAKS Fincorp, Inc.



By:
   -------------------------
      Name:
      Title:

                                    EXHIBIT D

                            FORM OF AFFILIATE LETTER

                                   [attached]

                                December 10, 2007


Four Oaks Bank & Trust Company
6114 U.S. 301 South
Post Office Box 309
Four Oaks, North Carolina  27524

      Re:   Affiliate's Agreement

Ladies and Gentlemen:

      The undersigned is a shareholder of Longleaf Community Bank, a North Carolina bank (the "Company"), and may become a shareholder of Four Oaks Fincorp, Inc., a North Carolina corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"), pursuant to the transactions described in the Merger Agreement, dated as of December 10, 2007, by and among the Parent, Four Oaks Bank & Trust Company, a North Carolina bank and a state chartered member of the Federal Reserve System (the "Buyer"), and the Company (the "Merger Agreement"). Under the terms of the Merger Agreement, the Company's outstanding common stock (the "Company Shares") will be exchanged for shares of the Parent's common stock ("Parent's Stock") and/or cash consideration. This Affiliate's Agreement represents an agreement between the undersigned and the Buyer and the Parent regarding certain rights and obligations of the undersigned in connection with
(i) the Company Shares beneficially owned by the undersigned and (ii) the Parent's Stock for which such Company Shares may be exchanged as a result of the merger of the Company with and into the Buyer (the "Merger").

      The execution and delivery of this Affiliate's Agreement by the undersigned is a material inducement to the Buyer and the Parent to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Parent hereby agree as follows:

      1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company the undersigned may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

            (a) The Buyer and the Parent have informed the undersigned that the issuance of shares of the Parent's Stock will be registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of the Parent's Stock has not been registered under the 1933 Act, and that the Parent's Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available.

            (b) The undersigned is aware that the Company, the Parent and the Buyer intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code"), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as the Company, the Parent and the Buyer for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received certain distributions from the acquired company with respect to such shareholder's stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company, the Parent or the Buyer to either the Company, the Parent or the Buyer (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to the Buyer (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by the Parent or the Buyer, and (iii) the undersigned will not dispose of any stock of the Parent or the Buyer received in the Merger to the Parent or the Buyer or to a person related to the Parent or the Buyer within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

      3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the Parent's Stock received by the undersigned pursuant to the Merger may be given to the Buyer's transfer agent and that there may be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with
            (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend, and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such transfer or other disposition."

Such legend would also be placed on any certificate representing the Parent's Stock issued subsequent to the original issuance of the Parent's Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Parent's Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Parent's Stock received by the undersigned pursuant to the Merger, or, at the expiration of the restrictive period set forth in Rule 145(d), the Parent, upon the request of the undersigned, will cancel the stop transfer instructions described above and cause the certificates representing the shares of Parent's Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by the Parent of an opinion of its counsel to the effect that such instructions may be canceled and such legend may be removed.

      4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of Parent's Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel.

      5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of Parent's Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Parent's Stock, together with such additional information as the transfer agent may reasonably request.

      6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of Parent's Stock by the undersigned within a period of less than six (6) months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. INJUNCTIVE RELIEF. Each of the parties acknowledges that (i) the covenants and the restrictions contained in this Affiliate's Agreement are necessary, fundamental, and required for the protection of the Parent and to preserve for the Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and
(iii) a breach of any such covenants or any other provision of this Affiliate's Agreement shall result in irreparable harm and damages to the Parent which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the Parent shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

      8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement among the Parent and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

      This Affiliate's Agreement is executed as of the 10th day of December, 2007.

                                           Very truly yours,


                                           -------------------------------
                                           Signature

AGREED TO AND ACCEPTED as of

                                 , 200
--------------------------------



FOUR OAKS Fincorp, Inc.



By:
   --------------------------------------
       Name:
       Title:

                                                                      APPENDIX B

                                   Article 13.

                               Dissenters' Rights.

                  Part 1. Right to Dissent and Obtain Payment for Shares.

ss. 55-13-01.  Definitions.
   In this Article:
         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.
         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.
         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
         (7) "Shareholder" means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167;
               1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36,
               37; 1989, c. 265, s. 1.)

ss. 55-13-02.  Right to dissent.
   (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;
         (2a)  Consummation of a plan of conversion pursuant to Part 2 of
               Article 11A of this Chapter;
         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;
         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
   (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
   (c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1),
(2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:
         (1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or
         (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:
               a.    Cash;
               b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or
               c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270;
                     G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c.
                     1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469,
                     ss. 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg.
                     Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12;
                     1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157,
                     s. 1.)

ss. 55-13-03.  Dissent by nominees and beneficial owners.
   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
   (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
         (2) He does so with respect to all shares of which he is the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S.,
               s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c.
               469, ss. 36, 37; 1989, c. 265, s.
               1.)

ss.ss. 55-13-04 through 55-13-19.  Reserved for future codification purposes.

                   Part 2. Procedure for Exercise of Dissenters' Rights.

ss. 55-13-20.  Notice of dissenters' rights.
   (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.
   (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder's shares under this Article with respect to that corporate action.
   (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167;
1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37;
1989, c. 265, s. 1; 2002-58, s. 2.)

ss. 55-13-21.  Notice of intent to demand payment.
   (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
         (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
         (2) Must not vote his shares in favor of the proposed action. (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39;
1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

ss. 55-13-22.  Dissenters' notice.
   (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is approved at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.
   (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:
         (1)   State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
         (2)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         (3)   Supply a form for demanding payment;
         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and
         (5) Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751,
               s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s.
               4; 2001-387, s. 27; 2002-58, s. 3.)

ss. 55-13-23.  Duty to demand payment.
   (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.
   (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
   (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973,
c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

ss. 55-13-24.  Share restrictions.
   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.
   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s.
39; 1973, c. 469, ss. 36, 37; 1989, c. 265,
s. 1.)

ss. 55-13-25.  Payment.
   (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.
   (b) The payment shall be accompanied by:
         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;
         (2) An explanation of how the corporation estimated the fair value of the shares;
         (3)   An explanation of how the interest was calculated;
         (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and
         (5)   A copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S.,
               s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c.
               469, ss. 36, 37; 1989, c.
               265, s. 1; c. 770, s. 69; 1997-202, s. 2.)

ss. 55-13-26.  Failure to take action.
   (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
   (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c.
751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c.
265, s. 1.)

ss. 55-13-27.  Reserved for future codification purposes.

ss. 55-13-28.  Procedure if shareholder  dissatisfied with corporation's payment or failure to perform.
   (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:
         (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;
         (2)   The corporation fails to make payment under G.S. 55-13-25; or
         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision
(a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c.
469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3.)

ss. 55-13-29.  Reserved for future codification purposes.

                      Part 3. Judicial Appraisal of Shares.

ss. 55-13-30.  Court action.

   (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.
   (a1) Repealed by Session Laws 1997-202, s. 4.
    (b) Reserved for future codification purposes.
   (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.
   (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.
   (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39;
   1973, c. 469, ss. 36, 37; 1989, c. 265,
s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1.)

ss. 55-13-31.  Court costs and counsel fees.
   (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.
   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or
         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.
   (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37;
1989, c. 265, s. 1.)

                                                                      APPENDIX C

                       [Howe Barnes Hoefer & Arnett, Inc. Letterhead]

                                December 7, 2007

Board of Directors
LongLeaf Community Bank
1401 Fayetteville Road
Rockingham, NC 28379

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be received by the holders of the outstanding shares of common stock of LongLeaf Community Bank ("LongLeaf") in its merger with Four Oaks Fincorp, Inc. ("Four Oaks"), (the "Merger"), pursuant to the Agreement and Plan of Merger, by and between LongLeaf and Four Oaks (the "Merger Agreement").

In accordance with the terms of the Merger Agreement, holders of shares of LongLeaf common stock outstanding immediately prior to the effective time of the Merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) shall be entitled to receive $16.50 per share of Four Oaks' common stock, cash, or a combination of common stock and cash, subject to certain limitations (the "Merger Consideration"). The terms of the Merger are more fully set forth in the Merger Agreement.


For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

     1. Reviewed the terms of the draft Merger Agreement dated December 7, 2007;

     2. Reviewed Four Oaks' recent filings with the Securities and Exchange Commission including its proxy statement filed March 30, 2007, annual reports on Form 10-K for the three years ended December 31, 2006, 2005 and 2004, and quarterly reports on Form 10-Q for the three months ended September 30, 2007, June 30, 2007 and March 31, 2007;

     3. Reviewed LongLeaf's recent filings with the Federal Deposit Insurance Corporation including its proxy statement filed April 13, 2007, annual reports on Form 10-KSB for the three years ended December 31, 2006, 2005 and 2004, and quarterly reports on Form 10-QSB for the three months ended September 30, 2007, June 30, 2007 and March 31, 2007;

     4. Reviewed current reports to stockholders of Four Oaks as filed on Form 8-K with the Securities and Exchange Commission from January 1, 2005 to the date hereof;

Board of Directors
LongLeaf Community Bank
December 7, 2007
Page 2


     5. Reviewed current reports to stockholders of LongLeaf as filed on Form 8-K with the Federal Deposit Insurance Corporation from January 1, 2005 to the date hereof;

     6. Reviewed certain internal financial information and financial forecasts relating to the business, earnings, cash flows, assets and prospects of the respective companies furnished to us by LongLeaf and Four Oaks;

     7. Held discussions with members of senior management of LongLeaf and Four Oaks, including without limitation, their respective outside accountants, legal advisors and others concerning the past and current results of operations of LongLeaf and Four Oaks, their respective current financial condition and managements' opinion of their respective future prospects;

     8. Reviewed the historical record of reported stock trading prices, trading activity and dividend payments for both LongLeaf and Four Oaks;

     9. Compared the reported financial terms of selected recent business combinations in the banking industry; and

     10. Performed such other studies and analyses as we considered appropriate under the circumstances.

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by LongLeaf, Four Oaks, and their respective representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of LongLeaf and Four Oaks at September 30, 2007 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of LongLeaf or Four Oaks, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of LongLeaf or Four Oaks, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

Howe Barnes Hoefer & Arnett, Inc. ("Howe Barnes"), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers

Board of Directors
LongLeaf Community Bank
December 7, 2007
Page 3


and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of LongLeaf and will receive a fee for our services; a portion of which is payable upon execution of the Merger Agreement and a portion of which is contingent upon successful completion of the Merger. In addition, LongLeaf has agreed to indemnify us for certain liabilities arising out of our engagement by LongLeaf in connection with the Merger.

Howe Barnes' opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid by Four Oaks to holders of LongLeaf common stock in the Merger and does not address LongLeaf's underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of LongLeaf, and our opinion does not constitute a recommendation to any director of LongLeaf as to how such director should vote with respect to the Merger Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of LongLeaf, or any class of such persons relative to the Merger Consideration to be received by the holders of the common stock of LongLeaf in the transaction or with respect to the fairness of any such compensation.


During the two years preceding the date of the opinion, Howe Barnes has not had a material relationship with LongLeaf or Four Oaks where compensation was received or that it contemplates will be received after closing of the transaction.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of LongLeaf in its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. The opinion expressed herein is intended solely for the benefit of the Board of Directors in connection with the matters addressed herein and may not be relied upon by any other person or entity, or for any other purpose without our written consent. This opinion was approved by the Fairness Committee of Howe Barnes.

Board of Directors
LongLeaf Community Bank
December 7, 2007
Page 4


Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid by Four Oaks to holders of LongLeaf common stock is fair, from a financial point of view, to the holders of LongLeaf common stock.


                                      Sincerely,


                                      HOWE BARNES HOEFER & ARNETT, INC.



                                      /s/ William J Wagner
                                      ------------------------------------------
                                      William J Wagner
                                      First Vice President and Managing Director

                                                                      APPENDIX D
                   [Equity Research Services, Inc. Letterhead]

December 7, 2007

The Board of Directors
Four Oaks Fincorp, Inc.
6144 US 301 South Four Oaks, NC 27524
Members of the Board:

We were retained by you to render an opinion as a financial advisor that the consideration offered pursuant to the Merger Agreement ("Agreement") dated on or about December 10, 2007 by and among Four Oaks Fincorp, Inc. ("Four Oaks Fincorp"), Four Oaks Bank & Trust Company ("Four Oaks Bank") and Longleaf Community Bank ("Longleaf") is fair to the holders of Four Oaks Fincorp's common stock, from a financial point of view.

Under the terms of the Agreement, Longleaf shall be merged with and into Four Oaks Bank with the surviving entity being Four Oaks Bank. Longleaf shareholders will receive either $16.50 per share in cash, Four Oaks Fincorp Common Stock of comparable value, or a mixture thereof, subject to certain limitations and collar provisions, and as determined by a pricing period. Should the Four Oaks Fincorp Common Stock Average Closing Price (as defined below) be within 15% of the volume weighted average closing price of Four Oaks Fincorp Common Stock for the trailing twenty (20) consecutive trading days ending three business days prior to the date on which a Definitive Agreement of merger is signed (the "Average Pre-Agreement Price"), then the Exchange Ratio shall be equal to $16.50 divided by the Four Oaks Fincorp Common Stock Average Closing Price, rounded to the seventh decimal place. However, should the Four Oaks Fincorp Common Stock Average Closing Price be less than an amount that is 15% below the Average Pre-Agreement Price, the Exchange Ratio will be equal to: (i) $16.50 divided by
(ii) the Average Pre-Agreement Price multiplied by 0.85. Should the Four Oaks Fincorp Common Stock Average Closing Price be more than 15% above the Average Pre-Agreement Price, then the Exchange Ratio will be equal to: (i) $16.50 divided by (ii) the Average Pre-Agreement Price times 1.15. "Four Oaks Fincorp Common Stock Average Closing Price" shall mean the volume weighted average of the daily closing sales price as quoted on the OTC Bulletin Board during the twenty (20) consecutive trading days, ending three (3) business days prior to the closing date. Under certain circumstances, Four Oaks Fincorp could elect to not enforce the collar and this is not addressed by this letter. Pursuant to the terms of the Agreement, shareholders of Longleaf will have the opportunity to elect to receive cash, shares of Four Oaks Fincorp Common Stock, or a combination of cash and shares of Four Oaks Fincorp common stock subject to the allocation and proration procedures set forth in the Agreement which are intended to ensure that, in the aggregate, between 50% and 70% of the total merger consideration will be in the form of Four Oaks Fincorp Common Stock, the remainder being cash (subject to adjustment so that the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended). The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

Equity Research Services, Inc. ("Equity Research Services") as a customary part of its financial advisory and appraisal business is engaged in the analysis and valuation of financial institutions and their securities in connection with, among other things, mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have interviewed members of senior management of Four Oaks Fincorp and Longleaf to discuss their operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) Four Oaks Fincorp's Forms 10-K for the years ended December 31, 2006, 2005 and 2004; and Forms 10-Q for the periods ended September 30, 2007, June 30, 2007, and March 31, 2007;
(iii) Four Oaks Fincorp's Proxy Statement dated April 2, 2007; (iv) Longleaf's Forms 10-K for the years ended December 31, 2006, 2005, and 2004, Forms 10-Q for the periods ended September 30, 2007, June 30, 2007, and March 31, 2007; (v) Longleaf's Proxy Statement Dated April 12, 2007; (vi) certain operating and financial information provided to Equity Research Services by the management of Four Oaks Fincorp relating to its business and prospects; (vii) the historical stock prices and trading volume of Longleaf's common stock; (viii) the historical stock prices and trading

December 7, 2007
The Board of Directors
Four Oaks Fincorp, Inc.
Page 2

volume of Four Oaks Fincorp's common stock; (ix) the publicly available financial data of banks and bank holding companies which Equity Research Services deemed generally comparable to Longleaf; and (x) the terms of recent acquisitions of banks and bank holding companies which Equity Research Services deemed generally comparable in whole or in part to Longleaf. We also conducted or reviewed such other studies, analyses, inquiries and examinations, as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Four Oaks Fincorp and Longleaf as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions upon which they are based) provided to us with respect to Four Oaks Fincorp and Longleaf. In addition, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management.

Equity Research Services is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowance for loan losses. Accordingly, Equity Research Services has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Four Oaks Fincorp and Longleaf at September 30, 2007, and Equity Research Services assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Four Oaks Fincorp and Longleaf and that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Four Oaks Fincorp, Longleaf, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the expected synergies. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Four Oaks Fincorp or Longleaf or their respective subsidiaries, nor have we reviewed any loan files of Four Oaks Fincorp or Longleaf or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors, as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Board of Directors of Four Oaks Fincorp, as an independent contractor to determine whether the consideration offered to Longleaf shareholders in the Merger as provided and described in the Agreement is fair, from a financial point of view, to Four Oaks Fincorp shareholders. Equity Research Services will receive a fee for its services, and its fee is due upon the delivery of a final opinion letter or at such time that merger negotiations between Four Oaks Fincorp and Longleaf terminate, but in no event later than one year from the date this agreement is executed.

Equity Research Services is a North Carolina-based corporation primarily engaged in: (i) performing valuations of, and valuations related to, closely held and publicly traded companies, (ii) providing contract equity research services to broker dealers and (iii) providing investor relations services to companies. The investor relations services we provide include preparing analysis in the form of reports that are made available to the respective companies and the investment community. All reports generated by Equity Research Services for the purpose of investor relations are designated "Investor Relations Report" and Equity Research Services receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but

December 7, 2007
The Board of Directors
Four Oaks Fincorp, Inc.
Page 3


do consider certain investment characteristics of the respective company's securities. In addition, Equity Research Services regularly fields inquiries from brokers, shareholders and others who have questions about the respective company. In connection with these services, including and related to the Investor Relations Reports, the majority of Equity Research Services' clients are banks that are located in the southeast, and one of Equity Research Services' clients is Four Oaks Fincorp. Equity Research Services has never had any relationship with Longleaf.

Subsequent developments could materially affect this opinion, but we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on events occurring after the date hereof, provided, however, that we understand that a condition to Four Oaks Fincorp's obligation to consummate the Merger is the delivery by us, within ten business days prior to mailing required proxy materials to Longleaf shareholders in connection with a meeting of shareholders at which the Merger will be voted upon, of a letter reaffirming as of such date our opinion set forth herein.

Our opinion is directed to the Board of Directors of Four Oaks Fincorp and does not constitute a recommendation to any shareholder of Four Oaks Fincorp as to how such shareholder should vote at any shareholder meeting held in connection with the Merger. We have not considered, nor are we expressing any opinion herein with respect to, the price at which Four Oaks Fincorp common stock will trade following the consummation of the Merger.

Based upon and subject to the foregoing, it is our opinion that the consideration offered to Longleaf shareholders in the Merger as provided and described in the Agreement is fair to the holders of Four Oaks Fincorp common stock from a financial point of view.

Sincerely,


/s/ Equity Research Services, Inc.

Equity Research Services, Inc.

                                     PART II
                     Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

      Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that his conduct in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit.

      In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of such capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

      Four Oaks' bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Four Oaks, or, at the request of Four Oaks, is or was serving as an officer, director, agent, partner, trustee, administrator or employee of another entity in the event such person is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal of such an action (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of Four Oaks, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity. Four Oaks also may provide such indemnification for its employees and agents as it deems appropriate.

      The rights of indemnification found in Four Oaks' bylaws cover:

      o reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by such person in connection with any action, suit or proceeding;

      o all reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

      o all reasonable expense incurred in enforcing such person's indemnification rights.

      Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party because he is or was a director of officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Unless a corporation's articles of incorporation provide otherwise, a director or officer also may apply for and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

      Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. Four Oaks' directors and officers are currently covered under directors' and officers' insurance policies maintained by Four Oaks. As permitted by North Carolina law, Four Oaks' articles of incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of Four Oaks, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act, or (iii) any transaction from which the director derived an improper personal benefit. In addition, its articles of incorporation stipulate that the liability of a director is eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as it may be amended in the future.

      Four Oaks has agreed to, or to cause the Bank to, obtain and maintain, for a period of six years after completion of the merger, LongLeaf's current directors' and officers' liability insurance policies or comparable policies.

      In addition, in the ordinary course of business Four Oaks may from time to time enter into contracts under which Four Oaks and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 21. Exhibits and Financial Statement Schedules

      The following documents (unless otherwise indicated) are filed herewith and made a part of this registration statement.

Exhibit Number         Description of Exhibit
---------------        ---------------------------------------------------------
     2.1               Merger Agreement, dated as of December 10, 2007, by and
                       among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust
                       Company and LongLeaf Community Bank (included as Appendix
                       A to the proxy statement/prospectus forming part of this registration statement)
     2.2               List of Schedules Omitted from Merger Agreement included
                       as Exhibit 2.1 hereto (incorporated by reference to Exhibit 2.2 to Four Oaks' Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2007)
     4.1               Articles of Incorporation of Four Oaks Fincorp, Inc.
                       including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Four Oaks' Annual Report on Form 10-K for the fiscal year ended December 31, 2004)
     4.2               Bylaws of Four Oaks Fincorp, Inc. (incorporated by
                       reference to Exhibit 3.2 to Four Oaks' Current Report on
                       Form 8-K12G filed with the Securities and Exchange
                       Commission on July 2, 1997)
     4.3               Specimen of Certificate for Four Oaks Fincorp, Inc.
                       Common Stock (incorporated by reference to Exhibit 4 to
                       Four Oaks' Current Report on Form 8-K12G filed with the
                       Securities and Exchange Commission on July 2, 1997)
     5.1               Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                       Jernigan, L.L.P. as to the legality of the securities being registered
     8.1               Opinion of Dixon Hughes PLLC as to the federal tax
                       consequences of the merger
     23.1              Consent of Dixon Hughes PLLC
     23.2              Consent of Dixon Hughes PLLC
     23.3              Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                       Jernigan, L.L.P. (included in Exhibit 5.1 hereto)

     23.4              Consent of Dixon Hughes PLLC
     24.1              Powers of Attorney (included on signature page)
     99.1              Form of Proxy Card to be sent to LongLeaf Community Bank
                       Shareholders
     99.2              Opinion of Howe Barnes Hoefer & Arnett, Inc. (included
                       as Appendix C to the proxy statement/prospectus forming part of this registration statement)
     99.3 Opinion of Equity Research Services, Inc. (included as Appendix D to the proxy statement/prospectus forming part of this registration statement)
     99.4              Consent of Howe Barnes Hoefer & Arnett, Inc.
     99.5              Consent of Equity Research Services, Inc.
     99.6              Consent of John W. Bullard pursuant to Rule 438
--------------------------------------------------------------------------------

      All financial statement schedules have been omitted because they are either not applicable or the required information has been included in the financial statements or notes thereto included in or incorporated by reference into the proxy statement/prospectus forming part of this registration statement.

Item 22. Undertakings

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Four Oaks, State of North Carolina, on January 30, 2008.


                            FOUR OAKS FINCORP, INC.


                            By: /s/ Ayden R. Lee, Jr.
                               -----------------------------------------------
                                 Ayden R. Lee, Jr.
                                 Chairman, President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ayden R. Lee, Jr., his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


January 30, 2008                      /s/ Ayden R. Lee, Jr.
                                      ------------------------------------------
                                      Ayden R. Lee, Jr.
                                      Chairman, President and Chief Executive
                                      Officer

January 30, 2008                      /s/ Nancy S. Wise
                                      ------------------------------------------
                                      Nancy S. Wise
                                      Executive Vice President and Chief
                                      Financial Officer and Principal Accounting
                                      Officer

January 30, 2008                      /s/ William J. Edwards
                                      ------------------------------------------
                                      William J. Edwards
                                      Director

January 30, 2008                      /s/ Warren L. Grimes
                                      ------------------------------------------
                                      Warren L. Grimes
                                      Director

January 30, 2008                      /s/ Dr. R. Max Raynor, Jr.
                                      ------------------------------------------
                                      Dr. R. Max Raynor, Jr.
                                      Director

January 30, 2008                      /s/ Percy Y. Lee
                                      ------------------------------------------
                                      Percy Y. Lee
                                      Director

January 30, 2008                      /s/ Paula C. Bowman
                                      ------------------------------------------
                                      Paula C. Bowman
                                      Director

January 30, 2008                      /s/ William Ashley Turner
                                      ------------------------------------------
                                      William Ashley Turner
                                      Director

January 30, 2008                      /s/ Michael A. Weeks
                                      ------------------------------------------
                                      Michael A. Weeks
                                      Director

                                  EXHIBIT INDEX



Exhibit Number         Description of Exhibit
---------------        ---------------------------------------------------------
     2.1               Merger Agreement, dated as of December 10, 2007, by and
                       among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust
                       Company and LongLeaf Community Bank (included as Appendix
                       A to the proxy statement/prospectus forming part of this
                       registration statement)
     2.2               List of Schedules Omitted from Merger Agreement included
                       as Exhibit 2.1 hereto (incorporated by reference to
                       Exhibit 2.2 to Four Oaks' Current Report on Form 8-K
                       filed with the Securities and Exchange Commission on
                       December 13, 2007)
     4.1               Articles of Incorporation of Four Oaks Fincorp, Inc.
                       including Articles of Amendment to Articles of
                       Incorporation (incorporated by reference to Exhibit 3.1
                       to Four Oaks' Annual Report on Form 10-K for the fiscal
                       year ended December 31, 2004)
     4.2               Bylaws of Four Oaks Fincorp, Inc. (incorporated by
                       reference to Exhibit 3.2 to Four Oaks' Current Report on
                       Form 8-K12G filed with the Securities and Exchange
                       Commission on July 2, 1997)
     4.3               Specimen of Certificate for Four Oaks Fincorp, Inc.
                       Common Stock (incorporated by reference to Exhibit 4 to
                       Four Oaks' Current Report on Form 8-K12G filed with the
                       Securities and Exchange Commission on July 2, 1997)
     5.1               Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                       Jernigan, L.L.P. as to the legality of the securities
                       being registered
     8.1               Opinion of Dixon Hughes PLLC as to the federal tax
                       consequences of the merger
     23.1              Consent of Dixon Hughes PLLC
     23.2              Consent of Dixon Hughes PLLC
     23.3              Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                       Jernigan, L.L.P. (included in Exhibit 5.1 hereto)
     23.4              Consent of Dixon Hughes PLLC
     24.1              Powers of Attorney (included on signature page)
     99.1              Form of Proxy Card to be sent to LongLeaf Community Bank
                       Shareholders
     99.2              Opinion of Howe Barnes Hoefer & Arnett, Inc. (included
                       as Appendix C to the proxy statement/prospectus forming
                       part of this registration statement)
     99.3              Opinion of Equity Research Services, Inc. (included as
                       Appendix D to the proxy statement/prospectus forming
                       part of this registration statement)
     99.4              Consent of Howe Barnes Hoefer & Arnett, Inc.
     99.5              Consent of Equity Research Services, Inc.
     99.6              Consent of John W. Bullard pursuant to Rule 438
--------------------------------------------------------------------------------